                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-22133

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS IS DELIVERED. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 1998

PROSPECTUS SUPPLEMENT DATED SEPTEMBER   , 1998

TO PROSPECTUS DATED SEPTEMBER 2, 1998)
                                                                    [   Logo   ]

                       $                    (APPROXIMATE)

            CAPCO AMERICA SECURITIZATION CORPORATION, THE DEPOSITOR
             CASC COMMERCIAL MORTGAGE TRUST 1998-D7, THE TRUST FUND
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-D7

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Offered Certificates nor the underlying Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates will represent interests in the Trust Fund only and will not represent interests in or obligations of any other party.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's prospectus dated September 2, 1998.

THE TRUST FUND WILL ISSUE--

o The seven Classes of Offered Certificates described in the table below.

o Thirteen additional Classes of Certificates, all of which are subordinated to, and some of which provide credit enhancement for, the Offered Certificates, will be issued and are not being offered by this prospectus supplement.

THE ASSETS OF THE TRUST FUND WILL INCLUDE--

o A pool of 194 fixed rate mortgage loans with original terms to maturity of generally not more than thirty years secured by first liens on 366 commercial and multifamily residential properties. The characteristics of such mortgage loans the related mortgaged properties are more fully described in this prospectus supplement.



                                           APPROXIMATE                                            EXPECTED           RATED FINAL
                                       INITIAL CERTIFICATE    PASS-THROUGH                         RATINGS           DISTRIBUTION
        OFFERED CERTIFICATES                 BALANCE              RATE         DESCRIPTION     (FITCH/MOODY'S)           DATE
        --------------------           -------------------    ------------    --------------   ---------------       ------------
Class A-1A(1).......................          $                    %            Fixed Rate                        September 16, 2030
Class A-1B(1).......................                               %            Fixed Rate                        September 16, 2030
Class A-1C(1).......................                               %            Fixed Rate                        September 16, 2030
Class A-2...........................                              (3)         Variable Rate                       September 16, 2030
Class A-3...........................                              (3)         Variable Rate                       September 16, 2030
Class A-4...........................                              (3)         Variable Rate                       September 16, 2030
Class A-5...........................                              (3)         Variable Rate                       September 16, 2030

(footnotes to table on page S-2)

     Neither the SEC nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Application has been made to the Luxembourg Stock Exchange to list thereon the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates.

     Nomura Securities International, Inc. and Morgan Stanley & Co. Incorporated will act as joint bookrunners and co-lead managers with respect to the Offered Certificates.

                      ------------------------------------

NOMURA SECURITIES INTERNATIONAL, INC.                 MORGAN STANLEY DEAN WITTER

                             MERRILL LYNCH & CO.




         The following graphic material is included in the paper and electronic versions of this Prospectus Supplement.

         A. (1) The inside front cover contains a map of the contiguous United States, Alaska and Hawaii showing the concentration of the Mortgaged Properties in the pool by state as follows:

            STATE                    NUMBER OF                    PERCENTAGE OF
                                     PROPERTIES     VALUE             TOTAL
----------------------------         ----------  ------------     -------------
Alabama                                   5      $ 19,223,651            1%
Alaska                                    1      $  9,765,179            1%
Arkansas                                  3      $  1,515,293            0%
Arizona                                  11      $ 28,455,243            2%
California                               69      $318,399,493           25%
Colorado                                  5      $ 12,267,706            1%
Connecticut                               3      $ 11,588,734            1%
Florida                                  23      $ 64,066,757            5%
Georgia                                  12      $ 37,907,878            3%
Hawaii                                    1      $ 39,500,000            3%
Illinois                                 12      $ 50,960,024            4%
Indiana                                   8      $ 37,933,182            3%
Iowa                                      2      $  3,718,434            0%
Kansas                                    3      $  3,985,510            0%
Kentucky                                  6      $ 10,498,163            1%
Louisiana                                 4      $ 10,146,300            1%
Maine                                     1      $  5,619,891            0%
Maryland                                  3      $ 10,131,737            1%
Massachusetts                             3      $  5,141,149            0%
Michigan                                 20      $ 71,152,583            6%
Minnesota                                14      $ 33,679,887            3%
Mississippi                               1      $    794,075            0%
Missouri                                  2      $  1,391,371            0%
Montana                                   2      $  1,343,297            0%
Nevada                                    3      $  2,473,489            0%
New Jersey                                3      $  4,926,806            0%
New Mexico                                2      $  1,606,206            0%
New York                                 20      $127,735,213           10%
North Carolina                           11      $ 73,809,335            6%
Ohio                                     17      $ 37,278,435            3%
Oklahoma                                  4      $ 10,482,558            1%
Oregon                                    2      $  1,694,263            0%
Pennsylvania                             16      $ 44,020,667            3%
Rhode Island                              1      $  3,872,190            0%
South Carolina                            2      $  1,237,814            0%
Tennessee                                 7      $  7,599,033            1%
Texas                                    42      $ 74,152,207            6%
Utah                                      3      $  3,747,457            0%
Virginia                                  3      $ 17,481,396            1%
Washington                                2      $  3,079,183            0%
West Virginia                             3      $ 59,092,777            5%
Wisconsin                                11      $ 26,713,790            2%

         (2) The map described above is color coded, indicating the areas of concentration of the Initial Pool Balance. California is coded as containing the greatest concentration of properties (25%); Michigan, New York, North Carolina and Texas are coded as containing the second largest concentration of properties (5.1%-10%); Arizona, Hawaii, Minnesota, Wisconsin, Illinois, Indiana, Ohio, Pennsylvania, Georgia, Florida and West Virginia contain the third largest concentration of properties (1.1%-5%); the remaining states are coded as containing less than, or equal to 1%.

         (3) The inside cover also contains a pie-chart indicating Allocated Loan Amount by Property Type. The Loan Amounts are described to be allocated as follows: Retail

(29%), Office (23%), Multifamily (19%), Hotel (12%), Industrial
(12%), Mobile Home Park (5%) and Healthcare (1%).

         B. There are photographs of certain of the Mortgaged Properties contained on the inside front cover as follows:

Land Apartments: Holland, MI. The photograph shows some of the three- and four story units fronting the entrance way leading up to the apartment complex.

Morgantown Mall: Morgantown, WV. The photograph shows one of the entrances to the mall as seen from the main parking lot.

5670 Wilshire Building: Los Angeles, CA. The photograph shows the high-rise office building with frontage on Wilshire Blvd. The trademark "E" of E - Entertainment can be seen at the top of the facade.

Eastland Mall: Charlotte, NC. The photographs show the mall as seen from the parking areas. Next to the entrance, visible in one of the photos, is a sign for one of the Mall's tenants - Dillard's. The other photo depicts the entrance to one of the anchor tenants - Harris Teeter.

Shidler Portfolio-15551 Red Hill Avenue: Tustin, CA. The photograph shows one of the entrances as seen from a lawn abutting the building. The inviting glass-type facade is clearly visible in the picture.

Banyan Pool-Southlake Corporate Center: Morrow, GA. The photograph shows the main entrance as seen from the parking lot. Foliage serves to partly shade the exclusive facade.

Soho Grand Hotel: New York, NY. The photograph depicts the entrance at night, well-lit and outlined with a brick and stucco facade.

Burgundy Properties-Pebblebrook II: Bloomington, MN. The photograph shows the property from a distance, depicting the parking lot in front of the three-story complex.

Airport Industrial: Honolulu, HI. The photograph is an aerial depiction of the complex, framed by a highway on one side and the tarmac of the Honolulu airport on the other.

Prime Retail-Lighthouse Place: Michigan City, IN. The photograph shows an aerial view of the retail complex. Surrounded by parking lots, the complex is located in close proximity to the harbor and marina.

         There are photographs of certain of the Mortgaged Properties contained on the inside back cover as follows:

Friendly Village: Greenwood, IN. The photograph shows the driveway leading up to the development. Lots with houses and adjacent parking spaces are visible.

Monte Sano Apartments: Huntsville, AL. The photograph depicts the two-story apartment buildings, with balconies visible through the foliage. An parking lot, visible in the picture, provides parking for the tenants.

Grove Gate Apartments: Miami, FL. The photograph shows the five-story apartment complex as seen from across the street. Clearly visible is the outside stairwell, attached to the corner of the building.

Rancho San Marcos Shopping Center: San Marcos, CA. The photograph is an aerial depiction of the shopping center, showing the complex to be surrounded by access roads. Visible adjacent to the complex are a recreation area and a golf course.

Nordhoff Industrial Complex: Chatsworth, CA. The photograph shows a portion of the two-story industrial complex with panorama windows.

Hidden Harbour Apartments: Melbourne, FL. The photograph shows one of the sections of the apartment complex. Two characteristic, pillared entrances are visible in the picture.

Palm Desert Country Club Shopping Center: Palm Desert, CA. The photograph shows parts of the shopping center and the parking lot serving the customers.

Plaza De La Fiesta: Huntington Park, CA. The photograph depicts the buildings from across an adjacent street. Visible in the picture is a 24-hour grocery store, occupying the first floor.

Playa Vista Plaza: Los Angeles, CA. The photograph offers a good view of the glass facade of the commercial building.

1567-1575 Lexington Avenue: New York, NY. The photograph shows the building seen from across the street. Six stories high, the building houses several commercial establishments on the street level.

118-40 Metropolitan Avenue: Kew Gardens, NY. The photograph shows the building from across the street. Visible in the picture are several individual air-conditioning units servicing the apartments.

239 S. La Cienega: Beverly Hills, CA. The photograph shows the exclusive street frontage of the upscale commercial building. Visible in the picture are the decorated, set-back windows.

Belleville Manor MHP: Belleville, MI. The photograph shows an access road leading to the several lots.

Bowen's Wharf: Newport, RI. The photograph shows a section of the retail complex. Visible in the picture is a characteristic square, surrounded by retail establishments.

Brookside Apartments: Tacoma, WA. The photograph shows one of the buildings, containing several apartment units. Lawns and shrubbery separate the buildings.

Burnhaven Atrium Building: Burnsville, MN. The photograph shows the commercial building as seen from the parking lot.

Braeburn Colony Apartments: Houston, TX. The photograph shows the buildings containing apartments on two levels. Trees and shrubbery line the walkways leading to the several units.

Carytown Square: Richmond, VA. The photograph shows the commercial building from across the street. Located at the corner of two streets, the building houses several retail stores on the street level.

Chelmsford Crossing: Chelmsford, MA. The photograph shows the building with a portage, also functioning as a terrace.

Citibank Office Plaza: Schaumburg, IL. The photograph shows the five-story office building, slightly set back from the street.

Greenwich Portfolio - 45 East Putnam Avenue: Greenwich, CT. The photograph shows the two-story commercial building adjacent to a walkway laid with bricks.

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1) In addition to distributions of principal and interest, holders of certain Classes of the Offered Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers. See 'Description of the Offered Certificates--Distributions' in this Prospectus Supplement.

(2) The Pass-Through Rates shown on the table above for the Class A-2, A-3, A-4 and A-5 Certificates are the rates for the Distribution Date occurring in October 1998. The Pass-Through Rates for such Classes for each subsequent Distribution Date will be calculated as provided in this Prospectus Supplement. See 'Summary of Prospectus Supplement--Overview of the Certificates--The Offered Certificates--Certificate Balances and Pass-Through Rates' in this Prospectus Supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the Offered Certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus dated September 2, 1998 (the 'Prospectus'), which provides general information, some of which may not apply to the Offered Certificates; and (b)
this prospectus supplement dated September   , 1998 (the 'Prospectus
Supplement'), which describes the specific terms of the Offered Certificates.

     IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus. The Depositor has not authorized anyone to provide you with information that is different.

     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     Capitalized terms used in this Prospectus Supplement are defined under the caption 'Index of Significant Definitions' beginning on page S-140 in this Prospectus Supplement. Capitalized terms used in the Prospectus are defined under the caption 'Index of Principal Definitions' beginning on page 88 in the Prospectus.

                            ------------------------

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a registration statement (of which this Prospectus Supplement forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and Prospectus do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

                            ------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THE PROSPECTUS SUPPLEMENT, ALL DEALERS THAT BUY, SELL OR TRADE THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

     The distribution of this Prospectus Supplement dated September   , 1998 and
the Prospectus dated September 2, 1998, and the offer or sale of the Offered Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Offered Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of the Offered Certificates in the United Kingdom and Luxembourg. See 'Method of Distribution' in this Prospectus Supplement.

     The Depositor does not intend to register the Offered Certificates under the Securities and Exchange Law of Japan (the 'SEL'). Accordingly, the Offered Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus

Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

                            ------------------------

     The Offered Certificates will be purchased by Nomura Securities International, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the 'Underwriters') from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately
  % of the initial aggregate principal balance thereof as of the date on which the Certificates are issued, plus accrued interest from such date as described herein before deducting expenses payable by the Depositor.

     There is currently no secondary market for the Offered Certificates. As described herein, the Underwriters currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See 'Method of Distribution' in this Prospectus Supplement.

     The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriters. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company in the United States and Cedel Bank, Societe Anonyme and The Euroclear System in Europe, on or about September 24, 1998.

                            ------------------------

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Nomura Securities International, Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Nomura Securities International, Inc. ('NSI') is a principal. NSI may also act as agent in such transactions. Such sales will be made at negotiated prices determined at the time of sale.

                            ------------------------

     NSI has made available an electronic version of this Prospectus Supplement on the World Wide Web at 'HTTP://WWW.NOMURANY.COM.' The password for access to such Web site is 'cmbs.' Certain statistical information included in this Prospectus Supplement can be downloaded from such Web site.

                             PROSPECTUS SUPPLEMENT

                               TABLE OF CONTENTS

                                                          PAGE
                                                          -----
Important Notice About Information Presented In This
  Prospectus Supplement And The Accompanying
  Prospectus...........................................   S-2
Index of Tables........................................   S-6
Index of Annexes.......................................   S-6
Executive Summary......................................   S-7
Summary of Prospectus Supplement.......................   S-9
Relevant Parties.......................................   S-9
Important Dates and Periods............................   S-10
Overview of the Certificates...........................   S-11
The Certificates: Structural Summary...................   S-16
The Mortgage Loans--Collateral Overview................   S-17
Risk Factors and Other Special Considerations..........   S-24
Risks Related to the Mortgage Loans....................   S-24
Risks Related to the Certificates......................   S-40
Description of the Mortgage Pool.......................   S-42
  General..............................................   S-42
  Security for the Mortgage Loans......................   S-42
  The Mortgage Loan Program--Underwriting Standards....   S-43
  Special Notes........................................   S-44
  Premium Loans........................................   S-45
  Credit Lease Loans...................................   S-46
  Certain Terms and Conditions of the Mortgage Loans...   S-48
  Significant Mortgage Loans...........................   S-53
     The Prime Retail Pool Loan and Properties.........   S-53
     The Soho Grand Hotel Loan and Property............   S-56
     The Morgantown Mall and Commons Retail Loan and
       Properties......................................   S-57
     The 5760 Wilshire Loan and Property...............   S-59
     The Shidler Industrial Portfolio Loan and
       Properties......................................   S-60
     The Eastland Mall Loan and Property...............   S-62
     The Accor Credit Loans and Properties.............   S-64
  Additional Mortgage Loan Information.................   S-66
  Changes in Mortgage Pool Characteristics.............   S-75
Description of the Offered Certificates................   S-77
  General..............................................   S-77
  Distributions........................................   S-78
  Realized Losses......................................   S-87

                                                          PAGE
                                                          -----

  Delinquency Reduction Amounts and Appraisal Reduction
     Amounts...........................................   S-88
  Prepayment Interest Shortfalls.......................   S-88
  Subordination........................................   S-89
  Appraisal Reductions.................................   S-89
  Delivery, Form and Denomination......................   S-90
  Book-Entry Registration..............................   S-90
  Definitive Certificates..............................   S-92
  Transfer Restrictions................................   S-93
Prepayment and Yield Considerations....................   S-93
  Yield................................................   S-93
  Rated Final Distribution Date........................   S-95
  Weighted Average Life of Offered Certificates........   S-95
The Pooling and Servicing Agreement....................   S-100
  General..............................................   S-100
  Assignment of the Mortgage Loans.....................   S-100
  Representations and Warranties; Repurchase...........   S-100
  Servicing of the Mortgage Loans; Collection of
     Payments..........................................   S-109
  Advances.............................................   S-110
  Accounts.............................................   S-112
  Withdrawals from the Collection Account..............   S-113
  Enforcement of 'Due-on-Sale' and 'Due-on-Encumbrance'
     Clauses...........................................   S-114
  Inspections..........................................   S-114
  Insurance Policies...................................   S-114
  Evidence as to Compliance............................   S-116
  Certain Matters Regarding the Depositor, the Servicer
     and the Special Servicer..........................   S-116
  Events of Default....................................   S-117
  Rights Upon Event of Default.........................   S-117
  Amendment............................................   S-118
  Voting Rights........................................   S-119
  Realization Upon Mortgage Loans......................   S-119
  Modifications........................................   S-122
  Optional Termination.................................   S-123
  The Trustee..........................................   S-124
  Duties of the Trustee................................   S-125
  The Fiscal Agent.....................................   S-125
  Duties of the Fiscal Agent...........................   S-125
  The Luxembourg Paying Agent..........................   S-126
  The Servicer.........................................   S-126

                                                          PAGE
                                                          -----
  Servicing Compensation and Payment of Expenses.......   S-126
  Special Servicing....................................   S-127
  The Operating Advisor Agreement......................   S-128
  Servicer and Special Servicer Permitted to Buy
     Certificates......................................   S-128
  Reports to Certificateholders; Available
     Information.......................................   S-128
     Servicer Reports..................................   S-129
     Other Information.................................   S-131
Certain Legal Aspects of Mortgage Loans for Mortgaged
  Properties Located in California, New York, Texas,
  North Carolina and Michigan..........................   S-131
  California...........................................   S-132
  New York.............................................   S-132

                                                          PAGE
                                                          -----
  Texas................................................   S-132
  North Carolina.......................................   S-132
  Michigan.............................................   S-133
Use of Proceeds........................................   S-133
Certain Federal Income Tax Consequences................   S-134
  General..............................................   S-134
Certain ERISA Considerations...........................   S-135
Legal Investment.......................................   S-137
Method of Distribution.................................   S-137
Legal Matters..........................................   S-138
Rating.................................................   S-138
General Information....................................   S-138
Index of Significant Definitions.......................   S-140

                                INDEX OF TABLES

                                                        PAGE
                                                        -----
Executive Summary....................................   S-7
The Mortgage Loan Sellers............................   S-10
The Originators......................................   S-10
The Offered Certificates-Certificate Balances and
  Pass-Through Rates.................................   S-11
The Private Certificates-Certificate Balances and
  Pass-Through Rates.................................   S-12
Ratings..............................................   S-14
Subordination........................................   S-16
General Characteristics of the Mortgage Loans........   S-18
Reserves.............................................   S-18
Cut-off Date Principal Balances......................   S-20
State Concentration..................................   S-20
Debt Service Coverage Ratio..........................   S-20
LTV Ratios...........................................   S-21
Loans by Property Type...............................   S-21
Maturity Date or Anticipated Repayment Date by
  Year...............................................   S-21
Security for the Mortgage Loans......................   S-22
Amortization Characteristics of the Notes............   S-23
Overview of Lock-out Periods.........................   S-23
Cut-off Date Principal Balances and Concentration of
  Mortgage Loans.....................................   S-26
Cross-Collateralized Mortgage Loans..................   S-32
Mezzanine Debt.......................................   S-33
Preferred Equity Investments.........................   S-33
Weighted Average Remaining Term to Maturity for
  Mortgage Loans Secured by Various Property Types...   S-34
Amortization Characteristics of the Notes............   S-36
The Equity Loans.....................................   S-38
Security for the Mortgage Loans......................   S-43
Premium Loans........................................   S-46
Credit Lease Loans...................................   S-47
Amortization Characteristics of the Notes............   S-49
General Mortgage Loan Characteristics................   S-66

                                                        PAGE
                                                        -----
Range of Debt Service Coverage Ratios................   S-70
Range of Loan-to-Value Ratios........................   S-70
Range of Loan-to-Value Ratios at Earlier of
  Anticipated Repayment Date and Maturity............   S-70
Mortgaged Properties By State........................   S-71
Range of Years Built.................................   S-72

Cut-off Date Principal Balance By Property Type......   S-73
Range of Cut-off Date Principal Balances.............   S-74
Range of Anticipated Remaining Terms in Months.......   S-74
Range of Remaining Terms in Months...................   S-74
Anticipated Repayment By Year........................   S-75
Range of Mortgage Rates..............................   S-75
Range of Remaining Lock-out Periods in Months........   S-75
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-1A
  Certificates.......................................   S-96
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-1B
  Certificates.......................................   S-96
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-1C
  Certificates.......................................   S-97
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-2
  Certificates.......................................   S-97
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-3
  Certificates.......................................   S-98
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-4
  Certificates.......................................   S-98
Percentage of Initial Certificate Balance Outstanding
  at the Respective CPRs for Class A-5
  Certificates.......................................   S-99
Allocation Table.....................................   S-137


                                INDEX OF ANNEXES

                                                                          PAGE
                                                                          ----
Characteristics of the Notes..........................................   Annex A
Characteristics of the Mortgaged Properties...........................   Annex B
Characteristics of the Premium Loans..................................   Annex C
Global Clearance, Settlement and Tax Documentation Procedure..........   Annex D
Weighted Average Net Mortgage Pass-Through Rates......................   Annex E

                               EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

 Approx.      Approx.
Percent of    Credit                               CERTIFICATE SUMMARY
  Total       Support
        %           %    CLASS PS-1           CLASS A-1A      $                 (AAA/Aaa)

        %           %    $                    CLASS A-1B      $                 (    /    )
        %           %    (approx.)            CLASS A-1C      $                 (    /    )
        %           %    (Notional)           CLASS A-2       $                 (    /    )
        %           %    (    /    )          CLASS A-3       $                 (    /    )
        %           %                         CLASS A-4       $                 (    /    )
        %           %                         CLASS A-5       $                 (    /    )
        %           %                         CLASS B-1       $                 (    /    )
        %           %                         CLASS B-2       $                 (    /    )
        %           %                         CLASS B-3       $                 (    /    )
        %           %                         CLASS B-4       $                 (    /    )
        %           %                         CLASS B-5       $                 (    /    )
        %           %                         CLASS B-6       $                 (    /    )
        %           %                         CLASS B-7 AND   $                 unrated
                                              CLASS B-7H            (approx.

  __________  Offered Certificates

  __________  Certificates Not Offered Hereby

  Rating Agencies:  (Fitch/Moody's)

                                                                                                     WEIGHTED
                          INITIAL AGGREGATE     APPROX.                           PASS-THROUGH         AVG.
                            PRINCIPAL OR         % OF                                RATE AS          LIFE*        PRINCIPAL
 CLASS       RATINGS       NOTIONAL AMOUNT       TOTAL         DESCRIPTION       OF CUT-OFF DATE      (YRS)         WINDOW*

Offered Certificates
A-1A        (---/---)       $                         %        Fixed Rate                   %
A-1B        (---/---)       $                         %        Fixed Rate                   %
A-1C        (---/---)       $                         %        Fixed Rate                   %
A-2         (---/---)       $                         %       Variable Rate                 %
A-3         (---/---)       $                         %       Variable Rate                 %
A-4         (---/---)       $                         %       Variable Rate                 %
A-5         (---/---)       $                         %       Variable Rate                 %

Non-Offered Private Certificates***

PS-1        (---/---)       $                       na      Variable Rate IO                %             **          na
B-1         (---/---)       $                         %        Fixed Rate                   %
B-2         (---/---)       $                         %        Fixed Rate                   %
B-3         (---/---)       $                         %        Fixed Rate                   %
B-4         (---/---)       $                         %        Fixed Rate                   %
B-5         (---/---)       $                         %        Fixed Rate                   %
B-6         (---/---)       $                         %        Fixed Rate                   %
B-7 and     Unrated         $                         %        Fixed Rate                   %
  B-7H

    Rating Agencies: (Fitch, Moody's)

  * Based on 0% CPR, with all Mortgage Loans that have anticipated repayment dates (as defined herein under 'Summary of the Prospectus
    Supplement--Payment Terms' in this Prospectus Supplement) assumed to prepay on such anticipated repayment dates. See 'Prepayment and Yield Considerations' in this Prospectus Supplement.

 ** Calculated on a cash flow basis. Average life data is for illustrative purposes only, as the Class PS-1 Certificates are not entitled to any distributions of principal and do not have an average life.

*** Not offered by this Prospectus Supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See 'Index of Significant Definitions' in this Prospectus Supplement and 'Index of Principal Definitions' in the Prospectus.

                                RELEVANT PARTIES

DEPOSITOR.................................  CAPCO America Securitization Corp., a Delaware corporation and a subsidiary of The
                                            Capital Company of America LLC ('CCA'). The Depositor is also affiliated with Nomura
                                            Securities International, Inc. ('NSI'), one of the Underwriters. See 'The Depositor' in
                                            the Prospectus.

SERVICER..................................  The Capital Company of America Client Services LLC (the 'CCA Servicer'), a Delaware
                                            limited liability company and a wholly-owned subsidiary of CCA. The CCA Servicer will service the Mortgage Loans (other than as described below). In the event either Rating
                                            Agency does not assign an approved status to the CCA Servicer as of February 1999,
                                            CRIIMI MAE (as defined below) will service the Mortgage Loans. The Servicer is also affiliated with NSI. The CCA Servicer will service all of the Mortgage Loans other than the Cinemark Credit Lease Loan, the Eastland Mall Retail Loan and the Lenox Twin Pines
                                            Healthcare Loan (the 'Equity Loans'). With respect to the Equity Loans for as long as an affiliate of the CCA Servicer holds an equity interest in the related borrowers,
                                            CRIIMI MAE (as defined below) will act as both the Servicer and Special Servicer. The
                                            CCA Servicer will service Mortgage Loans with preferred equity held by affiliates of the CCA Servicer for as long as such affiliate of the CCA Servicer holds a preferred equity interest in the related borrowers only pursuant to directions, with respect to certain matters, from CRIIMI MAE given pursuant to an operating advisor agreement. For purposes of this Prospectus Supplement, references to the 'Servicer' will mean the CCA
                                            Servicer for all of the Mortgage Loans other than the Equity Loans. With respect to the
                                            Equity Loans, references to the 'Servicer' will mean CRIIMI MAE.
                                            See 'Risk Factors and Other Special Considerations--Risks Related to the
                                            Certificates--Servicer or Special Servicer May Purchase Certificates; Conflict of
                                            Interest' and 'The Pooling and Servicing Agreement--The Servicer' and '--The Operating
                                            Advisor Agreement' in this Prospectus Supplement and 'Description of the
                                            Agreements--Subservicers' in the Prospectus.

SPECIAL SERVICER..........................  CRIIMI MAE Services Limited Partnership ('CRIIMI MAE'), a Maryland limited partnership.
                                            See 'Risk Factors and Other Special Considerations--Risks Related to the
                                            Certificates--Servicer or Special Servicer May Purchase Certificates' and 'The Pooling
                                            and Servicing Agreement--Special Servicing' in this Prospectus Supplement and
                                            'Description of the Agreements--Subservicers' in the Prospectus.

TRUSTEE...................................  LaSalle National Bank, a nationally chartered bank. See 'The Pooling and Servicing
                                            Agreement--The Trustee' in this Prospectus Supplement.


FISCAL AGENT..............................  ABN AMRO Bank N.V. See 'The Pooling and Servicing Agreement--The Fiscal Agent' in this
                                            Prospectus Supplement.

UNDERWRITERS..............................  NSI, Morgan Stanley & Co. Incorporated ('Morgan Stanley') and Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated ('Merrill Lynch' and, collectively with NSI and Morgan
                                            Stanley, the 'Underwriters'). NSI and Morgan Stanley will act as joint bookrunners and co-lead managers with respect to the Offered Certificates. See 'Method of Distribution'
                                            in this Prospectus Supplement.

LUXEMBOURG PAYING AGENT...................  Banque Generale du Luxembourg, a Luxembourg banking corporation (the 'Luxembourg Paying
                                            Agent').

THE MORTGAGE LOAN SELLERS.................  CCA and Nomura Holding Trust ST I, a single purpose Delaware business trust, wholly-owned by CCA (the 'Holding Trust,' and together with CCA, the 'Mortgage Loan
                                            Sellers'). All of the Mortgage Loans were sold or contributed to the Depositor as shown on the following table:

                                            MORTGAGE                                      % OF INITIAL              NUMBER OF
                                           LOAN SELLER                                  POOL BALANCE(1)           MORTGAGE LOANS
                                           -----------                                  ---------------          --------------
                                           CCA.......................................           91%                     176
                                           Holding Trust.............................            9%                      18

                                           --------------
                                           (1) Based on the Cut-off Date Principal Balances of the related Mortgage Loans.

ORIGINATORS...............................  CCA and Bloomfield Acceptance Company, LLC, a Michigan limited liability company
                                            ('Bloomfield,' and together with CCA, the 'Originators').
                                            As of June 26, 1998, Nomura Asset Capital Corporation ('NACC'), a Delaware corporation and an affiliate of CCA and NSI, transferred, among other things, its commercial mortgage loan origination business to CCA. As of June 26, 1998, CCA began to originate mortgage loans using the same loan origination personnel, underwriting procedures and other personnel and procedures as had been used by NACC prior to that date. For purposes of this Prospectus Supplement, references to CCA mean 'NACC' prior to June 26,
                                            1998 and 'CCA' on and after June 26, 1998.
                                            All of the Mortgage Loans were originated by CCA or Bloomfield, as shown in the following table:

                                                                                                      % OF INITIAL      NUMBER OF
                                                                  ORIGINATOR                         POOL BALANCE(1)  MORTGAGE LOANS
                                            ------------------------------------------------------   ---------------  --------------
                                            CCA...................................................          96%             186
                                            Bloomfield............................................           4%               8

                                            -----------

                                            (1) Based on the Cut-off Date Principal Balances of the
                                                related Mortgage Loans.

                                            IMPORTANT DATES AND PERIODS


CUT-OFF DATE..............................  September 11, 1998.

CLOSING DATE..............................  On or about September 24, 1998.

DISTRIBUTION DATE.........................  If the 11th day of the month is a Business Day, the Distribution Date will be the fourth Business Day following the 11th day of the month; if the 11th day of the month is not a Business Day, the Distribution Date will be the fifth Business Day following the 11th day of the month. The first Distribution Date will be October 16, 1998.

RECORD DATE...............................  The close of business on the 10th day of the month in which the Distribution Date occurs. If such 10th day is not a Business Day, the Record Date will be the preceding
                                            Business Day.

INTEREST ACCRUAL PERIOD...................  The 11th day of the month preceding the month in which the Distribution Date occurs through the 10th day of the month in which the Distribution Date occurs. The Interest
                                            Accrual Period for the Distribution Date occurring on October 16, 1998 is assumed to consist of 30 days. Each other Interest Accrual Period is assumed to consist of 30 days.

SCHEDULED FINAL DISTRIBUTION DATE.........  September 15, 2028.

RATED FINAL DISTRIBUTION DATE.............  September 16, 2030.

COLLECTION PERIOD.........................  With respect to a Distribution Date, the period beginning on the day after the expiration of the preceding Collection Period (generally the 12th day of the month preceding such Distribution Date), and ending at the close of business on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business
                                            Day, the following Business Day). The first Collection Period begins the day after the
                                            Cut-off Date.

DUE DATE..................................  Except with respect to the Accor Credit Lease Loans, each of which has a Due Date on the 1st of the month, the Due Date is the 11th day of the month in which the
                                            Distribution Date occurs (or in the case of certain of the Mortgage Loans, if such 1st day or 11th day is not a Business Day, either the next Business Day or the first preceding Business Day).

                                                   OVERVIEW OF THE CERTIFICATES
THE OFFERED CERTIFICATES;
  CERTIFICATE BALANCES AND
  PASS-THROUGH RATES......................  The Depositor is offering the following 7 Classes of Commercial Mortgage Pass-Through
                                            Certificates (collectively, the 'Offered Certificates') to you as part of Series
                                            1998-D7. Each Class of Offered Certificates will have the approximate aggregate initial principal amount or notional amount as set forth below, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the 'Pass-Through Rate') as set forth below:
                                                                                    APPROXIMATE INITIAL CERTIFICATE    PASS-THROUGH
                                            CLASS                                              BALANCE                    RATE
                                            -----                                   -------------------------------    ------------
                                            Class A-1A..............................             $                              %
                                            Class A-1B..............................             $                              %
                                            Class A-1C..............................             $                              %
                                            Class A-2...............................             $                              %(1)
                                            Class A-3...............................             $                              %(1)
                                            Class A-4...............................             $                              %(1)
                                            Class A-5...............................             $                              %(1)
                                            -----------
                                            (1) The Pass-Through Rates shown for the Class A-2, Class A-3, Class A-4 and Class A-5
                                                Certificates are the rates for the Distribution Date occurring in October 1998.
                                                The Pass-Through Rates for such Classes for each subsequent Distribution Date will be calculated as provided in this Prospectus Supplement under 'Description of the
                                                Offered Certificates--Distributions.'


THE PRIVATE CERTIFICATES--
  CERTIFICATE BALANCES AND

  PASS-THROUGH RATES......................  In addition to the Offered Certificates, the Commercial Mortgage Pass-Through
                                            Certificates Series 1998-D7 will also consist of the following 13 Classes of
                                            Certificates (collectively, the 'Private Certificates'). None of the Private
                                            Certificates is being offered to you by this Prospectus Supplement. The Private
                                            Certificates will have the approximate aggregate initial principal or notional amounts set forth below, subject to a variance of plus or minus 5%, and will accrue interest at

                                      S-11

                                            the Pass-Through Rates as set forth below.

                                                                                     APPROXIMATE INITIAL CERTIFICATE    PASS-THROUGH
                                            CLASS                                         OR NOTIONAL BALANCE              RATE
                                            -----                                   -------------------------------    ------------
                                            Class PS-1...........................                $          (1)                %(2)
                                            Class B-1............................                $                             %
                                            Class B-2............................                $                             %
                                            Class B-3............................                $                             %
                                            Class B-4............................                $                             %
                                            Class B-5............................                $                             %
                                            Class B-6............................                $                             %
                                            Class B-7............................                $                             %
                                            Class B-7H...........................                $                             %
                                            Class V-1............................                           (3)                 (3)
                                            Class V2.............................                           (3)                 (3)
                                            Class R..............................                           (3)                 (3)
                                            Class LR.............................                           (3)                 (3)
                                            -------------

                                            (1) The notional balance of the Class PS-1 Certificates with respect to the initial
                                                Distribution Date is equal to the aggregate Stated Principal Balance of the
                                                Mortgage Loans as of the Cut-off Date. With respect to any subsequent Distribution
                                                Date, the notional balance of the Class PS-1 Certificates will be equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period.

                                            (2) The Pass-Through Rate for the Class PS-1 Certificates is the rate for the
                                                Distribution Date occurring in October 1998. The Pass-Through Rate for such
                                                Class for each subsequent Distribution Date will be determined pursuant to a formula described under 'Description of the Offered Certificates--
                                                Distributions,' and will generally be a function of the excess of the weighted average of the interest rates on the Mortgage Loans (net of certain fees and other amounts as described herein) over the weighted average of the Pass-Through Rates on the other Classes of Certificates that have Pass-Through Rates.

                                            (3) The Class V-1, Class V-2, Class R and Class LR Certificates will not have a certificate balance or a notional balance or a Pass-Through Rate.

DENOMINATIONS.............................  The Offered Certificates will be issuable in registered form, in minimum denominations of certificate balance of $50,000 and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT..................  You may elect to hold your Certificates through either The Depository Trust Company
                                            ('DTC') (in the United States) or Cedel Bank, Societe Anonyme ('Cedel') or The
                                            Euroclear System ('Euroclear') (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates.

                                            See 'Description of the Offered Certificates--Delivery, Form and Denomination,'
                                            '--Book-Entry Registration' and '--Definitive Certificates' in this Prospectus
                                            Supplement and 'Description of the Certificates--Book-Entry Registration' and
                                            '--Definitive Certificates' in the Prospectus.

LISTING...................................  The Depositor has applied to list the Class A-1A, Class A-1B, Class A-1C and Class A-2
                                            Certificates on the Luxembourg Stock Exchange. Such application may not be approved as to one or more of such Classes.

OPTIONAL TERMINATION......................  The Trust Fund may be terminated when less than 1% of the Initial Pool Balance is outstanding. See 'The Pooling and Servicing Agreement--Optional Termination' in this
                                            Prospectus Supplement.

FEDERAL TAX STATUS........................  Elections will be made to treat designated portions of the Trust Fund, exclusive of the
                                            Excess Interest (as defined herein) and the Default Interest (as defined herein), as two separate 'real estate mortgage investment conduits' (each, a 'REMIC'). The REMICs are referred to as the 'Lower-Tier REMIC,' which holds the Mortgage Loans and the
                                            Mortgaged Properties, and the 'Upper-Tier REMIC,' which holds interests in the
                                            Lower-Tier REMIC. The Offered Certificates will be 'regular interests' in the
                                            Upper-Tier REMIC. The Class R Certificate will be the residual interest in the
                                            Upper-Tier REMIC, and the Class LR Certificate will be treated the residual interest in the Lower-Tier REMIC. The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income thereon in accordance with the accrual method of accounting even if you are otherwise on the cash method. It is anticipated that the Class A-1A, Class A-1B, Class A-1C,
                                            Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will not be issued with original issue discount for federal income tax purposes.

                                            For a complete discussion of tax issues and consequences as they relate to the Offered
                                            Certificates, see 'Certain Federal Income Tax Consequences' in this Prospectus
                                            Supplement and 'Federal Income Tax Consequences--Federal Income Tax Consequences for
                                            REMIC Certificates' in the Prospectus.

                                            It is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to you, as a Certificateholder, as such amounts become due to the Trust Fund. See 'Description of the Offered Certificates--Distributions' in this
                                            Prospectus Supplement.

ERISA.....................................  The Underwriters believe that the following Certificates will be ERISA Eligible:

                                            o Class A-1A
                                            o Class A-1B
                                            o Class A-1C
                                            o Class PS-1

                                            See 'Certain ERISA Considerations' and 'Description of the Offered Certificates--
                                            Transfer Restrictions' in this Prospectus Supplement and 'ERISA Considerations' in the
                                            Prospectus.

SMMEA.....................................  The Underwriters believe that the following Certificates will constitute 'mortgage related securities' pursuant to the Secondary Mortgage Market Enhancement Act of 1984,
                                            as amended ('SMMEA'):

                                            o Class A-1A
                                            o Class A-1B
                                            o Class A-1C
                                            o Class PS-1
                                            o Class A-2

                                            See 'Legal Investment' in this Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS.............  On each Distribution Date, the following reports will be available to you from the
                                            Trustee upon request:

                                            o Distribution Date Statement
                                            o Comparative Financial Status Report
                                            o Delinquent Loan Status Report
                                            o Historical Loan Modification Report
                                            o Historical Loss Estimate Report
                                            o REO Status Report
                                            o Watch List

                                            The Distribution Date Statement is fully described in this Prospectus Supplement under
                                            'The Pooling and Servicing Agreement--Reports to Certificateholders; Available
                                            Information--Trustee Reports.' The other reports listed above are more fully described in this Prospectus Supplement under 'The Pooling and Servicing Agreement--Reports to
                                            Certificateholders; Available Information--Servicer Reports.' A form of each report listed above will be included as an exhibit to the Pooling and Servicing Agreement, a copy of which will be filed on Form 8-K ('Form 8-K') with the Securities and Exchange
                                            Commission ('SEC') within 15 days after the initial issuance of the Offered
                                            Certificates. Such Form 8-K is available to you from the SEC. In addition, in the event
                                            Mortgage Loans are removed from the Mortgage Pool prior to the Closing Date, such information will be contained in the Form 8-K.

                                            You may review a loan-by-loan listing electronically in the form of the standard CSSA loan file and CSSA property file or may request from the Trustee or the Luxembourg
                                            Paying Agent a written copy of such report. The form of the standard CSSA loan and property file is attached as an exhibit to the Pooling and Servicing Agreement.

                                            Upon reasonable prior notice, you will also be permitted to review at the Trustee's offices during normal business hours a variety of information concerning each Mortgaged
                                            Property, including operating statements, rent rolls, retail sales information and inspection reports, as well as all modifications, waivers and amendments of the terms of any of the Mortgage Loans.

                                            See 'The Pooling and Servicing Agreement--Reports to Certificateholders; Available
                                            Information--Other Information' in this Prospectus Supplement.

DEAL INFORMATION/ANALYTICS................  Certain information concerning the Mortgage Loans and the Offered Certificates will be available from the following services:

                                            o Bloomberg, L.P.
                                            o Intex Solutions, Inc.
                                            o Charter Research Corporation (www.cmbs.com)
                                            o Wall Street Analytics, Inc.
                                            o the Trepp Group
                                            o the Trustee's website at www.lnbabs.com.


RATINGS...................................  It is a condition to the issuance of the Offered Certificates that the Offered
                                            Certificates be rated as follows:

                                            CLASS                                                      FITCH RATING/MOODY'S RATING
                                            -----                                                      ---------------------------
                                            A-1A......................................
                                            A-1B......................................
                                            A-1C......................................
                                            A-2.......................................
                                            A-3.......................................
                                            A-4.......................................
                                            A-5.......................................


                                            The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final
                                            Distribution Date. A security rating does not address the frequency of prepayments
                                            (either voluntary or involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest.

                                            For a description of the limitations of the ratings of the Offered Certificates, see
                                            'Rating' in the Prospectus Supplement.

                                            A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected Class of Certificates. See 'Risk Factors and Other Special
                                            Considerations' and 'Rating' in this Prospectus Supplement and 'Yield Considerations'
                                            in the Prospectus.

                      THE CERTIFICATES: STRUCTURAL SUMMARY

INTEREST PAYMENTS.........................  A description of each Class's interest entitlement can be found in 'Description of the
                                            Offered Certificates--Distributions' in this Prospectus Supplement. As described in such section, there are circumstances relating to the timing of prepayments on the
                                            Mortgage Loans in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your Certificate's principal amount or notional amount.

PRINCIPAL PAYMENTS........................  The amount of principal required to be distributed to the Classes entitled to principal on a particular distribution date also can be found in 'Description of the Offered
                                            Certificates--Distributions' in this Prospectus Supplement.

SUBORDINATION.............................

  A. GENERAL..............................  The chart below describes the general manner in which the rights of various Classes of
                                            Certificates will be senior to the rights of other Classes of Certificates. The priority of entitlement of the various Classes of Certificates to receive principal and interest on any distribution date is depicted in descending order. The manner in which
                                            Mortgage Loan losses are allocated to the various Classes of Certificates is depicted in ascending order.

                                            [INSERT G:\17489\CHART1.PPT]

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                            THE OFFERED CERTIFICATES.

                                            See 'Description of the Offered Certificates' in this Prospectus Supplement.

  B. SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will be allocated in the same fashion as Mortgage Loan losses:

                                            (i) shortfalls resulting from special servicing compensation;

                                            (ii) shortfalls resulting from interest on P&I Advances made by the Servicer, the
                                                 Trustee or the Fiscal Agent (to the extent not covered by default interest paid by a borrower);

                                            (iii) shortfalls resulting from extraordinary expenses of the Trust; and

                                            (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court; or

                                            (v) from other unanticipated or default-related expenses of the Trust.

                                            Shortfalls in Mortgage Loan interest as a result of the timing of prepayments (net of the Servicer's servicing fee payable on the related Distribution Date) will be allocated to each Class of Certificates, pro rata, based upon their respective interest entitlements.

                                            See 'Description of the Offered Certificates--Distributions--Payment Priorities' in
                                            this Prospectus Supplement.

P&I ADVANCES..............................  In general, the Servicer is required to make advances (each such amount, a 'P&I
                                            Advance') for delinquent Monthly Payments on the Mortgage Loans. If the Servicer fails to make such advance, the Trustee will be required to make the advance. If both the
                                            Servicer and the Trustee fail to make the advance, the Fiscal Agent will be required to make the advance. In each case, the applicable entity will be required to make an
                                            Advance only if it determines that such Advance will be recoverable from the proceeds of the related Mortgage Loan.

                                            See 'The Pooling and Servicing Agreement--Advances' in this Prospectus Supplement.

APPRAISAL REDUCTIONS......................  Certain adverse events affecting a Mortgage Loan, called 'Appraisal Reduction Events,'
                                            will require the Special Servicer to obtain a new appraisal on the related Mortgaged
                                            Property. Based on the new appraised value, it may be necessary to calculate an
                                            'Appraisal Reduction Amount.' The amount otherwise required to be advanced in respect of a Mortgage Loan that has been subject to an Appraisal Reduction Event will be reduced in the same proportion that the Appraisal Reduction Amount bears to the principal balance of such Mortgage Loan. Due to the payment priorities, this will reduce the funds available to pay interest on the most subordinate Class or Classes then outstanding. See 'Description of the Offered Certificates-- Appraisal Reductions'
                                            in this Prospectus Supplement.


                    THE MORTGAGE LOANS--COLLATERAL OVERVIEW

THE MORTGAGE POOL.........................  For a more complete description of the Mortgage Loans and the Notes, see the following sections in this Prospectus Supplement:
                                            o Description of the Mortgage Pool;
                                            o Annex A (characteristics of each Mortgage Loan);
                                            o Annex B (characteristics of each Mortgage Loan on a property-by-property basis); and
                                            o Annex C (characteristics of the Premium Loans).

  A. GENERAL CHARACTERISTICS(2)...........  Initial Pool Balance(2).............................................   $1,290,188,356
                                            Number of Mortgage Loans............................................        194
                                            % of Pool Balance for Largest Mortgage Loan.........................         6%
                                            Number of Mortgaged Properties......................................        366
                                            Number of Notes.....................................................        202
                                            Average Mortgage Loan Balance.......................................     $6,650,455
                                            Number of Premium Loans.............................................         44
                                            % of Premium Loans..................................................        43%
                                            Number of Credit Lease Loans........................................         24
                                            % of Credit Lease Loans.............................................        11%
                                            Weighted Average Mortgage Rate......................................       7.775%
                                            Weighted Average Remaining Term to the Earlier of Maturity or
                                              Anticipated Repayment Date........................................      119 Mos.
                                            Weighted Average % of Premium Amount................................        104%
                                            Weighted Average DSCR (3) (6).......................................        1.42
                                            Weighted Average LTV at Cut-off Date (6)............................        70%
                                            Weighted Average PTV at Cut-off Date (4) (6)........................        72%
                                            Weighted Average LTV/PTV on Anticipated Repayment Date..............        54%
                                            Number of ARD Notes (5).............................................        176
                                            % of ARD Notes (5)..................................................        88%
                                            Number of Fully Amortizing Notes (other than ARD Notes).............         26
                                            % of Fully Amortizing Notes (other than ARD Notes)..................        12%
                                            ------------------------
                                            (1) Based on the Cut-off Date Principal Balance of the related Mortgage Loan or Loans.

                                            (2) Subject to a permitted variance of plus or minus 5%.

                                            (3) Debt Service Coverage Ratio ('DSCR') for any Mortgage Loan is equal to the Net Cash
                                                Flow from the related Mortgaged Property divided by the Annual Debt Service for such
                                                Mortgaged Property (as such terms are defined under 'Description of the Mortgage
                                                Pool--Additional Mortgage Loan Information').

                                            (4) Proceeds-to-value ratio ('PTV') for any Mortgage Loan is equal to the total amount of such Mortgage Loan as of the Cut-off Date, plus any remaining unamortized
                                                Premium as of the Cut-off Date, divided by the Appraised Value of the related
                                                Mortgaged Property. See 'Description of the Mortgage Pool-- The Mortgage Loan
                                                Program--Underwriting Standards--Premium Loans' in this Prospectus Supplement.

                                            (5) 'ARD Notes' are Notes issued under ARD Loans that substantially fully amortize by their respective maturity dates but provide for an 'Anticipated Repayment Date' on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date. See 'Description of the Mortgage
                                                Pool-Certain Terms and Conditions of the Mortgage Loans' in this Prospectus
                                                Supplement.

                                            (6) Credit Lease Loans are excluded from calculation.

  B. RESERVES(1)..........................  Capital Replacement and Furniture, Fixture and Equipment ('FF+E') Reserves.  A licensed engineer inspected each Mortgaged Property (other than certain of the Credit Lease
                                            Properties) and such engineer estimated the annual amount that will be required to maintain such Mortgaged Property on an on-going basis. Based on the engineer's estimate, the Originators deducted from Underwritten NOI an amount equal to or greater than the amount suggested by the engineer. In addition, to cover such costs, the
                                            Originators generally required the related borrower to fund capital replacement or FF&E reserves on a monthly basis. Such reserves can be drawn on by the respective borrowers to reimburse themselves for the cost of such maintenance.
                                                                       WEIGHTED
                                                                       AVERAGE          WEIGHTED          WEIGHTED
                                                                       ENGINEER          AVERAGE           AVERAGE
                                                                      SUGGESTED       UNDERWRITTEN      REQUIRED ON-
                                                PROPERTY TYPE          RESERVE           RESERVE        GOING RESERVE
                                             -------------------     ------------     -------------     -------------
                                             Retail.............     $   0.13/psf(2)  $    0.17/psf     $    0.17/psf
                                             Industrial.........     $   0.09/psf     $    0.16/psf     $    0.16/psf

                                                                       WEIGHTED
                                                                       AVERAGE          WEIGHTED          WEIGHTED
                                                                       ENGINEER          AVERAGE           AVERAGE
                                                                      SUGGESTED       UNDERWRITTEN      REQUIRED ON-
                                                PROPERTY TYPE          RESERVE           RESERVE        GOING RESERVE
                                             -------------------     ------------     -------------     -------------
                                             Office.............     $   0.17/psf     $    0.22/psf     $    0.22/psf
                                             Hotel..............             NA(3)       5% of Rev.      5% of Rev.(4)
                                             Healthcare.........     $    182/bed     $     329/bed     $     329/bed
                                             Mobile Home Park...     $     21/pad     $      20/pad     $      20/pad
                                             Multifamily........     $   198/unit     $    252/unit     $    252/unit

                                             ------------------------
                                             (1) Discussions and calculations exclude Credit Lease Loans.

                                             (2) psf = per square foot

                                             (3) The reserves suggested by the engineers are not based on % of revenues and are thus inapplicable here.

                                             (4) Rev = Revenue

                                            Deferred Maintenance Reserves.  An engineer also estimated the amount required to correct any deferred maintenance for each Mortgaged Property. The Originator required the related borrower to post reserves of 100% to 125% of the engineer's recommended amount. In total, the engineer recommended reserves of approximately $6,300,000 and the
                                            Originators required approximately $7,800,000 to be reserved (approximately 123% of the recommended amounts, on a weighted average basis).

                                            Tenant Improvement and Leasing Commission Reserves.  The Originator required reserves for tenant improvement and leasing commissions on Retail Properties, Office Properties and Industrial Properties. Such reserves were either reserved at closing, required on an on-going basis or are required at some point in the future to help mitigate a significant tenant rollover concentration. The reserves are in the form of cash or letters of credit from investment grade entities.

                                            Real Estate Tax Reserves.  Approximately 99% of the Mortgage Loans (based on Initial
                                            Pool Balance) require reserves for real estate taxes.

                                            Insurance Reserves.  Approximately 99% of the Mortgage Loans (based on Initial Pool
                                            Balance) require reserves for insurance.

  C. LOCK BOXES...........................  62% of the Mortgage Loans, based on Initial Pool Balance, have hard lock boxes. 8% of the Mortgage Loans, based on Initial Pool Balance, have soft lock boxes. A 'hard lock box' is one under which the tenants at a Mortgaged Property deposit rents directly into a Lock Box Account. A 'soft lock box' is one under which the borrower or property manager at a Mortgaged Property receives rents from tenants and then deposits such rents into a Lock Box Account. See 'The Pooling and Servicing Agreement--Accounts--Lock
                                            Box Accounts' in this Prospectus Supplement.

  D. INFORMATION CONCERNING THE TABLES
  BELOW...................................  o All percentages of Initial Pool Balance are based upon the Cut-off Date Principal
                                              Balances of the related Mortgage Loans or, with respect to Mortgage Loans secured by more than one Mortgaged Property (each, a 'Pool Loan'), the Allocated Loan Amount of the related Mortgaged Property.

                                            o All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool
                                              Loans, Allocated Loan Amounts.

                                            o The 23 Credit Lease Loans and the 2 Special Notes (as defined in this Prospectus
                                              Supplement under '--Description of the Mortgage Pool--The Mortgage Loan
                                              Program--Underwriting Standards' in this Prospectus Supplement) were excluded from the calculation of Weighted Average LTV and Weighted Average DSCR. The Credit Lease
                                              Loans were excluded from the calculation of Weighted Average LTV.

                                            o The 'Cut-off Date Principal Balance' of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                                            o All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

                                            o Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

                                            See 'Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics' in
                                            this Prospectus Supplement.

  E. CUT-OFF DATE PRINCIPAL
  BALANCES................................

                                                                                                 NUMBER OF
                                                 RANGE OF CUT-OFF DATE         % OF INITIAL      MORTGAGE
                                                  PRINCIPAL BALANCES           POOL BALANCE       LOANS
                                             -----------------------------     ------------     ----------
                                             less than $2,500,000.........               8%          74
                                             $2,500,000-4,999,999.........              14%          49
                                             $5,000,000-7,499,999.........              12%          25
                                             $7,500,000-9,999,999.........              15%          22
                                             $10,000,000-19,999,999.......              16%          15
                                             $20,000,000-39,999,999.......               8%           3
                                             $45,000,000-59,999,999.......              16%           4
                                             $60,000,000-82,500,000.......              11%           2

  F. STATE CONCENTRATION..................

                                                                                                NUMBER OF
                                                                               % OF INITIAL     MORTGAGED
                                                         STATE                 POOL BALANCE     PROPERTIES
                                             -----------------------------     ------------     ----------
                                             California...................              25%          69
                                             New York.....................              10%          20
                                             Texas........................               6%          42
                                             North Carolina...............               6%          11
                                             Michigan.....................               6%          20

  G. DEBT SERVICE COVERAGE RATIOS.........

                                                     CUT-OFF DATE                               NUMBER OF

                                                     DEBT SERVICE              % OF INITIAL      MORTGAGE
                                                   COVERAGE RATIO(1)           POOL BALANCE       LOANS
                                             -----------------------------     ------------     ----------
                                             1.0-1.099(2).................              11%          24
                                             1.1-1.199....................               6%           4
                                             1.2-1.299....................              25%          45
                                             1.3-1.399....................              23%          32
                                             1.4-1.499....................               6%          25
                                             1.5-1.599....................              13%          23
                                             1.6-1.699....................               5%          16
                                             1.7-1.799....................               4%          10
                                             1.8-1.899....................               5%           5
                                             1.9-1.999....................               1%           4
                                             2.0-2.099....................               1%           4
                                             2.1-2.199....................     less than 1%           1
                                             greater than 2.2.............     less than 1%           1
                                             ------------------------
                                             (1) The debt service coverage ratio ('DSCR') for any Mortgage
                                                 Loan is equal to the Net Cash Flow from the related Mortgaged
                                                 Property or Properties divided by the Annual Debt Service
                                                 for such Mortgage Loan (as such terms are defined in this
                                                 Prospectus Supplement under 'Description of the Mortgage
                                                 Pool-Additional Mortgage Loan Information').

                                             (2) Comprising 24 Credit Lease Loans.

H. LTV RATIOS.............................
                                                                                                NUMBER OF
                                                RANGE OF LOAN-TO-VALUE         % OF INITIAL      MORTGAGE
                                                       RATIOS(1)               POOL BALANCE       LOANS
                                             -----------------------------     ------------     ----------
                                             less than 40%................               0%           2
                                             40%-49.99%...................               3%          10
                                             50%-59.99%...................              17%          15
                                             60%-69.99%...................              17%          47
                                             70%-74.99%...................              47%          88
                                             80%-89.99%...................               6%          10
                                             90%-99.99%(2)................               8%          20
                                             100%-109.99%(2)..............               1%           1
                                             greater than 110%(2).........               1%           1
                                             ------------------
                                             (1) The 'Loan-to-Value Ratio' for any Mortgage Loan is
                                                 determined as set forth in 'Description of the Mortgage
                                                 Pool--Additional Mortgage Loan Information' in this
                                                 Prospectus Supplement.

                                             (2) Comprising Credit Lease Loans.

I. MORTGAGE LOANS BY PROPERTY TYPE........
                                                                                                NUMBER OF
                                                                               % OF INITIAL     MORTGAGED
                                                     PROPERTY TYPE             POOL BALANCE     PROPERTIES
                                             -----------------------------     ------------     ----------
                                             Retail  .....................              29%          58
                                             Office.......................              23%          61
                                             Multifamily..................              19%          68
                                             Hotel........................              12%         122
                                             Industrial...................              12%          31
                                             Mobile Home..................               5%          23
                                             Healthcare...................               1%           3
                                             (1) Credit Lease Loans are included within the appropriate property type.

                                             (2) Includes movie theaters and factory outlet center
                                                 properties.

J. MATURITY DATE OR ANTICIPATED REPAYMENT
  DATE BY YEAR............................

                                                                               % OF INITIAL     NUMBER OF
                                                        YEAR(1)                POOL BALANCE       NOTES
                                             -----------------------------     ------------     ----------
                                             2001.........................               0%           1
                                             2005.........................     less than 1%           1
                                             2007.........................               2%           5
                                             2008.........................              97%         192
                                             2009.........................               1%           3
                                             (1) For any Note, the year shown is the related Maturity Date or, if the Note is an ARD Note, the year in which the related
                                                 Anticipated Repayment Date occurs.

K. DELINQUENCY STATUS AS OF THE
  CUT-OFF DATE............................  There have been no delinquencies of 30 days or more as of the Cut-off Date.

SECURITY FOR THE MORTGAGE LOANS...........  Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust or other similar security instruments on the borrower's fee or leasehold interest (as set forth below) in the Mortgaged Property.

                                                                               % OF INITIAL     NUMBER OF
                                                                                   POOL         MORTGAGED
                                               INTEREST OF BORROWER              BALANCE(1)     PROPERTIES
                                               --------------------            ------------     ----------
                                             Fee Simple Estate(2).........           95%            360
                                             Leasehold Estate(3)..........            5%              6
                                             ------------------
                                             (1) Based on the Cut-off Date Principal Balance of the
                                                 Mortgage Loan or, for any Pool Loan, the Allocated Loan
                                                 Amount of the related Mortgaged Property as of the
                                                 Cut-off Date.

                                             (2) For any Mortgaged Property that is subject to a ground lease where the ground lessee and ground lessor are both
                                                 parties to the Mortgage, the Mortgaged Property is
                                                 categorized as a fee simple estate.

                                             (3) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

CREDIT LEASE LOANS........................  24 of the Mortgage Loans, which represent 11% of the Initial Pool Balance, are Credit
                                            Lease Loans. Each of the Credit Lease Loans is a portion of a larger loan (each such larger loan, the 'Total Credit Lease Loan') consisting of two notes originated by CCA, one of which is being deposited in this Trust Fund. The Total Credit Lease Loans have been split to reduce exposure to a single Credit Tenant or guarantor in this securitization. The Note deposited into the Mortgage Pool has an amortization schedule that fully amortizes the principal balance of such Note within 120 months of the
                                            Cut-off Date, while each of the pari passu Other Notes (not in this Mortgage Pool)
                                            receives interest only for the first 120 months from the Cut-off Date followed by amortization after the related Note in this Mortgage Pool is paid in full. See
                                            'Description of the Mortgage Loans--Credit Lease Loans' in this Preopectus Supplement.
                                            See also 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage
                                            Loans--Credit Lease Loans Have Special Risks,' '--Reliance on Credit Quality of Credit
                                            Tenants and Guarantors Have Special Risks' and '--Servicing Split Notes' in this
                                            Prospectus Supplement.

PREMIUM LOANS.............................  44 of the Mortgage Loans, which represent 43% of the Initial Pool Balance, are Premium
                                            Loans. See 'Risk Factors and Other Special Considerations--Risks Relating to
                                            Enforceability of Premium Loans,' 'Description of the Mortgage Loans-- Premium Loans'
                                            and Annex C in this Prospectus Supplement.


PAYMENT TERMS.............................  All of the Mortgage Loans provide for monthly scheduled payments of principal and interest ('Monthly Payments'). Each Mortgage Loan accrues interest at the annual rate set forth on Annex A (the 'Mortgage Rate'). The Mortgage Rate is fixed for the entire term of each Mortgage Loan.

                                            ARD Loans (as set forth on the table below) accrue interest at 200 basis points above the original interest rate, during a specified period which begins on a specified date
                                            (that is, the 'Anticipated Repayment Date') and ends at maturity. As used herein, the term 'Mortgage Rate' does not include the portion of the interest rate of an ARD Loan that is attributable to the rate increase; the excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as 'Excess Interest.'

                                            See 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
                                            Loans--Excess Interest' in this Prospectus Supplement.

AMORTIZATION CHARACTERISTICS OF THE
  NOTES...................................
                                                                                                % OF INITIAL     NUMBER OF
                                                             TYPE OF NOTE                       POOL BALANCE       NOTES
                                                             ------------                       ------------     ---------
                                             ARD Notes......................................          88%            176
                                             Fully Amortizing Notes (other than ARD
                                             Notes).........................................          12%             26

LOCK-OUT CHARACTERISTICS OF THE MORTGAGE
  LOANS...................................  All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a
                                            'Lock-out Period') commencing on the date of origination and ending on the date that is on, or one month to six months prior to, its Anticipated Repayment Date or maturity date, as applicable.

                                            See 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
                                            Loans--Prepayment Provisions' and '--Property Releases' in this Prospectus Supplement.

                                                                         OVERVIEW OF LOCK-OUT PERIODS

                                            Minimum Remaining Lock-out Period...........................................  27 months

                                            Maximum Remaining Lock-out Period........................................... 127 months

                                            Weighted Average Remaining Lock-out Period.................................. 116 months

                                            No Mortgage Loan imposes a fee or premium ('Prepayment Premium') for voluntary prepayments made after the expiration of the related Lock-out Period (except for the
                                            Premium Loans which generally require the remaining unamortized premium to be repaid if the loan is repaid prior to the maturity date or the Anticipated Repayment Date).
                                            However, Prepayment Premiums may be due in connection with certain involuntary prepayments.

                                            See 'Risk Factors and Other Special Considerations--Risks Related to the
                                            Certificates--Risks Related to Prepayments' and '--Risks Related to Yield' in this
                                            Prospectus Supplement.

                 RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

     You should consider the following factors in deciding whether to purchase the Offered Certificates. In particular, distribution on your Certificates will depend on payments received on and other recoveries with respect to the Mortgage Loans. Therefore, you should carefully consider the risk factors relating to the Mortgage Loans and the Mortgaged Properties. In addition, you should consider risk factors discussed in the Prospectus under the heading 'Special Considerations.'

RISKS RELATED TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED. The Mortgage Loans are not insured or guaranteed by any person or entity. Each Mortgage Loan is a nonrecourse loan. Therefore, if a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan and not against any other assets of the borrower or its affiliates. Consequently, payment depends primarily on the sufficiency of the net operating income of the Mortgaged Property and the market value of the property or the borrower's ability to refinance such property.

     All of the Mortgage Loans were originated within 18 months prior to the Cut-off Date. Consequently, the Mortgage Loans do not have a long standing payment history.

     RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING
GENERALLY. Commercial and multifamily lending is generally thought to expose a lender to a greater risk of loss than one-to-four-family residential lending because commercial and multifamily lending involves larger loans to single borrowers. The Mortgage Loans are secured by the following income-producing property types:

        o anchored and unanchored retail properties;
        o office buildings;
        o full and limited service hotels;
        o multifamily residential housing;
        o nursing homes;
        o industrial properties;
        o mobile home parks; and
        o healthcare facilities.

     Therefore, the repayment of the Mortgage Loans depends upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow.

     COMMERCIAL LENDING DEPENDS UPON NET OPERATING INCOME. Net operating income can be volatile and may be insufficient to cover debt service on a loan at any given time. The net operating income and property value of the Mortgaged Properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:


        o the age, design and construction quality of the property;
        o perceptions regarding the safety, convenience and attractiveness of the property;
        o the proximity and attractiveness of competing properties;
        o the adequacy of the property's management and maintenance;
        o an increase in operating expenses;
        o an increase in the capital expenditures needed to maintain the property or make improvements;
        o a decline in the financial condition of a major tenant;
        o an increase in vacancy rates; and
        o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors that may adversely affect the net operating income and property value of the Mortgaged Properties are more general in nature, such as:

        o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);
        o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);
        o demographic factors;
        o consumer confidence;
        o consumer tastes and preferences; and
        o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

        o the length of tenant leases;
        o the creditworthiness of tenants;
        o the rate at which new rentals occur;
        o the percentage of total property expenses in relation to revenue;
        o the ratio of fixed operating expenses to those that vary with revenues; and
        o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as healthcare facilities, hotels and motels, can be expected to have more volatile cash flows than properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of such properties with short-term revenue sources and may lead to higher rates of delinquency or defaults. The value of any Mortgaged Property during the term of the related Mortgage Loan could be less than the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies identified in the engineering report issued at the time of origination. In addition, most of the Mortgage Loans contain ongoing capital expenditure reserve requirements. However, such reserves will be funded by, and therefore are dependent upon, available cash flow before any excess cash is released to the related borrower.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may adversely affect the value of the Mortgaged Properties without affecting such properties' current net operating income, including:

        o changes in interest rates;
        o the availability of refinancing;
        o changes in governmental regulations;
        o fiscal policy;
        o zoning or tax laws; and
        o potential environmental legislation or liabilities or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY VALUE. The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager generally is responsible for the following:

        o responding to changes in the local market;
        o planning and implementing the rental structure;
        o operating the property and providing building services;
        o managing operating expenses; and
        o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. There is no assurance regarding the skills of any present or future managers. Additionally, there is no assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. The property managers are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, a majority of the Mortgaged Properties are managed by affiliates of the applicable borrower. Such relationships could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing. In addition, a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers.

     TENANT CONCENTRATION ENTAILS RISK. A deterioration in the financial condition of a tenant can be particularly significant if a Mortgaged Property is leased to a single tenant, or a small number of tenants. Mortgaged Properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe, more time may be required to re-lease the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Mortgage Loans secured by one or more retail, office or industrial properties also may be adversely affected if there is a concentration of particular tenants or of tenants in a particular business or industry at the related property or properties.

     MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS. If a Mortgaged Property has multiple tenants, re-leasing expenditures may be more frequent than in the case of Mortgaged Properties with fewer tenants, thereby reducing the cash flow available for debt service payments.

     CERTAIN ADDITIONAL RISKS RELATING TO TENANTS. The income from and the market value of the Mortgaged Properties would be adversely affected if:

        o space in the Mortgaged Properties could not be leased;
        o tenants were unable to meet their lease obligations;
        o a significant tenant were to become a debtor in a bankruptcy case; or
        o rental payments could not be collected for any other reason.

     Repayment of the Mortgage Loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     TENANT BANKRUPTCY ENTAILS RISKS. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a Mortgaged Property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     LOAN CONCENTRATION ENTAILS RISKS. In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly among the mortgage loans in such pool. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance, which is $6,650,455. The following table sets forth Cut-off Date Principal Balances for the seven largest Mortgage Loans (which includes the nine Accor Credit Lease Loans as one loan). (See footnote 2 below). In total, the seven largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 30% of the Initial Pool Balance.

     See 'Description of the Mortgage Pool--Significant Mortgage Loans' in this Prospectus Supplement for a description of each of the Mortgage Loans listed on the following table.

CUT-OFF DATE PRINCIPAL BALANCES AND CONCENTRATION OF MORTGAGE LOANS

                                                                                          CUT-OFF DATE                % OF INITIAL
MORTGAGE LOAN                                                                           PRINCIPAL BALANCE             POOL BALANCE
-------------                                                                           -----------------             ------------
Prime III Retail Pool Loan..................................................            $     81,857,269 (1)                  6%
Soho Grand Hotel Loan.......................................................            $     60,041,752                      5%
Morgantown Mall and Commons Retail Loan.....................................            $     58,350,000                      5%
5670 Wilshire Office Loan...................................................            $     54,431,011                      5%
Shidler Industrial Portfolio................................................            $     53,000,000                      4%
Eastland Mall Retail Loan...................................................            $     46,673,225                      4%
Accor Credit Lease Loans(2).................................................            $     88,217,800                      7%

------------------
(1) The Cut-off Date Principal Balance for the Total Prime Retail Loan is $163,841,167. Only the Note in the amount of the Cut-off Date Principal Balance listed above will be included in the Trust Fund. See 'Description of the Mortgage Pool-Significant Mortgage Loans--The Prime Retail Pool Loan and Properties' in this Prospectus Supplement.

(2) The Accor Credit Lease Loans comprise nine separate Mortgage Loans to nine separate special purpose entity borrowers, each subject to a net lease obligation from Accor Corporation, an entity with a senior unsecured debt rating of 'BBB' by S&P. The combined Cut-off Date Principal Balance for all of the Total Accor Credit Lease Loans is $460,536,659. Only the Notes whose aggregate Cut-off Date Principal Balance is listed above will be included in the Trust Fund. See 'Description of the Mortgage Pool--Significant Mortgage Loans--The Accor Credit Lease Loans and Properties' in this Prospectus Supplement.

     GEOGRAPHIC CONCENTRATION ENTAILS RISKS. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by the following:

        o economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located;
        o conditions in the real estate markets where the Mortgaged Properties are located;
        o changes in governmental rules and fiscal policies;
        o acts of nature (which may result in uninsured losses); and
        o other factors beyond the control of the borrowers.

     The Mortgage Properties are located throughout 42 states. The following states have concentrations of 5% or greater as listed below:

                                                                      TOTAL CUT-OFF DATE PRINCIPAL
                                                                        BALANCE OF MORTGAGE LOANS              % OF INITIAL
STATE                                                               SECURED BY PROPERTIES IN STATE(1)          POOL BALANCE
-----                                                               ---------------------------------          ------------
California.......................................................            $   318,399,493                       25%
New York.........................................................            $   127,735,213                       10%
Texas............................................................            $    74,152,207                        6%
North Carolina...................................................            $    73,809,335                        6%
Michigan.........................................................            $    71,152,583                        6%

------------------

(1) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the Cut-off Date Principal Balance refers to the Allocated Loan Amount for such property, as of the Cut-off Date.

For a discussion of legal aspects related to Mortgage Loans secured by Mortgaged Properties located in California, New York, Texas, North Carolina and Michigan, see 'Certain Legal Aspects of Mortgage Loans for Mortgaged Properties located in California, New York, Texas, North Carolina and Michigan' in this Prospectus Supplement.

     RISKS RELATED TO PROPERTY INSPECTIONS. Licensed engineers inspected all of the Mortgaged Properties (except for certain of the Mortgaged Properties securing the Credit Lease Loans) to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. If conditions requiring repair or replacement were identified, the related borrower was generally required to fund reserves to cover such expenses. However, there is no assurance that all conditions requiring repair or replacement were identified or that the reserves will be adequate.

     RESERVES MAY BE INSUFFICIENT.  Most of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow to fund ongoing monthly, semi-annual or annual expenses such as taxes and insurance. Most of the Mortgage Loans also required reserves to be established upon the closing of the Mortgage Loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs when such needs were identified. The reserve amounts may not be sufficient to offset the actual costs of the items for which the reserves were established. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

     SOME OF THE MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO
ALTERNATIVE USES.   Some of the Mortgaged Properties may not be easily converted to alternative uses because, in general, converting certain types of commercial properties (including Healthcare Properties and Mobile Home Park Properties) to alternate uses requires substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, the liquidation value of such Mortgaged Property may be substantially less than would be the case if the property were readily adaptable to other uses.

     RETAIL PROPERTIES HAVE SPECIFIC RISKS. 29% of the Mortgage Loans, based on Initial Pool Balance, are secured by Retail Properties, including movie theater properties and Factory Outlet Center Properties. See '--Factory Outlet Center Properties Have Specific Risks' and 'Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. The presence or absence of an 'anchor tenant' in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An 'anchor tenant' is a retail tenant whose space is proportionately large in size as compared to that of other tenants and the total size of the retail center, and such retail tenant is vital in attracting customers to the property. 62% of the Mortgage Loans secured by Retail Properties, based on Initial Pool Balance, are 'anchored' Retail Properties, 8% are secured by 'quasi-anchored' Retail Properties, 22% are secured by Factory Outlet Center Properties and 8% are secured by 'unanchored' Retail Properties.

     Consequently, the economic performance of an 'anchored' Retail Property will be adversely affected by the following factors:

o an anchor tenant's failure to renew its lease;

o termination of an anchor tenant's lease;

o the bankruptcy or economic decline of an anchor tenant or self-owned anchor;
  or

o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent).

Such risks may be increased if revenue is dependent on a single tenant. 2% of the Mortgage Loans, based on Initial Pool Balance, secured by Retail Properties are secured by single tenant properties. 72% of such single-tenant Retail Loans, based on the Initial Pool Balance, are Credit Lease Loans. See 'Description of the Mortgage Pool--Credit Lease Loans' in this Prospectus Supplement.

     Retail Properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

     o factory outlet centers;

     o discount shopping centers and clubs;

     o catalogue retailers;

     o home shopping networks;

     o internet web sites; and

     o telemarketing.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool, as well as the income from, and market value of, the Mortgaged Properties. Moreover, additional competing retail properties may be built in the areas where the Retail Properties are located.

     RISKS RELATING TO CO-TENANCY CLAUSES. Tenants at Retail Properties may have co-tenancy clauses in their leases or operating agreements which permit those tenants to cease operating their stores if certain other stores are not operated at those locations.

     FACTORY OUTLET CENTER PROPERTIES HAVE SPECIAL RISKS. 22% of the Retail Properties, based on Initial Pool Balance, are secured by Factory Outlet Center Properties. See 'Description of the Mortgage Pool--Additional Mortgage Loan Information-- Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement. The success of a Factory Outlet Center Property depends on the outlet center stores being able to offer lower prices for goods similar or identical to goods sold in a traditional department or other retail store. Generally, the outlet center stores are able to offer lower prices due to the elimination of distribution costs and reduced rent and overhead. However, traditional retailers are expected to compete aggressively to regain sales.

     In general, factory outlet centers are typically located at least 25 miles from suburban and center city shopping areas, allowing manufacturers to avoid direct competition with their major customers, department stores and specialty stores. The amount of travel time could create a disincentive to shopping at outlet centers. However, newer outlet centers are being constructed closer to metropolitan and suburban areas, thus decreasing the economic viability of older centers that are located farther away. In addition, since numerous factory outlet centers have been developed in recent years and continue to be developed, there is a risk of overdevelopment and increased competition for tenants and shoppers. The terms of store leases in factory outlet centers typically are shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers. Factory Outlet Center Properties are also subject to the risks described above under '--Retail Properties Have Specific Risks.'

     OFFICE PROPERTIES HAVE SPECIAL RISKS. 23% of the Mortgage Loans, based on Initial Pool Balance, are secured by Office Properties. See 'Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement. The following factors may adversely affect the value of office properties, including:

     o the quality of the tenants in the building;

     o the physical attributes of the building in relation to competing buildings;

     o access to transportation;

     o the strength and stability of the local economy;

     o whether tax benefits are available;

     o the strength and stability of business for the particular type of tenant or tenants currently in the building;

     o the desirability of the location for business; and

     o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

Such risks may be increased if revenue depends on a single tenant or if there is a significant concentration of tenants in a particular business or industry. 21% of the Mortgage Loans secured by Office Properties, based on Initial Pool Balance, are secured by single tenant properties. 65% of such single tenant Office Properties secure Credit Lease Loans. See 'Description of the Mortgage Pool-- Credit Lease Loans' in this Prospectus Supplement.

     MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS. 19% of the Mortgage Loans, based on Initial Pool Balance, are secured by multifamily apartment buildings. See 'Description of the Mortgage Pool--Additional Mortgage Loan
Information--Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement. Significant factors that may adversely affect the value and successful operation of a multifamily property include:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o the types of amenities the property provides;

     o the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

     o the presence of competing properties;

     o adverse local or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels); and

     o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment).

     GOVERNMENTAL REGULATION REGARDING MULTIFAMILY PROPERTIES. Certain states regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold.

     In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     RISKS RELATED TO RENT STABILIZATION IN NYC. Certain of the Multifamily Properties are subject to the rent stabilization guidelines of the Division of Housing and Community Renewal ('DHCR'), an agency of the State of New York. The DHCR guidelines in effect for New York City for the period from October 1, 1997 to September 30, 1998 limit rent increases for renewals to 2%, in the case of one-year renewals, or 4%, in the case of two-year renewals. New leases are subject to increases over the prior tenant's rent of a maximum of 18% in the case of a one-year lease or a maximum of 20% in the case of a two-year lease for rents exceeding $500 per month. Landlords may be eligible for certain entitlements in connection with certain major capital improvements. Such entitlements may include the right to raise tenant rents based on a percentage of the capital improvement costs not to exceed 6% of the tenant's annual rent and, in some circumstances, a right to certain real estate tax abatements. However, as a result of rent stabilization restrictions, in the event operating costs were to rise, an affected borrower would likely be restricted in its ability to increase revenues in an amount sufficient to meet the higher costs.

     HOTEL PROPERTIES HAVE SPECIAL RISKS.   12% of the Mortgage Loans, based on
Initial Pool Balance, are secured by full service hotels, limited service hotels or motels. These Mortgaged Properties comprise hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. 56% of the Hotel Loans, based on Initial Pool Balance, are Credit Lease Loans guaranteed by Accor, a French company, with a long term unsecured debt rating of 'BBB' by S&P.

     See 'Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement for certain statistical information on the Hotel Properties and Hotel Loans.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, Hotel Loans generally require the borrowers to fund reserves for furniture, fixtures and equipment);

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

In addition, because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, certain of the Hotel Loan borrowers are required to fund seasonality reserves.

     RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY. The performance of a Hotel Property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o the public perception of the franchise or hotel chain service mark; and

     o the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Franchise agreements for certain of the Mortgaged Properties may terminate prior to the effective maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. Further, in the event of a foreclosure, the Trustee or a purchaser of such

Mortgaged Property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and it is possible that a new license would not be obtained.

     In addition, in some states, liquor licenses must be held by a natural person and, consequently, liquor licenses for Hotel Properties in such jurisdictions are held by an individual affiliated with the related borrower or property manager, rather than the borrower itself. In addition, certain states prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such Hotel Property and such party would be required to apply in its own right for such a license. It is possible that a new liquor license could not be obtained.

     INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS. 12% of the Mortgage Loans, based on Initial Pool Balance, are secured by Industrial Properties. See 'Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement. Significant factors that may affect the value of an Industrial Property include:

     o the quality of tenants;

     o building design (including ceiling heights, column spacing, number of bays and bay depths);

     o location (availability of labor sources, proximity to supply sources and customers, accessibility to rail lines, major roadways and other distribution channels); and

     o adaptability of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and Industrial Properties, although Industrial Properties depend more frequently on a single tenant. 25% of the Mortgage Loans secured by Industrial Properties that are single tenant properties.

     CREDIT LEASE LOANS HAVE SPECIAL RISKS. 11% of the Mortgage Loans, based on Initial Pool Balance, are Credit Lease Loans. Credit Lease Loans are loans subject to net lease obligations (a 'Credit Lease') of a rated tenant or guarantor. In reliance on the ratings, the Credit Lease Loans were generally underwritten to lower DSCRs and/or higher LTVs than would have been acceptable had the related Mortgaged Properties been leased to less creditworthy tenants. In the event that a Credit Tenant defaults in its obligations under a Credit Lease, the Mortgaged Property may not be relet for sufficiently high rent to support debt service on the related Credit Lease Loan or funds received in liquidation of such Mortgaged Property may not be sufficient to satisfy the borrower's obligations under such Credit Lease Loan.

     See 'Description of the Mortgage Pool--Credit Lease Loans' in this Prospectus Supplement.

     Any rating assigned to a Credit Tenant or Guarantor, as applicable, by a Rating Agency will reflect only such Rating Agency's assessment of the long-term unsecured debt obligations of such entity. Such rating is not an assessment of the likelihood that the Credit Leases will not be terminated (pursuant to their terms or otherwise), that the Credit Lease Loans will not be prepaid, that Principal Prepayments on the Credit Lease Loans will be made by the related borrowers, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield.

     o Reliance on Credit Quality of Credit Tenants and Guarantors Has Special Risks. With respect to each Credit Lease Loan, interest and principal payments depend principally on the payment by the related Credit Tenant or Guarantor, if any, of monthly rent and other payments due under the related Credit Lease by or on behalf of such Credit Tenant. A downgrade in the credit rating of any of the Credit Tenants and/or the Guarantors may have a related adverse effect on the rating of your Certificates.

     If a Credit Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the related guaranty, as the case may be, the borrower under the related Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled (as successor to the borrower) to pursue any available remedies against the defaulting Credit Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of a Credit Lease Loan has occurred and no recovery is available from the related borrower or the Credit Tenant or any Guarantor, it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loan.

     See 'Description of the Mortgage Pool--Credit Lease Loans' in this Prospectus Supplement.

     RISKS RELATING TO BORROWERS THAT ARE NOT SPECIAL-PURPOSE ENTITIES. 2 of the borrowers, under Mortgage Loans representing less than 1% of the Initial Pool Balance, are not special-purpose entities. Thus, the business activities of these borrowers are not limited to owning their respective properties. Further, the loan documents and organizational documents of those borrowers may not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special-purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents). Additionally, none of such borrowers has an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

     LOANS TO AFFILIATED BORROWERS ENTAIL RISKS. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at another Mortgaged Property in order to satisfy current expenses with respect to the first Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans.

     There are 13 pairs and 8 groups of 3 to 10 Mortgage Loans that were made to affiliated borrowers which are not cross-collateralized or cross-defaulted. The largest group of affiliated borrowers (the borrowers under the Eastland Mall Loan and the Morgantown Mall and Commons Loan (the 'Glimcher Borrowers')) collectively represent 8% of the Initial Pool Balance. Except for the Mortgage Loans to the Accor Credit Lease Borrowers and the Glimcher Borrowers, none of the pairs or groups of Mortgage Loans to affiliated borrowers represents more than 4% of the Initial Pool Balance. 4% of the Mortgage Loans to affiliated borrowers, based on Cut-off Date Principal Balance, are Credit Lease Loans.

     RISKS OF LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. 24 of the Mortgage Loans, representing approximately 32% of the Initial Pool Balance, are secured by more than one Mortgaged Property and are cross-collateralized. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of a borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower under a cross-collateralized Loan could be avoided if a court were to determine that: (i)) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its Mortgaged Property or Properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective Mortgage Loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of that borrower. The court also could recover payments made under that Mortgage Loan or take other actions detrimental to the holders of the Certificates, including, under certain circumstances, invalidating such Mortgage Loan or the Mortgages purporting to effect such cross-collateralization.

                      CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                                                    NUMBER OF CROSS
                                                                                          CUT-OFF DATE              COLLATERALIZED
MORTGAGE LOAN                                                                           PRINCIPAL BALANCE             PROPERTIES
------------------------------------------------------------------------------          -----------------           ---------------
Prime III Retail Pool.........................................................             $81,857,269                      5
Morgantown Mall and Commons...................................................             $58,350,000                      2
Shidler Industrial Portfolio..................................................             $53,000,000                     16
Banyan Pool I.................................................................             $34,763,291                     16
Land Apartments...............................................................             $26,614,195                      3
Burgandy Properties...........................................................             $17,709.939                      5
Greenwich Portfolio...........................................................             $11,588,734                      3
Accor-M-Six V.................................................................             $10,287,380                     11
Accor-M-Six III...............................................................             $10,103,716                     11
Accor-M-Six VI................................................................             $ 9,861,548                     14
Accor-M-Six Penvest II........................................................             $ 9,827,506                     16
Accor-M-Six IV................................................................             $ 9,748,985                     13
Accor-M-Six Creditvest I......................................................             $ 9,717,785                     15
Accor-M-Six Limited Partnership...............................................             $ 9,636,123                     14
Accor-M-Six Creditvest II.....................................................             $ 9,588,731                     11
Accor-M-Six Penvest I.........................................................             $ 9,446,025                     15
Cinemark Pool B...............................................................             $ 8,860,878                      2
Banyan Pool 3.................................................................             $ 6,947,966                      5
Airport Atrium................................................................             $ 6,382,934                      3
Seven Mobile Home Properties..................................................             $ 6,132,298                      7
Muraco Portfolio..............................................................             $ 3,867,053                      3
Bird Creek/Comfort Creek......................................................             $ 2,680,000                      2

Bayshore/Rockport Oaks........................................................             $ 1,750,000                      2
Parkside/Pleasant View MHP....................................................             $ 1,422,288                      2

     AUTHORITY TO EFFECT OTHER BORROWINGS ENTAILS RISKS. Certain Mortgage Loans permit the borrower to incur additional indebtedness other than in the ordinary course of business. For instance, the Collins Nursing Home Loan (which has a Cut-off Date Principal Balance of $3,047,348, which represents 2% of the Initial Pool Balance) permits the related borrower to incur debt, in an amount up to $350,000, to be secured by accounts receivable. The borrower will be required to cause any accounts receivable lender to enter into an intercreditor agreement with the Trustee. Substantially all of the Mortgage Loans also permit the related borrower to incur limited indebtedness in the ordinary course of business. When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the Trust Fund may be subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the Mortgage Loan and may thereby jeopardize repayment of the Mortgage Loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the Mortgaged Property.

     See '--Certain Additional Risks Relating to Mezzanine Financings' below and 'Certain Legal Aspects of the Mortgage Loans--Subordinate Financing' in the Prospectus.

     Additionally, if the borrower (or its constituent members) defaults on the Mortgage Loan and/or any other loan, actions taken by other lenders could impair the security available to the Trust Fund. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the Trust Fund's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the Trust Fund.

     CERTAIN ADDITIONAL RISKS RELATING TO MEZZANINE FINANCINGS. Certain lenders unaffiliated with CCA have made loans in connection with certain Mortgage Loans to the related borrowers or to the direct parents of such borrowers. Each such mezzanine loan is subordinate to the related first Mortgage Loan, as set forth in the table below, and no such mezzanine debt is secured by a lien on the related Mortgaged Property. However, the existence of this other indebtedness could adversely affect the financial viability of such borrower. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the Mortgage Loan.

     The holder of mezzanine debt has rights similar to those of a Preferred Interest Holder (as defined below under '--Certain Additional Risks Relating to Preferred Equity Investments'). See 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Preferred Equity Investments' in this Prospectus Supplement.

                                 MEZZANINE DEBT

                                               MORTGAGE        MEZZANINE                          HOLDER OF
                                                 LOAN            DEBT         DEBT IN PARENT      MEZZANINE
MORTGAGE LOAN                                 BALANCE(1)      BALANCE (2)      OR BORROWER        DEBT (3)       SECURED (4)
-------------------------------------------   -----------    -------------    --------------    -------------    -----------
Spring Hill Business Center................   $ 7,038,428     $ 2,800,000(6)      Parent          Other(7)         Yes
Courtyard Apartments.......................   $ 5,996,214     $   100,000        Borrower         Borrower         No


                                             COMBINED
MORTGAGE LOAN                                LTV (5)
-------------------------------------------  --------
Spring Hill Business Center................      85%
Courtyard Apartments.......................      76%


------------------
(1) As of the Cut-off Date.

(2) Initial principal balance.

(3) For purposes of this column, 'other' means the debt is owed to an entity unrelated and unaffiliated with CCA or the borrower; 'borrower' means the debt is owed to an affiliate of the borrower.

(4) As used above, 'secured' means secured by a pledge of a partnership or other such interest, rather than an interest in the Mortgaged Property.

(5) 'Combined LTV' means 'LTV' as defined herein, but adding the original principal balance of the mezzanine debt to the numerator.

(6) It is anticipated that an additional $200,000 will be funded.

(7) Subject to standstill agreement with CCA.

     Additionally, the Depositor has been notified by the Shidler Industrial Portfolio Borrower that the limited partner of such borrower will pledge its equity in such borrower to secure approximately $8,000,000 of mezzanine debt to be provided by another lender. See 'Description of the Mortgage Pool--Significant Mortgage Loans--The Shidler Industrial Portfolio Loan and Properties.

     CERTAIN ADDITIONAL RISKS RELATING TO PREFERRED EQUITY INVESTMENTS. Certain affiliates of CCA (each, a 'Preferred Interest Holder') have acquired a preferred equity interest in 2 borrowers with respect to 2 Mortgage Loans, which represent approximately 1% of the Initial Pool Balance, as set forth in the following table:

            PREFERRED EQUITY INVESTMENTS IN BORROWERS AND AFFILIATES

                                                                         CUT-OFF DATE             APPROXIMATE AMOUNT
                                                                          PRINCIPAL                PREFERRED EQUITY
MORTGAGE LOAN                                                            BALANCE (1)                INVESTMENT (2)
-------------                                                            ------------             ------------------
Monte Sano Apts..............................................            $ 11,184,830                  $277,500
Hiawassee Oaks...............................................            $  2,790,502                  $150,000

------------------
(1) For Mortgage Loan.
(2) Initial amount of investment.

     For so long as an affiliate of the CCA Servicer holds a preferred equity interest in the borrower under a Mortgage Loan, such Mortgage Loans will be serviced by the CCA Servicer pursuant to an operating advisor agreement with CRIIMI MAE under which CRIIMI MAE will direct certain actions of the CCA Servicer with respect to such Mortgage Loans. See 'The Pooling and Servicing Agreement--The Operating Advisor Agreement' in this Prospectus Supplement.

     The existence of preferred equity may adversely affect the financial viability of the related borrower in that the Preferred Interest Holder receives payments before other members or partners in the borrower. In addition, the preferred equity investment may create a conflict between the Trust Fund and affiliates of the Depositor.

     See '--Risks Relating to Conflicts of Interest--Conflicts between the Trust Fund and Affiliates of the Depositor' below. For a description of the Preferred Equity Holder's rights with respect to the preferred equity investment, see 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Preferred Equity Investments' in this Prospectus Supplement.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying 'rents from real property' (as defined in Section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders.

     See 'The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting the Foreclosure or Sale of Defaulted Loans' in this Prospectus Supplement and 'Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Net Income From Foreclosure Property' in the Prospectus.

     DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see '--Geographic Concentration Entails Risks' above) and with respect to the number of borrowers. Because principal on the Certificates will be paid in sequential order, and no holder of a Class of Certificates will be entitled to distributions of principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority. The following table shows the weighted average terms to maturity of the Mortgage Loans by types of Mortgaged Property.


                  WEIGHTED AVERAGE REMAINING TERM TO MATURITY
              FOR MORTGAGE LOANS SECURED BY VARIOUS PROPERTY TYPES

                                                                                                       WEIGHTED AVERAGE
                                                                                                       REMAINING TERM TO
                                                                                                           EARLIER OF
                                                                                                           MATURITY OR
                                                                                                           ANTICIPATED
                                                                                         % OF             REPAYMENT DATE
PROPERTY TYPE                                                                    INITIAL POOL BALANCE     (IF APPLICABLE)
-------------                                                                    --------------------    -----------------
Office.........................................................................           23%                  119
Retail.........................................................................           23%                  120
Multifamily....................................................................           19%                  119
Hotel (1)......................................................................           12%                  120
Industrial.....................................................................           12%                  119
Factory Outlet Center..........................................................            6%                  118
Mobile Home Park...............................................................            5%                  119
Healthcare.....................................................................            1%                  119

------------------------
(1) 56% of the Hotel Loans are guaranteed by Accor which has a credit rating of 'BBB' by S&P.

     RISKS UNDER ENVIRONMENTAL LAWS. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ('ACMs' ) into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner's or operator's ability to use such property as collateral for a loan. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ('CERCLA'), as well as certain other federal and state laws, provide that a secured lender (such as the Trust Fund) may be liable, as an 'owner' or 'operator,' of the real property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) under certain conditions the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws.

     See 'Certain Legal Aspects of the Mortgage Loans--Environmental Legislation' in the Prospectus.

     ENVIRONMENTAL RISKS RELATED TO THE MORTGAGED PROPERTIES. All of the Mortgaged Properties have been subject to environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments within the 18 months preceding the Cut-off Date. In several cases, Phase II assessments also have been performed. Although those assessments involved site visits and other types of review, all environmental conditions or risks may not have been identified. Certain of the environmental assessments identified environmental conditions which have affected, or may affect, certain of the Mortgaged Properties. Those conditions include the presence of ACMs, leaks from nearby off-site chemical storage tanks and off-site spills of chemicals. In the case of certain of the Mortgaged Properties, landfills, waste disposal areas, factories, oil wells, gasoline stations or dry cleaning businesses are or were formerly located on or near the property. To the extent issues have been identified by regulatory agencies or otherwise, corrective action has been undertaken, and in some cases, the related borrowers have made deposits into environmental reserve accounts. However, such reserve amounts may not be sufficient to remediate such environmental conditions and all such environmental conditions may not have been identified.

     The environmental assessments have not revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the Depositor is unaware. Moreover, (i) future laws, ordinances or regulations could impose material environmental liability; or (ii) the current environmental condition of the Mortgaged Properties could be advers ely affected by tenants or by the condition of land or operations in the vicinity of the Mortgaged Properties (such as underground storage tanks).

     o Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure . Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. Additionally, the environmental assessments revealed the existence of lead in mini-blinds in certain of the multifamily residential properties. In these cases, the borrowers have planned to replace the blinds during normal repair and maintenance operations or at tenant turnover. However, there can be no assurance the borrowers will replace the mini-blinds or that funds will be available to replace such mini-blinds. Based on information received from the environmental consultant, the Depositor believes that the presence of lead-based paint or mini-blinds containing lead at the Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.

     o Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ('LUSTs') or other potential sources of groundwater contamination. Although the owners of those

Mortgaged Properties and the Trust Fund may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

     o Risks Related to ACMs. At several of the Mortgage Properties, ACMs have been detected through sampling by environmental consultants. Although ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed, the related borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or funded environmental reserves. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

     o Risks Related to the Servicer Obtaining an Environmental Assessment Prior to Taking Remedial Action. Before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust Fund or assumes operation of such Mortgaged Property, the Pooling and Servicing Agreement requires it to obtain an environmental assessment of the property. This requirement will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). There is, accordingly, some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance this requirement will effectively insulate the Trust Fund from potential liability under environmental laws. See 'The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans' in this Prospectus Supplement and 'Certain Legal Aspects of Mortgage Loans--Environmental Legislation' in the Prospectus.

     o Specific Environmental Risks at Certain of the Mortgaged Properties. With respect to the Mortgage Property securing the Pride Center Retail Loan, polychloroethylene ('PCE') was found in the groundwater and soil. A remediation plan (including soil excavation, offsite disposal for the PCE impacted soil, waste transportation, inspections and possibly rehabilitation of sewer lines) was prepared by the environmental consultant and approved by the Los Angeles Regional Quality Control Board. To cover such remediation, the environmental consultant suggested reserves of $75,000-$400,000. The Originator required the borrower to put up reserves in the amount of $400.000.

     BORROWER MAY BE UNABLE TO PREPAY THE OUTSTANDING PRINCIPAL BALANCE ON THE ANTICIPATED REPAYMENT DATE. 176 of the Notes ('ARD Notes') have Anticipated Repayment Dates, on which date, if such loans are not prepaid, the interest rate for such Mortgage Loan will increase by 2% and all excess cash flow remaining after the payment of principal, interest and escrows, will be paid to lender instead of returned to the borrower. For a more complete discussion of ARD Loans, see 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest' in this Prospectus Supplement.

     The ability of a borrower to make a substantial prepayment of principal on the Anticipated Repayment Date will typically depend upon its ability either to refinance the ARD Notes or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the payment, which, in turn, will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial and multifamily real estate projects;

o the prevailing interest rates;

o the fair market value of the related properties;

o the borrower's equity in the related properties;

o the borrower's financial condition;

o the operating history and occupancy level of the property;

o the tax laws; and

o the prevailing general and regional economic conditions.

                   AMORTIZATION CHARACTERISTICS OF THE NOTES

                                                                             % OF INITIAL           NUMBER OF
TYPE OF NOTE                                                                 POOL BALANCE         MORTGAGE NOTES
------------                                                                 ------------         --------------
ARD Notes.............................................................            88%                  190
Fully Amortizing Notes (other than the ARD Notes).....................            12%                   25

     BORROWER DEFAULT. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. While the Special Servicer will have a duty to determine that any such modification is likely to produce a greater recovery on a net present value basis than liquidation, there can be no assurance that such flexibility with respect to modifications will increase the net present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

     RISKS RELATING TO ENFORCEABILITY. All of the Mortgage Loans contain due-on-sale clauses, each of which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See 'Certain Legal Aspects of Mortgage Loans--Leases and Rents' in the Prospectus.

     RISKS RELATING TO ENFORCEABILITY OF PREMIUM LOANS. 44 of the Mortgage Loans, which represent 43% of the Initial Pool Balance, are Premium Loans. Premium Loans, which are described in detail herein under 'Description of the Mortgage Pool-- Premium Loans,' are Mortgage Loans under which the related borrower received a 'Premium' in the form of proceeds in excess of the principal balance of the Mortgage Loan in exchange for agreeing to pay a higher rate of interest on the Mortgage Loan, with the excess interest generated by the higher rate being sufficient to amortize the premium through the Anticipated Repayment Date or maturity date, as applicable, of such Mortgage Loan. The borrowers acknowledged the receipt of such premiums in the related loan documents. In the event of a prepayment (including an involuntary prepayment resulting from a casualty or condemnation event or a default) of a Premium Loan, the borrower is required to repay the unamortized portion of the Premium (the 'Return of Premium Amount'). The obligation to pay such amount upon prepayment is separate from any obligation of the borrower to pay a traditional yield maintenance premium and is expressly undertaken by the borrower in consideration for its receipt of the Premium.

     Recent legal treatises indicate that traditional yield maintenance premiums are generally enforceable in most jurisdictions. However, the obligation to pay a Return of Prepayment Amount is different from the obligation to pay a traditional yield maintenance premium, and if a borrower believed that it could default on its Premium Loan and avoid its obligation to repay the unamortized portion of the related premium, such borrower may be more likely to default. Any increase in defaults on the Mortgage Loans will have the effect of accelerating the amortization of the Certificates, even in the event that the Special Servicer recovers the full amounts due under such defaulted loans. See 'Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates.'

     RISKS CONCERNING STATES WITH ONE ACTION RULES. Several states (including California) have laws prohibiting more than one 'judicial action' to enforce a mortgage obligation. Some courts have construed the term 'judicial action' broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such 'one action' rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See 'Certain Legal Aspects of Mortgage Loans--Foreclosure' in the Prospectus.

     LIMITATIONS OF APPRAISALS. Appraisals were obtained for all of the Mortgaged Properties. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties as of the Cut-off Date is presented under 'Description of the Mortgage Pool' herein for illustrative purposes only.

     RISKS RELATING TO CONFLICTS OF INTEREST.

     o Conflicts Between Property Managers and Borrowers.Many of the property managers are affiliated with the related borrower. Most of the property managers (or their affiliates) also manage other properties and many property managers may own other properties. Thus, a property manager may manage or own properties that compete with the Mortgaged Property it manages. Accordingly, the manager of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

     o Conflicts Between the Trust Fund and Affiliates of the Depositor. Additionally, a conflict between the Trust Fund and an affiliate of the Depositor may exist when such affiliate is a member or partner in the borrower or a parent of such borrower, or where such affiliate of the Depositor is a lender to a borrower or its parent.

     -- CCA or an affiliate has acquired a preferred equity interest in certain of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to 2 Mortgage Loans which represent approximately 1% of the Initial Pool Balance; and

     -- an affiliate of CCA has an equity interest in the borrower or an affiliate of the borrower with respect to 3 Mortgage Loans which represent approximately 4% of the Initial Pool Balance.

     See '--Certain Additional Risks Relating to Preferred Equity Investments' in this Prospectus Supplement.

     o Conflicts May Arise Due to Equity Investments of CCA Affiliates. An affiliate of CCA (the 'Equity Holder') owns a common equity ownership interest in certain borrowers or their direct parents, as set forth below. Pursuant to the terms of the related borrowers' or parents' limited partnership or operating agreements, as applicable, payments to the Equity Holder will generally be made prior to payments to nonaffiliated members or partners and the Equity Holder will have certain other preferential rights that are substantially similar to those of the Preferred Interest Holders. See 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Preferred Equity Investments' in this Prospectus Supplement. Such equity investments may create a conflict between the Trust Fund and the Equity Holder.

                                THE EQUITY LOANS

                                                                                                   CUT-OFF DATE
MORTGAGE LOAN                                                                                    PRINCIPAL BALANCE
-------------                                                                                    -----------------

Cinemark Credit Lease Loan.................................................................          $ 8,860,878
Eastland Mall Retail Loan..................................................................          $46,673,225
Lenox Twin Pines Healthcare Loan...........................................................          $ 3,200,000

     The aggregate Cut-off Date Principal Balances for the three Mortgage Loans described above (the 'Equity Loans') represent approximately 4% of the Initial Pool Balance. For more detailed description of the Eastland Mall Loan and Mortgaged Property see 'Description of the Mortgage Pool--Significant Mortgage Loans--The Eastland Mall Loan and Property' in this Prospectus Supplement. With respect the Equity Loans, CRIIMI MAE will act as Servicer and Special Servicer. The CCA Servicer will not service such Mortgage Loans for so long as an affiliate of the Servicer holds an equity interest in the related borrower. See 'The Pooling and Servicing Agreement--Servicing of the Mortgage Loans' in this Prospectus Supplement.

     In addition, an affiliate of the Depositor may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates may own equity interests in affiliates of the borrowers. In such capacity, the Depositor's interests may conflict with those of the Trust Fund.

     o Conflicts Between the Servicer and the Trust Fund. The Depositor has been advised by the Servicer and the Special Servicer that in the future it intends to service existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets or have common owners, obligors and/or property managers as certain of the Mortgage Loans and the related Mortgaged Properties. Consequently, certain personnel of the Servicer or the Special Servicer, as applicable, may, on behalf of the Servicer, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties. In such a case, the interests of the Servicer or the Special Servicer, as applicable, and their other clients may differ from and compete with the interests of the Trust Fund and such activities may adversely affect the amount and timing of collections on the Mortgage Loans. In addition, the Servicer is an affiliate of the Depositor and the Mortgage Loan Sellers and, in such capacity, the Servicer's interests may conflict with the interests of the Trust Fund. However, Mortgage Loans with preferred equity or mezzanine debt held by an affiliate of the

Depositor will be serviced by the Servicer pursuant to instructions from CRIIMI MAE and the Equity will be serviced by CRIIMI MAE. In addition, the Pooling and Servicing Agreement requires the Servicer to service the Mortgage Loans solely in the best interests of and for the benefit of all holders of the Certificates in accordance with the Servicing Standard (as defined herein).

     RISKS ASSOCIATED WITH GROUND LEASES. 7 of the Mortgaged Properties, representing security for approximately 6% of the Initial Pool Balance, constitute, in whole or in part, the borrower's leasehold interest under a material ground lease. A material ground lease is one which constitutes the material portion of the Mortgaged Property and where the ground lessor is not a party to the Mortgage (that is, has not mortgaged its fee simple interest as security for the Mortgage Loan). Any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage has been categorized as a fee simple estate. Each of the Mortgage Loans secured by Mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage is a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. See '--Description of the Mortgage Pool--Security for the Mortgage Loans' and 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase' in this Prospectus Supplement.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the borrower's lender could succeed to the lessee/borrower's position under the lease only if the lessor has specifically granted the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. See 'Certain Legal Aspects of Mortgage Loans' in the Prospectus.

     RISKS ASSOCIATED WITH ZONING COMPLIANCE. Due to changes in zoning requirements after certain Mortgaged Properties were constructed, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. The operation of these properties is considered to be a 'permitted non-conforming use.' This means that the borrower is not required to alter its structure to comply with the new law; however, the borrower may be limited in its ability to rebuild the premises 'as is' in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may not be equal to that which existed before the casualty.

     Costs Associated With Compliance With ADA.  Under the Americans with

Disabilities Act of 1990 (the 'ADA'), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may incur costs to comply with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Risks Relating to Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. Such litigation could have a material adverse effect on the distributions to Certificateholders.

     Servicing Split Notes. 26 of the Notes, which represent 21% of the Initial Pool Balance, are portions of larger loans. Each such larger loan consists of two notes originated by CCA, one of which is being deposited in this Trust Fund. Each other note (each, the 'Other Note') is being held by CCA, and it is anticipated that each such Other Note will be included in a commercial mortgage-backed securitization of the Depositor or an affiliate of the Depositor in the future. Each of the Notes for the Prime Retail Pool Loan and the Airport Industrial Loan was split into two notes to reduce borrower and/or loan concentration in this Mortgage Pool. See 'Description of the Mortgage Pool--Significant Mortgage Loans--The Prime Retail Pool Loan and Properties' in this Prospectus Supplement. The other 24 Notes that were split are notes under Credit Lease Loans. Each Credit Lease Loan was split into two notes to reduce Credit Tenant or Guarantor concentration in this Mortgage Pool and to produce Credit Lease Loans for this Mortgage Pool that have amortization schedules that fully amortize the principal balance of the related Notes within 120 months of the Cut-off Date, while each of the pari passu Other Notes related to such Credit Lease Loans receive interest only during the first 120 months after the Cut-off Date followed by amortization after the related Note in this Mortgage Pool is paid in full. See 'Description of the Mortgage Pool--Credit Lease Loans' in this Prospectus Supplement. With respect to each Mortgage Loan having split notes, in the event of a default under any such loan, the proceeds of the related collateral will be applied pro rata between the Note contained in the Trust Fund and the related Other Note. For a detailed description of nine such Notes, see 'Description of the Mortgage Pool--Significant Mortgage Loans--The Accor Credit Lease Loans and Properties' in this Prospectus Supplement. Except with respect to the Note and the Other Note for each of the Prime Retail Pool Loans and the Airport Industrial Loan, the Notes and the Other Notes initially will be serviced by the Servicer and, if applicable, specially serviced by the

Special Servicer. Upon the sale of each of the Other Notes (other than the Other Notes with respect to the Prime Retail Pool Loan and the Airport Industrial
Loan) into a future securitization, the servicing will be transferred to the servicer for the future securitization. Thus, ultimately, certain of the Mortgage Loans will not be serviced by the Servicer pursuant to the Pooling and Servicing Agreement, but will be serviced pursuant to a substantially similar pooling and servicing agreement. With respect to the Prime Retail Pool Loan and the Airport Industrial Loan, the related Notes and the related Other Notes will be serviced by the Servicer and, if applicable, specially serviced by the Special Servicer. Upon the sale of the Other Notes for the Prime Retail Pool Loan and Airport Industrial Loan into a future securitization, the Total Prime Retail Pool Loan and Total Airport Industrial Loan will continue to be serviced by the Servicer under the Pooling and Servicing Agreement under which the Certificates are being issued.

RISKS RELATED TO THE CERTIFICATES

     The Certificates Are Supported By Limited Assets. If the Trust Fund is insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency.

     Risks Related to Prepayments. The yield to maturity on your Certificates will depend, in significant part, upon the rate and timing of principal payments on the Mortgage Loans. For this purpose, principal payments include voluntary prepayments, if permitted, or involuntary prepayments resulting from (i) casualty or condemnation, (ii) defaults and liquidations, (iii) repurchases upon breaches of representations and warranties (as further described under 'The Pooling and Servicing Agreement-- Representations and Warranties--Repurchase' in this Prospectus Supplement) or (iv) the purchase of the Mortgage Loans by the holders of the Class LR Certificates or the most subordinate Class of Certificates then outstanding (as further described under 'The Pooling and Servicing Agreement--Optional Termination' in this Prospectus Supplement). In situations (iii) and (iv) listed above, the price paid in connection with such a purchase or repurchase would be passed through to you, as holder of a Certificate, with the same effect as if such Mortgage Loan or Loans had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans. See 'Prepayment and Yield Considerations' in this Prospectus Supplement.

     Risks Related to Yield. In general, if you purchase your Certificates at a premium and principal distributions thereon occur at a rate faster than you anticipated at the time of your purchase, to the extent that the required Prepayment Premiums are not received, your actual yield to maturity may be lower than the yield you expected at the time of purchase. Conversely, if you purchase your Certificate at a discount and principal distributions thereon occur at a rate slower than you anticipated at the time of your purchase, your actual yield to maturity also may be lower than you assumed at the time of purchase.

     The investment performance of your Certificates may vary materially and adversely from your expectations due to prepayments on the Mortgage Loans that are higher or lower than you anticipated. The actual yield to you, as a the holder of an Offered Certificate, may not be equal to the yield you anticipated at the time of your purchase or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment that you expected or the expected weighted average life of your Certificate may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. See 'Prepayment and Yield Considerations' in this Prospectus Supplement.

     Risks Associated With Mortgagor Defaults; Delinquencies and Defaults by the Borrower May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. See '--Right to Receive Interest on Advances is Senior to Your Right to Receive Distributions' below. Although any such shortfalls may be made upon future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield for any Class of Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan allocated to your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity. Mortgage Loans with higher interest rates may be more likely to default or result in borrower bankruptcies. See 'Prepayment and Yield Considerations' in this Prospectus Supplement.

     Losses Affect Weighted Average Life and Yield to Maturity. Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. See '--Risks Related to the Mortgage Loans--Different Timing of Mortgage Loan Amortization Poses Certain Risks' above and 'Prepayment and Yield Considerations--Weighted Average Life of Offered Certificates' in this Prospectus Supplement.

     Right to Receive Interest on Advances is Senior to Your Right to Receive Distributions. Under certain circumstances, as more fully described in this Prospectus Supplement under 'The Pooling and Servicing Agreement--Advances,' the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances at the time such Advances (a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred up to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause (b) above, a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to your right, as holder of Certificates, to receive distributions on your Certificates and, consequently, may result in losses being allocated to your Certificates that would not have resulted absent the accrual of such interest.

     Compensation to the Special Servicer May Be Senior to Your Right to Receive Distributions. Certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to your Certificates that would not otherwise have resulted absent such compensation. See 'The Pooling and Servicing Agreement-- Special Servicing' in this Prospectus Supplement.

     SERVICER OR SPECIAL SERVICER MAY PURCHASE CERTIFICATES; CONFLICT OF INTEREST. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Certificates of any Class. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights and, in t he case of the Special Servicer, the rights of the Directing Holder (if the Special Servicer is the purchaser of the Class B-7 Certificates), which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.


     CONSENTS. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of the outstanding Certificates will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See 'The Pooling and Servicing Agreement--Amendment' in this Prospectus Supplement.

     RISKS ASSOCIATED WITH LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, even if a secondary market does develop, it may not provide you with liquidity of investment and such market may not continue for the life of your Certificates. The Offered Certificates will not be listed on any U.S. securities exchange. Lack of liquidity could result in a precipitous drop in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

     PASS-THROUGH RATE CONSIDERATIONS. As described in this Prospectus Supplement under 'Description of the Offered Certificates--Distributions,' the Pass-Through Rates on the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are based on the Weighted Average Net Mortgage Pass-Through Rates of the Mortgage Loans. Because the Mortgage Loans amortize principal at different rates and may be prepaid at the expiration of their respective Lock-out Periods, such rates will fluctuate over the lives of such Classes of Certificates. See 'Prepayment and Yield Considerations--Yield' in this Prospectus Supplement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the Trust Fund (the 'Mortgage Pool') consist of 194 fixed-rate mortgage loans (the 'Mortgage Loans') secured by first liens on 366 multifamily and commercial properties (the 'Mortgaged Properties'). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,290,188,358 (the 'Initial Pool Balance'), subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgaged Property consists of land improved by (i) a retail property (a 'Retail Property,' and any Mortgage Loan secured thereby, a 'Retail Loan'),
(ii) a factory outlet center property (a 'Factory Outlet Center Property,' and any Mortgage Loan secured thereby, a 'Factory Outlet Center Loan'), (iii) an office building (an 'Office Property,' and any Mortgage Loan secured thereby, an 'Office Loan'), (iv) a full or limited service or extended stay hotel or motel property (a 'Hotel Property,' and any Mortgage Loan secured thereby, a 'Hotel Loan'), (v) an apartment building or complex consisting of five or more rental units (a 'Multifamily Property,' and any Mortgage Loan secured thereby, a 'Multifamily Loan'), (vi) a hospital, a nursing home or a congregate care facility (each, a 'Healthcare Property,' and any Mortgage Loan secured thereby, a 'Healthcare Loan'), (vii) an industrial property (an 'Industrial Property,' and any Mortgage Loan secured thereby, an 'Industrial Loan'), (viii) a mobile home community (a 'Mobile Home Park Property,' and any Mortgage Loan secured thereby, a 'Mobile Home Park Loan') and, (ix) a mixed-use property (a 'Mixed-use Property' and any Mortgage Loan secured thereby, a 'Mixed-use Loan'). Certain statistical information relating to the various types of Mortgaged Properties is set forth under '--Additional Mortgage Information-Cut-off Date Principal Balance by Property Type' in this Prospectus Supplement.

     24 of the Mortgage Loans (the 'Pool Loans') are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties. See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans-- Concentration Entails Risks' in this Prospectus Supplement.

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Sellers, the Originators, the Underwriters, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the lender.

SECURITY FOR THE MORTGAGE LOANS

     Each Mortgage Loan is generally nonrecourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, 'Reserve Accounts'). The Mortgage Loans generally provide for the indemnification of the lender by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable,
(ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See '--Certain Terms and Conditions of the Mortgage Loans--Escrows' in this Prospectus Supplement.

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a 'Note') and secured by one or more mortgages, deeds of trust or other similar security instruments (a 'Mortgage'). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                      SECURITY FOR THE MORTGAGE LOANS (1)

                                                                                           % OF
                                                                                          INITIAL           NUMBER OF
                                                                                           POOL             MORTGAGED
                                      INTEREST OF BORROWER ENCUMBERED                    BALANCE(2)         PROPERTIES
                                      -------------------------------                    ----------         ----------
Fee Simple Estate (3)..................................................................       95%              360
Leasehold Estate (4)...................................................................        5%                6
                                                                                             ----              ---
Total..................................................................................      100%              366
                                                                                             ----              ---
                                                                                             ----              ---

------------------
(1) Leasehold estates are marked on Annex B with an '*'.

(2) Based on the Allocated Loan Amount of the related Mortgaged Property as of the Cut-off Date.

(3) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate.

(4) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

THE MORTGAGE LOAN PROGRAM--UNDERWRITING STANDARDS

     Each Mortgage Loan was originated by CCA or Bloomfield (the 'Originators'), as set forth above under 'Summary of Prospectus Supplement--Originators,' and is generally consistent with the underwriting standards applied by CCA in connection with the purchase or origination of each of the Mortgage Loans, as described below.

     CCA purchased the Mortgage Loans that it did not originate pursuant to a purchase and sale agreement with Bloomfield.

     CCA's underwriting process involves calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR. 'Net Cash Flow' with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by

CCA based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization. Net Cash Flow does not reflect debt service, subordinated ground rent, or non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures, and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties and Mobile Home Park Properties, annualizing rental revenue shown on a recent rent roll before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) assuming the occupancy rate for the Mortgaged Property or pool of Mortgaged Properties was less than the actual occupancy rate, including in the case of certain of the Hotel Properties, to account for an above-market occupancy rate or to reflect new construction in the market, (iv) in the case of the Retail Properties, excluding certain percentage rent, (v) excluding certain non-recurring income and/or expenses, (vi) assuming that a management fee of 3% to 5% of revenue and a franchise fee of 3.5% to 6% of room revenue (for Hotel Properties only) was payable with respect to the Mortgaged Property, (vii) taking into account new tax assessments and utility savings from the installation of new energy efficient equipment, (viii) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (ix) subtracting from net operating income replacement or capital expenditure reserves and (x) in the case of the Retail Properties, Industrial Properties and Office Properties (other than such properties securing a Credit Lease Loan), subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and (xi) in the case of the Credit Lease Loans, assuming the Net Cash Flow is equal to the rental obligations of the tenants under the Credit Leases for the term of the Credit Lease Loan.

     'Net Cash Flow' reflects the calculations and adjustments used by CCA for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, 'Net Cash Flow' and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

     If and when the words 'expects,' 'intends,' 'anticipates,' 'estimates,' and analogous expressions are used herein, such statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor and the Underwriters, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Originators. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in events, conditions or circumstances on which any such statement is based.

     No representation is made as to the future net cash flow of the properties, nor is 'Net Cash Flow' set forth in this Prospectus Supplement intended to represent such future net cash flow.

     In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by CCA. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by CCA's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of 'Net Cash Flow' described under '--Additional Loan Information,' below. In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor CCA makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, CCA or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

     Each Originator was required to cause each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report generally not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 48 of the Mortgage Loans representing, in the aggregate, 48% of the Initial Pool Balance, excluding the portion of the Initial Pool Balance representing Credit Lease Loans, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by CCA as part of its underwriting procedures.

SPECIAL NOTES

     The Mortgage Loans known as Bellemeade Plaza and Airport Industrial are each evidenced by a Special Note and a Note. A 'Special Note' is a Note that evidences a portion of the Mortgage Loan debt and is cross-defaulted and cross-collateralized and ranks pari passu with the other Note evidencing such Mortgage Loan. Special Notes account for less than 1% of the Initial Pool Balance. Each Special Note fully amortizes on a schedule that is shorter than the amortization schedule of the related Note also secured by the related Mortgaged Property and that is based on excess cash flow not included in Net Cash Flow for such Mortgaged Property. Such 'excess' cash flow is generated by one of the following sources: (a) rental income from a dark anchor where the tenant who has vacated is obligated to continue to pay rent for a specified period and is a creditworthy entity; (b) rental income from the above-market portion of rent under a lease to a creditworthy tenant; (c) the difference between underwritten ground rent and actual required ground rental payments in situations where ground rent steps up at specified dates and was underwritten at the higher level; and (d) the difference between underwritten taxes and actual taxes being paid pursuant to a tax abatement. The DSCR for each Special Note is determined based on such 'excess' cash flow and the aggregate annual debt service payments due on such Special Note. The Special Note for Bellemeade Plaza relates to the circumstances described in the preceding clause (a) and the Special Note for Airport Industrial relates to the circumstances described in the preceding clause (c).

PREMIUM LOANS

     44 of the Mortgage Loans, which represent 43% of the Initial Pool Balance, are 'Premium Loans.' A lender that makes a Premium Loan advances to the borrower at closing an amount that is roughly equivalent to the amount that would have been advanced under a 'standard' securitizable loan, but a portion of that amount (the 'Premium') is not advanced as part of the contract loan amount; that is, the face amount of the note is less than the amount advanced to the borrower. In return for its receipt of the Premium, the borrower agrees to pay a rate of interest on the Premium Loan that is higher than the interest rate that would have been imposed in a 'standard' loan. The 'excess' interest generated by the spread of the higher rate over the 'standard' rate is sufficient to amortize the Premium over the term of the loan or through the Anticipated Repayment Date. A Premium Loan, therefore, has a higher interest rate and a lower principal amount than a 'standard' loan, although the debt service payments on a Premium Loan are, in general, approximately equivalent to payments required under a 'standard' loan. The Premium Loan borrower is not required to repay the Premium as part of principal. However, the related loan documents provide for a calculation of the amortization of the Premium over a term based on the difference between the Mortgage Rate and a rate (the 'Base Interest Rate') that approximates the lower rate that would have been imposed if the Premium were part of the principal amount of the Mortgage Loan and amortized on a shorter schedule (the 'Base Amortization Term'). The borrower is required to pay a Prepayment Premium to compensate the Trust for the unamortized portion of the Premium (a 'Return of Premium Amount') upon any prepayment of the loan, including, in general, by reason of default, casualty or condemnation. See 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Payment Provisions in this Prospectus Supplement' and 'Certain Legal Aspects of Mortgage Loans--Default Interest, Prepayment Charges and Prepayments' in the Prospectus.

     CCA's practice of originating Premium Loans is a by-product of its practice of underwriting mortgage loans using refinance constants in assessing debt service coverage ratios. A 'refinance constant' is derived from an assumed interest rate (intended to reflect a conservative projection of prevailing rates at the Anticipated Repayment Dates of such loans) and an assumed amortization schedule. In the current interest rate environment, actual interest rates are significantly lower than the refinance rates assumed by CCA. This approach to underwriting generally results in loans having lower principal balances and higher interest rates than loans offered by other lenders who use an 'actual constant' (based on current interest rates and an actual amortization schedule) in underwriting loans. The proceeds funded by CCA are generally equal to that funded under comparable 'standard' mortgage loans, but such loans have amortization schedules generally shorter than comparable 'standard' mortgage loans. CCA's underwriting criteria generally require that the proceeds-to-value ratios of Premium Loans not exceed 80%. Since such Premiums are required to be repaid in the form of increased interest over the term to Anticipated Repayment Date of the loans and such loans have equal or lower balances at their Anticipated Repayment Dates than comparable standard mortgage loans would have at their maturities or anticipated repayment dates, they do not adversely affect the likelihood that such borrowers will be able to refinance their loans at their Anticipated Repayment Dates. See 'Risk Factors and Other Special

Considerations--Risks Relating to Enforceability of Premium Loans.'

     With respect to Premium Loans, (i) loan-to-value ratio ('LTV') means the principal amount of such Premium Loan, exclusive of the Premium, divided by the appraised Value of the related Mortgaged Property and (ii) proceeds-to-value ratio ('PTV') means the total amount funded at closing of such Premium Loan, including the Premium, divided by the Appraised Value of the related Mortgaged Property. The weighted average of the Premiums (expressed as a percentage of the initial principal balances of the related Mortgage Loans) at which all Mortgage Loans were originated (including Mortgage Loans that were originated at par) is 104% and the weighted average of the Premiums at which the Premium Loans were originated is 109%, with a range of 4% to 15%.

     The ten largest Premium Loans (by Cut-off Date Principal Balance) have an aggregate Cut-off Date Principal Balance of $348,955,663, represent 27% of the Initial Pool Balance, had a weighted average Premium (expressed as a percentage of the initial principal balances of such Premium Mortgage Loans) of 109%, a weighted average DSCR of 1.49, a weighted average LTV of 64%, a weighted average PTV of 70% and a weighted average ARD LTV/PTV of 57%. The Premium Loans have the characteristics set forth below. For the characteristics of each Premium Loan, see Annex A and Annex C.

                                 PREMIUM LOANS

         RANGE OF                                                                             AVERAGE                     WEIGHTED
      PREMIUMS AS A                     WEIGHTED    WEIGHTED     WEIGHTED      WEIGHTED     CUT-OFF DATE    WEIGHTED      AVERAGE
        % OF LOAN            NUMBER     AVERAGE     AVERAGE     AVERAGE ARD     AVERAGE      PRINCIPAL      AVERAGE         BASE
         BALANCE            OF NOTES      LTV         PTV         LTV/PTV        DSCR         BALANCE       PREMIUM     AMORTIZATION
--------------------------  --------    --------    --------    -----------    ---------    ------------    --------    ------------
less than 5.0%............      2          74%         77%          67%           1.31      $32,191,582       104%           336
5.0 - 9.9%................     31          66%         72%          59%           1.35      $ 9,540,682       108%           320
10.00 - 15%...............     13          62%         69%          55%           1.59      $16,169,517       110%           299
Total/Weighted Average....     46          66%         71%          59%           1.43      $12,594,966       109%           315

         RANGE OF            AGGREGATE
      PREMIUMS AS A         CUT-OFF DATE
        % OF LOAN            PRINCIPAL
         BALANCE              BALANCE
--------------------------  ------------
less than 5.0%............  $64,383,164
5.0 - 9.9%................  $295,761,151
10.00 - 15%...............  $194,034,199
Total/Weighted Average....  $554,178,514

CREDIT LEASE LOANS

     11% of the Mortgage Loans, based on Initial Pool Balance (the 'Credit Lease Loans'), are secured by Mortgages on Mortgaged Properties ('Credit Lease Properties') that are, in each case, subject to a net lease obligation (a 'Credit Lease') of a tenant (a 'Credit Tenant'), which possesses, or whose parent or affiliate that guarantees the lease obligations (a 'Guarantor') possesses, a rating of 'BB-' (or the equivalent) or higher by the National Association of Insurance Commissioners ('NAIC') or Standard & Poor's Rating Services ('S&P') or one or more of the Rating Agencies. Scheduled monthly payments under each Credit Lease are sufficient to pay in full and on a timely basis, all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan. None of the Credit Lease Loans are Premium Loans. See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Credit Lease Loans Have Special Risks' in this Prospectus Supplement.

     All of the Credit Leases are 'Bondable Leases,' which means that the related Credit Tenant has no right to terminate or abate rent, even in the event of a casualty or condemnation or the failure of the related borrower to perform required maintenance, repairs or replacement with respect to the related Credit Lease Property. However, under each of the Credit Leases, the related Credit Tenant is permitted to terminate the related Credit Lease only upon certain condemnation or casualty events as long as the related Credit Tenant purchases the related Credit Lease Property for an amount not less than that required to pay the outstanding principal balance of the Mortgage Loan plus accrued interest. In the case of the Accor Credit Leases, in the event of a casualty or condemnation, the tenant may offer to purchase the Credit Lease Property or substitute the Credit Lease Property with a new property, which offer may be rejected by the landlord.

     Each of the Credit Lease Loans (as identified on the following chart) is a portion of a larger loan (each such larger loan, the 'Total Credit Lease Loan'), consisting of two notes originated by CCA, one of which is being deposited in this Trust Fund. The Total Credit Lease Loans have been split to reduce exposure to a single Credit Tenant or guarantor in this securitization and to shorten the average lives of the Certificates. The Note deposited into the Mortgage Pool has an amortization schedule that fully amortizes the principal balance of such Note within 120 months of the Cut-off Date. Each of the Other Notes related to such Credit Lease Loans are interest only for the first ten years. After 120 months, if the related Notes in this Mortgage Pool have fully amortized in accordance with their amortization schedules, the related Other Notes will receive all of the remaining principal payable with respect to the Total Credit Lease Loan. The aggregate Cut-off Date Principal Balance of the Credit Lease Loans is $147,284,666, which represents 11% of the Initial Pool Balance. The aggregate Cut-off Date Principal Balance of the Total Credit Lease Loans is $770,583,811. Unless otherwise specified, references herein to Credit Lease Loans refer only to the related Note deposited in this Trust Fund. The other notes (each, the 'Other Note') are being held by CCA, and it is anticipated that each such Other Note will be included in a mortgage securitization of the Depositor or an affiliate of the Depositor in the future. Each of the Total Credit Lease Loans initially will be serviced by the Servicer. Upon transfer of the Other Note to another securitization, each Total Credit Lease Loan will be serviced by the servicer of the other securitization.

                               CREDIT LEASE LOANS

                                         CUT-OFF DATE     TOTAL CREDIT LEASE
                                          PRINCIPAL        LOAN CUT-OFF DATE             TENANT/LEASE
             PROPERTY NAME                BALANCE(1)     PRINCIPAL BALANCE(2)             GUARANTOR               RATING(3)
---------------------------------------  ------------   -----------------------   --------------------------  -----------------
ACCOR-M-Six--Creditvest I..............  $  9,717,785         $51,198,043                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--Creditvest II.............  $  9,588,731         $50,518,132                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--Limited Partnership.......  $  9,636,123         $49,944,954                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--Penvest I.................  $  9,446,025         $49,766,696                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--V.........................  $ 10,287,380         $53,320,480                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--VI........................  $  9,861,548         $51,113,351                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--III.......................  $ 10,103,716         $52,368,529                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--IV........................  $  9,748,985         $50,529,929                   ACCOR             'BBB'/NA/NA
ACCOR-M-Six--Penvest II................  $  9,827,506         $51,776,544                   ACCOR             'BBB'/NA/NA
Beckman--Miami.........................  $ 12,196,303         $55,640,278         Beckman Coulter, Inc.       'BB+'/NA/'Ba1'
Beckman--Brea..........................  $ 15,441,913         $81,687,944         Beckman Coulter, Inc.       'BB+'/NA/'Ba1'
Circuit City--East Lansing.............  $    714,667         $ 4,457,122         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Frederick................  $    714,667         $ 4,457,122         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Green Bay................  $    714,667         $ 4,457,122         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Harper Woods.............  $    857,600         $ 5,348,547         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Indianapolis.............  $    714,667         $ 4,457,122         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Jackson, TN..............  $    524,089         $ 3,268,556         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Kingsport................  $    476,445         $ 2,971,414         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Philadelphia.............  $  1,111,703         $ 6,933,301         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Ridgeland................  $    794,075         $ 4,952,357         Circuit City Stores, Inc.        'NAIC2'
Circuit City--Wichita Falls............  $    476,445         $ 2,971,414         Circuit City Stores, Inc.        'NAIC2'
Bentley Mills Distribution Facility....  $  3,298,811         $14,984,529         Interface, Inc.             'BB+'/NA/'Ba1'
The Money Store........................  $ 12,169,935         $86,244,089         First Union National Bank   'A+'/'AA-'/'Aa3'
Cinemark Pool Credit Lease.............  $  8,860,878         $27,216,232         Cinemark USA, Inc.          'BB-'/NA/'Ba3'

------------------
(1) Or Allocated Loan Amount, if applicable.

(2) Only the Cut-off Date Principal Balance is included in the Mortgage Pool. The remaining amount of the Total Credit Lease Loan is not included in the Trust Fund.

(3) Long-term unsecured debt rating of NAIC or S&P/Fitch/Moody's.

     Each of the Credit Leases (except for the Circuit City Credit Leases) has a primary lease term (the 'Primary Term') which expires on or after the scheduled final maturity date of the related Total Credit Lease Loan. The Primary Term of the Circuit City Credit Leases expires 11 days before the maturity date of the Total Circuit City Credit Lease Loans. The Credit Lease Loans in this Mortgage Pool are scheduled to be repaid fully from the scheduled payment of rent under the related Credit Leases by or on behalf of the Credit Tenant with respect to such Credit Leases (the 'Monthly Rental Payments') made during the Primary Term of such Credit Lease.

     Although the Credit Lease Loans in the Trust Fund have an amortization schedule that fully amortizes the principal balance of the related Note, each of the related Other Notes (other than the Other Note for the Cinemark Credit Lease
Loan) are balloon notes that will require a substantial payment of principal at maturity. In order to minimize the risks associated with making such balloon payments, each of the related borrowers has obtained residual value insurance policies (the 'Residual Value Policies') or surety bonds.

     Generally, each Credit Lease Loan provides that if the related Credit Tenant has defaulted in the performance of any covenant or agreement of such Credit Lease and remains in default beyond the applicable notice and grace periods, then the lender may require the related borrower either (i) to exercise any of its rights under such Credit Lease or (ii) to terminate such Credit Lease. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

     Each borrower under a Credit Lease Loan has assigned to the lender of the related Credit Lease Loan, as security for such borrower's obligations thereunder, such borrower's rights under the related Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of its rights under any guaranty with respect to the Credit Tenant's obligations under the related Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the related Credit Lease. Repayment of the Credit Lease Loans and other obligations of the borrowers will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the borrowers will remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Each Credit Lease generally provides that the related Credit Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property. The Monthly Rental Payments are deposited directly into a Lock Box Account controlled by the Servicer. Although each Credit Lease requires the Credit Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Credit Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Credit Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

     The Circuit City Credit Leases, the Cinemark Credit Leases, the Money Store Credit Leases and the Accor Credit Leases permit the Credit Tenant, at its own expense, and generally with the consent of the borrower, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Credit Tenant may deem necessary or desirable, or to demolish any part of a building, provided that the Credit Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Credit Tenant, will not affect the Credit Tenant's obligations under the Credit Lease.

     The Credit Leases having Cinemark USA, Inc. as the Credit Tenant provide that at any time after the tenth anniversary of the commencement of such Credit Lease, if the Credit Tenant determines in its good faith judgment that the operation of such Credit Lease Property is economically obsolete, the Credit Tenant may purchase the Credit Lease Property and terminate the Credit Lease. In order to effect such a purchase, certain terms and conditions must be satisfied, including, among other things, confirmation from the Rating Agencies that such purchase will not result in a qualification, downgrade or withdrawal of the then current rating of any Class of Certificates. The Cinemark Credit Leases further provide that at any time after the second anniversary of the commencement of such Credit Leases, but no more than once during any consecutive twelve month period, the Credit Tenant may substitute the related Credit Lease Property with a new property by conveying such new property to the related landlord and substituting a new lease for the existing Credit Lease. In order to effect such a substitution, certain terms and conditions must be satisfied, including, among other things, receipt of confirmation from the Rating Agencies that such substitution will not result in a qualification, downgrade or withdrawal of the then current rating on any Class of Certificates. See also 'Description of the Mortgage Loans--Significant Mortgage Loans--The ACCOR Credit Lease Loans and Properties' in this Prospectus Suplement.

     At the end of the term of a Credit Lease, a Credit Tenant generally is obligated to surrender the Credit Lease Property in good order and in its original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.

     Annex B. For a detailed presentation of the characteristics of the Mortgage Loans, on a property-by-property basis, see Annex B.

     Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ('Monthly Payments') to be due on the eleventh day of each month or, if the eleventh day is not a Business Day, either the next Business Day or the first preceding Business Day (except for the Accor Credit Lease Loans, which provide for Monthly Payments on the first day of each month). A 'Business Day' is any day, other than a Saturday, Sunday or a day on which banking institutions in Illinois, Texas or New York are authorized or obligated by law, executive order or governmental decree to close. None of the Mortgage Loans has a grace period for Monthly Payments.

     Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrues interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360 day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under '--Excess Interest,' certain of the Mortgage Loans accrue interest at a higher rate (the 'Excess Rate') after their respective Anticipated Repayment Dates. As used herein, the term 'Mortgage Rate' does not include the Excess Rate.

     Excess Interest. 176 of the Notes, representing approximately 88% of the Initial Pool Balance, are notes which bear interest at their respective Mortgage Rates until, or within 3 months after their respective Anticipated Repayment Date (an 'ARD Note,' and the related Mortgage Loan, an 'ARD Loan'). Commencing within three months of the respective Anticipated Repayment Date, each such Note generally will bear interest at a fixed rate (the 'Revised Rate') per annum equal to, for so long as such Note is in the Mortgage Pool, the Mortgage Rate plus 2%; provided, however, in the event that an ARD Loan is purchased from the Trust Fund on or after its Anticipated Repayment Date, as provided herein, the interest rate will increase to a higher rate, generally 5% plus the greater of the original interest rate and the sum of the then current applicable treasury rate and the original spread. Until the principal balance of each such ARD Note has been reduced to zero, the related borrower will only be required to pay interest at the Mortgage Rate. Interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is 'Excess Interest'). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Notes will be required to enter into a lock box agreement pursuant to which all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the 'Monthly Debt Service Payment'), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items (i) through (v) above is referred to herein as 'Excess Cash Flow.' As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     Class LR Certificateholders May Purchase ARD Loans After the Anticipated Repayment Date. The holders of 100% of the Percentage Interests in the Class LR Certificates, and if the holder of the Class LR Certificates does not exercise its option, the holder of 100% of the Percentage Interests in the most subordinate Class of Certificates then outstanding (not including the Class B-7H Certificates), will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, unreimbursed Property Advances and accrued and unpaid interest on Advances. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

     Amortization of Principal. As set forth in the following table, Mortgage Loans have amortization terms that are generally the same as their respective remaining terms to maturity.

                   AMORTIZATION CHARACTERISTICS OF THE NOTES

                                                                                              % OF
                                                                                          INITIAL POOL    NUMBER OF
                                     TYPE OF NOTE                                           BALANCE         NOTES
                                     ------------                                         ------------    ---------
ARD Notes..............................................................................        88%           125
Fully Amortizing Notes (other than ARD Loans)..........................................        12%            25

     Prepayment Provisions. Each Mortgage Loan prohibits voluntary prepayment during a period (a 'Lock-out Period') ending on a date ranging from approximately 27 months to 127 months after the Cut-off Date. The weighted average Lock-out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 116 months. No Mortgage Loan imposes a fee or premium ('Prepayment Premium') for voluntary prepayments made after the expiration of the related Lock-out Period, but Prepayment Premiums may be due in connection with certain involuntary prepayments and, with respect to certain Premium Loans that permit prepayment prior to the related Anticipated Repayment Date, the unamortized portion of the Premium will be due with such prepayment. See 'Risk Factors and Other Special Considerations--The Certificates-Special Prepayment and Yield Considerations' in this Prospectus Supplement. Generally, the Lock-out Periods for the ARD Loans expire on or one to six months prior to their respective Anticipated Repayment Dates and the Lock-out Periods for the fully amortizing Mortgage Loans (other than ARD Loans) expire on or one to six months prior to their respective maturity dates. Certain of the prepayment terms of each of the Mortgage Loans are described in Annex A.

     The Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note(s) to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Mortgage Loan, the constant monthly payment due under the related note will be reamortized based on the remaining amortization term and the applicable interest rate. The Pooling and Servicing Agreement provides that if a Mortgage Loan permits the lender to apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot apply such funds to such a prepayment unless the Special Servicer has first received the consent of the Servicer (if the Special Servicer is not the Servicer) or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 Business Days to a solicitation of their consent. If such consent is not obtained, such funds will be made available to the related borrowers to restore the related Mortgaged Property.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

     Neither the Depositor nor either Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See 'Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Related to Prepayments' and '--Risks Related to Yield' in this Prospectus Supplement and 'Certain Legal Aspects of Mortgage Loans-Default Interest, Prepayment Charges and Prepayments' in the Prospectus.

     Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the 'Defeasance Lock-out Period'), which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a 'Defeasance Option'), provided that, among other conditions, the borrower (a) pays on any Due Date (the 'Release Date') (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the 'Collateral Substitution Deposit') that will be sufficient to (x) purchase direct, non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or in the case of an ARD Loan, the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due (or assumed balloon payment on ARD Loans) on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by CCA will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower. The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See 'Risk Factors and Other Special Considerations--Risks Related to the Certificates--Risks Related to Prepayments' and '--Risks Related to Yield' in this Prospectus Supplement.

     Escrows. Generally, all of the Mortgage Loans, other than the Credit Lease Loans, provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties (except in cases where three months to one year of insurance premiums are escrowed). The Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Most of the Mortgage Loans (excluding Credit Lease Loans and Mobile Home Park Loans) require monthly escrows to cover ongoing replacements and capital repairs. See Annex B for property-by-property detail.

     'Due-on-Sale' and 'Due-on-Encumbrance' Provisions. The Mortgage Loans generally contain 'due-on-sale' and 'due-on-encumbrance' clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of that holder. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer or further encumbrance will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See 'Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance' in the Prospectus and 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Relating to Enforceability' in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the lender to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. A significant number of Mortgage Loans where an affiliate of the borrower manages the related Mortgaged Property or Properties, provides that if the Debt Service Coverage Ratio for such Mortgage Loan falls below a certain level, the lender will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the lender. The Mortgage Loans generally allow the lender to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the lender is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. 24 of the Mortgage Loans (the 'Pool Loans'), representing 32% of the Mortgage Pool by Cut-off Date Principal Balance, are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties secure only 150% of the Allocated Loan Amount of such Mortgaged Properties (rather than the entire initial principal balance of the related Note or Notes). See 'Risk Factors and Other Special Considerations-Risks Related to the Mortgage Loans-Limitations on Enforceability of Cross-Collateralization' in this Prospectus Supplement and 'Loan Characteristics' in Annex A.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured (a) by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation, (ii) the outstanding principal balance of the Mortgage Loan (or, with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) and (iii) an amount sufficient to prevent the insurer from deeming the borrower a co-insurer, or in an amount satisfying other similar standards, and (b) by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. The hazard insurance policies are required to cover loss or damage by fire and lightning and other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Certain of the Mortgaged Properties located in earthquake risk areas, are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balances of such Mortgage Loans. Mobile Home Park Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.

     The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expenses (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) except with respect to certain of the Mobile Home Park Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders 'all risk' insurance, and (vi) such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

     Preferred Equity Investments. In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ('Monthly Mortgage Loan Payments') and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ('Monthly Operating Expenses') have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to either (i) a scheduled minimum payment or (ii) the greater of a scheduled minimum payment and specified percentage of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow).

     Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights,

including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or in some cases, if the DSCR as of certain dates falls below certain levels generally equal to the DSCR at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause a downgrade, qualification or withdrawal of any of its then current ratings assigned to any Class of Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

     In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Property, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases, improvement of the related Mortgaged Property to a materially higher standard than comparable properties in the vicinity of such Mortgaged Property (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

SIGNIFICANT MORTGAGE LOANS

     In connection with the origination of each of the seven largest Mortgage Loans listed below, CCA, in addition to its ordinary underwriting procedures, obtained audited financial statements, reviewed financial statements or engaged independent accountants to perform agreed upon procedures with respect to financial statements for a recent 12 month period with respect to the related Mortgaged Properties and obtained market rental analysis for the Office Properties.

  The Prime Retail Pool Loan and Properties

     The Loan. The largest Mortgage Loan in the Mortgage Pool (the 'Prime Retail Pool Loan') was originated by CCA on June 15, 1998, had an original principal balance of $81,920,584 and has a Cut-off Date Principal Balance of $81,857,269, which represents approximately 6% of the Initial Pool Balance. The Prime Retail Pool Loan is evidenced by a Note (the 'Prime Retail Pool Note') that is cross-collateralized and cross-defaulted with a pari passu note (the 'Other Prime Retail Pool Note') in an equal amount (the aggregate indebtedness represented by such two notes being referred to herein as the 'Total Prime Retail Pool Loan'). The Total Prime Retail Pool Loan had an original principal balance of $163,841,167. The Total Prime Retail Pool Loan is secured by two fee Mortgages and three fee and leasehold Mortgages (the 'Prime Retail Pool Mortgages') encumbering four retail properties (the 'Prime Retail Pool Properties') which are located in California, Indiana, Maine and New York.

Cut-off Date                                                      % of Initial Pool Balance:       6%
Principal Balance:               $81,857,269

Origination Date:                June 15, 1998                    Maturity Date:                   July 11, 2028

Loan Type:                       ARD                              Property Type:                   Retail/Factory Outlet Centers

Monthly Payment:                 $624,102                         No. of Properties:               4

Interest Rate:                   8.40%                            Location of Properties:          Indiana, Maine, New York and
                                                                                                   California

Amortization Term:               360 months                       Appraised Value (aggregate for   $285,900,000(1)
                                                                  pool):

Debt Constant:                   9.15%                            Total Square Feet:               1,591,482

DSCR:                            1.54                             Year Built/Renovated:            1984-1995/1995-1997(2)

Cut-off Date LTV:                57%                              Cut-off Date Principal           $103
                                                                  Balance/SqFt.:

Anticipated Repayment Date:      July 11, 2008                    Fee or Leasehold:                2 Fee and 3 Fee and
                                                                                                   Leasehold(3)


ARD Balance:                     $73,982,703                      Major Tenants/Sq. Ft./Lease      See Chart Below
                                                                  Expiration Date:

ARD LTV/PTV:                     52%                              Occupancy:                       97%(5)

Borrower Special Purpose         Yes, with an independent         Lock Box:                        Hard
Entity:                          director and a non-              Premium Loan:                    Yes(5)
                                 consolidation opinion.

------------------
(1) For Total Prime Retail Pool Loan.

(2) For additional information, see '--The Properties' below.

(3) The Mortgaged Property in California is encumbered by a fee Mortgage and a fee and leasehold Mortgage.

(4) See '--The Properties' below for additional information regarding major tenants

(5) See '--The Premium' below for additional information regarding the Premium.

     The Other Prime Retail Pool Note is being held by CCA and it is anticipated that such note will be included in a mortgage securitization of the Depositor or an affiliate of the Depositor in the future. The Prime Retail Pool Note was separated from the Other Prime Retail Pool Note to reduce exposure to one borrower in a particular securitization. The Total Prime Retail Pool Loan will be serviced by the Servicer and, if necessary, specially serviced by the Special Servicer. Even after the Other Prime Retail

Note is transferred to a future securitization, servicing and special servicing will remain with the Servicer and Special Servicer, as applicable.

     The Premium. The Prime Retail Pool Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Prime Retail Pool Loan.

                                               BASE           BASE                            CUT-OFF
            TOTAL FUNDED       PREMIUM       INTEREST     AMORTIZATION     CUT-OFF DATE        DATE             ARD
               AMOUNT          AMOUNT          RATE           TERM             LTV              PTV           LTV/PTV
            ------------     -----------     --------     ------------     ------------     -----------     -----------
            $180,000,000     $16,158,833       6.99%        316 months          57%              63%             52%

     See 'Description of the Mortgage Pool--The Mortgage Loan
Program-Underwriting Standards--Premium Loans' in this Prospectus Supplement for additional information regarding Premium Loans.

     The Borrower. The borrower under the Prime Retail Pool Loan consists of the following four special purpose entities (collectively, the 'Prime Retail Pool Borrower') as follows: (i) Outlet Village of Kittery Limited Partnership, a Delaware limited partnership; (ii) the Prime Outlets at Gilroy Limited Partnership, a Delaware limited partnership; (iii) The Prime Outlets at Michigan City Limited Partnership, a Delaware limited partnership; and (iv) Finger Lakes Outlet Center, L.L.C., a Delaware lim ited liability company. One percent of the interest in each borrower entity is owned by Prime Retail Finance VII, Inc., and 99% of the interest in each borrower entity is owned by Prime Retail, L.P. Each of the Prime Retail Pool Borrowers is an affiliate of Prime Retail, Inc. ('Prime'), a publicly traded REIT. The proceeds of the Prime Retail Pool Loan were used to finance a portion of the merger of Prime with Horizon Group, Inc. ('Horizon') in connection with which Prime acquired the Prime Retail Pool Properties from Horizon.

     Substitution of Properties; Prepayment; Defeasance. Prior to July 11, 2008 (the 'Prime Retail Anticipated Repayment Date'), the Prime Retail Pool Borrower may replace any of the Prime Retail Pool Properties upon transfer of such property to a third party. The Prime Retail Pool Borrower must provide a replacement factory outlet center or other retail property and must satisfy certain conditions specified in the loan documents, including confirmation from each of the Rating Agencies that such substitution would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

     Voluntary prepayment is prohibited until the third month preceding the Prime Retail Anticipated Repayment Date for the Prime Retail Pool Loan. However, the Prime Retail Pool Borrower may defease all or any portion of the Prime Retail Pool Loan at any time from the second anniversary of the issuance of the Certificates through the Prime Retail Anticipated Repayment Date. Defeasance requires the satisfaction of certain conditions specified in the loan documents, including confirmation from each of the Rating Agencies that such conditions have been met. See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     Lock Box; Reserve Accounts; Financial Statements. The Prime Retail Pool Borrower has entered into a lock box agreement whereby all rent from the Prime Retail Pool Properties is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See 'The Pooling and Servicing Agreement--Accounts--Lock Box Accounts' in this Prospectus Supplement. The Prime Retail Pool Borrower also has established Reserve Accounts, including a required repair reserve account, an ongoing tax and insurance reserve account, a ground lease reserve account and an ongoing capital expenditure reserve account. See 'Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows' and 'The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts' in this Prospectus Supplement. The Prime Retail Pool Borrower is required to furnish audited financial statements to the Servicer within 90 days following the end of each of its fiscal years.

     The Property Manager. The Prime Retail Pool Properties are managed, without a formal management agreement by Prime Retail, L.P. (the 'Prime Retail Pool Property Manager'), an entity wholly-owned by Prime and an affiliate of the Prime Retail Pool Borrower that manages a total of 48 outlet centers having 13.4 million square feet of gross leasable area. The Prime Retail Pool Property Manager was established to manage retail factory outlets. The fees payable to the Prime Retail Pool Property Manager or any other property manager may not exceed 4% of the gross revenues of the managed property and are subordinate to debt service on the Prime Retail Pool Loan. The lender may terminate the Prime Retail Pool Property Manager (or any other property manager of any Prime Retail Pool Property) upon an event of default under the Prime Retail Pool Loan or if the DSCR falls below 1.10.

     The Ground Leases. A material portion of the Prime Retail Pool Property known as Outlet Village of Kittery is located on land leased to the related Prime Retail Pool Borrower pursuant to a ground lease which expires on October 1, 2009 (but provides for eight automatic five-year extensions). A material portion of the Prime Retail Pool Property known as The Prime Outlets at Gilroy

(such portion, the 'Prime Retail Pool Property Phase III and IV') is located on land that is jointly owned by the Prime Retail Pool Borrower and Arcadia Development Co. (the 'Prime Retail Pool Co-tenant'). The 50% undivided ownership interest of the Prime Retail Pool Co-tenant in Prime Retail Pool Property Phase III and IV is subject to a ground lease between the Prime Retail Pool Co-tenant, as lessor, and the Prime Retail Pool Borrower, as lessee, that expires in 2092 and contains call and put options, subject to certain conditions, for the Prime Retail Pool Borrower to purchase the Prime Retail Co-tenant's interest in Prime Retail Pool Property Phase III and IV and for the Prime Retail Pool Co-tenant to sell such interest to the Prime Retail Pool Borrower. See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated With Ground Leases' in this Prospectus Supplement for a discussion of certain matters associated with ground leases.

     In addition, another Prime Retail Pool Property, Finger Lakes Outlets, is located on land that was conveyed to the Seneca County Industrial Development Agency by a prior owner under a sale/leaseback arrangement pursuant to a Payment in Lieu of Tax Agreement. Under this agreement, the owners of the leasehold are required to pay periodic assessments and ad valorem taxes, each as specified in such agreement. The Prime Retail Pool Borrower maintains reserves for such payments as part of an ongoing tax reserve account. The term of the lease agreement related to the Finger Lakes Outlet will expire on December 31, 2015 and the fee interest in the property will revert back to the Prime Retail Pool Borrower. Because reserves are maintained for costs associated with the ground lease and the Prime Retail Pool Borrower will hold a fee interest on the maturity date of the Prime Retail Loan, the interest in this Mortgaged Property is considered a fee interest.

     The Properties. The Prime Retail Pool Properties consist of four retail properties as follows: The Outlet Village of Kittery, located in Kittery, Maine; The Prime Outlets at Gilroy, located in Gilroy, California; The Prime Outlets at Michigan City, located in Michigan City, Indiana; and the Finger Lake Outlets, located in Waterloo, New York. The Prime Retail Pool Properties are Factory Outlet Center Properties, ranging in size from 130,797 square feet to 577,082 square feet. Collectively, the centers are approximately 97% leased.

                                                                                   % OF
                                           #           YEAR        ALLOCATED      INITIAL
                                        SQUARE        BUILT/         LOAN          POOL        APPRAISED           %
                 PROPERTY NAME           FEET       RENOVATED      AMT. (1)       BALANCE      VALUE (2)       LEASED (3)
            ------------------------    -------     ----------    -----------     -------     ------------     ----------
            Finger Lakes                392,688        1995       $18,880,768        1%       $ 59,000,000          97%
            Outlet Center
            Kittery Outlet Village      130,797      1910(4)      $ 5,624,238        0%       $ 30,000,000         100%
                                                      /1995
            Lighthouse Place            490,915     1987/1997     $23,442,364        2%       $ 81,500,000          97%
            Outlets at Gilroy           577,082     1989/1995     $33,973,214        3%       $115,400,000          96%

                                   MAJOR

                                  TENANTS
                 MAJOR             1997
                TENANTS          SALES PSF
           ------------------    ---------
           VF Factory Outlet      $   310
           Liz Claiborne          $   268
           Reebok                 $   400
           Old Navy               $   358
           Ralph Lauren           $ 1,413
           J. Crew                $   983
           Spiegel Inc.           $   196
           Eddie Bauer            $   495
           J. Crew                $   408
           Nike                   $   689
           VF Factory Outlet      $   244
           Gap                    $   559
           Esprit Direct          $   442

------------------
(1) Cut-off Date Principal Balance.

(2) Based on appraisals performed on various dates within 18 months prior to the Cut-off Date.

(3) As of June 1, 1998.

(4) A portion of the outlet is an historic farm house built in 1910.

     With respect to the Mortgaged Property known Kittery Outlet Village, a fuel oil underground storage tank was reportedly removed in 1997; however a site assessment was not conducted at that time. As a result, it is currently unknown whether soil contamination exits on the Mortgaged Property. The environmental consultant recommended further investigation. The Prime Retail Borrower obtained a pollution liability insurance policy with $5,000,000 aggregate coverage and a $100,000 deductible per incident covering such Mortgaged Property. For additional information concerning certain environmental risks associated with the Mortgaged Properties, see 'Risk Factors And Other Special Considerations--Risks Related to the Mortgage Loans-- Environmental Risks Related to the Mortgaged Properties' in this Prospectus Supplement.

     See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally' and '--Retail Properties Have Specific Risks' in this Prospectus Supplement for a discussion of certain matters associated with Retail Properties.

     The Soho Grand Hotel Loan and Property

     The second largest Mortgage Loan in the Mortgage Pool (the 'Soho Grand Hotel Loan') was originated by CCA on August 25, 1998, had an original principal balance of $60,041,752 and has a Cut-off Date Principal Balance of $60,041,752, which represents approximately 5% of the Initial Pool Balance. The Soho Grand Hotel Loan is secured by a fee Mortgage (the 'Soho Grand Hotel Mortgage') encumbering a property (the 'Soho Grand Hotel Property') located in New York, New York.

Cut-off Date Principal Balance:  $60,041,752                      % of Initial Pool Balance:       5%

Origination Date:                August 25, 1998                  Maturity Date:                   September 11, 2023

Loan Type:                       ARD                              Property Type:                   Hotel-Full Service

Monthly Payment:                 $483,472.45                      No. of Properties:               1

Interest Rate:                   8.50%                            Location of Property:            New York

Amortization Term:               300 months                       Appraised Value:                 $105,000,000

Debt Constant:                   9.66%                            Rooms:                           369

DSCR:                            1.86                             Year Built/Renovated:            1996/NA

Cut-off Date LTV:                57%                              Cut-off Date Balance             $162,715

Anticipated Repayment Date:      September 11, 2008               Fee or Leasehold:                Fee

ARD Balance:                     $50,193,326

ARD LTV/PTV:                     48%                              Occupancy:                       94%(1)

Borrower Special Purpose         Yes, with an independent         Lock Box:                        Hard(2)
Entity:                          director and a non-              Premium Loan:                    Yes(3)
                                 consolidation opinion

------------------
(1) During the 12 month period ending on June 30, 1998.

(2) Most receipts are credit card receivables which are deposited directly into a Lock Box Account. See '--Lock Box; Reserve Accounts; Financial Statements' below.

(3) See '--The Premium' below for more information regarding the Premium.

     The Premium. The Soho Grand Hotel Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Soho Grand Hotel

Loan.

                                               BASE           BASE
            TOTAL FUNDED       PREMIUM       INTEREST     AMORTIZATION     CUT-OFF DATE     CUT-OFF DATE         ARD
               AMOUNT          AMOUNT          RATE           TERM             LTV              PTV            LTV/PTV
            ------------     -----------     --------     ------------     ------------     ------------     -----------
            $ 66,250,000     $ 6,208,248       6.95%        274 months          57%              63%              48%

     See 'Description of the Mortgage Pool--The Mortgage Loan
Program--Underwriting Standards--Premium Loans' in this Prospectus Supplement for additional information regarding Premium Loans.

     The Borrower. Soho Grand Hotel, Inc. (the 'Soho Grand Hotel Borrower') is a special purpose New York corporation that is wholly-owned by Hartz Mountain Development Corp., a New Jersey corporation and an indirect subsidiary of Hartz Mountain Group, Inc., a privately held Delaware corporation owned and controlled by Leonard Stern and members of the Stern family.

     Prepayment; Defeasance. Voluntary prepayment is prohibited until the Anticipated Repayment Date for the Soho Grand Hotel Loan. However, the Soho Grand Hotel Borrower may defease all or any portion of the Soho Grand Hotel Loan at any time from the second anniversary of the date of the issuance of the Certificates through the Anticipated Repayment Date. Defeasance requires the satisfaction of certain conditions specified in the loan documents, including confirmation from the Rating Agencies that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     Lock Box; Reserve Accounts; Financial Statements. Most of the revenues received at the Soho Grand Hotel Property are credit card receipts which, pursuant to the terms of the Soho Grand Hotel Loan, are deposited directly into a Lock Box Account controlled by the Servicer. Other receivables are required to be deposited by the Soho Grand Hotel Borrower into a Lock Box Account. See 'The Pooling and Servicing Agreement--Accounts--Lock Box Accounts' in this Prospectus Supplement. The Soho Grand Hotel Borrower also has established Reserve Accounts, including a required repair reserve account funded at closing, an ongoing tax and insurance reserve account, and an ongoing furniture, fixtures and equipment reserve account. See 'Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows' and 'The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts' in this Prospectus Supplement. The Soho Grand Hotel Borrower is required to furnish unaudited financial statements to the Servicer within 90 days following the end of each of its fiscal years unless the DSCR falls below 1.20, in which case the Soho Grand Hotel Borrower is required to furnish audited financial statements.

      The Property Manager. The Soho Grand Hotel Property is self-managed by the Soho Grand Hotel Borrower. The lender may terminate the Soho Grand Hotel Borrower as property manager upon an event of default under the Soho Grand Hotel Loan. The fees payable to any property manager may not exceed 3.5% of gross revenues from the Soho Grand Hotel Property and are subordinate to debt service on the Soho Grand Hotel Loan.

     The Property. The Soho Grand Hotel Property is a 15-story 'boutique' hotel building with a restaurant located in SoHo, a neighborhood in Manhattan consisting of up-scale shops, restaurants and art galleries. It has 369 rooms and was more than 90% occupied for each full year since the start of its operation in 1996.

     See 'Risk Factors and Other Special Considerations-Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally' and '--Hotel Properties Have Specific Risks' for a discussion of certain matters associated with hotel properties.

     The Morgantown Mall and Commons Retail Loan and Properties

     The third largest Mortgage Loan in the Mortgage Pool (the 'Morgantown Mall and Commons Retail Loan') was originated by CCA on September 1, 1998, had an original principal balance of $58,350,000 and has a Cut-off Date Principal Balance of $58,350,000, which represents approximately 5% of the Initial Pool Balance. The Morgantown Mall and Commons Retail Loan is evidenced by a single note and secured by a fee Mortgage (the 'Morgantown Mortgage') encumbering two Retail Properties known as the Morgantown Mall (the 'Morgantown Mall') and the Morgantown Commons (the 'Morgantown Commons,' and, together with Morgantown Mall, the 'Morgantown Retail Properties') both located in the District of Grant, County of Monongolia, West Virginia.

Cut-off Date Principal Balance:  $58,350,000                      % of Initial Pool Balance:       5%

Origination Date:                September 1, 1998                Maturity Date:                   September 11, 2028

Loan Type:                       ARD                              Property Type:                   Retail

Monthly Payment:                 $383,903                         No. of Properties:               2

Interest Rate:                   6.8990%                          Location of Property:            West Virginia


Amortization Term:               360 months                       Appraised Value:                 $73,000,000

Debt Constant:                   7.9090%                          Square Feet:                     772,848

DSCR:                            1.38                             Year Built/Renovated:            1991/NA(1) and 1990/1997(2)

LTV:                             80%                              Total Cut-off Date Principal     $75
                                                                  Balance/Square Feet:

Anticipated Repayment Date:      September 11, 2008               Fee or Leasehold:                Fee
                                                                  Major Tenant Sq. Ft./Lease       K-Mart/134,667sq.ft/2021, Elder
                                                                  Expiration Date:                 Beerman/71,032sq.ft/2010,
                                                                                                   Proffitts/86,479sq.ft/2011,
                                                                                                   Sears/85704sq.ft/2005

ARD Balance:                     $50,740,213

ARD LTV:                         70%                              Occupancy:                       60%
Borrower Special                                                  Lock Box:                        Hard

Purpose Entity:                  Yes, with an independent         Premium Loan:                    No
                                 director and a non-
                                 consolidation opinion

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------

(1) With respect to Morgantown Commons Property.

(2) With respect to Morgantown Mall Property.

     The Borrower. Morgantown Mall Associates Limited Partnership (the 'Morgantown Retail Borrower') is a special purpose Ohio limited partnership. 1% of the interest in the Morgantown Mall and Commons Retail Borrower is owned by its general partner, Glimcher Morgantown Mall, Inc., a Delaware corporation, and 99% of the interest in the Morgantown Retail Borrower is owned by its sole limited partner, Glimcher Properties Limited Partnership (the 'Morgantown Limited Partner'), a Delaware limited partnership. The Morgantown Limited Partner is the Morgantown Property Manager.

     Prepayment; Defeasance. Voluntary prepayment is prohibited until the Anticipated Repayment Date. However, the Morgantown Retail Borrower may defease all or any portion of the Morgantown Retail Properties at any time from the second anniversary of the issuance of the Certificates through the Anticipated Repayment Date for the Morgantown Mall and Commons Retail Loan. Defeasance requires the satisfaction of certain conditions specified in the loan documents, including confirmation from the Rating Agencies that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     Lock Box; Reserve Accounts; Financial Statements. Under the terms of the Morgantown Mall and Commons Retail Loan, all rent from the Morgantown Retail Properties is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See 'The Pooling and Servicing Agreement--Accounts--Lock Box Accounts' in this Prospectus Supplement. The Morgantown Retail Borrower has also established Reserve Accounts, including an ongoing rollover reserve account and an ongoing capital expenditure reserve account. See 'Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows' and 'The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts' in this Prospectus Supplement. The Morgantown Mall and Commons Retail Borrower is required to furnish audited financial statements to the Servicer within 90 days following the end of each of its fiscal years.

     The Property Manager. The Morgantown Retail Properties are managed pursuant to a management agreement by Glimcher Properties Limited Partnership (the 'Morgantown Property Manager'), which is the Morgantown Limited Partner]. The Morgantown Property Manager specializes in the management of various types of retail properties and owns and/or manages 120 properties located in 24 states, aggregating approximately 25 million square feet of gross leasable area. The Morgantown Property Manager is entitled to receive a management fee of 4% of the base and percentage rent on the Morgantown Retail Properties. The lender may terminate the Morgantown Property Manager (or any other property manager of the Morgantown Retail Properties) (i) upon an event of default under the Morgantown

Mall and Commons Retail Loan, (ii) if the DSCR falls below 1.10 or (iii) if the cash flow falls below 85% of the underwritten cash flow (unless the decrease in DSCR or cash flow results from the termination of the lease of an anchor tenant). The fees payable to the Morgantown Property Manager or any other property manager are subordinate to debt service on the Morgantown Mall and Commons Retail Loan.

     The Properties. The Morgantown Retail Properties consist of two shopping centers: Morgantown Commons, built in 1991 and Morgantown Mall, built in 1990 and renovated in 1997. Each of the Morgantown Retail Properties consists of one single-story building and is located in Morgantown, West Virginia. Morgantown Commons is anchored by K-Mart, Office Max and Phar-Mor and its tenants include Georgia Carpet and AAA of West Virginia. Morgantown Mall is anchored by Sears, J.C. Penney and Elder Beerman and its tenants include Carmike Cinemas.

      See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally' and '--Retail Properties Have Specific Risks' for a discussion of certain matters associated with Retail Properties.

  The 5670 Wilshire Loan and Property

     The fourth largest Mortgage Loan in the Mortgage Pool (the '5670 Wilshire Loan') was originated by CCA on August 20, 1998, had an original principal balance of $54,431,011 and has a Cut-off Date Principal Balance of $54,431,011, which represents approximately 4% of the Initial Pool Balance. The 5670 Wilshire Loan is secured by a fee Mortgage (the '5670 Wilshire Mortgage') encumbering a property (the '5670 Wilshire Property') located in Los Angeles, California.

Cut-off Date Principal Balance:  $54,431,011                      % of Initial Pool Balance:       4%
Origination Date:                August 20, 1998                  Maturity Date:                   September 11, 2028
Loan Type:                       ARD                              Property Type:                   Office
Monthly Payment:                 $418,527                         No. of Properties:               1
Interest Rate:                   8.5%                             Location of Property:            California
Amortization Term:               360 months                       Appraised Value:                 $75,000,000
Debt Constant:                   9.23%                            Square Feet:                     408,061
DSCR:                            1.28                             Year Built/Renovated:            1964/1990-91
LTV:                             73%                              Total Cut-off Date Principal
                                                                  Balance/ Square Feet:(1)         $133
Anticipated Repayment Date:      September 11, 2008               Fee or Leasehold:                Fee
ARD Balance:                     $49,248,419                      Major Tenant:                    E! Entertainment Television,
                                                                                                   Inc.
ARD LTV/PTV:                     66%                              Occupancy:                       93%
Borrower Special                                                  Lock Box:                        Hard
Purpose Entity:                  Yes, with an independent         Premium Loan:                    Yes(1)
                                 director and a non-
                                 consolidation opinion

------------------
(1) See '--The Premium' below for more information regarding the Premium.

     The Premium. The 5670 Wilshire Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the 5670 Wilshire Loan.

                                             BASE           BASE                            CUT-OFF
            TOTAL FUNDED     PREMIUM       INTEREST     AMORTIZATION     CUT-OFF DATE        DATE             ARD
               AMOUNT         AMOUNT         RATE           TERM             LTV              PTV           LTV/PTV
            ------------    ----------     --------     ------------     ------------     -----------     -----------
            $ 60,000,000    $5,568,989       7.035%       314 months          73%              80%             66%

     See 'Description of the Mortgage Pool--The Mortgage Loan
Program--Underwriting Standards--Premium Loans' in this Prospectus Supplement for additional information regarding Premium Loans.


     The Borrower. 5670 Wilshire L.P. (the '5670 Wilshire Borrower') is a special purpose Delaware limited partnership. 0.25% of the interest in the 5670 Wilshire Borrower is owned by its general partner, 5670 Wilshire GP, Inc., a Delaware corporation, and 99.75% of the interest in the 5670 Wilshire Borrower is owned by its sole limited partner, J.H. Snyder Company III, L.P., a joint venture comprised of members of the Jona Goldrich family and members of the Jerry Snyder family.

     Prepayment; Defeasance. Voluntary prepayment is prohibited until the Anticipated Repayment Date for the 5670 Wilshire Loan. However, the 5670 Wilshire Borrower may defease all or any portion of the 5670 Wilshire Loan at any time from the second anniversary of the issuance of the Certificates through the Anticipated Repayment Date for the 5670 Wilshire Loan. Defeasance requires the satisfaction of certain conditions specified in the loan documents, including confirmation from the Rating Agencies that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     Lock Box; Reserve Accounts; Financial Statements. Under the terms of the 5670 Wilshire Loan, all rent from the 5670 Wilshire Properties is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See 'The Pooling and Servicing Agreement--Accounts--Lock Box Accounts' in this Prospectus Supplement. The 5670 Wilshire Borrower also has established Reserve Accounts, including a required repair reserve account funded at closing, an ongoing tax and insurance reserve account, an ongoing rollover reserve account and an ongoing capital expenditure reserve account. See 'Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans-Escrows' and 'The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts' in this Prospectus Supplement. The 5670 Wilshire Borrower is required to furnish audited financial statements to the Servicer within 90 days following the end of each of its fiscal years.

     The Property Manager. The 5670 Wilshire Property is managed pursuant to a management agreement by J.H. Snyder Company, LLC (the '5670 Wilshire Property Manager'), an affiliate of the 5670 Wilshire Borrower. The lender may terminate the 5670 Wilshire Property Manager (or any other property manager of any 5670 Wilshire Property) upon an event of default under the 5670 Wilshire Loan or if the DSCR falls below 1.15. The fees payable to the 5670 Wilshire Property Manager or any other property manager are subordinate to debt service on the 5670 Wilshire Loan.

     The Property. The 5670 Wilshire Property is a 27-story office building located in the 'Miracle Mile' district of Los Angeles, California. The 5670 Wilshire Property was renovated in 1991 to become one of the top buildings in the market. The major tenant is E-Entertainment Television, Inc., and other tenants include the United States Securities and Exchange Commission and Singapore Airlines.

     See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally' and '--Office Properties Have Specific Risks' for a discussion of certain matters associated with Office Properties.

  The Shidler Industrial Portfolio Loan and Properties

     The fifth largest Mortgage Loan in the Mortgage Pool (the 'Shidler Industrial Portfolio Loan') was originated by CCA on September 1, 1998, had an original principal balance of $53,000,000 and has a Cut-off Date Principal Balance of $53,000,000, which represents approximately 4% of the Initial Pool Balance. The Shidler Industrial Portfolio Loan is secured by 16 fee Mortgages (the 'Shidler Industrial Portfolio Mortgages') encumbering 16 properties (each, a 'Shidler Industrial Portfolio Property' and collectively, the 'Shidler Industrial Portfolio Properties') located in California and Arizona.

Cut-off Date Principal Balance:  $53,000,000                      % of Initial Pool Balance:       4%
Origination Date:                September 1, 1998                Maturity Date:                   September 11, 2028
Loan Type:                       ARD                              Property Type:                   Industrial
Monthly Payment:                 $357,666                         No. of Properties:               16

Interest Rate:                   7.15%                            Location of Property:            California and Arizona
Amortization Term:               360 months                       Appraised Value:                 $70,749,000
Debt Constant:                   8.10%                            Square Feet:                     1,695,789
DSCR:                            1.19                             Year Built/Renovated:            1952-1980/1994-1997
Cut-off Date LTV:                75%                              Cut-off Date Balance/SF:         $31
Anticipated Repayment Date:      September 11, 2008               Fee or Leasehold:                Fee
ARD Balance:                     $46,405,871                      Occupancy:                       100%
ARD LTV:                         66%                              Lock Box:                        Hard
Borrower Special                                                  Premium Loan:                    No
Purpose Entity:                  Yes

     The Borrower. Western Distribution Centers, LLC (the 'Shidler Industrial Portfolio Borrower') is a special purpose Delaware limited liability company affiliated with The Shidler Group ('Shidler'). Shidler is a national real estate organization owning more than 70 million square feet of commercial property. 1% of the interest in the Shidler Industrial Portfolio Borrower is owned by its managing member, WDC, L.P., a California limited partnership, and 99% of the interest in the Shidler Industrial

Portfolio Borrower is owned by its sole regular member, Western Distribution Centers Member, LLC (the 'Shidler Industrial Portfolio Regular Member'), a Delaware limited liability company. The Shidler Industrial Portfolio Regular Member is owned by (i) Marc Brutten and Patricia Brutten, (ii) Shidler Equities, LP, a Hawaii limited partnership, (iii) James C. Reynolds, (iv) Presidio Associates, a California limited partnership, (v) West Palm Blackpoint Associates, L.P., a California limited part nership, and (vi) BRS-Titan Investment Company, L.P., a California limited partnership.

     Prepayment; Defeasance. Voluntary prepayment is prohibited until the Anticipated Repayment Date for the Shidler Industrial Portfolio Loan. However, the Shidler Industrial Portfolio Borrower may defease all or any portion of the Shidler Industrial Portfolio Properties at any time from the second anniversary of the issuance of the Certificates through the Anticipated Repayment Date for the Shidler Industrial Portfolio Loan. The defeasance amount must be at least 125% of the Allocated Loan Amount for the parcel being defeased and the borrower must satisfy certain conditions specified in the loan documents, including confirmation from the Rating Agencies that such defeasance will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     Lock Box; Reserve Accounts; Financial Statements. Under the terms of the Shidler Industrial Portfolio Loan, all rent from the Shidler Industrial Portfolio Properties is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See 'The Pooling and Servicing Agreement--Accounts--Lock Box Accounts' in this Prospectus Supplement. The Shidler Industrial Portfolio Borrower has also established Reserve Accounts, including a rollover reserve account to be funded during the first four years of the term of the loan, an ongoing tax and insurance reserve account, an environmental remediation reserve account (approximately $10,000 for asbestos maintenance programs at the Western & Chapman properties) and an ongoing capital expenditure reserve account. See 'Description of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows' and 'The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts' in this Prospectus Supplement. The Shidler Industrial Portfolio Borrower is required to furnish reviewed financial statements to the Servicer within 90 days following the end of each of its fiscal years.

     The Property Manager. The Shidler Industrial Portfolio Property is managed pursuant to a management agreement by Wellman Properties, LLC, a California limited liability company (the 'Shidler Industrial Portfolio Property Manager'). The lender may terminate the Shidler Industrial Portfolio Property Manager (or any other property manager of any Shidler Industrial Portfolio Property) upon an event of default under the Shidler Industrial Portfolio Loan or if the DSCR falls below 1.10. The fees payable to the Shidler Industrial Portfolio Property Manager or any other property manager may not exceed 4% of the gross revenues of the managed property and are subordinate to debt service on the Shidler Industrial Portfolio Loan.

     The Properties. The Shidler Industrial Portfolio Properties consist of 16 industrial properties as set forth on the table below. The Shidler Industrial

Properties are distribution centers and other types of industrial properties, ranging in size from 27,920 square feet to 334,440 square feet. Collectively, the properties are approximately 100% leased. Most of the Shidler Industrial Portfolio Properties are 'B-Class' properties in and around in-fill neighborhoods near Los Angeles.

                                                                # SQUARE     YEAR BUILT/       ALLOCATED        APPRAISED
PROPERTY                        LOCATION                          FEET        RENOVATED      LOAN AMT. (1)        VALUE
---------------------------     ---------------------------     --------     -----------     -------------     -----------
3703 S. Hill Street             3703 S. Hill Street,             32,926            /1974N/A   $ 1,600,000      $ 1,785,000
                                Los Angeles, CA
2001-2015 Saybrook              2001 Saybrook,                   47,000        1952/N/A       $ 1,500,000      $ 1,921,500
                                Commerce, CA
1900 Tubeway                    1900 Tubeway,                    50,135        1963/1994      $ 1,700,000      $ 2,005,500
                                Commerce, CA
2600 Yates                      2600 Yates,                      27,920        1953/1996      $   900,000      $ 1,134,000
                                Commerce, CA
4150-4174 Bandini Boulevard     4150-4174 Bandini Bldv.,        334,440        1971/N/A       $ 8,100,000      $11,970,000
                                Vernon, CA
2800-2900 Sierra Pine           2800-2900 Sierra Pine,          129,050        1969/N/A       $ 4,100,000      $ 4,725,000
                                Vernon, CA
13240, 13280 Amar Road          13240, 13280 Amar Rd.,          117,184        1963/N/A       $ 2,800,000      $ 3,822,000
                                City of Industry, CA
341-345 Baldwin Park            341-345 Baldwin Park,           173,200        1970/1997      $ 6,000,000      $ 6,678,000
                                City of Industry, CA
730-780 Baldwin Park            730-780 Baldwin Park,           204,871        1972/N/A       $ 5,600,000      $ 8,190,000
                                City of Industry, CA
111 N. Hudson Avenue            111 N. Hudson Avenue,            40,000        1967/1997      $ 1,200,000      $ 1,533,000
                                City of Industry, CA
Nelson & Stafford, Industry     Nelson & Stafford,              199,726        1977/N/A       $ 6,000,000      $ 8,316,000
                                City of Industry, CA
Chapman & Western               Chapman & Western,               67,754        1977/1994      $ 2,700,000      $ 3,622,500
                                Garden Grove, CA

                                                                           MAJOR
PROPERTY                     % LEASED (2)          MAJOR TENANT          TENANT SF
---------------------------  ------------     ----------------------     ---------
3703 S. Hill Street              100%         DHL Airways                  32,926
2001-2015 Saybrook               100%         Lee X                        47,000
1900 Tubeway                     100%         Mackie                       50,135
2600 Yates                       100%         David Textiles               27,920
4150-4174 Bandini Boulevard      100%         JS Knitting,                 49,700
                                              Koral Industries
2800-2900 Sierra Pine            100%         Beggs and Cobb              129,050
13240, 13280 Amar Road           100%         GPS,                         96,200
                                              Warehouse Tech
341-345 Baldwin Park             100%         JOICO                       173,200
730-780 Baldwin Park             100%         Warehouse Tech.              96,871
111 N. Hudson Avenue             100%         Royal Computer               40,000

Nelson & Stafford, Industry      100%         Cross Freight,               47,880
                                              Treasure Chest
Chapman & Western                100%         Pilkington Aerospace         67,754

                                                                # SQUARE     YEAR BUILT/       ALLOCATED        APPRAISED
PROPERTY                        LOCATION                          FEET        RENOVATED      LOAN AMT. (1)        VALUE
---------------------------     ---------------------------     --------     -----------     -------------     -----------
15551 Red Hill Avenue           15551 Red Hill Avenue,           58,062        1970/N/A       $ 2,400,000      $ 3,990,000
                                Tustin, CA
Wicks Business Park             Wicks Business Park,            143,545        1980/N/A       $ 6,200,000      $ 8,295,000
                                San Leandro, CA
1444-1446 Factor Ave.           1444-1446 Factor Avenue,         30,000        1972/1996      $   900,000      $ 1,302,000
                                San Leandro, CA
2229-2235 E. Magnolia           2229-2235 E. Magnolia,           39,976        1975/N/A       $ 1,300,000      $ 1,459,500
                                Phoenix, AZ

                                                                           MAJOR
PROPERTY                     % LEASED (2)          MAJOR TENANT          TENANT SF
---------------------------  ------------     ----------------------     ---------
15551 Red Hill Avenue            100%         Pacific Office Group         41,926
Wicks Business Park               96%         Lucent,                      17,436
                                              David Liquid Crystals
1444-1446 Factor Ave.            100%         Tender Loving Things         30,000
2229-2235 E. Magnolia            100%         Airborne                     39,976

------------------

(1) Cut-off Date Principal Balance.

(2) As of July 1, 1998.

     See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally' and '--Industrial Properties Have Specific Risks' for a discussion of certain matters associated with Industrial Properties.

  The Eastland Mall Loan and Property

     The sixth largest Mortgage Loan in the Mortgage Pool (the 'Eastland Mall Loan') was originated by CCA on August 20, 1998, had an original principal balance of $46,673,225 and has a Cut-off Date Principal Balance of $46,673,225, which represents approximately 4% of the Initial Pool Balance. The Eastland Mall Loan is secured by a fee Mortgage (the 'Eastland Mall Mortgage') encumbering a property (the 'Eastland Mall Property') located in Charlotte, North Carolina.

Cut-off Date                     $46,673,225                      % of Initial Pool                4%
Principal Balance:                                                Balance:


Origination Date:                August 20, 1998                  Maturity Date:                   September 11, 2028

Loan Type:                       ARD                              Property Type:                   Retail

Monthly Payment:                 $358,877                         No. of Properties:               1

Interest Rate:                   8.50%                            Location of Property:            North Carolina

Amortization Term:               360 months                       Appraised Value                  $64,000,000

Debt Constant:                   9.23%                            Square Feet:                     371,512

DSCR:                            1.31                             Range of Year Built/Renovated:   1975/NA

Cut-off Date LTV:                73%                              Cut-off Date                     $126
                                                                  Balance/Sq.Ft.:

Anticipated                      September 11, 2008               Fee or Leasehold:                Fee
Repayment Date:                                                   Major Tenant/Sq.Ft./             Harris Teeter/32,386 sq.
                                                                  Lease Expiration Date            ft./2001, Dillards(2),
                                                                                                   Sears(2), J.C. Penney(2)

ARD Balance:                     $42,229,221                      Occupancy:                       90%

ARD LTV/PTV:                     66%                              Lock Box:                        Hard

Borrower Special                 Yes                              Premium Loan:                    Yes(1)
Purpose Entity:

------------------

(1) See '--The Premium' below for more information regarding the Premium.

(2) Space not owned by Eastland Mall Borrower.

     The Premium. The Eastland Mall Loan is a Premium Loan. The chart below contains significant information regarding this aspect of the Eastland Mall Loan.

                                            BASE
TOTAL FUNDED            PREMIUM           INTEREST       BASE AMORTIZATION       CUT-OFF            CUT-OFF              ARD
AMOUNT                  AMOUNT              RATE               TERM             DATE LTV           DATE PTV            LTV/PTV
-----------------  -----------------  -----------------  -----------------  -----------------  -----------------  -----------------
$48,750,000           $2,076,775            7.84%           336 months             73%                76%                66%

     See 'Description of the Mortgage Pool--The Mortgage Loan
Program--Underwriting Standards--Premium Loans' in this Prospectus Supplement for additional information regarding Premium Loans.

     The Borrower. Eastland Mall Limited Partnership (the 'Eastland Mall Borrower') is a special purpose Delaware limited partnership. 0.5% of the interest in the Eastland Mall Borrower is owned by its general partner, Eastland Retail Corp., a Delaware corporation, and 99.5% of the interest in the Eastland Mall Borrower is owned by its sole limited partner, Eastland Mall, LLC (the 'Eastland Mall Limited Partner'), a Delaware limited liability company. The Eastland Mall Limited Partner is owned by (i) Mall Venture Trust II, a Delaware business trust owned by CCA, which owns a 1% interest in the Eastland Mall Borrower, (ii) Glimcher Properties Limited Partnership, a Delaware limited partnership and the Eastland Mall Property Manager (as defined below), which owns a 20% interest in the Eastland Mall Borrower and (iii) Partnership Acquisition Trust XXIII, a Delaware business trust owned by CCA, which owns a 79% equity interest in the Eastland Mall Limited Partner. For information regarding the risks associated with equity investments held by CCA affiliates, see 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Relating to Conflicts of Interest--Equity Investments' in this Prospectus Supplement.

     Prepayment; Defeasance. Voluntary prepayment is prohibited until the Anticipated Repayment Date for the Eastland Mall Loan. However, the Eastland Mall Borrower may defease all or any portion of the Eastland Mall Property at any time from the second anniversary of the issuance of the Certificates through the Anticipated Repayment Date for the Eastland Mall Loan. Defeasance requires the satisfaction of certain conditions specified in the loan documents including confirmation from the Rating Agencies that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     Lock Box; Reserve Accounts; Financial Statements. Under the terms of the Eastland Mall Loan, all rent from the Eastland Mall Properties is required to be deposited by the tenants directly into a Lock Box Account controlled by the Servicer. See 'The Pooling and Servicing Agreement--Accounts--Lock Box Accounts' herein. The Eastland Mall Borrower has also established Reserve Accounts, including a required repair reserve account funded at closing, an ongoing tax and insurance reserve account, an ongoing rollover reserve account and an ongoing capital expenditure reserve account. See 'Description of the Mortgage Loans-- Certain Terms and Conditions of the Mortgage Loans--Escrows' and 'The Pooling and Servicing Agreement--Accounts--Cash Collateral Accounts' herein. The Eastland Mall Borrower is required to furnish reviewed financial statements to the Servicer within 90 days following the end of each of its fiscal years.

     The Property Manager. The Eastland Mall Property is managed pursuant to a management agreement by Glimcher Properties Limited Partnership (the 'Eastland Mall Property Manager'), which owns a 20% interest in the Eastland Mall Limited Partner. The lender may terminate the Eastland Mall Property Manager (or any other property manager of any Eastland Mall Property) upon an event of default under the Eastland Mall Loan or if the DSCR falls below 1.10. The fees payable to the Eastland Mall Property Manager or any other property manager may not exceed 4.5% of the gross revenues from the Eastland Mall Property and are subordinate to debt service on the Eastland Mall Loan.

     The Property. The Eastland Mall Property is a shopping center consisting of two buildings located along Central Avenue in Charlotte, North Carolina. The Eastland Mall Property was built in 1975 and underwent several major renovations between 1989 and 1997. The center is anchored by Sears, Dillard's, JC Penny and Belk's, each of which owns its own store. Other tenants at the Eastland Mall Property include Harris Teeter, The Gap, Footlocker and The Limited.

     See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally' and '--Retail Properties Have Specific Risks' for a discussion of certain matters associated with Retail Properties.

  The Accor Credit Lease Loans and Properties

     The Loans. Each of the nine Mortgage Loans in the Trust Fund (each, an 'Accor Credit Lease Loan,' and collectively, the 'Accor Credit Lease Loans') was made to one of nine special purpose entities, each of which leases property to an indirect subsidiary of ACCOR, a French Corporation ('Accor'). The Accor Credit Lease Loans were originated by CCA on April 30, 1998 and are secured by mortgages (each an 'Accor Mortgage,' and collectively, the 'Accor Mortgages'), each encumbering a fee interest in a Mortgaged Property (each, an 'Accor Credit Lease Property') in one of nine separate pools (each, an 'Accor Credit Lease Property Pool') of Hotel Properties. Each of the nine Accor Credit Lease Property Pools is security for only the related Accor Credit Lease Loan; there is no cross-collateralization between Accor Credit Lease Property Pools. Each Accor Credit Lease Loan is evidenced by a single Note (each, an 'Accor Note,' and collectively, the 'Accor Notes'). Each of the Accor Notes is cross-collateralized and cross-defaulted with another note (the 'Other Accor Note') that is also secured by the related Accor Credit Lease Property Pool (the aggregate indebtedness represented by each Accor Note and each related Other Accor Note is referred to herein as a 'Total Accor Credit Lease Loan'). Collectively, the Accor Credit Lease Loans had an original principal balance of $89,647,891 and has a Cut-off Date Principal Balance of $88,217,800, which represents approximately 7% of the Initial Pool Balance. The nine separate Accor Credit Lease Property Pools are as follows:

                                                                                               CUT-OFF DATE
                                                                                            PRINCIPAL BALANCE
                                                                      TOTAL CUT-OFF DATE       (INCLUDED IN       % OF INITIAL
POOL NAME                                                             PRINCIPAL BALANCE       MORTGAGE POOL)      POOL BALANCE
---------                                                             ------------------    ------------------    ------------
Accor-M-Six-Creditvest I...........................................      $ 51,198,043          $  9,717,785             1%
Accor-M-Six-Creditvest II..........................................      $ 50,518,132          $  9,588,731             1%
Accor-M-Six-III....................................................      $ 52,368,529          $ 10,103,716             1%
Accor-M-Six-IV.....................................................      $ 50,529,929          $  9,748,985             1%
Accor-M-Six-Limited Partnership....................................      $ 49,944,954          $  9,636,123             1%
Accor-M-Six-Penvest I..............................................      $ 49,766,696          $  9,446,025             1%
Accor-M-Six-Penvest II.............................................      $ 51,776,544          $  9,827,506             1%
Accor-M-Six V......................................................      $ 53,320,480          $ 10,287,380             1%
Accor-M-Six VI.....................................................      $ 51,113,351          $  9,861,548             1%
     Total.........................................................      $460,536,659          $ 88,217,800             7%


                                                                        # OF MORTGAGED
POOL NAME                                                                 PROPERTIES
---------                                                            --------------------
Accor-M-Six-Creditvest I...........................................            15
Accor-M-Six-Creditvest II..........................................            11
Accor-M-Six-III....................................................            11
Accor-M-Six-IV.....................................................            13

Accor-M-Six-Limited Partnership....................................            14
Accor-M-Six-Penvest I..............................................            15
Accor-M-Six-Penvest II.............................................            16
Accor-M-Six V......................................................            11
Accor-M-Six VI.....................................................            14
     Total.........................................................           120

     Collectively, the Accor Mortgages consist of 120 fee Mortgages encumbering 120 Hotel Properties operated by Motel 6 Operating, L.P. ('Motel 6') and located across the United States with locations primarily in California, Texas and Florida. Motel 6 Operating, L.P. operates all of the Motel 6 motels in the chain. The following is additional information summarizing the Accor Credit Lease Loans.

Cut-off Date Principal Balance:  $88,217,800                      % of Initial Pool Balance(4):    7%
Origination Date:                April 30, 1998                   Maturity Date:                   September 1, 2008
Loan Type:                       Fully amortizing(1)              Property Type:                   Hotel
Monthly Payment:                 $879,584(2)                      No. of Properties:               120
Interest Rate:                   7.030%                           Appraised Value:                 $466,200,000
Amortization Term:               124 months(3)                    No. of Rooms:                    13,829
Debt Constant:                   11.96%                           Year Built/Renovated:            Various
DSCR:                            1.0                              Cut-off Date Balance/Room(2):
                                                                                                   33,302(4)
Cut-off Date LTV:                98%                              Guarantor/Tenant/Subtenant:      ACCOR/Commercial Credit Leasing
                                                                                                   III, Inc./Motel 6 Operating,
                                                                                                   L.P.
Borrower Special Purpose         Yes, with an independent         Occupancy(4):                    64%(5)
Entity:                          director and a non-              Lock Box:                        Hard
                                 consolidation opinion.
Premium Loan:                    No

------------------
(1) Each of the Other Accor Notes is a balloon note with residual value insurance. See '--The Accor Notes and the Other Accor Notes' below.

(2) Payments increase over time.

(3) The Total Accor Credit Lease Loans amortize over various periods, all of which are greater than 240 weeks.

(4) Collectively, for the Total Accor Credit Lease Loans.

(5) As of December 31, 1997.

     The Accor Notes and the Other Accor Notes. Each of the Other Accor Notes is being held by CCA and it is anticipated that such note will be included in a mortgage securitization of the Depositor or an affiliate of the Depositor in the future. Each of the Accor Notes was separated from the related Other Accor Note to reduce exposure to one Credit Tenant in this securitization. The Accor Notes have an amortization schedule that fully amortizes the principal balance within 120 months of the Cut-off Date. Each of the Other Accor Notes is interest only for the first ten years and thereafter receives all of the principal remaining unpaid with respect to the Total Accor Credit Lease Loans. Each of the Other Accor Notes is a balloon note requiring a substantial payment of principal at its maturity. The Total Accor Credit Lease Loans initially will be serviced by the Servicer and specially serviced by the Special Servicer. Upon the transfer of the Other Accor Notes to another securitization, the servicing for the Accor Credit Lease Loans will be transferred to the servicer for such securitization.

     The Credit Tenant, the Borrower, the Tenant and the Subtenant. The Accor Tenant, has subleased each of the Accor Credit Lease Properties to Motel 6. The Credit Tenant under each of the Accor Credit Leases is Universal Commercial Credit Leasing III, Inc. (the 'Accor Credit Tenant'), a Delaware corporation and indirect subsidiary of Accor. The obligations of the Accor Tenant under the related Accor Credit Lease Loan are unconditionally guaranteed by Accor, one of the world's largest hoteliers with 2,500 hotels in 70 countries. Accor has a long-term unsecured debt rating of 'BBB' by S&P. In 1990, Accor purchased Motel 6, the Dallas-Based budget hotel chain. Accor is a global leader in the hospitality industry (through the ownership, operation, franchising and leasing of full and limited service hotels worldwide such as Novotel and Sofitel and motels such as Motel 6 in the U.S.), the travel industy (through Carlson Wagonlit Travel, in which Accor owns 50% of the ownership interest), the car rental industry (through Europcar, in which Accor owns 50% ownership interest) and the travel service voucher industry, as well as other lines of business related to travel and leisure.

     The borrowers under the Accor Loans consist of the following nine special purpose entities (each, an 'Accor Borrower,' and collectively, the 'Accor Borrowers') as follows: (i) M-Six Creditvest I Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool I'); (ii) M-Six Creditvest II Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool II');
(iii) M-Six Limited Partnership, a Delaware limited partnership (the Mortgaged Properties of which are collectively referred to as 'Pool III'); (iv) M-Six Penvest I Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool IV'); (v) M-Six V Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool V'); (vi) M-Six VI Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool VI'), (vii) M-Six III Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool VII'); (viii) M-Six IV Business Trust, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool VIII'); and (ix) M-Six Penvest II, a Delaware business trust (the Mortgaged Properties of which are collectively referred to as 'Pool IX').


     The Accor Credit Lease Properties have been leased by the related Accor Borrower under nine separate lease agreements (each, an 'Accor Credit Lease') See 'Description of the Mortgage Pool--the Mortgage Loan Program--Credit Lease Loans' in this Prospectus Supplement.

     Release and Substitution of Properties; Prepayment; Defeasance. Releases and substitutions of Accor Credit Lease Properties may occur in connection with
(i) the failure of an Accor Credit Lease Property to comply with the Americans with Disabilities Act or (ii) a major casualty or condemnation of an Accor Credit Lease Property. In such event, the related Accor Tenant may offer to purchase the related Accor Credit Lease Property for an amount at least equal to the Allocated Loan Amount for such property or substitute a replacement property of equal or greater value, each such release or substitution will be subject to certain conditions including confirmation by the Rating Agencies that such release or substitution would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. In addition, each Accor Tenant has the option to purchase some or all of the Accor Credit Lease Properties for amounts sufficient to retire the related Accor Credit Lease Loan on dates occuring after the maturity date of the Accor Credit Lease Loans.

     Voluntary prepayment is prohibited until 60 days prior to the maturity date for the related Accor Credit Lease Loan, except in connection with a major casualty or major condemnation and if certain conditions are met. Each Accor Borrower may defease all or any portion of the Accor Credit Lease Loan at any time from the second anniversary of the issuance of the Certificates. Defeasance requires the satisfaction of certain conditions specified in the loan documents, including confirmation from each of the Rating Agencies that such defeasance would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certifcates.

     See 'Certain Terms and Conditions of the Mortgage Loans--Property Releases' in this Prospectus Supplement.

     The Properties. The Accor Credit Lease Properties consist of 120 Hotel Properties located throughout 26 states. The Accor Credit Lease Properties are motels operated by Motel 6, ranging in size from 52 rooms to 206 rooms. Collectively, the Credit Lease Properties had approximately 64% occupancy during 1997.

     The Estate for Years Properties. With respect to the Accor Properties included in two of the Accor Credit Lease Property pools, the related Accor Borrowers own a fee interest in the Mortgaged Properties included in such pools. With respect to the remaining Accor Credit Lease Properties (the 'Accor Estate for Years Properties'), the related Accor Borrowers hold an 'estate for years' ownership interest in the land and a fee interest in the improvements while a separate remainder trust (the 'Accor Remainder Trust') owns a remainder interest in the land. Each Accor Borrower and each related Accor Remainder Trust have executed the related Accor Mortgage and have granted a lien and security interest in their respective interest in the related Accor Property and all agreements relating thereto. As a result, the Mortgage with respect to each Accor Credit Lease Property creates a first lien on a fee interest in such Accor Credit Lease Property.

     See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Risks Associated with Commercial and Multifamily Lending Generally,' '--Hotel Properties Have Special Risks' and '--Credit Lease Loans Have Special Risks' for a discussion of certain matters associated with hotel properties and Credit Lease Loans.

ADDITIONAL MORTGAGE LOAN INFORMATION

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance (1).......................................................................................      1,290,188,358
Number of Mortgage Loans.......................................................................................                194
Number of Notes................................................................................................                202
Number of Mortgaged Properties.................................................................................                366
Average Mortgage Loan Balance..................................................................................          6,650,455
Number of Premium Loans........................................................................................                 44
Aggregate Cut-off Date Principal Balance of Premium Loans......................................................        554,178,514
Number of Credit Lease Loans...................................................................................                 24
Aggregate Cut-off Date Principal Balance of Credit Lease Loans.................................................        147,284,666
Weighted Average Mortgage Rate.................................................................................              7.775%
Range of Mortgage Rates........................................................................................      6.770% to 9.5%
Weighted Average Remaining Term to the Earlier
  of Maturity or Anticipated Repayment Date....................................................................                119
Range of Remaining Term to the Earlier of Maturity
  or Anticipated Repayment Date................................................................................             28-128
Weighted Average Original Amortization Term....................................................................                321
Range of Original Amortization Terms...........................................................................             33-360
Weighted Average Net Cash Flow DSCR............................................................................               1.42
Range of Net Cash Flow DSCRs...................................................................................          1.00-2.20
Weighted Average LTV at Cut-off Date(2)........................................................................                 70
Weighted Average PTV at Cut-off Date(2)........................................................................                 72
Range of LTVs(3)...............................................................................................          34 to 110
Range of PTVs(3)...............................................................................................          34 to 110
Weighted Average Anticipated Repayment Date LTV/PTV............................................................                 54
Percentage of Initial Pool Balance made up of:

  ARD Loans....................................................................................................                 88%
  Fully Amortizing Loans (other than ARD Loans)................................................................                 12%
Delinquent as of Cut-off Date..................................................................................                  0

------------------
(1) Subject to a permitted variance of plus or minus 5%.
(2) Excluding Credit Lease Loans.
(3) Including Credit Lease Loans.

     The tables, Annex A and Annex B set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables, Annex A and Annex B were primarily derived from information provided to the Depositor by Bloomfield or CCA, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the tables, Annex A and Annex B:

          (1) 'Net Cash Flow' or 'NCF' is defined under '--The Mortgage Loan Program--Underwriting Standards' above.

          (2) 'Underwritten NOI' means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions for non-hotel properties and before deducting for furniture, fixtures and equipment for Hotel Properties.

          (3) 'Net Cash Flow DSCR' for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan (as defined below). Unless otherwise specified herein, 'DSCR' means Net Cash Flow DSCR.

          (4) 'Annual Debt Service' means the Monthly Payment as of the Cut-off Date (as defined herein) multiplied by twelve. For purposes of determining Net Cash Flow DSCR and NOI DSCR with respect to the Prime Retail Pool Loan, the Airport Industrial Loan and each of the Credit Lease Loans, such DSCR was calculated giving effect to the debt service for all other pari passu notes (that is, Other Notes) secured by the related Mortgaged Property.

          (5) 'NOI DSCR' for any Mortgage Loan is equal to the Underwritten NOI from the related Mortgaged Property or Properties divided by the Annual Debt Service for such Mortgage Loan.

          (6) 'LTV' or 'Loan-to-Value Ratio' means, with respect to any Mortgage Loan, the Cut-off Date Principal Balance of such Mortgage Loan (that is, the principal amount of the Mortgage Loan against which the principal amount of the Certificates is issued) divided by the Appraised Value of the Mortgaged Property or Properties securing such Mortgage Loan. For purposes of determining LTV with respect to the Prime Retail Loan, the Airport Industrial Loan and each of the Credit Lease Loans, LTV was calculated giving effect to all other pari passu notes (that is, Other Notes) secured by the related Mortgaged Property.

          (7) 'PTV' or 'Proceeds-to-Value Ratio' for any Premium Loan is equal to the sum of the Premium funded at closing of such loan and the Cut-off Date Principal Balance divided by the Appraised Value of the related Mortgaged Property.

          (8) 'Anticipated Repayment Date LTV/PTV' for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its Anticipated Repayment Date (any related Premium will be fully amortized by the Anticipated Repayment Date). Such calculation thus assumes that the value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the Appraised Value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original value.

          (9) '1997 NOI' and 'Most Recent NOI' (which is for the period ending as of the date specified in Annex B) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1997 NOI and Most Recent NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not verified the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1997 NOI and Most Recent NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1997 NOI and Most Recent NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     For purposes of determining Most Recent NOI as set forth on Annex B:

          'Ann' means an annualized NOI calculated for the period indicated; and

          'TTM' means NOI calculated for the trailing twelve months ending on the date indicated.

          'Imp TTM' means less than 12-months operating results were available and an imputed TTM was calculated from available information.

          (10) 'Allocated Loan Amount' means, for each Mortgaged Property that is security for a Pool Loan, the portion of the principal amount of the related Pool Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Pool Loan was determined generally based on the ratio of the Net Cash Flow or net operating income or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, for all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise.

          (11) 'Cut-off Date Allocated Loan Amount' means, for each Mortgaged Property, the Allocated Loan Amount of such property as of the Cut-off Date. In certain cases where Allocated Loan Amounts were not assigned by the loan documentation, CCA assigned Allocated Loan Amounts based on the above mentioned criteria.

          (12) 'Original Loan Balance' means the principal balance of the Mortgage Loan as of the date of origination.

          (13) 'Cut-off Date Principal Balance' means the principal balance of the Mortgage Loan as of the Cut-off Date after application of all payments of principal thereon, whether or not received.

          (14) 'Cut-off Date Principal Balance/Unit' means the principal balance per unit of measure as of the Cut-off Date.

          (15) 'Monthly Payment' means, for any Mortgage Loan, the current monthly debt service payable on the related Mortgage Loan.

          (16) 'Annual Debt Service' means, for any Mortgage Loan, the current monthly debt service payment payable on October 1 or October 11, 1998 times 12.

          (17) 'Maturity Date' means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

          (18) 'Anticipated Repayment Date' or 'ARD' means for ARD Mortgage Loans, the date on which excess cash flow is retained pursuant to the related lock-box agreements for application to payment of principal and, with respect to most of the ARD Loans the date on which Excess Interest begins to accrue.

          (19) 'Anticipated Remaining Term' means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

          (20) 'Remaining Lock-out' means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid.

          (21) 'Appraised Value' means, for each of the Mortgaged Properties,

     the appraised value of such property as determined by an appraisal thereof prepared by an MAI appraiser not more than 18 months prior to the origination date of the related Mortgage Loan. 93% of such appraisals met the appraisal requirements of FIRREA. See 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Limitations of Appraisals' in this Prospectus Supplement.

          (22) 'Amortization' means, the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year.

          (23) 'Year Built/Renovated' means the year in which the respective Mortgaged Property was built and/or renovated.

          (24) 'Units' and 'Type' mean the number of units in the respective Mortgaged Property and the type of such Units.

          (25) 'Occupancy' means the percentage of gross leaseable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

          (26) 'Underwritten Occupancy' or 'U/W Occupancy' means the occupancy rate used in determining Net Cash Flow.

          (27) 'Tenant 1,' 'Tenant 2' and 'Tenant 3' (each a 'Tenant') mean, with respect to the Office Properties and Retail Properties, the largest, second largest and third largest tenants, respectively, if any. These Tenants may occupy the space or sublease all or some portion thereof; provided that such Tenant remains responsible for all obligations under the lease. With respect to the Retail Properties, such Tenants may be viewed as anchor tenants. An asterisk next to a Tenant means that the space occupied by such tenant is not owned by the related borrower.

          (28) '% of Total SF' means the square feet leased to Tenant as a percentage of the total square feet of the Mortgaged Property.

          (29) 'Lease Expiration Date' means the year in which a Tenant's lease is schedule to expire.

          (30) 'Audit/Agreed Upon Procedures Upfront' indicates Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of CCA or the borrower. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by CCA as part of its underwriting procedures.

          (31) 'Audit/Agreed Upon Procedures Forward' indicates Mortgaged Properties for which annual independent accountant audits or specified procedures are required throughout the term of the Mortgage Loan.

          (32) 'Actual On-going Capital Reserve' means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

          (33) 'Underwritten On-going Capital Reserves' means the annual reserve per Unit or as a percentage of gross revenue deducted from NOI for purposes of calculating Net Cash Flow.

          (34) 'GLA' means the square footage of the gross leaseable area of each Mortgaged Property. Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

     Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex B under the heading 'Property Name' with an asterisk. Mortgage Loans accruing interest on the basis of the actual number of days elapsed and a 360-day year are indicated on Annex A under the heading 'Mortgage Rate' with an asterisk.

     The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A and Annex C hereto for certain characteristics of the Mortgage Loans and the Notes on a loan-by-loan basis. See Annex C for certain characteristics of the Premium Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A and Annex C are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Pool Loans, are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The 'Cut-off Date Principal Balance' of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A, Annex B and Annex C with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. No Mortgage Loan represents more than 5% of the entire Mortgage Pool. See 'Description of the Mortgage Pool--Changes in Mortgage Pool Characteristics' in this Prospectus Supplement.

     The information set forth in the following tables, Annex A, Annex B and Annex C with respect to: (a) Weighted Average DSCR, Weighted Average Net Cash Flow DSCR, Weighted Average NOI DSCR or Weighted Average LTV or Weighted Average PTV is calculated excluding the Credit Lease Loans, (b) the ARD Balance with respect to each of the Mortgage Loans secured by the Mortgaged Properties known as 122-126 E. 103rd St., 1567-1575 Lexington Avenue, 1590 Lexington Avenue, 2156 2nd Avenue, 238 E. 111th/204 E. 112th St., 291 Pleasant Ave., 311 East 109th St. and Westmont Apartments is calculated assuming that all scheduled prepayments are made. Such Mortgage Loans require 'dual amortization': for purposes of determining a payment default, the loan requires amortization on a longer schedule but the loan is scheduled to prepay in an amount each month such that the loan fully amortizes over a shorter period. Failure to make the scheduled prepayments does not constitute an event of default but does trigger a cash trap until such time as the balance is reduced to that resulting from the shorter amortization schedule.

                     RANGE OF DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED
                                                              PERCENT BY       WEIGHTED     AVERAGE       WEIGHTED
CUT-OFF DATE              NUMBER OF        AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     AVERAGE      WEIGHTED
DEBT SERVICE               LOANS OR      CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING     AMORTIZING    AVERAGE
COVERAGE RATIO            POOL LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM           TERM         DSCR
------------------------  ----------   -----------------   -----------------   --------   -----------   ------------   --------
1-1.1...................       24       $    147,284,666           11%           7.254%       120            124           NA
1.1-1.2.................        4             79,759,002            6            7.480        119            360         1.19
1.2-1.3.................       45            316,268,376           25            8.146        118            353         1.25
1.3-1.4.................       32            292,890,250           23            7.650        120            348         1.34
1.4-1.5.................       25             77,663,543            6            7.437        120            342         1.45
1.5-1.6.................       23            168,490,585           13            7.984        118            348         1.54
1.6-1.7.................       16             61,295,936            5            7.275        120            340         1.64
1.7-1.8.................       10             56,270,258            4            8.040        118            347         1.73
1.8-1.9.................        5             67,059,350            5            8.347        120            303         1.86
1.9-2...................        4             10,819,016            1            7.293        117            323         1.94
2-2.1...................        4              8,189,605            1            7.411        120            322         2.07
2.1-2.2.................        1              1,197,772            0            7.530        121            300         2.12
2.2-2.3.................        1              3,000,000            0            6.800        123            360         2.20
                              ---      -----------------          ---          --------       ---            ---          ---
Total/Wtd. Avg..........      194       $  1,290,188,358          100%           7.775%       119            321         1.42
                              ---      -----------------          ---          --------       ---            ---          ---
                              ---      -----------------          ---          --------       ---            ---          ---

                                       WEIGHTED
                                       AVERAGE
CUT-OFF DATE              WEIGHTED   ANTICIPATED
DEBT SERVICE              AVERAGE     REPAYMENT
COVERAGE RATIO              LTV        DATE LTV
------------------------  --------   ------------
1-1.1...................     NA            0%
1.1-1.2.................     75%          66
1.2-1.3.................     72           64
1.3-1.4.................     76           66
1.4-1.5.................     71           61
1.5-1.6.................     63           56
1.6-1.7.................     62           52
1.7-1.8.................     60           52
1.8-1.9.................     59           49
1.9-2...................     54           45
2-2.1...................     58           48
2.1-2.2.................     47           38
2.2-2.3.................     58           50
                            ---          ---
Total/Wtd. Avg..........     70%          54%
                            ---          ---

                            ---          ---

                         RANGE OF LOAN-TO-VALUE RATIOS

                                                       PERCENT BY              WEIGHTED
                                        AGGREGATE      AGGREGATE    WEIGHTED    AVERAGE      WEIGHTED
                          NUMBER OF    CUT-OFF DATE   CUT-OFF-DATE  AVERAGE   ANTICIPATED    AVERAGE     WEIGHTED  WEIGHTED
RANGE OF                   LOANS OR     PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING   AMORTIZATION  AVERAGE   AVERAGE
LOAN TO VALUE RATIOS      POOL LOANS     BALANCE        BALANCE       RATE       TERM          TERM        DSCR      LTV
------------------------- ----------  --------------  ------------  --------  -----------  ------------  --------  --------
Less than 40%............       2     $    2,698,143         0%       7.543%      120           300        1.84       36%
 40%-49.99%..............      10         32,976,654         3        7.509       119           331        1.71       46
 50%-59.99%..............      15        219,054,637        17        8.219       119           340        1.67       57
 60%-69.99%..............      47        221,269,392        17        8.195       118           342        1.38       66
 70%-70.99%..............      88        607,191,650        47        7.639       119           353        1.33       76
 80%-89.99%..............      10         79,210,886         6        7.334       119           280        1.38       83
 90%-99.99%..............      20        107,750,630         8        7.336       120           124          NA       NA
100%-109.99%.............       1          9,748,985         1        7.030       120           124          NA       NA
110%-119.99%.............       1         10,287,380         1        7.030       120           124          NA       NA
                              ---     --------------       ---      --------      ---           ---         ---      ---
Total/Wtd. Avg...........     194     $1,290,188,358       100%       7.775%      119           321        1.42       70%
                              ---     --------------       ---      --------      ---           ---         ---      ---
                              ---     --------------       ---      --------      ---           ---         ---      ---

                            WEIGHTED
                             AVERAGE
                           ANTICIPATED
                            REPAYMENT
RANGE OF                      DATE      MINIMUM  MAXIMUM
LOAN TO VALUE RATIOS           LTV       DSCR     DSCR
-------------------------  -----------  -------  -------
Less than 40%............       29%       1.70     2.07
 40%-49.99%..............       39        1.28     2.12
 50%-59.99%..............       50        1.30     2.20
 60%-69.99%..............       58        1.20     1.96
 70%-70.99%..............       66        1.14     2.08
 80%-89.99%..............       52        1.31     1.84
 90%-99.99%..............        0          NA       NA
100%-109.99%.............        0          NA       NA
110%-119.99%.............        0          NA       NA
                               ---      -------  -------
Total/Wtd. Avg...........       54%       1.14     2.20
                               ---      -------  -------
                               ---      -------  -------

  RANGE OF LOAN-TO-VALUE AT EARLIER OF ANTICIPATED REPAYMENT DATE OR MATURITY

                                                        PERCENT BY              WEIGHTED
                                         AGGREGATE      AGGREGATE    WEIGHTED    AVERAGE      WEIGHTED
                           NUMBER OF    CUT-OFF DATE   CUT-OFF DATE  AVERAGE   ANTICIPATED    AVERAGE     WEIGHTED  WEIGHTED
RANGE OF                    LOANS OR     PRINCIPAL      PRINCIPAL    MORTGAGE   REMAINING   AMORTIZATION  AVERAGE   AVERAGE
LOAN TO VALUE RATIOS       POOL LOANS     BALANCE        BALANCE       RATE       TERM          TERM        DSCR      LTV
-------------------------- ----------  --------------  ------------  --------  -----------  ------------  --------  --------
Less than 10%.............      24     $  147,284,666        11%       7.254%      120           124          NA        NA
20%-29.99%................       1          1,700,000         0        7.550       120           300        1.70        34%
30%-39.99%................       9         26,147,804         2        7.559       120           322        1.71        45
40%-49.99%................      14         97,110,049         8        7.973       120           308        1.78        57
50%-59.99%................      45        289,349,988        22        8.150       119           345        1.50        61
60%-69.99%................      95        700,696,415        54        7.711       119           353        1.33        75
70%-79.99%................       6         27,899,435         2        7.799       118           357        1.29        80
                               ---     --------------       ---      --------      ---           ---         ---       ---
Total/Wtd. Avg. ..........     194     $1,290,188,358       100%       7.775%      119           321        1.42        70%
                               ---     --------------       ---      --------      ---           ---         ---       ---
                               ---     --------------       ---      --------      ---           ---         ---       ---

                             WEIGHTED
                              AVERAGE
                            ANTICIPATED
RANGE OF                     REPAYMENT   MINIMUM  MAXIMUM
LOAN TO VALUE RATIOS         DATE LTV     DSCR     DSCR
--------------------------  -----------  -------  -------
Less than 10%.............        0%         NA       NA
20%-29.99%................       28        1.70     1.70
30%-39.99%................       38        1.28     2.12
40%-49.99%................       47        1.30     2.09
50%-59.99%................       54        1.22     2.20
60%-69.99%................       66        1.18     2.08
70%-79.99%................       71        1.14     1.50
                                ---      -------  -------
Total/Wtd. Avg. ..........       54%       1.14     2.20
                                ---      -------  -------
                                ---      -------  -------

                         MORTGAGED PROPERTIES BY STATE

                                                              PERCENT BY
                                        AGGREGATE             AGGREGATE                      WEIGHTED
                                       CUT-OFF DATE          CUT-OFF DATE       WEIGHTED      AVERAGE        WEIGHED
                                    PRINCIPAL BALANCE/    PRINCIPAL BALANCE/    AVERAGE     ANTICIPATED      AVERAGE       WEIGHTED
                       NUMBER OF        ALLOCATED             ALLOCATED         MORTGAGE     REMAINING     AMORTIZATION    AVERAGE
STATE                  PROPERTIES      LOAN AMOUNT           LOAN AMOUNT          RATE         TERM            TERM          DSCR
--------------------   ---------    ------------------    ------------------    --------    -----------    ------------    --------
CA..................       69         $    318,399,493             25%            7.792%        119             316          1.37
NY..................       20              127,735,213             10             8.139         120             316          1.63
TX..................       42               74,152,207              6             7.511         119             292          1.50
NC..................       11               73,809,335              6             8.090         120             343          1.39
MI..................       20               71,152,583              6             7.508         121             341          1.33
FL..................       23               64,066,757              5             7.848         116             292          1.43
WV..................        3               59,092,777              5             6.892         120             357          1.38
IL..................       12               50,960,024              4             8.283         118             346          1.31
PA..................       16               44,020,667              3             7.865         120             327          1.32
HI..................        1               39,500,000              3             7.550         118             334          1.33
IN..................        8               37,933,182              3             8.024         118             321          1.53
GA..................       12               37,907,878              3             7.814         118             341          1.53
OH..................       17               37,278,435              3             7.588         120             309          1.39
MN..................       14               33,679,887              3             8.036         116             355          1.33
AZ..................       11               28,455,243              2             7.188         115             318          1.28
WI..................       11               26,713,790              2             7.893         119             333          1.46
AL..................        5               19,223,651              1             7.784         120             346          1.33
VA..................        3               17,481,396              1             7.956         120             360          1.39
CT..................        3               11,588,734              1             8.430         122             349          1.39
CO..................        5               12,267,706              1             7.689         120             229          1.75
KY..................        6               10,498,163              1             7.544         120             314          1.47
OK..................        4               10,482,558              1             7.256         121             343          1.42
LA..................        4               10,146,300              1             7.293         118             307          1.50
MD..................        3               10,131,737              1             8.439         119             343          1.31
AK..................        1                9,765,179              1             8.080         123             360          1.48
TN..................        7                7,599,033              1             7.419         118             230          1.60
ME..................        1                5,619,891              0             8.400         118             360          1.54
MA..................        3                5,141,149              0             7.720         117             240          1.54
NJ..................        3                4,926,806              0             7.675         118             330          1.55
KS..................        3                3,985,510              0             7.267         118             283          1.48
RI..................        1                3,872,190              0             7.060         120             300          1.54
UT..................        3                3,747,457              0             7.030         120             124          0.00
IA..................        2                3,718,434              0             8.310         121             331          1.58
WA..................        2                3,079,183              0             7.262         119             360          1.41
NV..................        3                2,473,489              0             7.126         120             201          1.30
OR..................        2                1,694,263              0             7.030         120             124          0.00
NM..................        2                1,606,206              0             7.030         120             124          0.00
AR..................        3                1,515,293              0             7.030         120             124          0.00
MO..................        2                1,391,371              0             7.030         120             124          0.00
MT..................        2                1,343,297              0             7.030         120             124          0.00
SC..................        2                1,237,814              0             7.030         120             124          0.00

MS..................        1                  794,075              0             7.640         120             123          0.00
                          ---       ------------------            ---           --------        ---             ---           ---
Total/Wtd. Avg......      366         $  1,290,188,358            100%            7.775%        119             321          1.42
                          ---       ------------------            ---           --------        ---             ---           ---
                          ---       ------------------            ---           --------        ---             ---           ---

                                   WEIGHTED
                                    AVERAGE
                                  ANTICIPATED
                      WEIGHTED     REPAYMENT
                      AVERAGE        DATE
STATE                   LTV         LTV/PTV
--------------------  --------    -----------
CA..................     68%           50%
NY..................     62            52
TX..................     74            50
NC..................     71            61
MI..................     74            61
FL..................     69            45
WV..................     80            69
IL..................     65            56
PA..................     74            60
HI..................     82            68
IN..................     61            46
GA..................     68            57
OH..................     72            53
MN..................     72            64
AZ..................     76            56
WI..................     66            55
AL..................     75            63
VA..................     70            63
CT..................     63            56
CO..................     63            28
KY..................     69            50
OK..................     73            60
LA..................     66            48
MD..................     69            58
AK..................     67            60
TN..................     64            32
ME..................     57            52
MA..................     73            40
NJ..................     67            57
KS..................     73            48
RI..................     58            46
UT..................      0             0
IA..................     61            53
WA..................     75            66
NV..................     76            26
OR..................      0             0
NM..................      0             0
AR..................      0             0
MO..................      0             0

MT..................      0             0
SC..................      0             0
MS..................      0             0
                         --
                                      ---
Total/Wtd. Avg......     70%           54%
                         --
                         --
                                      ---
                                      ---

                              RANGE OF YEARS BUILT

                                                                                             WEIGHTED
                                                                PERCENT BY       WEIGHTED     AVERAGE       WEIGHTED
                                             AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     AVERAGE      WEIGHTED
RANGE OF                     NUMBER OF     CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING    AMORTIZATION   AVERAGE
YEARS BUILT                  PROPERTIES  PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM           TERM         DSCR
1900-1909..................       7       $     11,865,447            1%           7.507%       119            318         1.55
1910-1919..................       8             19,646,726            2            7.303        119            313         1.53
1920-1929..................       3             14,859,498            1            8.634        117            360         1.33
1930-1939..................       7             26,534,524            2            8.033        121            319         1.31
1940-1949..................       3             18,562,422            1            8.264        120            358         1.32
1950-1959..................      11             26,777,051            2            7.317        122            337         1.41
1960-1969..................      35            160,096,347           12            7.891        119            339         1.36
1970-1979..................     110            361,976,801           28            7.712        119            321         1.39
1980-1989..................     146            410,570,214           32            7.772        118            315         1.42
1990-1998..................      36            239,299,328           19            7.785        119            312         1.53
                                ---      -----------------          ---          --------       ---            ---          ---
  Total/Wtd. Avg...........     366       $  1,290,188,358          100%           7.775%       119            321         1.42
                                ---      -----------------          ---          --------       ---            ---          ---
                                ---      -----------------          ---          --------       ---            ---          ---

                                         WEIGHTED
                                        ANTICIPATED
                             WEIGHTED    REPAYMENT
RANGE OF                     AVERAGE       DATE
YEARS BUILT                    LTV        LTV/PTV
1900-1909..................     73%          60%
1910-1919..................     66           54
1920-1929..................     67           61
1930-1939..................     65           55
1940-1949..................     73           65
1950-1959..................     73           62
1960-1969..................     73           61
1970-1979..................     70           54
1980-1989..................     68           50
1990-1998..................     68           52
                                --           --
  Total/Wtd. Avg...........     70%          54%
                                --           --
                                --           --

                CUT-OFF DATE PRINCIPAL BALANCE BY PROPERTY TYPE

                                                                  PERCENT BY
                                                                   AGGREGATE
                                                                    CUT-OFF
                                                                     DATE                     WEIGHTED
                                                   AGGREGATE       PRINCIPAL                  AVERAGE                      WEIGHTED
                                                    CUT-OFF        BALANCE/                   CUT-OFF        WEIGHTED       AVERAGE
                                     NUMBER OF   DATE PRINCIPAL    ALLOCATED    NUMBER OF     BALANCE         AVERAGE      REMAINING
PROPERTY TYPE                        PROPERTIES     BALANCE       LOAN AMOUNT     UNITS       PER UNIT     MORTGAGE RATE     TERM
-----------------------------------  ---------   --------------   -----------   ---------   ------------   -------------   ---------
Retail
Anchored...........................      25      $  138,479,100        11%      2,614,462           53         7.706%         119
Quasi-Anchored.....................      14          27,547,115         2        521,047           161         8.186          120
Mall...............................       2          90,673,225         7        913,517            99         7.719          120
Factory Outlet.....................       5          81,857,269         6       1,591,482          103         8.400          118
Unanchored.........................      12          32,934,139         3        509,664            65         7.706          120
                                         --                            --                                                      --
                                                 --------------                 ---------   ------------       -----
TOTAL RETAIL.......................      58         371,490,848        29%      6,150,172           83         7.898%         119
Office
Office.............................      59         292,124,554        23       5,944,777           80         8.077          119
Medical Office.....................       2           9,480,368         1        120,766            79         8.030          113
                                         --                            --                                                      --
                                                 --------------                 ---------   ------------       -----
TOTAL OFFICE.......................      61         301,604,922        23%      6,065,543           80         8.076%         119
MULTIFAMILY........................      68         239,435,243        19%         8,957        26,732         7.462%         119
Hotel
Full Service.......................       2          69,764,744         5            596       117,055         8.639          120
Limited Service....................     120          88,217,800         7         13,829        33,509         7.030          120
                                         --                            --                                                      --
                                                 --------------                 ---------   ------------       -----
TOTAL HOTEL........................     122         157,982,544        12%        14,425        36,961         7.741%         120
INDUSTRIAL.........................      31         150,284,102        12%      5,612,529           34         7.571%         119
MOBILE HOME PARK...................      23          59,767,059         5%         4,132        14,464         7.356%         119
Healthcare
Congregate Care....................       1           3,376,291         0             66        51,156         8.080          116
Nursing............................       2           6,247,348         0            170        36,749         7.667          121
                                         --                            --                                                      --
                                                 --------------                 ---------   ------------       -----
TOTAL HEALTHCARE...................       3           9,623,639         1%           236        40,778         7.812%         119
                                         --                            --                                                      --
                                                 --------------                 ---------   ------------       -----
Grand Total........................     366      $1,290,188,358       100%                                     7.775%         119
                                         --      --------------        --                                      -----           --
                                         --      --------------        --                                      -----           --


                                                                                           WEIGHTED

                                                                                            AVERAGE
                                       WEIGHTED                                            ANTICIPATED
                                       AVERAGE                    WEIGHTED                 REPAYMENT
                                     AMORTIZATION   MIN    MAX    AVERAGE     WEIGHTED       DATE
PROPERTY TYPE                            TERM       DSCR   DSCR     DSCR     AVERAGE LTV    LTV/PTV
-----------------------------------  ------------   ----   ----   --------   -----------   ---------
Retail
Anchored...........................       347       1.14   1.67     1.36          71%          62%
Quasi-Anchored.....................       206       1.24   1.29     1.25          65           25
Mall...............................       360       1.31   1.38     1.34          76           68
Factory Outlet.....................       360       1.54   1.54     1.54          57           52
Unanchored.........................       345       1.24   2.12     1.44          70           60
                                           --       ----   ----     ----          --           --
TOTAL RETAIL.......................       343       1.14   2.12     1.40          69%          58%
Office
Office.............................       322       1.21   1.90     1.41          65           50
Medical Office.....................       347       1.29   1.31     1.30          72           63
                                           --       ----   ----     ----          --           --
TOTAL OFFICE.......................       322       1.21   1.90     1.41          65%          50%
MULTIFAMILY........................       344       1.18   2.20     1.41          75%          64%
Hotel
Full Service.......................       300       1.57   1.86     1.82          58           49
Limited Service....................       124        NA     NA        NA          NA            0
                                           --       ----   ----     ----                       --
TOTAL HOTEL........................       202       1.57   1.86     1.82          58%          22%
INDUSTRIAL.........................       345       1.19   1.71     1.30          74%          63%
MOBILE HOME PARK...................       343       1.22   2.07     1.39          74%          64%
Healthcare
Congregate Care....................       300       1.54   1.54     1.54          73           61
Nursing............................       312       1.68   2.08     1.88          75           61
                                           --       ----   ----     ----                       --
TOTAL HEALTHCARE...................       308       1.54   2.08     1.76          74%          61%
                                           --       ----   ----     ----                       --
Grand Total........................       321       1.14   2.20     1.42          70%          54%
                                           --       ----   ----     ----                       --
                                           --       ----   ----     ----                       --

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                   WEIGHTED
                                                                      PERCENT BY       WEIGHTED     AVERAGE
                                 NUMBER OF         AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     WEIGHTED
RANGE OF CUT-OFF DATE          LOANS OR POOL     CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING      AVERAGE
PRINCIPAL BALANCE                  LOANS       PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM       AMORTIZATION
-----------------------------  -------------   -----------------   -----------------   --------   -----------   ------------
Less Than $2,500,000 ........        74         $    107,813,729            8%           7.486%       119            313
2,500,000-4,999,999..........        49              175,483,558           14            7.504        119            329
5,000,000-7,499,999..........        25              156,442,764           12            7.719        119            349
7,500,000-9,999,999..........        22              198,004,433           15            7.817        119            263
10,000,000-19,999,999 .......        15              197,213,130           15            7.693        119            287
20,000,000-39,999,999 .......         3              100,877,486            8            7.899        118            350
45,000,000-59,999,999 .......         4              212,454,236           16            7.721        120            360
60,000,000-82,500,000 .......         2              141,899,021           11            8.442        119            335
                                    ---        -----------------          ---          --------       ---            ---
Total/Wtd. Avg...............       194         $  1,290,188,358          100%           7.775%       119            321
                                    ---        -----------------          ---          --------       ---            ---
                                    ---        -----------------          ---          --------       ---            ---

                                                       WEIGHTED
                                                       AVERAGE
                               WEIGHTED   WEIGHTED   ANTICIPATED
RANGE OF CUT-OFF DATE          AVERAGE    AVERAGE     REPAYMENT
PRINCIPAL BALANCE                DSCR       LTV      DATE LTV/PTV
-----------------------------  --------   --------   ------------
Less Than $2,500,000 ........    1.53        69%          54%
2,500,000-4,999,999..........    1.48        69           57
5,000,000-7,499,999..........    1.41        69           61
7,500,000-9,999,999..........    1.32        71           39
10,000,000-19,999,999 .......    1.30        71           44
20,000,000-39,999,999 .......    1.43        72           62
45,000,000-59,999,999 .......    1.29        75           67
60,000,000-82,500,000 .......    1.67        57           50
                                 ----        --           --
Total/Wtd. Avg...............    1.42        70%          54%
                                 ----        --           --
                                 ----        --           --

                 RANGE OF ANTICIPATED REMAINING TERMS IN MONTHS

                                                                                                    WEIGHTED
                                                                       PERCENT BY       WEIGHTED     AVERAGE       WEIGHTED
                                                    AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     AVERAGE
                                    NUMBER OF     CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING    AMORTIZATION

YEAR                                  NOTES     PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM           TERM
----                                ---------   -----------------   -----------------   --------   -----------   ------------
24-29............................        1       $        192,867            0%           7.510%        28             33
84-89............................        1              2,100,000            0            7.550         84             84
102-107..........................        2             11,063,757            1            8.420        104            341
108-113..........................       10             46,990,786            4            7.819        112            350
114-119..........................       82            425,847,775           33            8.034        117            350
120-125..........................      103            786,937,822           61            7.624        121            303
126-131..........................        3             17,055,350            1            7.799        128            360
                                       ---      -----------------          ---          --------       ---            ---
Total/Wtd.Avg....................      202       $  1,290,188,358          100%           7.775%       119            321
                                       ---      -----------------          ---          --------       ---            ---
                                       ---      -----------------          ---          --------       ---            ---

                                                          WEIGHTED
                                                           AVERAGE
                                                         ANTICIPATED
                                   WEIGHTED   WEIGHTED    REPAYMENT
                                   AVERAGE    AVERAGE       DATE
YEAR                                 DSCR       LTV        LTV/PTV
----                               --------   --------   -----------
24-29............................      NA        44%          33%
84-89............................      NA        82           68
102-107..........................    1.21        72           65
108-113..........................    1.33        73           65
114-119..........................    1.44        67           59
120-125..........................    1.42        71           50
126-131..........................    1.33        72           63
                                     ----        --           --
Total/Wtd.Avg....................    1.42        70%          54%
                                     ----        --           --
                                     ----        --           --


                       RANGE OF REMAINING TERMS IN MONTHS

                                                                                             WEIGHTED
                                                                PERCENT BY       WEIGHTED     AVERAGE       WEIGHTED
                                             AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     AVERAGE      WEIGHTED
RANGE OF                     NUMBER OF     CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING    AMORTIZATION   AVERAGE
REMAINING TERMS                NOTES     PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM           TERM         DSCR
---------------              ---------   -----------------   -----------------   --------   -----------   ------------   --------
24-35.9....................       1       $        192,867            0%           7.510%        28             33           NA
84-95.9....................       1              2,100,000            0            7.550         84             84           NA
120-131.9..................      24            147,284,666           11            7.254        120            124           NA
264-275.9..................       2              1,681,393            0            8.990        108            274           NA
276-287.9..................       1              3,131,768            0            8.510        105            292         1.22
288-299.9..................      37             98,907,154            8            7.564        119            298         1.53

300-311.9..................      13             94,121,949            7            8.046        121            300         1.74
312-323.9..................       7             20,790,138            2            8.028        120            321         1.38
324-335.9..................       1              4,984,552            0            7.270        119            336         1.47
336-347.9..................       1              7,931,989            1            8.385        104            360         1.21
348-359.9..................      92            576,928,628           45            7.924        118            358         1.40
360-371.9..................      22            332,133,254           26            7.701        120            359         1.34
                                ---      -----------------          ---          --------       ---            ---          ---
Total/Wtd. Avg.............     202       $  1,290,188,358          100%           7.775%       119            321         1.42
                                ---      -----------------          ---          --------       ---            ---          ---
                                ---      -----------------          ---          --------       ---            ---          ---

                                         WEIGHTED
                                        ANTICIPATED
                             WEIGHTED    REPAYMENT
RANGE OF                     AVERAGE       DATE
REMAINING TERMS                LTV        LTV/PTV
---------------              --------   -----------
24-35.9....................     44%          33%
84-95.9....................     82           68
120-131.9..................     NA            0
264-275.9..................     62           51
276-287.9..................     67           57
288-299.9..................     69           55
300-311.9..................     60           49
312-323.9..................     69           60
324-335.9..................     49           42
336-347.9..................     74           67
348-359.9..................     69           61
360-371.9..................     73           65
                               ---           --
Total/Wtd. Avg.............     70%          54%
                               ---           --
                               ---           --

                         ANTICIPATED REPAYMENT BY YEAR

                                                                                             WEIGHTED
                                                                PERCENT BY       WEIGHTED     AVERAGE       WEIGHTED
                                             AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     AVERAGE      WEIGHTED
                             NUMBER OF     CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING    AMORTIZATION   AVERAGE
YEAR                           NOTES     PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM           TERM         DSCR
----                         ---------   -----------------   -----------------   --------   -----------   ------------   --------
2001.......................       1       $        192,867            0%           7.510%        28             33           NA
2005.......................       1              2,100,000            0            7.550         84             84           NA
2007.......................       5             20,193,842            2            8.390        107            342         1.25
2008.......................     192          1,250,646,299           97            7.766        119            320         1.43
2009.......................       3             17,055,350            1            7.799        128            360         1.33
                                ---      -----------------          ---          --------       ---            ---          ---
Total/Wtd. Avg.............     202       $  1,290,188,358          100%           7.775%       119            321         1.42
                                ---      -----------------          ---          --------       ---            ---          ---
                                ---      -----------------          ---          --------       ---            ---          ---

                                         WEIGHTED
                                          AVERAGE
                                        ANTICPATED
                             WEIGHTED    REPAYMENT
                             AVERAGE       DATE
YEAR                           LTV        LTV/PTV
----                         --------   -----------
2001.......................      44%         33%
2005.......................      82          68
2007.......................      70          63
2008.......................      69          53
2009.......................      72          63
                                ---         ---
Total/Wtd. Avg.............      70%         54%
                                ---         ---
                                ---         ---

                            RANGE OF MORTGAGE RATES

                                                                                                    WEIGHTED
                                                                       PERCENT BY       WEIGHTED     AVERAGE       WEIGHTED
                                                    AGGREGATE           AGGREGATE       AVERAGE    ANTICIPATED     AVERAGE
RANGE OF                            NUMBER OF     CUT-OFF DATE        CUT-OFF DATE      MORTGAGE    REMAINING    AMORTIZATION
MORTGAGE RATES                        NOTES     PRINCIPAL BALANCE   PRINCIPAL BALANCE     RATE        TERM           TERM
--------------                      ---------   -----------------   -----------------   --------   -----------   ------------
6.75-6.9999.......................      17       $    132,781,656           10%           6.878%       121            354
7.00-7.2499.......................      39            242,849,053           19            7.101        120            264

7.25-7.4999.......................      43            139,745,584           11            7.322        119            315
7.5-7.7499........................      37            136,016,779           11            7.550        119            281
7.75-7.9999.......................      13             60,371,538            5            7.818        119            336
8.00-8.2499.......................      11             90,574,690            7            8.042        118            334
8.25-8.4999.......................       8            158,026,512           12            8.398        118            358
8.5-8.7499........................      29            313,426,486           24            8.501        119            346
8.75-8.9999.......................       4              6,673,066            1            8.923        115            338
9.25-9.4999.......................       1              9,722,992            1            9.500        118            300
                                       ---      -----------------          ---          --------       ---            ---
Total/Wtd. Avg....................     202       $  1,290,188,358          100%           7.775%       119            321
                                       ---      -----------------          ---          --------       ---            ---
                                       ---      -----------------          ---          --------       ---            ---

                                                           WEIGHTED
                                                            AVERAGE
                                                          ANTICIPATED
                                    WEIGHTED   WEIGHTED    REPAYMENT
RANGE OF                            AVERAGE    AVERAGE       DATE
MORTGAGE RATES                        DSCR       LTV        LTV/PTV
--------------                      --------   --------   -----------
6.75-6.9999.......................    1.49        73%          63%
7.00-7.2499.......................    1.37        73           40
7.25-7.4999.......................    1.47        72           55
7.5-7.7499........................    1.40        74           47
7.75-7.9999.......................    1.33        75           63
8.00-8.2499.......................    1.31        73           59
8.25-8.4999.......................    1.53        59           53
8.5-8.7499........................    1.39        67           60
8.75-8.9999.......................    1.29        62           55
9.25-9.4999.......................    1.57        65           55
                                      ----        --           --
Total/Wtd. Avg....................    1.42        70%          54%
                                      ----        --           --
                                      ----        --           --

                      REMAINING LOCK-OUT PERIODS IN MONTHS

                                                  PERCENT BY                 WEIGHTED
                                  AGGREGATE       AGGREGATE     WEIGHTED      AVERAGE       WEIGHTED     WEIGHTED    WEIGHTED
                       NUMBER    CUT-OFF DATE    CUT-OFF DATE    AVERAGE    ANTICIPATED     AVERAGE       AVERAGE    AVERAGE
REMAINING                OF       PRINCIPAL       PRINCIPAL     REMAINING    REMAINING    AMORTIZATION   REMAINING   MORTGAGE
LOCK-OUT PERIODS       NOTES       BALANCE         BALANCE       LOCKOUT       TERM           TERM         TERM        RATE
----------------       ------   -------------    ------------   ---------   -----------   ------------   ---------   --------
24-28.9..............      1    $      192,867          0%          27           28             33           28        7.510%
78-82.9..............      1         2,100,000          0           83           84             84           84        7.550
96-100.9.............      4        12,745,150          1           98          105            332          319        8.496
101-106.9............      7        44,966,872          3          105          112            353          344        7.622
107-112.9............     68       275,936,874         21          112          118            342          339        7.880

113-118.9............    118       937,191,245         73          117          120            313          313        7.742
119-124.9............      2        12,321,020          1          121          128            360          356        7.530
125-130.9............      1         4,734,330          0          127          128            360          356        8.500
                       ------   --------------        ---          ---          ---            ---          ---      --------
Grand Total..........    202    $1,290,188,358        100%         116          119            321          320        7.775%
                       ------   --------------        ---          ---          ---            ---          ---      --------
                       ------   --------------        ---          ---          ---            ---          ---      --------

                                              WEIGHTED
                                             ANTICIPATED
                       WEIGHTED   WEIGHTED    REPAYMENT
REMAINING              AVERAGE    AVERAGE       DATE
LOCK-OUT PERIODS         DSCR       LTV        LTV/PTV
----------------       --------   --------   -----------
24-28.9..............      NA        44%          33%
78-82.9..............      NA        82           68
96-100.9.............    1.22        71           63
101-106.9............    1.34        75           66
107-112.9............    1.45        69           60
113-118.9............    1.42        69           51
119-124.9............    1.30        76           66
125-130.9............    1.40        64           57
                         ----        --           --
Grand Total..........    1.42        70%          54%
                         ----        --           --
                         ----        --           --

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the 'Form 8-K') will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 20 Classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class PS-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (the 'Offered Certificates') are offered hereby. The Class PS-1 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and Class LR Certificates (the 'Private Certificates') are not offered hereby. The Classes of Certificates other than the Class PS-1 Class V-1, Class V-2, Class R and Class LR Certificates are sometimes referred to herein as the 'Sequential Certificates'.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an 'REO Property') such funds or assets as from time to time are deposited in the Collection Account, the Distribution Ac count, the Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an 'REO Account'); (iii) the rights of the lender under all insurance policies with respect to the Mortgage Loans; (iv) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreements and the Bloomfield Purchase Agreement; and (v) all of the lender's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts. Distributions allocable to interest on the Offered Certificates on each Distribution Date will be based on the pass-through rate for the respective Class (the 'Pass-Through Rate') and the aggregate principal balance (the 'Certificate Balance') or notional balance (the 'Notional Balance') as applicable to such Class outstanding immediately prior to such Distribution Date.

     The Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4 and
Class A-5 Certificates will have initial Certificate Balances of $[           ],
$[           ], $[           ], $[           ], $[           ], $[           ]
and $[           ], respectively. The Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates will have initial Certificate Balances
of $[           ], $[           ], $[           ], $[           ] and
$[           ], respectively. The Class B-7 and Class B-7H Certificates will have initial Certificate Balances, in the aggregate, of approximately
$[           ]. The Class PS-1 Certificates will have an initial Notional
Balance equal to $[           ], which is equal to the aggregate Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date.

     The Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a certificate balance or a notional balance.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under '--Distributions--Payment Priorities' herein.

     The respective Certificate Balance of each Class of Certificates (other than the Class PS-1 Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses (as defined herein) allocated to such Class of Certificates. The Notional Balance of the Class PS-1 Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Interest Accrual Period. The notional balance of the Class PS-1 Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of such Mortgage Loans.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the fourth Business Day following the 11th day of each month beginning on October 16, 1998 (each, a 'Distribution Date'), provided that if the 11th day of a month is not a Business Day, then the Distribution Date shall be the fifth Business Day following such 11th day. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a Business Day, the preceding Business Day (the 'Record Date'); the Record Date for the Distribution Date occurring on October [16], 1998 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The 'Percentage Interest' evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.

     The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The 'Available Funds' for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances (except Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the 'Withheld Amounts' as described under '--The Pooling and Servicing Agreement--Accounts-- Interest Reserve Account' and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under '--Prepayment Interest Shortfalls'), but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under 'The

Pooling and Servicing Agreement--Advances;'

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee (and other amounts payable to the Special Servicer described under 'The Pooling and Servicing Agreement--Special Servicing' herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer and the Trustee is entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) with respect to the Actual/360 Mortgage Loans having Mortgage Rates
below [   ] %, and any Distribution Date relating to each Interest Accrual
Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

     The 'Monthly Payment' with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, including any constant Monthly Payment, which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement

     'Unscheduled Payments' are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Sellers or Bloomfield due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under 'The Pooling and Servicing Agreement--Optional Termination,' and any other payments under or with respect to the Mortgage Loans not scheduled to be made , including Principal Prepayments, but excluding Prepayment Premiums.

     'Net REO Proceeds' with respect to any REO Property and any related REO Mortgage Loan (as defined herein) are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     'Principal Prepayments' are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     The 'Collection Period' with respect to a Distribution Date is the period beginning on the day after the preceding Collection Period (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day).

     'Net Default Interest' with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

     'Default Interest' with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     The 'Default Rate' with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

     'Excess Interest' with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

     'Excess Rate' with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The 'Interest Accrual Amount' with respect to any Distribution Date and any Class of Certificates (other than the Class PS-1, Class V-1, Class V-2, Class R and Class LR Certificates) is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest

Accrual Period). The 'Interest Accrual Amount' with respect to any Distribution Date and the Class PS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Balance of such Class. Calculations of interest (except in respect of the Interest Accrual Period beginning in September 1998) due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The 'Interest Distribution Amount' with respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will equal the Interest Accrual Amount thereof for such Distribution Date.

     The 'Interest Distribution Amount' with respect to any Distribution Date and the Class PS-1 Certificates is its Interest Accrual Amount for such Distribution Date minus the aggregate Reduction Interest Distribution Amount in respect of such Distribution Date.

     The 'Reduction Interest Distribution Amount' for the Class PS-1 Certificates with respect to any Distribution Date and each of clauses Seventh, Eleventh, Fifteenth, Nineteenth, Twenty-third, Twenty-seventh, Thirty-first, Thirty-fifth, Thirty-ninth, Forty-third and Forty-sixth, under 'Distribution of Available Funds' is the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related Classes referred to in subclause (B) of each such clause as of such Distribution Date, as described below under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts.'

     The 'Reduction Interest Pass-Through Rate' with respect to any Distribution Date is (i) when the Class B-7 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (ii) when the Class B-6 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (iii) when the Class B-5 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (iv) when the Class B-4 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (v) when the Class B-3 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (vi) when the Class B-2 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (vii) when the Class B-1 Certificates are the most subordinate Class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus
[      ]%, (viii) when the Class A-5 Certificates are the most subordinate Class
outstanding, [      ]%, (ix) when the Class A-4 Certificates are the most
subordinate Class outstanding, [      ]%, (x) when the Class A-3 Certificates
are the most subordinate Class outstanding, [      ]%, and (xi) when the Class
A-2 Certificates are the most subordinate Class outstanding, [      ]%.


     The 'Reduction Interest Shortfalls' with respect to any Distribution Date and each of the clauses Seventh, Eleventh, Fifteenth, Nineteenth, Twenty-third, Twenty-seventh, Thirty-first, Thirty-fifth, Thirty-ninth, Forty-third and Forty-sixth, under 'Distribution of Available Funds' is any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

     'Appraisal Reduction Amount' is the amount described under '--Appraisal Reductions.'

     'Delinquency Reduction Amount' is, in connection with a Delinquency, an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a borrower under any Mortgage Loan.

     'Delinquency' means any failure of the borrower to make a scheduled payment on a Due Date.

     The 'Interest Accrual Period' with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs provided that the first Interest Accrual Period is assumed to consist of 11 days. Except for the first Interest Accrual Period, each Interest Accrual Period is assumed to consist of 30 days.

     An 'Interest Shortfall' with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed to such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The 'Prepayment Interest Shortfall' with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

     The 'Pass-Through Rate' for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1A, Class A-1B and

Class A-1C Certificates is a per annum rate equal to [      ]%, [      ]% and
[      ]%, respectively. The Pass-Through Rate on the Class PS-1 Certificates is
a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage
Pass-Through Rate minus [      ]%. The Pass-Through Rate on the Class A-3
Certificates is a per annum rate equal to the Weighted Average Net Mortgage
Pass-Through Rate minus [      ]%. The Pass-Through Rate on the Class A-4
Certificates is a per annum rate equal to the Weighted Average Net Mortgage
Pass-Through Rate minus [      ]%. The Pass-Through Rate on the Class A-5
Certificates is a per annum rate equal to the Weighted Average Net Mortgage
Pass-Through Rate minus [      ]%. The Pass-Through Rate on the Class B-1, Class
B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H
Certificates is a per annum rate equal to [      ]%. The Class V-1, Class V-2,
Class R and Class LR Certificates do not have a Pass-Through Rate.

     The 'Weighted Average Pass-Through Rate' for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of the products of (i) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Class PS-1 Certificates) and (ii) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and the Notional Balance of such Class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i) above as of such date (provided in each case, any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such Class occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

     The 'Weighted Average Net Mortgage Pass-Through Rate' for any Distribution Date is the amount (expressed as a percentage) (a) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan and (ii) the Stated Principal Balance of each such Mortgage Loan and (b) the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of their respective Due Date preceding the prior Distribution Date.

     The 'Net Mortgage Pass-Through Rate' with respect to any Mortgage and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Additional Servicing Fee Rate.

     The 'Mortgage Pass-Through Rate' with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each is equal to the Mortgage Rate thereof.

     The 'Mortgage Pass-Through Rate' with respect to the Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed, other than Mortgage Loans having Mortgage Rates less than or equal to
[      ]%, for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

     The 'Mortgage Pass-Through Rate' with respect to Actual/360 Mortgage Loans
having Mortgage Rates less than or equal to [      ]% for any Interest Accrual
Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, or (b) March, May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

     Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan for the first Interest Accrual Period is the Mortgage Rate thereof.

     The 'Mortgage Rate' with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under 'The Pooling and Servicing Agreement--Modifications in this Prospectus Supplement.'

     The 'Principal Distribution Amount' for any Distribution Date will be equal to the sum of:

     (i) the principal component of all scheduled Monthly Payments due on the Mortgage Loans on or before the related Due Date (if received or advanced);

     (ii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described in this Prospectus Supplement under 'The Pooling and Servicing Agreement--Optional Termination;'

     (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

     (iv) to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

     (v) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

     (vi) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vi) net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

     An 'REO Mortgage Loan' is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates, up to an amount equal to the aggregate Interest Distribution Amounts of such Classes;

     (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

     (iii) Third, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (v) Fifth, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;


     (vi) Sixth, to the Class A-2 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (vii) Seventh, pro rata, (A) to the Class A-2 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-2 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (viii) Eighth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (ix) Ninth, to the Class A-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (x) Tenth, to the Class A-3 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xi) Eleventh, pro rata, (A) to the Class A-3 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-3 Certificates as described under

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

'--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xii) Twelfth, to the Class A-3 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xiii) Thirteenth, to the Class A-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xiv) Fourteenth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xv) Fifteenth, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-4 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xvi) Sixteenth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xvii) Seventeenth, to the Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xviii) Eighteenth, to the Class A-5 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xix) Nineteenth, pro rata, (A) to the Class A-5 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-5 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an

amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xx) Twentieth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxi) Twenty-first, to the Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxii) Twenty-second, to the Class B-1 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxiii) Twenty-third, pro rata, (A) to the Class B-1 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xxiv) Twenty-fourth, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxv) Twenty-fifth, to the Class B-1 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxvi) Twenty-sixth, to the Class B-2 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxvii) Twenty-seventh, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xxviii) Twenty-eighth, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxix) Twenty-ninth, to the Class B-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxx) Thirtieth, to the Class B-3 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxxi) Thirty-first, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xxxii) Thirty-second, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution

Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxiii) Thirty-third, to the Class B-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxiv) Thirty-fourth, to the Class B-4 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxxv) Thirty-fifth, pro rata, (A) to the Class B-4 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xxxvi) Thirty-sixth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxvii) Thirty-seventh, to the Class B-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxviii) Thirty-eighth, to the Class B-5 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxxix) Thirty-ninth, pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xl) Fortieth, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xli) Forty-first, to the Class B-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xlii) Forty-second, to the Class B-6 Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xliii) Forty-third, pro rata, (A) to the Class B-6 Certificates in respect of interest, up to an amount equal to the unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and
(C) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

     (xliv) Forty-fourth, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xlv) Forty-fifth, to the Class B-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xlvi) Forty-sixth, pro rata, (A) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-7 and Class B-7H Certificates as described under '--Delinquency Reduction Amounts and Appraisal Reduction Amounts,' up to an amount equal to the Reduction Interest Distribution Amount so attributable and (B) to the Class PS-1 Certificates, up to an amount equal to the unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (A);

     (xlvii) Forty-seventh, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

     (xlviii) Forty-eighth, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

     (xlvix) Forty-ninth, pro rata, based on Certificate Balance to the Class B-7 and Class B-7H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

     (l) Fiftieth, pro rata, to the Class B-7 and Class B-7H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

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

     (li) Fifty-first, to the Class R and Class LR Certificates.

     All references to 'pro rata' in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such classes, if available, will be distributed pro rata based on their respective Certificate Balances. The 'Crossover Date' is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B and Class A-1C Certificates have been reduced to zero. The Class PS-1 Certificates will not be entitled to any distribution of principal.

     Prepayment Premiums. On each Distribution Date, Prepayment Premiums (which will include any Prepayment Premiums related to the unamortized portion of any Premium on any Premium Loans, to the extent applicable Lock-out Periods are still in effect, as described herein under 'Description of the Mortgage Pool--The Mortgage Loan Program--Underwriting Standards' and the portion of the Repurchase Price relating to the Return of Premium Amount for any Premium Loan that is repurchased from the Trust Fund, to the Extent applicable Lock-out Periods are still in effect, as described herein under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase') with respect to any Unscheduled Payments received in the related Collection Period shall be distributed to the holders of the Offered Certificates outstanding on such Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of such Class), in the following amounts and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

     (i) First, to the Class PS-1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that will be paid in respect of Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

     (ii) Second, to the Class A-1A Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1A Certificates

plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

     (iii) Third, to the Class A-1B Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable); and

     (iv) Fourth, to the Class A-1C Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the

Certificate Balance of the Class A-1C Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1C Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable).

     In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class is greater than zero on the last Business Day of the Interest Accrual Period ending immediately prior to such Distribution Date and
(ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (i) through ( vi) shall be distributed to holders of the Private Certificates in accordance with the Pooling and Servicing Agreement.

     The 'Discount Rate' with respect to any Class of Certificates is the rate determined by the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market on United States Treasury securities with a maturity closest to the then computed weighted average life (or, in the case of the Class PS-1 Certificates, the weighted average life of the interest payments) of such Class (rounded to the nearest month) (without taking into account the related prepayment).

     The 'Spread Rate' for the Class PS-1 Certificates is [      ]% per annum,
the Class A-1A Certificates is [      ]% per annum, the Class A-1B Certificates
is [      ]% per annum and the Class A-1C Certificates is [      ]% per annum.

     Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     The holders of a majority Percentage Interest of the Class LR Certificates or the most subordinate Class of Certificates outstanding (other than the Class B-7H Certificates) will have the limited right to purchase the ARD Loans on their related Anticipated Repayment Dates under the circumstances described under 'The Pooling and Servicing Agreement--Optional Termination' in this Prospectus Supplement.

REALIZED LOSSES


     The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the 'Realized Loss' with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Sequential Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to certain of the Private Certificates, second, to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth to the Class A-3 Certificates, fifth, to the Class A-2 Certificates and finally, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates based on their respective outstanding balances. Any amounts recovered in respect of any such amounts previously written-off as Realized Losses will be distributed to the Classes of Sequential Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing Fee), interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under 'The Pooling and Servicing Agreement--Modifications,' in this Prospectus Supplement or otherwise, will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from (i) indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the Servicing Fee attributable to the Mortgage Loan being prepaid (not including the portion of the Servicing fee attributable to the Trustee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of indemnification expenses, will be allocated, first, in respect of interest and, second, in respect of principal.

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

The Notional Balance of the Class PS-1 Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The 'Stated Principal Balance' of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date and prior to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest, each as described herein under 'The Pooling and Servicing Agreement--Modifications.' The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

DELINQUENCY REDUCTION AMOUNTS AND APPRAISAL REDUCTION AMOUNTS

     The Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts) on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts may not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among the Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts exceeds such Certificate Balance, such excess will be applied notionally to the next most subordinate Class of Certificates on the next Distribution Date). Any such reductions will be applied notionally, first, to the Class B-7 and Class B-7H Certificates, second to the Class B-6 Certificates, third, to the Class B-5 Certificates, fourth, to the Class B-4 Certificates, fifth, to the Class B-3

Certificates, sixth, to the Class B-2 Certificates, seventh, to the Class B-1 Certificates, eighth, to the Class A-5 Certificates, ninth, to the Class A-4 Certificates, tenth, to the Class A-3 Certificates, and finally, to the Class A-2 Certificates (provided in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period. See 'Description of the Offered Certificates--Distribution--Payment Priorities' in this Prospectus Supplement.

PREPAYMENT INTEREST SHORTFALLS

     The Servicer will deposit from its own funds any Prepayment Interest Shortfalls into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee attributable to the Mortgage Loan being prepaid due the Servicer and the investment income accruing on the related Principal Prepayment for such related Collection Period and any Prepayment Shortfall Excess for the Collection Period. Any Prepayment Interest Shortfalls in excess of the Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment due to the Servicer for such period will be allocated to each Class of Certificates, pro rata, based on amounts distributable to each such class. Any interest that accrues on a prepayment on a Mortgage Loan after the Due Date and before the following Servicer Remittance Date will be paid to the Servicer.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates and certain of the Private Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates. The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4 and Class A-5 Certificates and certain of the Private Certificates. The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4 and Class A-5 Certificates and certain of the Private Certificates. The Class A-4 Certificates will be likewise protected by the subordination of the Class A-5 Certificates and certain of the Private Certificates. The Class A-5 Certificates will be likewise protected by the subordination of certain of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Sequential Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Sequential Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Sequential Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), first, to certain of the Private Certificates, second to the Class A-5 Certificates, third, to the Class A-4 Certificates, fourth, to the Class A-3 Certificates, fifth to the Class A-2 Certificates, and finally, pro rata, to the Class A-1A, Class A-1B and Class A-1C Certificates based on their respective Certificate Balances.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates or the Class PS-1 Certificates.

APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, or (vii) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii), (iv), (v), (vi) and (vii), an 'Appraisal Reduction Event'), an Appraisal Reduction Amount will be calculated. The 'Appraisal Reduction Amount' for any Distribution Date and for any Mortgage Loan as to

which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the 'Servicer's Appraisal Estimate') and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 60 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal (the cost of which shall constitute a Property Advance). On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $50,000 initial Certificate Balance and in multiples of $1 Certificate Balance or Notional Balance, as applicable, in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a 'Definitive Certificate') representing its interest in such Class, except under the limited circumstances described in the Prospectus under 'Description of the Certificates--Book Entry Registration.' Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Cedel and Euroclear participating organizations, the 'Participants'), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the 'Certificate Registrar') for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A 'Certificateholder' under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See 'Description of the Certificates-- Book-Entry Registration and Definitive Certificates' in the Prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the 'Depositaries') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D hereto.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee or the Luxembourg Paying Agent through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedel and their respective participants. Under a book-entry format, holders of Offered

Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee or the Luxembourg Paying Agent to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedel, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent, the Luxembourg Paying Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'Euroclear Operator'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information herein concerning DTC, Cedel and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ('Certificate Owners') (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee or the Luxembourg Paying Agent is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the

Luxembourg Paying Agent, the Certificate Registrar, and the Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ('Holders'). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and/or the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

     In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under '--Definitive Certificates,' each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') or Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a 'Plan'), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or (ii) provide an opinion of counsel and such other documentation as described under 'Certain ERISA Considerations' in this Prospectus Supplement. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.

     The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                      PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates, the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, and the extent to which Prepayment Premiums are received in connection with voluntary prepayments, liquidations on default, or other early returns of principal, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase,' purchases of the Mortgage Loans in the manner described under 'The Pooling and Servicing Agreement--Optional Termination' or purchases of ARD Loans by Class LR Certificateholders as described under 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans.'

     Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Lock-out Periods or otherwise) on the Mortgage Loans having Net Mortgage Pass-Through Rates that are higher or lower than the Weighted Average Net Mortgage Pass-Through Rate will affect the Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rate of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates for future periods and therefore the yield on such Classes. The weighted average of the Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay, is set forth on Annex E hereto.

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class, reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that will accrue thereon. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

     The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     All of the Mortgage Loans have Lock-out Periods ranging from 27 months to 127 months following the Cut-off Date. The weighted average Lock-out Period for the Mortgage Loans is approximately 116 months. All Mortgage Loans are locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions' herein. Nevertheless, any such Mortgage Loan may be prepaid prior to the expiration of any such Lock-out Period in connection with certain events of casualty or condemnation. In addition, investors may receive early return of principal in connection with defaults, repurchases for breach of representations and warranties and optional redemption.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is required to be paid by the Borrower on the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the related Due Date and before the Distribution Date occurs. Additionally, as described under 'Description of the Offered Certificates--Distributions' herein, if the portion of the Available Funds distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

RATED FINAL DISTRIBUTION DATE

     The 'Rated Final Distribution Date,' September 16, 2030 is the Distribution Date occuring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively.

     The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations. The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under 'The Pooling and Servicing Agreement--Representations and Warranties; Repurchase' or
'--Optional Termination' in this Prospectus Supplement. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the 'Constant Prepayment Rate' or 'CPR' model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the following tables the column headed '0% CPR' assumes that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed '10% CPR,' '25% CPR' and '50% CPR' assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the the related Anticipated Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage

Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the 'Prepayment Assumptions'.

     The tables of 'Percentages of Initial Certificate Balance Outstanding for the Offered Certificates' set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

     Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in September of each of the years indicated, at the indicated CPRs.

                     PERCENTAGE OF INITIAL NOTIONAL BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                CLASS A-1A
                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................
September 15, 2000.......................................................
September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
September 15, 2011.......................................................
September 15, 2012.......................................................
September 15, 2013.......................................................
September 15, 2014.......................................................
September 15, 2015.......................................................
September 15, 2016.......................................................
September 15, 2017.......................................................
September 15, 2018.......................................................
Weighted Average Life (years)(2).........................................

------------------

 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-1A Certificates is determined by
     (i) multiplying the amount of each allocation in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Notional Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                CLASS A-1B

                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................
September 15, 2000.......................................................
September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
Weighted Average Life (years)(2).........................................

------------------
 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-1B Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                CLASS A-1C
                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................
September 15, 2000.......................................................
September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
September 15, 2011.......................................................
September 15, 2012.......................................................
September 15, 2013.......................................................
Weighted Average Life (years)(2).........................................

------------------
 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-1C Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                 CLASS A-2
                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................

September 15, 2000.......................................................
September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
September 15, 2011.......................................................
September 15, 2012.......................................................
September 15, 2013.......................................................
Weighted Average Life (years)(2).........................................

------------------
 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-2 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                 CLASS A-3
                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................
September 15, 2000.......................................................
September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
September 15, 2011.......................................................
September 15, 2012.......................................................
September 15, 2013.......................................................
Weighted Average Life (years)(2).........................................

------------------
 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-3 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                 CLASS A-4
                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................
September 15, 2000.......................................................

September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
September 15, 2011.......................................................
September 15, 2012.......................................................
September 15, 2013.......................................................
September 15, 2014.......................................................
Weighted Average Life (years)(2).........................................

------------------
 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-4 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                                                                 CLASS A-5
                                                                            ---------------------------------------------------
                          DISTRIBUTION DATE(1)                              0% CPR    10% CPR    25% CPR    50% CPR    100% CPR
-------------------------------------------------------------------------   ------    -------    -------    -------    --------
Initial Percentage.......................................................      %         %          %          %
September 15, 1999.......................................................
September 15, 2000.......................................................
September 15, 2001.......................................................
September 15, 2002.......................................................
September 15, 2003.......................................................
September 15, 2004.......................................................
September 15, 2005.......................................................
September 15, 2006.......................................................
September 15, 2007.......................................................
September 15, 2008.......................................................
September 15, 2009.......................................................
September 15, 2010.......................................................
September 15, 2011.......................................................
September 15, 2012.......................................................
September 15, 2013.......................................................
September 15, 2014.......................................................
Weighted Average Life (years)(2).........................................

------------------
 (1) Assuming that the 15th day of each of the months indicated is the Distribution Date occurring in such month.

 (2) The weighted average life of the Class A-5 Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of September 11, 1998 (the 'Pooling and Servicing Agreement'), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to CAPCO America Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, certain documents and instruments including, among other things, the following: (i) the original Note endorsed in blank; (ii) the original Mortgage or counterpart thereof; (iii) the assignment of the Mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if applicable;
(vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements; and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase and Sale Agreements to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement between CCA and the Depositor, CCA will make the representations and warranties set forth below (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreements), as of the Closing Date (unless otherwise specified) with respect to each Mortgage Loan. With respect to each

Mortgage Loan sold by the Holding Trust, the Holding Trust will assign the representations and warranties made by CCA with respect to such Mortgage Loans as of September 24, 1998 and will, itself, make certain of the representations and warranties described below as of the Closing Date.

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage was not subject to an assignment, other than to the Mortgage Loan Seller, or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

     (ii) the Mortgage Loan Seller has full right and the authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

     (iii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, subject to matters described in clause (xi) below;

     (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, to the best of the Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, right of rescission or right of set-off or abatement available to the related Borrower with respect to such Note, Mortgage and other agreements;

     (v) each related Assignment of Leases and Rents creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the lender's interest therein;

     (vi) each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property and such Mortgaged Property (subject to the matters described in clause (xi) below) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower under such Mortgage Loan not to be true;

     (x) the Mortgage Loan Seller has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring CCA, its successors and assigns, or the holder of the related Note as to the valid and first priority lien of the Mortgage at least in the original principal amount of such Mortgage Loan or Allocated Loan Amount of the related Mortgaged Property (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement), subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; CCA or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreements; no claims have been made under such policy and CCA has not done anything, by act or omission, and CCA has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (xii) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xiv) each of the related borrowers (and, in the event a Mortgaged Property is secured by a senior housing or healthcare facility, each of the operators of the senior housing/healthcare facility) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations are valid and in full force and effect; and if a related Mortgaged Property is improved by a senior housing or healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only 'Level A' violations or the equivalent, in the case of skilled nursing facilities, that have not been cured); and if a related Mortgaged Property is improved by a hotel, the most recent inspection or review by the franchisor, if any, did not cite such Mortgaged Property for material violations of the related franchise agreement which have not been cured;

     (xv) the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property (except certain of the Credit Lease Properties) within the past twelve months preceding the Cut-off Date or within one month of origination of the Mortgage Loan;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xvii) except with respect to the Prime Retail Pool Loan, the Airport Industrial Loan and the Credit Lease Loans, each of which has another Note from CCA secured by the related Mortgaged Property (which other loan is not included in the Trust Fund), such Mortgage Loan is a whole loan and no other party holds an interest in the Mortgage Loan;

     (xviii) (A) the Mortgage Rate (exclusive of any default interest, late charges or yield maintenance charge) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan and (B) the Mortgage Loan Seller has received an opinion that such Mortgage Loan is not usurious;

     (xix) (A) with respect to each Mortgage Loan originated by CCA, no fraudulent acts were committed by CCA during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, to the best of the Mortgage Loan Seller's knowledge, no fraudulent acts were committed by Bloomfield during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xx) except with respect to the Willowick Industrial Park Loan, all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loans are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xxii) to the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements under the related Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, except with respect to the Accor Credit Lease Loans, the Money Store Credit Lease Loan, the Cinemark Pool B Credit Lease Loan and the Circuit City Credit Lease Loans under which the related Mortgaged Properties are self insured by the related Credit Tenant and except with respect to certain portions of certain Mortgaged Properties in which a Credit Tenant self-insures for its portion of such Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (for at least 12 months of rent interruptions) (except the Mortgaged Properties securing the Accor Credit Lease Loans, the Money Store Credit Lease Loan and the Circuit City Credit Lease Loans which do not have business interruption insurance) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the lender to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxiv) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and, to the Mortgage Loan Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxv) such Mortgage Loan has not been 30 days or more delinquent since origination and as of the Cut-off Date was not delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose. To the best of the Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy proceeding;

     (xxvii) in each related Mortgage or Loan Agreement, the related borrower represents and warrants that, except as set forth in certain environmental reports and to the best of its knowledge (or with respect ot the Prime Retail Pool Loan, its actual knowledge), it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the lender and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as otherwise disclosed herein did not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Mortgage Loan Seller's knowledge, except as otherwise disclosed herein, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and, to the best of Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority; the Mortgage Loan Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or Loan Agreement or obtaining the prior written consent of the lender or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing and each related Mortgage prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

     (xxix) (1) the Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of the real property securing such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and
(B) a proportionate amount of any lien that is in parity wi th the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis). All improvements included for MAI appraisals are within the boundaries of the related Mortgaged Property;

     (xxx) except with respect to the Equity Loans (in which an affiliate of CCA has an equity interest in the related borrower or direct parent of such borrower), neither the Mortgage Loan Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

     (xxxi) with respect to each Mortgaged Property where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related
Mortgage:

     (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

     (B) The lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

     (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

     (D) The ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord has not entered into an agreement to subordinate the ground lease to future mortgages or liens on the fee interest;

     (E) Except with respect to the Mortgaged Property known as Apartments of Westgrove, and except with respect to the Mortgaged Property known as West Third Street, the ground lease is assignable to the lender under the leasehold estate and its assigns without the consent of the lessor thereunder;

     (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

     (G) Except with respect to the Mortgaged Property known as Apartments of Westgrove, the ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

     (H) Except with respect to the Mortgaged Property known as Apartments of Westgrove, a lender is permitted a reasonable opportunity to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

     (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

     (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken;

     (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except where contrary to applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan, and except that certain ground leases may require insurance proceeds to be applied to the restoration of the property in respect of casualties occurring prior to a specified time before the expiration of the ground lease). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

     (L) Except with respect to the Mortgaged Property known as Apartments of Westgrove, the ground lease requires the lessor to enter into a new lease upon the termination of the ground lease or upon rejection of the ground lease in a bankruptcy proceeding;

     (xxxii) with respect to each Mortgage Loan originated by Bloomfield:

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     (A) Such Mortgage Loan was underwritten in accordance with standards established by the Mortgage Loan Seller, using application forms and related credit documents approved by the Mortgage Loan Seller;

     (B) The Mortgage Loan Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Mortgage Loan Seller agreed to fund such loan;

     (C) The closing documents for such Mortgage Loan were prepared on forms approved by the Mortgage Loan Seller, and reflect the Mortgage Loan Seller as the successor and assign to Bloomfield; and

     (D) Such loan was actually funded by the Mortgage Loan Seller, and was assigned to the Mortgage Loan Seller at the closing;

     (xxxiii) with respect to each Mortgage Loan secured by a Credit Lease:

     (A) The rental payments under the Credit Lease are equal to or greater than the payments due under the loan documents, and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense;

     (B) The obligations of the Credit Tenant under the Credit Lease, including, but not limited to, the obligation of Credit Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the leased property, any taking of the leased property or any part thereof by condemnation or otherwise, or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Credit Tenant's use, occupancy or enjoyment of the leased property, except that the Credit Lease may permit a lease termination in any such event if notice by the Credit Tenant of such termination is accompanied by the exercise of an option to purchase the Mortgaged Property for at least the principal balance of the Mortgage Loan plus accrued interest;

     (C) All of the Credit Leases are Bondable;

     (D) The borrower does not have any monetary obligations under the Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of the Credit Tenant;

     (E) The borrower does not have any continuing nonmonetary obligations under the Credit Lease, the performance of which would involve a material expenditure of funds;

     (F) The borrower has not made any false representation or warranty under the Credit Lease that would impose any material monetary obligation upon the borrower or result in the termination of the Credit Lease;

     (G) The Credit Tenant cannot terminate the Credit Lease for any reason, prior to the payment in full of or the payment of funds sufficient to pay in full (a) the principal balance of the Mortgage Loan, (b) all accrued and unpaid interest on the Mortgage Loan and (c) any other sums due and payable under the Mortgage Loan, as of the termination date, except for a default by related borrower under the Credit Lease;

     (H) In the event the Credit Tenant assigns or sublets the leased property, the Credit Tenant remains primarily obligated under the Credit Lease;

     (I) The Credit Tenant has agreed to indemnify the related borrower from any claims of any nature arising as a result of any hazardous material affecting the leased property caused by the Credit Tenant and arising after commencement of the Credit Lease;

     (J) To the Mortgage Loan Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

     (K) In reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan:

     (1) each Credit Lease was in full force and effect, and no default by the borrower or the Credit Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of the Credit Lease;

     (2) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel) and the Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the Mortgage Loan Seller;

     (3) no Credit Tenant has been released in whole or in part, from its obligations under the Credit Lease;

     (4) there is no current right of rescission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable (in whole or in part), or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim and no such right or claim has been asserted with respect thereto; and

     (5) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan (except the Circuit City Credit Leases, which terms end eleven days before the final maturity date of the related Circuit City Credit Lease Loans) and each Credit Lease Loan is fully amortizing;

     (L) Except with respect to the Accor Credit Lease Loans under which the related Credit Lease Properties are subject to the Credit Leases between the related borrowers, the Credit Tenant and Motel 6, the operator of each of the Mortgaged Properties, and in certain cases are subject to a restaurant lease, and except with respect to the Credit Lease Property securing the Money Store Credit Lease Loan where a portion of the Credit Lease Property is subleased for a cafeteria and an ATM machine, to the Mortgage Loan Seller's knowledge, the Mortgaged Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the Mortgaged Property except under and pursuant to such Credit Lease and the Credit Tenant under the related Credit Lease, or its wholly-owned subsidiary, is in occupancy of the Mortgaged Property;

     (M) The Mortgage Loan Seller is entitled to notice of any event of default from the Credit Tenant under the Credit Lease;

     (N) Each Credit Tenant under a Credit Lease is required to make all rental payments directly to the Mortgage Loan Seller, its successors and assigns under the related Credit Lease Loan;

     (O) Each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the Mortgage Loan Seller thereunder;

     (P) The credit lease assignment creates a valid first priority security interest in favor of the Mortgage Loan Seller, its successors and assigns, in rights under the Credit Lease, including the right to monthly lease payments and, to the extent payable under each Credit Lease, additional rent due under the related Credit Lease, except with respect to the Accor Credit Lease Loans under which the related borrowers retain the right to receive certain amounts including additional rent and insurance proceeds;

     (Q) No person owns any interest in any payments due under such Credit Lease other than the borrower;

     (R) Except with respect to the Accor Credit Lease Loans, the Credit Lease is subordinate in right to the related Mortgage;

     (S) Except with respect to the Accor Credit Lease Loans, where the Credit Lease Properties may not be sold to any person actively engaged in the management or operation of 30 or more limited service budget motels, in the event the Trustee acquires title to a Credit Lease Property by foreclosure or otherwise, the related borrower's interest under the related Credit Lease is freely assignable by the Trustee and its successors and assigns to any person without the consent of the Credit Tenant, and in the event the Borrower's interest is so assigned, the Credit Tenant will be obligated to recognize the assignee as lessor under such Credit Lease;

     (T) The Credit Lease Loan is not secured by a property under construction or substantial rehabilitation;

     (U) The Interest Rate on the Credit Lease Loan is fixed rate;

     (V) In the event any Credit Lease is accompanied by a guaranty from the rated parent or affiliate of the Credit Tenant, (1) such guaranty is legal, valid and binding against the guarantor, (2) such guarantor has also executed or acknowledged in writing, with respect to the Mortgage, a subordination, non-disturbance agreement and assignment to the Trustee, (3) the guaranty is unconditional, irrevocable and absolute, without any right of offset, counterclaim or defenses (4) the guaranty provides that it is a guaranty of both the performance and payment of the financial obligations of the Credit Tenant, and not only of collection, and (5) the guaranty is binding on the guarantor, its successors and assigns and may not be amended or released without the Trustee's consent;

     (W) The Mortgaged Property has a permanent certificate of occupancy and the Credit Tenant has commenced lease payments; and

     (X) The Credit Tenant has agreed to indemnify the borrower from any claims of any nature (other than, with respect to the ACCOR Credit Lease Loans, the Cinemark Pool B Credit Lease Loan, the Money Store Credit Lease Loan, claims resulting from the gross negligence or willful misconduct of the borrower) relating to the Credit Lease and the Mortgaged Property.

     (xxxiv) with respect to each Mortgaged Property improved by a hotel or a healthcare facility, the Seller has, filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan), Uniform Commercial Code financing statements on all furniture, fixtures, equipment and (except with respect to the Accor Credit Lease Loans) all other personal property used in the operation of the hotel or the healthcare facility;

     (xxxv) (A) except with respect to 2 Mortgage Loans which represent less than 1% of the Initial Pool Balance, each borrower under a Mortgage Loan is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, 'single-purpose entity' shall mean a person, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person);

     (B) except with respect to the BGK Loans, a non-consolidation opinion was obtained with respect to each Mortgage Loan that (either alone or together with other Mortgage Loans made to a borrower or group of affiliated borrowers) has a Cut-off Date Principal Balance in excess of $20,000,000;

     (C) the Mortgage Loan documents for each Mortgage Loan having a Cut-off Date Principal Balance in excess of $25,000,000 require that the Board of Directors of the borrower, its corporate general partner, or managing member, as applicable, include an independent director;

     (xxxvi) with respect to each Mortgage Loan that is an ARD Loan:

     (A) The maximum rate increase after the Anticipated Repayment Date is not greater than 200 basis points above the original interest rate;

     (B) Such Mortgage Loan begins amortizing no later than the 11th day of the month following the Cut-off Date for such Mortgage Loan; such Mortgage Loan does not have an interest only period after the Cut-off Date;

     (C) The Anticipated Repayment Date is not less than seven years from the closing date for such Mortgage Loan; and

     (D) Such Mortgage Loan provides that from the Anticipated Repayment Date through the maturity date for such Mortgage Loan, all excess cash flow (net of budgeted and lender approved discretionary capital expenditures) will be applied to repay principal due under the Mortgage Loan;

     (xxxvii) each Mortgage Loan constitutes a 'qualified mortgage' within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision);

     (xxxviii) with respect to each Mortgage Loan, the Prepayment Premium (including any return of Premium Price) constitutes a 'customary prepayment penalty' within the meaning of Treasury Regulations Section 1.860G-1(b)(2);

     (xxxix) any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (a) requires the consent of the holder of the

Mortgage Loan to any defeasance or (b) permits defeasance (i) no earlier than two years after the Closing Date, (ii) only with substitute collateral constituting 'government securities' within the meaning of Treas. Reg. 1.860G-2(a)(8)(i) and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages;

     (xl) the mortgage loan schedule which is an exhibit to the Pooling and Servicing Agreement is complete and accurate in all respects;

     (xli) except with respect to certain of the Mortgaged Properties which have minor building violations, which, in the aggregate, do not represent more than 4% of the Initial Pool Balance, each Mortgaged Property is in compliance, in all material respects, with all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property. All inspections, licenses and certificates required, including certificates of occupancy (if applicable), whether by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, have been obtained and are in full force and effect;

     (xlii) with respect to the Mortgaged Properties that have earthquake, windstorm or flood insurance, as of the Cut-off Date, such insurance is required to be maintained until the principal balance of the related Mortgage Loan is paid in full;

     (xliii) with respect to each Mortgage Loan that is cross-collateralized or cross-defaulted except with respect to the Prime Retail Pool Loan, the Airport Industrial Loan and the Credit Lease Loans (each of which is cross-collateralized with a pari passu note which is not included in the Trust
Fund), all other loans that are cross-collateralized or cross-defaulted with such Mortgage Loan are included in the Mortgage Pool;

     (xliv) each of the related borrowers is organized under the laws of a state or commonwealth of the United States;

     (xlv) the Mortgage File that is being conveyed to the Trustee is materially complete;

     (xlvi) each Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress,
(ii) is served by public utilities, water and sewer (or septic facilities),
(iii) is a separate tax parcel (or has reserved funds sufficient to cover taxes for the entire tax parcel), except with respect to the Burgandies Property, which consists of four separate tax parcels all of which are contained within the Mortgaged Property, and (iv) except with respect to certain of the ACCOR Credit Lease Properties, has parking as required under applicable law;

     (xlvii) the Mortgage Loan Seller has not advanced additional funds for principal and interest or taxes and insurance (other than holdbacks at the closing for the related Mortgage Loan from the proceeds of such loan);

     (xlviii) no advance of funds has been made, directly or indirectly, by the Seller to the borrower and no funds have been received from any person other than the borrower for or on account of payments due on the Note or Mortgage;

     (xlix) to the best of the Mortgage Loan Seller's knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the borrower or the Mortgaged Property an adverse outcome of which would materially affect such borrower's performance under the loan documents or the Certificateholders;

     (l) except with respect to the Accor Credit Lease Loans which permit the substitution of an Accor Credit Lease Property in connection with a failure to comply with the Americans With Disabilities Act, the Note and Mortgage do not require the lender to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of the Mortgage Loan, or, if applicable, in the event of (A) a defeasance pursuant to the conditions specified in the related loan documents, (B) the release of an immaterial portion of the related Mortgage Property, (C) the payment of an Allocated Loan Amount in the event of a casualty or condemnation, or (D) after the Anticipated Repayment Date, a partial prepayment of an Allocated Loan Amount with respect to a portion of the Mortgaged Property;

     (li) with respect to each Mortgage Loan, the related loan documents permit the lender, following a default under such Mortgage Loan, to apply funds received in respect of such Mortgage Loan to amounts owing thereunder in the order which the lender deems appropriate.

     The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Sellers and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii),
(xv), (xvi), (xvii), (xviii), (xix), (xx), (xxiv) or (xxix) and (b) any breach of any representation or warranty contained in clauses (x), (xiii), (xiv),

(xxi), (xxii), (xxiii), (xxv), (xx vi), (xxvii), (xxviii), (xxx), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv), (xxxvi), (xxxvii), (xxxviii), (xxxix), (xl),
(xli), (xlii), (xliii), (xliv), (xlv), (xlvi), (xlvii), (xlviii), (xlix), (l) or
(li) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan, (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, (v) with respect to each Mortgage Loan that is a Premium Loan, any unearned premium or other amount that would have been due by the related borrower if such Premium Loan were prepaid (such price the 'Repurchase Price') or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer, but not within such 90-day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, the Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

     Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a 'qualified mortgage' within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

     The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Mortgage Loan Seller with respect to a Mortgage Loan. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. No assurance can be given that the Depositor will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a 'qualified mortgage,' the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan Seller's rights and remedies against Bloomfield in respect of the representations and warranties made by Bloomfield in its purchase and sale agreement with the Mortgage Loan Seller (the 'Bloomfield Purchase Agreement'), except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans, on behalf of the Trust Fund, solely in the best interests of and for the benefit of all of the Certificateholders (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other similar third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other loans or property; or
(vi) to the extent that an affiliate of the Mortgage Loan Sellers becomes the Servicer or the Special Servicer, any obligation of a Mortgage Loan Seller to repurchase any Mortgage Loan (the 'Servicing Standard').

     The Servicer will service the Mortgage Loans with preferred equity or mezzanine debt held by an affiliate of the Depositor (as identified in this Prospectus Supplement under 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Related to Mezzanine Financings' and '--Certain Additional Risks Related to Preferred Equity Investments') pursuant to an operating advisor agreement with CRIIMI MAE under which CRIIMI MAE will advise the Servicer with respect to certain servicing-related decisions or actions. See 'The Pooling and Servicing Agreement--The Operating Advisor Agreement' below. CRIIMI MAE will service each Equity Loan for so long as an affiliate of the Depositor owns any equity interest in the related borrower. The Servicer will service the Credit Lease Loans only until the Other Notes under such Credit Lease Loans are sold to a securitization of the Depositor or an affiliate. See 'Description of the Mortgage Pool--Credit Lease Loans' in this Prospectus Supplement. The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. Notwithstanding the foregoing, with respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under '--Realization Upon Mortgage Loans,' the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer or Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

     The Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the 'Servicer Remittance Date') an amount (each such amount, a 'P&I Advance') equal to the amount not received in respect of the Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through
Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage

Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). In addition, and without duplication, the Servicer will [(i) make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Sequential Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan and (ii)] not make any P&I Advance in respect of Reduction Interest Distribution Amounts or Reduction Interest Shortfalls. The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate Class of Certificates (as described in the preceding sentence), the Servicer will initially make such P&I Advance (for accounting purposes only) but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts with respect to such Mortgage Loan that would be distributed to the most subordinate Class on the related Distribution Date then outstanding if such Mortgage Loan was not in default (such amount of reimbursement, the 'Subordinate Class Advance Amount'). No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount.

     The Trustee will provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Sequential Certificates. For purposes of determining the most subordinate Class of Sequential Certificates, (i) the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one Class.

     In addition to P&I Advances, the Servicer (and in limited circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ('Property Advances,' and together with P&I Advances, 'Advances') to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See '--The Trustee' and '--The Fiscal Agent' below.

     The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance or interest is not or will not be recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the sum of (i) the Prime Rate (as defined herein) plus (ii) 1% (the 'Advance Rate'), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The 'Prime Rate' is the rate, for any day, set forth as such in the 'Money Rates' section of The Wall Street Journal, Eastern Edition.


     The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, Fiscal Agent and Depositor in the case of the Servicer, the Servicer, in the case of the Special Servicer, the Depositor, in the case of the Trustee or the Fiscal Agent, and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed by an independent MAI appraiser selected by the Servicer, and conducted within the past twelve months on the applicable Mortgaged Property).

ACCOUNTS

     Lock Box Accounts. Under Mortgage Loans representing 62% of the Initial Pool Balance, one or more accounts in the name of the related borrower (the 'Lock Box Accounts') have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants. Under other Mortgage Loans, which represent in the aggregate 8% of the Initial Pool Balance, the borrower or the related property manager is required to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, all of the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

     Cash Collateral Accounts. With respect to certain of the Mortgage Loans that have a Lock Box Account, one or more accounts in the name of the Servicer on behalf of the Trust Fund (the 'Cash Collateral Accounts') have been established into which funds in the related Lock Box Accounts will be swept on a regular basis; with respect to certain other of the Mortgage Loans that have a Lock Box Account, such Lock Box Account will be swept into one or more of the Cash Collateral Accounts only in the event of a default by the related Borrower. The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware of has occurred and is continuing with respect to such Mortgage Loan. However, as described under 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest,' after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs or the Servicer.

     Collection Account. The Servicer will establish and maintain a segregated account (the 'Collection Account') pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment (including Servicing Fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account with in one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

     Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the 'Distribution Account') in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution

Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the portion of the Servicing Fee representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See 'Description of the Offered Certificates--Distributions' herein.

     Interest Reserve Account. The Trustee will establish and maintain an Interest Reserve Account ('Interest Reserve Account') in the name of the Trustee for the benefit of the holders of the Certificates. On each Distribution Date relating to an Interest Accrual Period ending in any February and on any Distribution Date relating to an Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Trustee will be required to deposit, in respect of each Mortgage Loan having a Mortgage Rate less than or equal to [ ]%, into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, 'Withheld Amounts'). On each Distribution Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

     The Trustee will also establish and maintain one or more accounts, which may be maintained as part of the Distribution Account, for each of the 'Upper-Tier Distribution Account,' the 'Default Interest Distribution Account' and the 'Excess Interest Distribution Account,' each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least 'AA' by Fitch and 'Aa2' by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which other account may be an account maintained with the Trustee (an 'Eligible Bank'). LaSalle National Bank shall be deemed to be an Eligible Bank unless the ratings of its long term unsecured debt obligations or short term unsecured debt obligations are downgraded. Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ('Permitted Investments'). Interest or other income earned on funds in the Collection Account and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account, and interest or other income on funds in the Collection Account to the extent not payable to the Servicer, will be paid to the Mortgage Loan Seller as compensation for arranging for on-going monitoring and surveillance of the Offered Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for

such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described under '--Accounts--Interest Reserve Account;' (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under '--Advances;' (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Fee representing the Trustee's Fee), Special Servicing Fee, Principal Recovery Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month and to pay to the Mortgage Loan Seller its monitoring and surveillance fee payable from the Collection Account; (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Sellers or Bloomfield with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF 'DUE-ON-SALE' AND 'DUE-ON-ENCUMBRANCE' CLAUSES

     The Mortgage Loans contain provisions in the nature of 'due-on-sale' clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that enforcement would be likely to result in an equal to or greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would not enforcing such clause, or with respect to a consent, is consistent with the Servicing Standard. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; provided, however, that if the Stated Principal Balance of such Mortgage Loan is less than the lesser of
(x) 5% of the total aggregate Stated Principal Balances of the Mortgage Loans and (y) $30,000,000, and is not one of the ten largest Mortgage Loans in the Trust Fund, such written confirmation shall not be required from any of the Rating Agencies. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under '--Realization Upon Mortgage Loans' and '--Modifications,' in this Prospectus Supplement.

     The Mortgage Loans contain provisions in the nature of a 'due-on-encumbrance' clause which by their terms (a) provide that the Mortgage Loans shall (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or
(b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund or, with respect to a consent, that granting such consent would be consistent with the Servicing Standard and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See 'Certain Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance' in the Prospectus.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of
(a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in September 1999 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a 'Specially Serviced Mortgage Loan,' (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months, until such condition is cured.

INSURANCE POLICIES

     The Pooling and Servicing Agreement requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then 'full replacement cost' of the improvements and equipment, without deduction for physical depreciation, and
(B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a 'replacement cost' rider. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property generally to maintain insurance providing coverage against at least 18 months of rent interruptions or such other amount as required pursuant to the related loan documents (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer will maintain such insurance. In the event the Special Servicer or Servicer, as applicable, fails to pay a premium due on such insurance policy, the Trustee or the Fiscal Agent, as applicable, will be required to make an Advance to cover such payment. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding the foregoing insurance requirements, and in lieu thereof, the Pooling and Servicing Agreement permits the Servicer to allow Credit Tenants with respect to certain of the Mortgage Loans to self-insure with respect to such risks in accordance with the terms of the related Credit Lease.

     In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. Nonetheless, certain of the Mortgage Loans require insurance coverage for floods and other water-related causes and earth movement. When the Servicer determines that a Mortgaged Property is located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program, if available. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the issues concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions concerning nonrecoverable

Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

     The Servicer or the Special Servicer may obtain and maintain a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

     The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

     Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

     All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the lender, as loss payee.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before September 15 of each year, beginning September 15, 1999, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before September 15 of each year, beginning September 15, 1999, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

     Events of default of the Servicer (each, an 'Event of Default') under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded;
(v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations or (vi) the Servicer shall no longer be an 'approved' servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund.

     Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or Special Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer or Special Servicer as servicer or special servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least 'AA' by Fitch and 'Aa2' by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid in accordance with the provisions of the Pooling and Servicing Agreement.

     If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency. The Pooling Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least
66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

     The 'Voting Rights' assigned to each Class shall be (a) 0% in the case of
the Class V-1, Class V-2, Class R and Class LR Certificates, (b) [   ]% in the
case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the 'Fixed Voting Rights Percentage'), provided that the Voting Rights of the Class PS-1 Certificates will be reduced to zero on the Distribution Date on which no Classes other than the Class B-7 and Class B-7H Certificates are outstanding, (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, a percentage equal to the product of (x) 100% minus the Fixed Voting Rights Percentage multiplied by (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Class PS-1 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an affiliate (other th an solely in its capacity as Certificateholder); and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining who the Directing Holders (as defined below) are and for purposes of issuing Instructions (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class PS-1 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS

     Specially Serviced Mortgage Loans; Appraisals. Contemporaneously with the earliest of (i) the effective date of any modification of the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event or (iii) the date on which the Special Servicer, consistent with the Servici ng Standard, requests an Updated

Appraisal (as defined below), the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update from an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an 'Updated Appraisal'), the cost of which will constitute a Servicing Advance.

     Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) the Special Servicer determines in its reasonable judgment that such borrower has attempted in good faith to refinance such Mortgage Loan or Mortgaged Property, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (iv) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders (as described and defined below). The holders of the Class PS-1 Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan.

     Under certain circumstances the Special Servicer may modify the terms of Specially Serviced Mortgage Loans as described below under '--Modifications.'

     Deposits by Directing Holders. If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described above, the Servicer (after consultation with the Special Servicer) will obtain an Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the 'Fair Market Value' of such Mortgaged Property), provided that the cost of such Updated Appraisal will constitute a Servicing Advance. Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the 'Collateral Account') established by the Servicer an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the 'Deposit'). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the Servicer's) estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two Business Days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

     If the Special Servicer is acting pursuant to Instructions, the Special Servicer shall direct to the Servicer to withdraw from the Collateral Account for deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer or the Special Servicer (and the obligation to make such advances shall not be subject to a non-recoverability standard) and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's or Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Special Servicer or Servicer, as applicable, will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders.

Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred.

     No Advances. Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, as to which Directing Holders have provided Instructions, or the cure of such default, no P&I Advances will be made in respect of amounts distributable to the Class of the Directing Holders in respect of such Mortgage Loan.

     Material Defaults; Foreclosure. Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, the Special Servicer may, consistent with servicing standards, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions described above or under '--Modifications.' In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer is required to pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer will be entitled to reimbursement of Advances (with interest at the Advance Rate) made as described in the preceding sentence. If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding will be required to be paid by the Directing Holders or the Special Servicer, without reimbursement therefor by the Trust Fund.

     Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or 'operator' of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as 'foreclosure property' within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an 'independent contractor,' within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier

REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes 'rents from real property,' within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. 'Rents from real property' do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. 'Rents from real property' include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are 'customary' within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute 'rents from real property.' In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel or healthcare business, will not constitute 'rents from real property.' Any of the foregoing types of income may instead constitute 'net income from foreclosure property,' which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to the Lower-Tier REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. See 'Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates' and '--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property' in the Prospectus.

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     If title to any Mortgaged Property is acquired by the Trust Fund, the
Special Servicer, pursuant to the Pooling and Servicing Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of such period will not result in the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Trust Fund to fail to qualify as two separate REMICs under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

     The limitations imposed by the Pooling and Servicing Agreement and the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See 'Certain Legal Aspects of Mortgage Loans--Foreclosure' in the Prospectus.

     The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan (other than the Credit Lease Loans after the related Other Notes have been deposited into another securitization of the Depositor) or an affiliate of the Depositor or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the Servicing Standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, the Servicer or the Depositor or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an interested party). Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

MODIFICATIONS

     The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions: (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage
Rate), than would liquidation; (ii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than
1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve months and, in the aggregate, no more than three consecutive reductions of twelve months or less each; (iii) the Special Servicer may not release or substitute collateral or release mortgagors or guarantors except in accordance with the provisions of the related Loan Documents; (iv) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of the most subordinate Class of Sequential Certificates then outstanding minus the aggregate of the greater of (A) any Appraisal Reduction Amounts and (B) Delinquency Reduction Amounts of each Mortgage Loan that, in each case, have not resulted in a Realized Loss; (v) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and (vi) the Special Servicer may generally waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is likely to produce a greater recovery, on a present value basis, than would a foreclosure. For purposes of obtaining the consent of the most subordinate Class of Sequential Certificates outstanding to any modification described above, (A) the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates collectively and (B) the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class. For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (v) above, the most subordinate Class will include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness. Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     Any payment of interest, which is deferred as described herein will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

     Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

     The Special Servicer or the Servicer may modify any term of a Mortgage Loan if such modification (i) would not be 'significant' as such term is defined in Code Section 1001 and Treasury Regulation Sections 1.860G-2(b)(3) and (ii) would be in accordance with the servicing standard set forth in the Pooling and

Servicing Agreement or (b) as otherwise provided in the Pooling and Servicing Agreement and except as otherwise provided above and under '--Realization Upon Mortgage Loans.' The Pooling and Servicing Agreement will require the Servicer or Special Servicer, as applicable, to provide copies of any modifications or extensions to each Rating Agency.

     In the event that the Special Servicer is unable to obtain consent from 100% of the Percentage Interests of the most subordinate Class of Certificates, the Special Servicer will continue to retain the options described under 'Realization Upon Mortgage Loans,' including foreclosure or extension.

OPTIONAL TERMINATION

     The Depositor and if the Depositor does not exercise the option, the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, and if such holders of the Class LR Certificates fail to exercise such option, the Special Servicer will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans and all REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any

Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal), and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all REO Property in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of 100% of the Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal); (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest); (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and all unpaid Special Servicing Fees, Servicing Fees and any other compensation due to the Servicer or Special Servicer, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase. Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

     The Holder of 100% of the most subordinate Class of Sequential Certificates (provided that the Class B-7H Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Sequential Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date. See 'Description of the Certificates-Termination' in the Prospectus.

THE TRUSTEE

     LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services, CCA-D7.

     The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, Special Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.


     The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least 'AA' by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the 'Trustee Fee'), which constitutes a portion of the Servicing Fee.

     The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, and the Trustee and certain related parties (each, a 'Cross-Indemnifying Party') will indemnify the Servicer, the Special Servicer, the Trustee and the Fiscal Agent and certain related parties (each, a 'Cross-Indemnified Party') for losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of such Indemnifying Party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of '--The Trustee') and Servicer (except for the information under '--The Servicer') will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

     In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.


     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

DUTIES OF THE FISCAL AGENT

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information above, see '--The Fiscal Agent') or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in '--Advances' above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

     In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made,

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

would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE LUXEMBOURG PAYING AGENT

     So long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange Banque Generale du Luxembourg (the 'Luxembourg Paying Agent') will act as the Luxembourg Paying Agent. The Depositor will at all times maintain a Luxembourg Paying Agent with a specific office in Luxembourg at 50 Avenue J.F. Kennedy L-2951, Luxembourg. The Luxembourg Paying Agent will make no representation as to the validity or sufficiency of the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates, the Mortgage Loans, this Prospectus Supplement or other related documents.

THE SERVICER

     The Capital Company of America Client Services LLC (the 'CCA Servicer'), a Delaware limited liability company, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans, REO Properties and Equity Loans, and except as described in this Prospectus Supplement, with respect to certain Mortgage Loans in which an affiliate of the Servicer maintains a preferred equity position in the related borrower or in which an affiliate of the Servicer holds mezzanine debt of the borrower or its parent). The CCA Servicer is a wholly owned subsidiary of The Capital Company of America LLC. The principal offices of the CCA Servicer are located at 600 E. Las Colinas Blvd., Suite 1300, Irving, Texas 75039.

     As of August 25, 1998, the CCA Servicer serviced approximately 900 commercial and multifamily loans with an aggregate principal balance of approximately $9.1 billion, including 316 loans representing approximately $4.2 billion that are currently included in securitized transactions. The portfolio is significantly diversified both geographically and by product type. The CCA Servicer will provide servicing for the Mortgage Loans as well as for mortgage loans included in other public and private securitized transactions under primary, sub-servicing and master servicing contracts.

     The information concerning the CCA Servicer set forth herein has been provided by the CCA Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee with respect to any Mortgage Loan (the 'Servicing Fee') for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of 0.0533% (the 'Servicing Fee Rate') and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee

Fee. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, 'Servicing Compensation') (i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan) and (ii) to the extent permitted by applicable law and the related Mortgage Loans which are not Specially Serviced Mortgage Loans, any late payment charges, any loan modification fees, extension fees or assumption fees (payable in connection with a modification for which review by the Servicer is required), loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums).

     If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under 'Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls.'

     Except as otherwise provided in the Pooling and Servicing Agreement or reimbursed pursuant to an express provision of a loan agreement, the Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

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

SPECIAL SERVICING

     CRIIMI MAE Services Limited Partnership ('CRIIMI MAE') will initially be appointed as special servicer (the 'Special Servicer') to, among other things, oversee the resolution of non-performing Mortgage Loans (other than the Credit Lease Loans after the related Other Notes are deposited into a securitization of the Depositor or an affiliate of the Depositor) and act as disposition manager of REO Properties. For so long as an affiliate of the Servicer maintains a preferred equity position in the borrower with respect to any Mortgage Loans, CRIIMI MAE will act as operating advisor to the CCA Servicer, pursuant to the terms of the Operating Advisor Agreement. See '--The Operating Advisor Agreement' below. For so long as an affiliate of the Servicer holds an equity position in the Equity Loans, CRIIMI MAE will be the Servicer with respect to such Mortgage Loans. The principal offices of the Special Servicer are located at 11200 Rockville Pike, Rockville, Maryland 20852. As of June 30, 1998, the Special Servicer was responsible for the servicing of approximately 3,600 commercial and multifamily loans with an aggregate principal balance of approximately $16.5 billion. The foregoing information concerning the Special Servicer has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

     The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

     The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any Class of Certificates.

     The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a 'Specially Serviced Mortgage Loan' to include any Mortgage Loan other than the Credit Lease Loans after the related Other Notes have been deposited into a securitization of the Depositor or an affiliate of the Depositor with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i) and
(ii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement, except with respect to the Credit Lease Loan after the related Other Notes have been deposited into another securitization of the Depositor or an affiliate of the Depositor, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 1/12 of .50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the 'Special Servicing Fee'). In addition, the Special Servicer will be entitled to receive (i) any (or if the Servicer's consent is required, 50% of) assumption fees and certain loan modification fees related to the Specially Serviced Mortgage Loans, (ii) any income earned on deposits in the REO Accounts and

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(iii) a fee equal to the product of (a) a per annum rate of 0.005% (the
'Additional Servicing Fee Rate') and (b) the aggregate Stated Principal Balance of the Mortgage Loans. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, the holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (determined as provided below), the Special Servicer will be entitled to receive a Special Servicing Fee for each Interest Accrual Period equal to 1/12 of .25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan.

     For purposes of determining whether the Special Servicer is entitled to full compensation, with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will in each case, be treated as one class.

THE OPERATING ADVISOR AGREEMENT

     The Pooling and Servicing Agreement provides that, where an affiliate of the Servicer holds preferred equity of the borrower (or an affiliate of the borrower) under any Mortgage Loan, the decisions with respect to the administration of such Mortgage Loan shall be made by an operating advisor acceptable to the Rating Agencies. The CCA Servicer and CRIIMI MAE, as operating advisor (the 'Operating Advisor') have entered into an operating advisor agreement to be dated as of the Closing Date (the 'Operating Advisor Agreement') under which the Operating Advisor will undertake certain responsibilities of the Servicer with respect lease reviews and approvals, calculation of and releases from reserves, modifications, waivers and amendments of the terms of leases, releases of collateral and transfers to special servicing. Pursuant to the terms of the Operating Advisor Agreement, upon the payment of all amounts due in respect of any preferred equity investment owned by an affiliate of the Servicer or the transfer of such preferred equity investment to a party not affiliated with the Servicer, the Operating Advisor Agreement will terminate with respect to the related Mortgage Loan. For a list of the applicable Mortgage Loans, see 'Risk Factors and Other Special Considerations--Risks Related to the Mortgage Loans--Certain Additional Risks Relating to Preferred Equity Investments' in this Prospectus Supplement.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION


  Trustee Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter, each Rating Agency, the Luxembourg Paying Agent and the Luxembourg Stock Exchange (for so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange) and, if requested, any potential investors in the
Certificates:

     1. A statement (a 'Distribution Date Statement') setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (not absorbed by the Servicer) and/or (B) Prepayment Premiums and/or Reduction Interest Distribution Amounts; (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Collection Period, (B) delinquent two Collection Periods, (C) delinquent three or more Collection Periods, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as

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         of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;
         (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the available Funds for such Distribution Date and
         (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the 'Final Recovery Determination'); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date , separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses and/or Trust Fund expenses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and the aggregate amount of any Prepayment Interest Shortfalls (not absorbed by the Servicer) for such Distribution Date; (xi) the Pass-Through Rate and the Reduction Interest Pass-Through Rate, if any, applicable to each Class of Certificates for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee and any other special servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period; (xiii) the amount of Realized Losses, Trust Fund expenses, Interest Shortfalls and Reduction Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Property Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption 'Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans' (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee or the Luxembourg Paying Agent will provide any Certificateholder with a written copy of such report upon request.

          Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 356 and certain information regarding the Mortgage Loans may be made available via the Trustee's website at www.lnbabs.com or the Trustee's bulletin board service at (714) 282-3990 or information may be made available by such other mechanism as the Trustee or the Luxembourg Paying Agent may have in place from time-to-time.

  Servicer Reports

     The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency, the Luxembourg Stock Exchange (for so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange) and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

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     (a) A 'Comparative Financial Status Report' setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Due Date for each of the following three periods; (i) the most current available year-to-date, (ii) the previous two full fiscal years, and
(iii) the 'base year' (representing the original underwriting information used as of the Cut-off Date).

     (b) A 'Delinquent Loan Status Report' setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An 'Historical Loan Modification Report' setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An 'Historical Loss Estimate Report' setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An 'REO Status Report' setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report,
(i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A 'Watch List' setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee or the Luxembourg Paying Agent will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one Business Day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Trustee or the Luxembourg Paying Agent shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

     The Servicer is also required to deliver to the Trustee and the Luxembourg Paying Agent the following materials:

     (a) Annually, on or before June 30 or each year, commencing with June 30, 1999, with respect to each Mortgaged Property and REO Property, an 'Operating Statement Analysis' together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. To the extent delivery is required in the related Mortgage Loan, the Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use efforts consistent with the Servicing Standard to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an 'NOI Adjustment Worksheet' for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to 'normalize' the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

     The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential

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

investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     The Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the borrowers and Special Servicer without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein (and the reports delivered by the Servicer may include any reasonable disclaimers with respect to any information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as the Servicer deems appropriate).

  Other Information

     The Pooling and Servicing Agreement requires that the Trustee, upon reasonable prior notice, make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail 'sales information,' if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property,
(vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.


     For so long as the Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificates are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent must make available at its offices, during normal business hours, for review by any Holder of a Class A-1A, Class A-1B, Class A-1C or Class A-2 Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, and the Luxembourg Stock Exchange, any Underwriter, any potential investor of the Class A-1A, Class A -1B, Class A-1C or Class A-2 Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, items (i), (ii), (iv), (v) and (vi) together with (i) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Luxembourg Paying Agent since the Closing Date regarding compliance with the relevant agreements and
(ii) any and all officers' certificates and other evidence delivered to or by the Luxembourg Paying Agent to support the Servicer's, Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of all of the foregoing will be available from the Luxembourg Paying Agent upon request; however, the Luxembourg Paying Agent will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies (other than copies to be provided to the Luxembourg Stock Exchange, which will be provided free of charge).

  CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN
            CALIFORNIA, NEW YORK, TEXAS, NORTH CAROLINA AND MICHIGAN

     The following discussion contains summaries of certain legal aspects of the Mortgage Loans or portions of Mortgage Loans secured by parcels in California (approximately 25% of the Initial Pool Balance), New York (approximately 10% of the Initial Pool Balance), Texas (approximately 6% of the Initial Pool Balance), North Carolina (approximately 6% of the Initial Pool Balance) and

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Michigan (approximately 6% of the Initial Pool Balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's 'one action rule' effectively prohibits a lender from suing the borrower for the loan or taking certain other actions, such as offsetting funds, prior to a foreclosure of the deed of trust. Further, under the California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced and the lender secures a judgment of foreclosure and sale, the court appoints a referee to compute the amount owed together with certain costs and expenses of the action. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

TEXAS

     Most mortgage loans in Texas are secured by deeds of trust and most Texas foreclosures are accomplished by non judicial foreclosure under a power of sale. The procedural requirements for Texas foreclosure include public posting, filing and mailing of a foreclosure notice prior to the sale but not generally the requirement of newspaper publication. There is not a general right of redemption available to either a debtor or a junior lienholder after a foreclosure sale under Texas law. Texas does not have either a 'one action rule' or 'antideficiency legislation.' Texas does have recent legislation, however, that permits a debtor against whom a deficiency judgment is sought (or the guarantor of such a debtor's obligations) to have the fair market value of the foreclosed property determined and that amount credited against the debt (which credit may be larger than the amount actually bid at the public nonjudicial sale). Texas has stringent usury laws and a successful usury claim can become a bar to foreclosure.

NORTH CAROLINA

     Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

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MICHIGAN

     Most mortgage loans in Michigan are secured by a mortgage lien on the real estate. Foreclosure of the mortgage may be by judicial action, or by advertisement if the mortgage contains a power of sale. In a foreclosure by advertisement, the property is advertised for sale for four consecutive weeks, usually in a local legal newspaper. Thereafter, the property is sold by county sheriff to the highest bidder at a public auction. There is a statutory right of redemption for six months from the date of sale. A lender may maintain a suit for deficiency following a foreclosure by advertisement. A court may, under compelling circumstances, appoint a receiver.

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary and the discussion in the Prospectus under the heading 'Certain Federal Income Tax Consequences-Federal Income Tax Consequences for REMIC Certificates' are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and are based on the advice of Cadwalader, Wickersham & Taft. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the 'REMIC Regulations') promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the 'Trust REMICs'), as two separate REMICs (the 'Upper-Tier REMIC' and the 'Lower-Tier REMIC,' respectively) within the meaning of Code
Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and Default Interest) proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the 'Lower-Tier Regular Interests' ) to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-1C, Class PS-1, Class A- 2, Class A-3, Class A-4, Class A-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (the 'Regular Certificates') as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ('Treasury Regulations') thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund will qualify as two separate REMICs. References in this discussion to the 'REMIC' will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

     The Offered Certificates will be treated as 'loans . . . secured by an interest in real property which is . . . residential real property' or 'loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care' for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by Multifamily Properties, Mobile Home Park Properties or Healthcare Properties, respectively) and 'real estate assets' for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, Multifamily Loans, Mobile Home Park Loans and Healthcare Loans represent approximately 19%, approximately 5% and approximately 1%, respectively, of the Mortgage Loans by unpaid principal balance. Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1A, Class A-1B, Class A1-C, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will not be issued with original issue discount for federal income tax purposes. See 'Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium' in the Prospectus.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United

States or any political subdivision thereof or is a foreign estate or trust, see 'Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates' in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     The purchase by or transfer to a retirement plan or other employee benefit retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ('Similar Law') which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each of which are hereinafter referred to as a 'Plan'), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See 'Description of the Offered Certificates--Transfer Restrictions' herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

     As described in the Prospectus under 'ERISA Considerations,' ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the 'Department') that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriters individual prohibited transaction exemptions ('PTEs') as follows: to NSI, PTE 93-32 (58 Fed Reg. 28,623 (May 14, 1993)), to Morgan Stanley, PTE 90-24 (55 Fed. Reg. 20,548 (May 17. 1990)) and to Merrill Lynch, PTE 90-29 (Fed. Reg. 21,459 (May 24, 1990)) (collectively, the 'Exemptions'), each of which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the 'Code'), and the civil penalties imposed by 502(i) of ERISA, transactions relating to (i) the purchase, sale and holding of certain pass-through certificates of the same general nature as the Class A-1A, Class A-1B, Class A-1C and Class PS-1 Certificates (the 'Senior Offered Certificates') by or on behalf of Plans and (ii) the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See 'ERISA Considerations' in the Prospectus.

     Among the conditions that must be satisfied for the Exemptions to apply to the acquisition, holding and resale of the Senior Offered Certificates are the following:


          (1) The acquisition of Senior Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by Senior Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust Fund;

          (3) The Senior Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co. ('DCR');

          (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to and retained by any of the Underwriters in connection with the distribution of Senior Offered Certificates represents not more than reasonable compensation for underwriting the Senior Offered Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Trust Fund must also meet the following requirements:

               (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

               (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Offered Certificates pursuant to the Exemptions; and

               (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Offered Certificates pursuant to the Exemptions.

     If all of the conditions of the Exemptions are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Senior Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, the Exemptions can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemptions do not apply to the purchasing or holding of Senior Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     The Underwriters believe that the conditions to the applicability of the Exemptions will generally be met with respect to the Senior Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemptions or the availability of any other PTE, and whether the conditions of any such exemption will be applicable to the Senior Offered Certificates. The

Department, in granting the Exemptions may not have considered interests in pools of the exact nature as some of the Senior Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the a vailability of any exemptive relief under any Similar Law. See 'Description of the Offered Certificates--Transfer Restrictions' in this Prospectus Supplement.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See 'ERISA Considerations' in the Prospectus.

     BECAUSE THE CLASS A-2, CLASS A-3, CLASS A-4, AND CLASS A-5 (THE 'SUBORDINATED OFFERED CERTIFICATES') ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN 'PROHIBITED TRANSACTIONS' WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO ( A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN (INCLUDING A GOVERNMENTAL PLAN SUBJECT TO ANY SIMILAR LAW) OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE SUBORDINATED OFFERED CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PTE 95-60, OR (B) PROVIDE (I) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE FISCAL AGENT TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT AND (II) SUCH OTHER OPINIONS

OF COUNSEL, OFFICERS' CERTIFICATES AND AGREEMENTS AS THE CERTIFICATE REGISTRAR MAY REQUIRE IN CONNECTION WITH SUCH TRANSFER. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) ABOVE. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO. SEE 'DESCRIPTION OF THE OFFERED CERTIFICATES--TRANSFER RESTRICTIONS' IN THIS PROSPECTUS SUPPLEMENT.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     Any Class of Certificates rated in the category of 'AAA' or 'AA' (or the equivalent) by at least one Rating Agency will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as the Mortgage Loans are secured by liens on real estate.

     Except as to the status of certain Classes of Offered Certificates as 'mortgage related securities,' no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See 'Legal Investment' in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement (the 'Underwriting Agreement') between Nomura Securities International, Inc. ('NSI'), Morgan Stanley & Co. Incorporated ('Morgan Stanley') and Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch' and, collectively with NSI and Morgan Stanley, (the 'Underwriters') and the Depositor, NSI and Morgan Stanley will act as co-lead and joint bookrunning Underwriters with respect to the Offered Certificates. NSI and Morgan Stanley will act as co-placement agents for the Class PS-1 Certificates and Morgan Stanley will act as the sole placement agent for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (collectively, the 'Private Certificates'), in each case, with a limited number of institutional investors in transactions exempt from the registration requirements of the Securities Act. The

Underwriters may place Offered Certificates through licensed dealers in Japan. See 'Description of Offered Certificates--Transfer Restrictions' in this Prospectus Supplement.

     In the Underwriting Agreement, each Underwriter has agreed to purchase Certificates as set forth below.

                                ALLOCATION TABLE

                                                             CLASS      CLASS      CLASS      CLASS      CLASS    CLASS      CLASS
UNDERWRITER                                                  A-1A       A-1B       A-1C        A-2        A-3      A-4        A-5
---------------------------------------------------------   -------    -------    -------    -------    -------   ------    -------
Nomura Securities International, Inc. ...................     [__] %     [__] %     [__] %     [__] %     [__]%    [__] %     [__] %
Morgan Stanley & Co. Incorporated........................     [__] %     [__] %     [__] %     [__] %     [__]%    [__] %     [__] %
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......     [__] %     [__] %     [__] %     [__] %     [__]%    [__] %     [__] %

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to the approval of certain legal matters by counsel, and to certain other conditions.

     The Depositor will indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or will contribute to payments that the Underwriters may be required to make in respect thereof in accordance with the terms and provisions of the Underwriting Agreement.

     There is currently no secondary market for the Offered Certificates. The Underwriters currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that an active secondary market for the Offered Certificates will develop or that any such market, if established, will continue.

     This Prospectus Supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement may otherwise lawfully be issued or passed on.

     The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ('FSA') to a person in the United Kingdom if that person is a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     The Offered Certificates may not be offered or sold directly or indirectly in Japan and this Prospectus Supplement may not be distributed or circulated in Japan except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Nomura Securities International, Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Nomura Securities International, Inc. acts as principal. Nomura Securities International, Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor and the Mortgage Loan Sellers by Cadwalader, Wickersham & Taft, New York, New York and for the Underwriters by Sidley & Austin, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     RATING

     It is a condition to the issuance of the Offered Certificates that (i) the Class A-1A, Class A-1B and Class A-1C Certificates be rated 'AAA' by Fitch IBCA, Inc. ('Fitch') and 'Aaa' by Moody's Investors Service, Inc. ('Moody's,' and together with Fitch, the 'Rating Agencies'), (ii) the Class A-2 Certificates be rated '[___]' by [___], (iii) the Class A-3 Certificates be rated '[___]' by
[___], (iv) the Class A-4 Certificates be rated '[     ]' by [     ] and (v) the
Class A-5 Certificates be '[     ]' by [     ]. The Rated Final Distribution
Date of each Class of Offered Certificates is September 16, 2030.

     The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment

Premiums, Net Default Interest or Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, will be affected by changes therein. See 'Risk Factors and Other Special Considerations' herein and 'Yield Considerations' in the Prospectus.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                              GENERAL INFORMATION

     Application has been made to list the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the formation documents pursuant to which the Depositor was organized and a legal notice in relation to the issue of the Certificates have been deposited with the Registrar of the District Court in Luxembourg (Greffier en chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and where copies of such documents may be obtained upon request.

     The Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates have been accepted for clearance through the facilities of Cedel and Euroclear. The Common Code and ISIN for each such Class is set forth below:

CLASS                                                                             COMMON CODE    ISIN
-------------------------------------------------------------------------------   -----------    ----
A-1A...........................................................................
A-1B...........................................................................
A-1C...........................................................................
A-2............................................................................

     So long as the Certificates are listed on the Luxembourg Stock Exchange, the Depositor will maintain a Luxembourg Paying Agent. Banque General du Luxembourg is the Luxembourg Paying Agent and its office is located at 50 Avenue J.F. Kennedy L-2951, Luxembourg. The Depositor must give the Certificateholders at least 30 days notice of any change in or addition to the Luxembourg Paying Agent or its specified office. Any notice to the Certificateholder is validly given if:

     1. Sent to Cedel or Euroclear and shall be deemed to be given on the date on which it was so sent; or

     2. Published in such newspaper or newspapers in the United States or Luxembourg as the Trustee or the Luxembourg Paying Agent shall approve and shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which publication is required.

     So long as the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates are listed on the Luxembourg Stock Exchange, copies of the following documents may be inspected (and, in the case of the document listed in 1, may be obtained) during usual business hours at the specified offices of the Trustee or the Luxembourg Paying Agent at any time after the date of this document:

          1. The articles of incorporation pursuant to which the Depositor is organized;

          2. the Pooling and Servicing Agreement;

          3. the Operating Advisor Agreement;

          4. the Mortgage Loan Purchase and Sale Agreements;

          5. the Bloomfield Purchase Agreement; and

          6. the Underwriting Agreement.

     The Depositor does not produce publicly available financial statements nor does it produce consolidated financial statements.

                        INDEX OF SIGNIFICANT DEFINITIONS

1997 NOI..................................................................................................                     S-67
A
Accor.....................................................................................................                     S-64
Accor Borrower............................................................................................                     S-65
Accor Credit Lease........................................................................................                     S-65
Accor Credit Lease Loan...................................................................................                     S-64
Accor Credit Lease Property...............................................................................                     S-64
Accor Credit Lease Property Pool..........................................................................                     S-64
Accor Credit Tenant.......................................................................................                     S-65
Accor Estate for Years Properties.........................................................................                     S-66
Accor Mortgage............................................................................................                     S-64
Accor Note................................................................................................                     S-64
Accor Notes...............................................................................................                     S-64
Accor Remainder Trust.....................................................................................                     S-66
Actual On-going Capital Reserve...........................................................................                     S-69
ADA.......................................................................................................                     S-39
Additional Servicing Fee Rate.............................................................................                    S-128
Advance Rate..............................................................................................                    S-111
Advances..................................................................................................                    S-111
Amortization..............................................................................................                     S-68
Ann.......................................................................................................                     S-67
Annual Debt Service.......................................................................................               S-67, S-68
Anticipated Remaining Term................................................................................                     S-68
Anticipated Repayment Date................................................................................         S-18, S-22, S-68
Anticipated Repayment Date LTV/PTV........................................................................                     S-67
Appraisal Reduction Amount................................................................................         S-17, S-80, S-89
Appraisal Reduction Event.................................................................................                     S-89
Appraisal Reduction Events................................................................................                     S-17
Appraised Value...........................................................................................                     S-68
ARD Loan..................................................................................................                     S-49
ARD Notes.................................................................................................               S-18, S-36
Audit/Agreed Upon Procedures Forward......................................................................                     S-69
Audit/Agreed Upon Procedures Upfront......................................................................                     S-69
Available Funds...........................................................................................                     S-78

B
Base Amortization Term....................................................................................                     S-45
Base Interest Rate........................................................................................                     S-45
Bloomfield................................................................................................                     S-10
Bloomfield Purchase Agreement.............................................................................                    S-109
Business Day..............................................................................................                     S-48

C
Cash Collateral Accounts..................................................................................                    S-112
CCA.......................................................................................................                S-9, S-10
CCA Servicer..............................................................................................               S-9, S-126
Cedel.....................................................................................................                     S-12
Cedel Participants........................................................................................                     S-92

CERCLA....................................................................................................                     S-35
Certificate Owners........................................................................................                     S-92
Certificate Registrar.....................................................................................                     S-90
Certificateholder.........................................................................................                     S-90
Code......................................................................................................              S-93, S-135
Collateral Account........................................................................................                    S-120
Collateral Substitution Deposit...........................................................................                     S-50
Collection Account........................................................................................                    S-112
Collection Period.........................................................................................                     S-79
Combined LTV..............................................................................................                     S-33
Commission................................................................................................                      S-2
Cooperative...............................................................................................                     S-92
Credit Lease..............................................................................................               S-30, S-46
Credit Lease Loans........................................................................................                     S-46
Credit Lease Properties...................................................................................                     S-46
Credit Tenant.............................................................................................                     S-46
CRIIMI MAE................................................................................................               S-9, S-127
Cross-Indemnified Party...................................................................................                    S-125
Cross-Indemnifying Party..................................................................................                    S-125
Crossover Date............................................................................................                     S-86
Cut-off Date Allocated Loan Amount........................................................................                     S-68
Cut-off Date Principal Balance............................................................................         S-20, S-68, S-69
Cut-off Date Principal Balance/Unit.......................................................................                     S-68

D
DCR.......................................................................................................                    S-135
Default Interest..........................................................................................                     S-79
Default Interest Distribution Account.....................................................................                    S-112
Default Rate..............................................................................................                     S-79
Defeasance Lock-out Period................................................................................                     S-50
Defeasance Option.........................................................................................                     S-50
Definitive Certificate....................................................................................                     S-90
Delinquency...............................................................................................                     S-80
Delinquency Reduction Amount..............................................................................                     S-80
Department................................................................................................                    S-135
Deposit...................................................................................................                    S-120
Depositaries..............................................................................................                     S-90
DHCR......................................................................................................                     S-29
Discount Rate.............................................................................................                     S-87
Distribution Account......................................................................................                    S-112
Distribution Date.........................................................................................                     S-78
Distribution Date Statement...............................................................................                    S-128
Distribution of Available Funds...........................................................................                     S-80
DSCR......................................................................................................         S-18, S-20, S-67
DTC.......................................................................................................                     S-12

E
Eastland Mall Borrower....................................................................................                     S-63
Eastland Mall Limited Partner.............................................................................                     S-63
Eastland Mall Loan........................................................................................                     S-62
Eastland Mall Mortgage....................................................................................                     S-62
Eastland Mall Property....................................................................................                     S-62
Eastland Mall Property Manager............................................................................                     S-63
Eligible Bank.............................................................................................                    S-113
Equity Holder.............................................................................................                     S-38
Equity Loans..............................................................................................                S-9, S-38
ERISA.....................................................................................................              S-93, S-135
Euroclear.................................................................................................                     S-12
Euroclear Operator........................................................................................                     S-92
Euroclear Participants....................................................................................                     S-92
Event of Default..........................................................................................                    S-117
Excess Cash Flow..........................................................................................                     S-49
Excess Interest...........................................................................................         S-22, S-49, S-79
Excess Interest Distribution Account......................................................................                    S-112
Excess Rate...............................................................................................               S-48, S-79

F
Factory Outlet Center Loan................................................................................                     S-42
Factory Outlet Center Property............................................................................                     S-42
Fair Market Value.........................................................................................                    S-120
Final Recovery Determination..............................................................................                    S-129
Fitch.....................................................................................................                    S-138
Fixed Voting Rights Percentage............................................................................                    S-119
Form 8-K..................................................................................................               S-14, S-76
FSA.......................................................................................................                    S-138

G
GLA.......................................................................................................                     S-69
Glimcher Borrowers........................................................................................                     S-31
Guarantor.................................................................................................                     S-46

H
Healthcare Loan...........................................................................................                     S-42
Healthcare Property.......................................................................................                     S-42
Holders...................................................................................................                     S-93
Holding Trust.............................................................................................                     S-10
Horizon...................................................................................................                     S-54
Hotel Loan................................................................................................                     S-42
Hotel Property............................................................................................                     S-42

I
Imp TTM...................................................................................................                     S-67
Indirect Participants.....................................................................................                     S-91
Industrial Loan...........................................................................................                     S-42
Industrial Property.......................................................................................                     S-42
Initial Pool Balance......................................................................................                     S-42
Interest Accrual Amount...................................................................................               S-79, S-80
Interest Accrual Period...................................................................................                     S-80

Interest Distribution Amount..............................................................................                     S-80
Interest Reserve Account..................................................................................                    S-112
Interest Shortfall........................................................................................                     S-80

L
Lease Expiration Date.....................................................................................                     S-69
Level A...................................................................................................                    S-102
Loan-to-Value Ratio.......................................................................................               S-21, S-67
Lock Box Accounts.........................................................................................                    S-112
Lock-out Period...........................................................................................               S-23, S-49
Lower-Tier Regular Interests..............................................................................                    S-134
Lower-Tier REMIC..........................................................................................              S-13, S-134
Luxembourg Paying Agent...................................................................................              S-10, S-126

M
Maturity Date.............................................................................................                     S-68
Merrill Lynch.............................................................................................               S-9, S-137
Mixed-use Loan............................................................................................                     S-42
Mixed-use Property........................................................................................                     S-42
Monthly Debt Service Payment..............................................................................                     S-49
Monthly Mortgage Loan Payments............................................................................                     S-52
Monthly Operating Expenses................................................................................                     S-52
Monthly Payments..........................................................................................               S-22, S-48
Monthly Rental Payments...................................................................................                     S-47
Moody's...................................................................................................                    S-138
Morgan Stanley............................................................................................               S-9, S-137
Morgantown Commons........................................................................................                     S-57
Morgantown Limited Partner................................................................................                     S-58
Morgantown Mall...........................................................................................                     S-57
Morgantown Mall and Commons Retail Loan...................................................................                     S-57
Morgantown Property Manager...............................................................................                     S-58
Morgantown Retail Borrower................................................................................                     S-58
Morgantown Retail Properties..............................................................................                     S-57
Mortgage..................................................................................................                     S-43
Mortgage Loan Sellers.....................................................................................                     S-10
Mortgage Loans............................................................................................                     S-42
Mortgage Pass-Through Rate................................................................................                     S-81
Mortgage Pool.............................................................................................                     S-42
Mortgage Rate.............................................................................................   S-22, S-48, S-69, S-81
Mortgaged Properties......................................................................................                     S-42
Motel 6...................................................................................................                     S-64
Multifamily Loan..........................................................................................                     S-42
Multifamily Property......................................................................................                     S-42

N
NACC......................................................................................................                     S-10
NAIC......................................................................................................                     S-46
Net Cash Flow.............................................................................................         S-43, S-44, S-67
Net Cash Flow DSCR........................................................................................                     S-67
Net Default Interest......................................................................................                     S-79
Net Mortgage Pass-Through Rate............................................................................                     S-81

Net REO Proceeds..........................................................................................                     S-79
NOI DSCR..................................................................................................                     S-67
Note......................................................................................................                     S-43
NSI.......................................................................................................          S-3, S-9, S-137

O
Occupancy.................................................................................................                     S-68
Offered Certificates......................................................................................               S-11, S-77
Office Loan...............................................................................................                     S-42
Office Property...........................................................................................                     S-42
Operating Advisor.........................................................................................                    S-128
Operating Advisor Agreement...............................................................................                    S-128
Original Loan Balance.....................................................................................                     S-68
Originators...............................................................................................               S-10, S-43
Other Accor Note..........................................................................................                     S-64
Other Note................................................................................................               S-39, S-46
Other Prime Retail Pool Note..............................................................................                     S-53

P
P&I Advance...............................................................................................              S-17, S-110
Participants..............................................................................................                     S-90
Pass-Through Rate.........................................................................................         S-11, S-77, S-80
Percentage Interest.......................................................................................                     S-78
Permitted Investments.....................................................................................                    S-113
Plan......................................................................................................              S-93, S-135
plan assets...............................................................................................                    S-136
Pool Loan.................................................................................................                     S-19
Pooling and Servicing Agreement...........................................................................                    S-100
Preferred Interest Holder.................................................................................                     S-33
Premium...................................................................................................               S-37, S-45
Premium Loans.............................................................................................                     S-45
Prepayment Interest Shortfall.............................................................................                     S-80
Prepayment Premium........................................................................................               S-23, S-49
Primary Term..............................................................................................                     S-47
Prime.....................................................................................................                     S-54
Prime Retail Anticipated Repayment Date...................................................................                     S-54
Prime Retail Pool Borrower................................................................................                     S-54
Prime Retail Pool Co-tenant...............................................................................                     S-55
Prime Retail Pool Loan....................................................................................                     S-53
Prime Retail Pool Mortgages...............................................................................                     S-53
Prime Retail Pool Note....................................................................................                     S-53
Prime Retail Pool Properties..............................................................................                     S-53
Prime Retail Pool Property Manager........................................................................                     S-54
Prime Retail Pool Property Phase III and IV...............................................................                     S-55
Principal Distribution Amount.............................................................................                     S-81
Principal Prepayments.....................................................................................                     S-79
Private Certificates......................................................................................        S-11, S-77, S-137
Property Advances.........................................................................................                    S-111
Property Name.............................................................................................                     S-69
PTEs......................................................................................................                    S-135

PTV.......................................................................................................         S-18, S-45, S-67

R
Rated Final Distribution Date.............................................................................                     S-95
Rating Agencies...........................................................................................                    S-138
Realized Loss.............................................................................................                     S-87
Record Date...............................................................................................                     S-78
Reduction Interest Distribution Amount....................................................................                     S-80
Reduction Interest Pass-Through Rate......................................................................                     S-80
Reduction Interest Shortfalls.............................................................................                     S-80
Regular Certificates......................................................................................                    S-134
Release Date..............................................................................................                     S-50
Remaining Lock-out........................................................................................                     S-68
REMIC.....................................................................................................              S-13, S-134
REO Account...............................................................................................                     S-77
REO Mortgage Loan.........................................................................................                     S-82
REO Property..............................................................................................                     S-77
Repurchase Price..........................................................................................                    S-108
Reserve Accounts..........................................................................................                     S-42
Residual Value Policies...................................................................................                     S-47
Restricted Group..........................................................................................                    S-136
Retail Loan...............................................................................................                     S-42
Retail Property...........................................................................................                     S-42
Return of Premium Amount..................................................................................               S-37, S-45
Revised Rate..............................................................................................                     S-49
Rules.....................................................................................................                     S-91

S
S&P.......................................................................................................                     S-46
SEC.......................................................................................................                     S-14
SEL.......................................................................................................                      S-2
Senior Offered Certificates...............................................................................                    S-135
Sequential Certificates...................................................................................                     S-77
Servicer Remittance Date..................................................................................                    S-110
Servicer's Appraisal Estimate.............................................................................                     S-89
Servicing Compensation....................................................................................                    S-126
Servicing Fee.............................................................................................                    S-126
Servicing Fee Rate........................................................................................                    S-126
Servicing Standard........................................................................................                    S-109
Shidler...................................................................................................                     S-60
Shidler Industrial Portfolio Borrower.....................................................................                     S-60
Shidler Industrial Portfolio Loan.........................................................................                     S-60
Shidler Industrial Portfolio Mortgages....................................................................                     S-60
Shidler Industrial Portfolio Property.....................................................................                     S-60
Shidler Industrial Portfolio Property Manager.............................................................                     S-61
Shidler Industrial Portfolio Regular Member...............................................................                     S-61
Similar Law...............................................................................................                    S-135
SMMEA.....................................................................................................                     S-13
Soho Grand Hotel Borrower.................................................................................                     S-56
Soho Grand Hotel Loan.....................................................................................                     S-56

Soho Grand Hotel Mortgage.................................................................................                     S-56
Soho Grand Hotel Property.................................................................................                     S-56
Special Note..............................................................................................                     S-44
Special Servicer..........................................................................................                    S-127
Special Servicing Fee.....................................................................................                    S-127
Specially Serviced Mortgage Loan..........................................................................             S-114, S-127
Spread Rate...............................................................................................                     S-87
Stated Principal Balance..................................................................................                     S-88
Subordinate Class Advance Amount..........................................................................                    S-110
Subordinated Offered Certificates.........................................................................                    S-136

T
Tenant....................................................................................................                     S-68
Tenant 1..................................................................................................                     S-68
Tenant 2..................................................................................................                     S-68
Terms and Conditions......................................................................................                     S-92
Total Accor Credit Lease Loan.............................................................................                     S-64
Total Credit Lease Loan...................................................................................               S-22, S-46
Total Prime Retail Pool Loan..............................................................................                     S-53
Treasury Regulations......................................................................................                    S-134
Trust REMICs..............................................................................................                    S-134
Trustee Fee...............................................................................................                    S-124
TTM.......................................................................................................                     S-67
Type......................................................................................................                     S-68

U
U/W Occupancy.............................................................................................                     S-68
Underwriters..............................................................................................          S-3, S-9, S-137
Underwriting Agreement....................................................................................                    S-137
Units.....................................................................................................                     S-68
Updated Appraisal.........................................................................................                    S-119
Upper-Tier Distribution Account...........................................................................                    S-112
Upper-Tier REMIC..........................................................................................              S-13, S-134

V
Voting Rights.............................................................................................                    S-119

W
Weighted Average Net Mortgage Pass-Through Rate...........................................................                     S-81
Weighted Average Pass-Through Rate........................................................................                     S-81
Withheld Amounts..........................................................................................              S-78, S-112

Y
Year Built/Renovated......................................................................................                     S-68

               Annex A: Characteristics of the Notes in the Pool

 Loan                                               Loan     Cut-off Date Principal       Monthly          Balloon/Anticipated
   #                     Loan Name                  Type           Balance                Payment        Repayment Date Balance
 ----                    ---------                  ----     ----------------------       -------        ----------------------
   1    Prime Retail III                            Hyper          $81,857,269        $   624,101.85          $73,982,703
   2    Soho Grand Hotel                            Hyper          $60,041,752        $   483,472.45          $50,193,326
   3    Morgantown Mall and Commons                 Hyper          $58,350,000        $   383,902.97          $50,740,213
   4    5670 Wilshire Building                      Hyper          $54,431,011        $   418,527.00          $49,248,419
   5    Shidler Industrial Portfolio                Hyper          $53,000,000        $   357,965.58          $46,405,871
   6    Eastland Mall                               Hyper          $46,673,225        $   358,876.72          $42,229,221
   7    Airport Industrial                          Hyper          $37,400,000        $   265,208.88          $32,648,268
   7    Airport Industrial                          Fully          $ 2,100,000        $    32,262.23          $    12,413
   8    Banyan Pool I                               Hyper          $34,763,291        $   264,728.13          $31,418,401
   9    Land Apartments                             Hyper          $14,796,698        $   106,414.65          $13,168,325
   9    Land Apartments                             Hyper          $ 6,852,162        $    49,279.27          $ 6,098,083
   9    Land Apartments                             Hyper          $ 4,965,335        $    35,709.61          $ 4,418,902
  10    Burgandy Properties                         Hyper          $17,709,939        $   130,214.75          $15,877,613
  11    One Park Plaza                              Hyper          $16,000,000        $   104,521.27          $13,887,160
  12    Beckman Instruments - Brea                  Fully          $15,441,913        $   183,620.77          $         1
  13    Sun Life RV Resort                          Hyper          $15,410,802        $   105,842.48          $13,605,579
  14    1400 Union Meeting Road                     Hyper          $14,865,488        $   114,458.04          $13,420,639
  15    Cliffs of Dunwoody                          Hyper          $13,976,544        $   100,781.88          $12,463,267
  16    6400 Shafer Court                           Hyper          $13,048,409        $   100,467.29          $11,825,054
  17    Walzem Plaza S/C                            Hyper          $12,425,236        $    84,272.89          $10,851,000
  18    Beckman - Miami                             Fully          $12,196,303        $   145,027.02          $      --
  19    Money Store                                 Fully          $12,169,935        $    94,014.55          $      --
  20    Greenwich Portfolio                         Hyper          $11,588,734        $    89,196.16          $10,312,749
  21    Monte Sano Apts.                            Hyper          $11,184,830        $    82,144.30          $ 9,973,881
  22    Pointe West                                 Hyper          $10,803,901        $    83,072.66          $ 9,775,203
  23    Accor-M-Six V                               Fully          $10,287,380        $   102,853.41          $      --
  24    Accor-M-Six III                             Fully          $10,103,716        $   101,017.15          $      --
  25    1129 State Street                           Hyper          $ 9,867,824        $    75,978.12          $ 8,942,665
  26    Accor-M-Six VI                              Fully          $ 9,861,548        $    98,595.95          $      --
  27    Accor-M-Six Penvest II                      Fully          $ 9,827,506        $    97,639.15          $      --
  28    Wasilla Retail Center                       Hyper          $ 9,765,179        $    72,187.15          $ 8,714,089
  29    Accor-M-Six IV                              Fully          $ 9,748,985        $    97,470.54          $      --
  30    Holiday Inn Sunspree-Padre                  Hyper          $ 9,722,992        $    85,236.57          $ 8,324,157
  31    Accor-M-Six Creditvest I                    Fully          $ 9,717,785        $    96,549.17          $      --
  32    Accor-M-Six Limited Partnership             Fully          $ 9,636,123        $    96,342.14          $      --
  33    Accor-M-Six Creditvest II                   Fully          $ 9,588,731        $    95,266.96          $      --
  34    Rancho San Marcos                           Hyper          $ 9,491,103        $    72,978.37          $ 8,587,405
  35    Accor-M-Six Penvest I                       Fully          $ 9,446,025        $    93,849.03          $      --
  36    Palm Desert Country Club                    Hyper          $ 9,296,755        $    71,652.97          $ 8,399,958
  37    New City Plaza                              Hyper          $ 9,021,361        $    66,595.06          $ 8,069,497
  38    Cinemark Pool B                             Fully          $ 8,860,878        $   107,736.46          $         1
  39    Nordhoff Industrial Complex                 Hyper          $ 8,360,541        $    64,534.89          $ 7,556,323
  40    Seven Corners Apts.                         Hyper          $ 8,198,171        $    60,250.52          $ 7,314,421
  41    Citibank Office Plaza                       Hyper          $ 8,024,402        $    61,807.93          $ 7,276,353
  42    Savannah Apartments                         Hyper          $ 7,994,922        $    52,955.83          $ 6,968,824
  43    Belleville Manor                            Hyper          $ 7,981,228        $    56,101.59          $ 6,937,949
  44    201-213 Fordham Rd.                         Hyper          $ 7,956,903        $    61,181.70          $ 7,170,216
  45    Plantation Club Apartments                  Hyper          $ 7,931,989        $    60,862.26          $ 7,220,359
  46    Silver Pointe SC                            Hyper          $ 7,703,480        $    54,189.12          $ 6,812,533
  47    Central Medical Park                        Hyper          $ 7,448,692        $    56,134.23          $ 6,709,966
  48    Friendly Village MHP                        Hyper          $ 7,086,000        $    48,242.04          $ 6,227,481
  49    Springhill Business Center                  Hyper          $ 7,038,428        $    51,768.21          $ 6,298,504
  50    Pacific Court Office Building               Hyper          $ 7,000,000        $    45,494.97          $ 6,034,572
  51    Banyan Pool 3                               Hyper          $ 6,947,966        $    52,875.28          $ 6,276,733
  52    Pride Center                                Hyper          $ 6,750,000        $    49,181.54          $ 5,409,680
  53    Hidden Harbor                               Hyper          $ 6,647,206        $    48,908.29          $ 5,962,698
  54    Oshkosh Center II                           Hyper          $ 6,578,864        $    47,535.30          $ 5,270,088
  55    Waterford Plaza                             Hyper          $ 6,552,811        $    50,581.05          $ 5,948,022
  56    Palm Harbor Apartments                      Hyper          $ 6,501,098        $    45,987.88          $ 5,761,164
  57    Fiserve Building                            Hyper          $ 6,395,157        $    49,240.05          $ 5,795,576
  58    Airport Atrium                              Hyper          $ 2,900,911        $    22,365.87          $ 2,626,589
  58    Airport Atrium                              Hyper          $ 2,103,161        $    16,215.26          $ 1,904,277
  58    Airport Atrium                              Hyper          $ 1,378,863        $    10,607.58          $ 1,252,684
  59    Wicomico                                    Hyper          $ 6,319,292        $    48,625.97          $ 5,724,266
  60    Seven Mobile Home Properties                Hyper          $ 6,132,298        $    44,919.14          $ 4,942,136
  61    SL-Tulsa                                    Hyper          $ 6,100,000        $    41,819.83          $ 5,361,821
  62    Courtyard Apts.                             Hyper          $ 5,996,214        $    39,797.34          $ 5,203,003
  63    Old Metairie Village Shopping               Hyper          $ 5,993,034        $    40,930.58          $ 5,243,439
  64    Willowick Industrial Park                   Hyper          $ 5,860,886        $    44,684.97          $ 5,297,076
  65    Courtney Square Apartments                  Hyper          $ 5,800,000        $    40,660.80          $ 4,505,538
  66    Plaza de la Fiesta III & IV                 Hyper          $ 5,727,300        $    43,798.83          $ 5,152,981
  67    Motorola                                    Hyper          $ 5,669,902        $    43,612.75          $ 5,133,030
  68    Madison Village                             Hyper          $ 5,546,899        $    38,275.75          $ 4,886,649
  69    K-Mart Shopping Center (Benton Harbor)      Hyper          $ 5,496,726        $    37,184.54          $ 4,794,140
  70    Parkleigh North Apts.                       Hyper          $ 5,426,501        $    35,761.99          $ 4,699,636

 Loan                                               Anticipated Repayment        Maturity
   #                Loan Name                                Date                  Date               Rate
 ----               ---------                       --------------------         --------             ----
   1    Prime Retail III                                  11-Jul-08              11-Jul-28           8.400% *
   2    Soho Grand Hotel                                  11-Sep-08              11-Sep-23           8.500% *
   3    Morgantown Mall and Commons                       11-Sep-08              11-Sep-28           6.890% *
   4    5670 Wilshire Building                            11-Sep-08              11-Sep-28           8.500% *
   5    Shidler Industrial Portfolio                      11-Sep-08              11-Sep-28           7.150% *
   6    Eastland Mall                                     11-Sep-08              11-Sep-28           8.500% *
   7    Airport Industrial                                11-Sep-08              11-Sep-27           7.550% *
   7    Airport Industrial                                11-Sep-05              11-Sep-05           7.550% *
   8    Banyan Pool I                                     11-Jun-08              11-Jun-28           8.380% *
   9    Land Apartments                                   11-Oct-08              11-Oct-28           7.790% *
   9    Land Apartments                                   11-Oct-08              11-Oct-28           7.790% *
   9    Land Apartments                                   11-Oct-08              11-Oct-28           7.790% *
  10    Burgandy Properties                               11-May-08              11-May-28           8.000% *
  11    One Park Plaza                                    11-Sep-08              11-Sep-28           6.820% *
  12    Beckman Instruments - Brea                        11-Sep-08              11-Sep-08           7.540%
  13    Sun Life RV Resort                                11-Jan-08              11-Jan-28           7.260% *
  14    1400 Union Meeting Road                           11-Sep-08              11-Jun-28           8.500% *
  15    Cliffs of Dunwoody                                11-Jun-08              11-Jun-28           7.800% *
  16    6400 Shafer Court                                 11-Jun-08              11-Jun-28           8.500% *
  17    Walzem Plaza S/C                                  11-Oct-08              11-Jul-28           7.180% *
  18    Beckman - Miami                                   11-Sep-08              11-Sep-08           7.540%
  19    Money Store                                       11-Sep-08              11-Sep-08           7.250% *
  20    Greenwich Portfolio                               11-Nov-08              11-Sep-27           8.430% *
  21    Monte Sano Apts.                                  11-Oct-08              11-Jul-28           8.000% *
  22    Pointe West                                       11-Sep-08              11-Sep-28           8.500% *
  23    Accor-M-Six V                                      1-Sep-08               1-Sep-08           7.030%
  24    Accor-M-Six III                                    1-Sep-08               1-Sep-08           7.030%
  25    1129 State Street                                 11-Jun-08              11-Jun-28           8.500% *
  26    Accor-M-Six VI                                     1-Sep-08               1-Sep-08           7.030%
  27    Accor-M-Six Penvest II                             1-Sep-08               1-Sep-08           7.030%
  28    Wasilla Retail Center                             11-Dec-08              11-Sep-28           8.080% *
  29    Accor-M-Six IV                                     1-Sep-08               1-Sep-08           7.030%
  30    Holiday Inn Sunspree-Padre                        11-Jul-08              11-Apr-23           9.500% *
  31    Accor-M-Six Creditvest I                           1-Sep-08               1-Sep-08           7.030%
  32    Accor-M-Six Limited Partnership                    1-Sep-08               1-Sep-08           7.030%
  33    Accor-M-Six Creditvest II                          1-Sep-08               1-Sep-08           7.030%
  34    Rancho San Marcos                                 11-Sep-08              11-Sep-28           8.500% *
  35    Accor-M-Six Penvest I                              1-Sep-08               1-Sep-08           7.030%
  36    Palm Desert Country Club                          11-Jul-08              11-Apr-28           8.500% *
  37    New City Plaza                                    11-Jun-08              11-Mar-28           8.030% *
  38    Cinemark Pool B                                   11-Sep-08              11-Sep-08           8.049%
  39    Nordhoff Industrial Complex                       11-May-08              11-Feb-28           8.500% *
  40    Seven Corners Apts.                               11-Sep-08              11-Jun-28           8.000% *
  41    Citibank Office Plaza                             11-May-08              11-May-28           8.500% *
  42    Savannah Apartments                               11-Aug-08              11-Aug-28           6.950% *
  43    Belleville Manor                                  11-May-09              11-May-28           7.530% *
  44    201-213 Fordham Rd.                               11-Dec-08              11-Sep-28           8.500% *
  45    Plantation Club Apartments                        11-May-07              11-May-27           8.385% *
  46    Silver Pointe SC                                  11-Mar-08              11-Dec-27           7.500% *
  47    Central Medical Park                              11-Dec-07              11-Sep-27           8.210% *
  48    Friendly Village MHP                              11-Jun-08              11-Jun-28           7.210% *
  49    Springhill Business Center                        11-Sep-08              11-Sep-28           8.025% *
  50    Pacific Court Office Building                     11-Dec-08              11-Sep-28           6.770% *
  51    Banyan Pool 3                                     11-Jul-08              11-Jul-28           8.380% *
  52    Pride Center                                      11-Dec-08              11-Sep-23           7.340% *
  53    Hidden Harbor                                     11-Apr-08              11-Apr-28           8.000% *
  54    Oshkosh Center II                                 11-Sep-08              11-Jun-23           7.210% *
  55    Waterford Plaza                                   11-Feb-08              11-Feb-28           8.500% *
  56    Palm Harbor Apartments                            11-Feb-08              11-Nov-27           7.550% *
  57    Fiserve Building                                  11-Jun-08              11-Jun-28           8.500% *
  58    Airport Atrium                                    11-May-08              11-May-28           8.500% *
  58    Airport Atrium                                    11-May-08              11-May-28           8.500% *
  58    Airport Atrium                                    11-May-08              11-May-28           8.500% *
  59    Wicomico                                          11-Jul-08              11-Jul-28           8.500% *
  60    Seven Mobile Home Properties                      11-Jul-08              11-Apr-23           7.340% *
  61    SL-Tulsa                                          11-Sep-08              11-Sep-28           7.300% *
  62    Courtyard Apts.                                   11-Nov-08              11-Aug-28           6.970% *
  63    Old Metairie Village Shopping                     11-Oct-08              11-Jul-28           7.250% *
  64    Willowick Industrial Park                         11-Jul-08              11-Jul-28           8.400% *
  65    Courtney Square Apartments                        11-Dec-08              11-Sep-23           6.910%
  66    Plaza de la Fiesta III & IV                       11-Dec-08              11-Dec-24           8.440% *
  67    Motorola                                          11-Aug-08              11-Aug-28           8.500% *
  68    Madison Village                                   11-Aug-08              11-Aug-28           7.360% *
  69    K-Mart Shopping Center (Benton Harbor)            11-Nov-08              11-Aug-28           7.160% *
  70    Parkleigh North Apts.                             11-Nov-08              11-Aug-28           6.900% *

                                     A-1


               Annex A: Characteristics of the Notes in the Pool


 Loan                                                         Additional               Anticipated Remaining  Remaining
   #                     Loan Name            Amortization   Amortization   Seasoning         Term             Lockout      DSCR
 ----                    ---------            ------------   ------------   ---------  ---------------------  ---------     ----
   1    Prime Retail III                          360                           2              118               114        1.54
   2    Soho Grand Hotel                          300                           0              120               119        1.86
   3    Morgantown Mall and Commons               360                           0              120               119        1.38
   4    5670 Wilshire Building                    360                           0              120               119        1.28
   5    Shidler Industrial Portfolio              360                           0              120               119        1.19
   6    Eastland Mall                             360                           0              120               119        1.31
   7    Airport Industrial                        348                           0              120               119        1.33
   7    Airport Industrial                         84                           0               84                83        1.00
   8    Banyan Pool I                             360                           3              117               113        1.72
   9    Land Apartments                           360                          -1              121               117        1.21
   9    Land Apartments                           360                          -1              121               117        1.21
   9    Land Apartments                           360                          -1              121               117        1.21
  10    Burgandy Properties                       360                           4              116               112        1.30
  11    One Park Plaza                            360                           0              120               119        1.61
  12    Beckman Instruments - Brea                122                           2              120               119        1.00
  13    Sun Life RV Resort                        360                           8              112               105        1.22
  14    1400 Union Meeting Road                   360                           3              120               113        1.23
  15    Cliffs of Dunwoody                        360                           3              117               116        1.23
  16    6400 Shafer Court                         360                           3              117               116        1.26
  17    Walzem Plaza S/C                          360                           2              121               114        1.35
  18    Beckman - Miami                           122                           2              120               119        1.00
  19    Money Store                               124                           4              120               119        1.00
  20    Greenwich Portfolio                       349                           1              122               115        1.39
  21    Monte Sano Apts.                          360                           2              121               114        1.18
  22    Pointe West                               360                           0              120               119        1.21
  23    Accor-M-Six V                             124                           4              120               119        1.00
  24    Accor-M-Six III                           124                           4              120               119        1.00
  25    1129 State Street                         360                           3              117               116        1.35
  26    Accor-M-Six VI                            124                           4              120               119        1.00
  27    Accor-M-Six Penvest II                    124                           4              120               119        1.00
  28    Wasilla Retail Center                     360                           0              123               116        1.48
  29    Accor-M-Six IV                            124                           4              120               119        1.00
  30    Holiday Inn Sunspree-Padre                300                           5              118               111        1.57
  31    Accor-M-Six Creditvest I                  124                           4              120               119        1.00
  32    Accor-M-Six Limited Partnership           124                           4              120               119        1.00
  33    Accor-M-Six Creditvest II                 124                           4              120               119        1.00
  34    Rancho San Marcos                         360                           0              120               119        1.26
  35    Accor-M-Six Penvest I                     124                           4              120               119        1.00
  36    Palm Desert Country Club                  360                           5              118               111        1.25
  37    New City Plaza                            360                           6              117               110        1.14
  38    Cinemark Pool B                           126                           6              120               119        1.00
  39    Nordhoff Industrial Complex               360                           7              116               109        1.26
  40    Seven Corners Apts.                       360                           3              120               113        1.30
  41    Citibank Office Plaza                     360                           4              116               115        1.27
  42    Savannah Apartments                       360                           1              119               118        1.50
  43    Belleville Manor                          360                           4              128               121        1.31
  44    201-213 Fordham Rd.                       300                           0              123               116        1.24
  45    Plantation Club Apartments                360                          16              104                97        1.21
  46    Silver Pointe SC                          360                           9              114               107        1.28
  47    Central Medical Park                      360                          12              111               104        1.31
  48    Friendly Village MHP                      360                           3              117               110        1.56
  49    Springhill Business Center                360                           0              120               119        1.50
  50    Pacific Court Office Building             360                           0              123               116        1.67
  51    Banyan Pool 3                             360                           2              118               114        1.66
  52    Pride Center                              300                           0              123               116        1.65
  53    Hidden Harbor                             360                           5              115               108        1.21
  54    Oshkosh Center II                         300                           3              120               113        1.42
  55    Waterford Plaza                           360                           7              113               112        1.20
  56    Palm Harbor Apartments                    360                          10              113               106        1.30
  57    Fiserve Building                          360                           3              117               116        1.28
  58    Airport Atrium                            360                           5              116               115        1.28
  58    Airport Atrium                            360                           5              116               115        1.28
  58    Airport Atrium                            360                           4              116               115        1.28
  59    Wicomico                                  360                           2              118               117        1.32
  60    Seven Mobile Home Properties              300                           5              118               111        1.31
  61    SL-Tulsa                                  360                           0              120               119        1.51
  62    Courtyard Apts.                           360                           1              122               115        1.36
  63    Old Metairie Village Shopping             360                           2              121               114        1.48
  64    Willowick Industrial Park                 360                           2              118               114        1.28
  65    Courtney Square Apartments                300                           0              123               116        1.37
  66    Plaza de la Fiesta III & IV               315                           0              123               116        1.36
  67    Motorola                                  360                           1              119               118        1.27
  68    Madison Village                           360                           1              119               118        1.52
  69    K-Mart Shopping Center (Benton Harbor)    360                           1              122               115        1.53
  70    Parkleigh North Apts.                     360                           1              122               115        1.44

 Loan                                               Cut-off Date      Balloon/ Anticipated Repayment
   #                     Loan Name                      LTV                 Date LTV
 ----                    ---------                  ------------      -----------------------------
   1    Prime Retail III                                57%                   52%
   2    Soho Grand Hotel                                57%                   48%
   3    Morgantown Mall and Commons                     80%                   70%
   4    5670 Wilshire Building                          73%                   66%
   5    Shidler Industrial Portfolio                    75%                   66%
   6    Eastland Mall                                   73%                   66%
   7    Airport Industrial                              82%                   68%
   7    Airport Industrial                              82%                   68%
   8    Banyan Pool I                                   56%                   51%
   9    Land Apartments                                 78%                   69%
   9    Land Apartments                                 78%                   69%
   9    Land Apartments                                 78%                   69%
  10    Burgandy Properties                             76%                   68%
  11    One Park Plaza                                  62%                   53%
  12    Beckman Instruments - Brea                      98%                    0%
  13    Sun Life RV Resort                              78%                   69%
  14    1400 Union Meeting Road                         71%                   64%
  15    Cliffs of Dunwoody                              76%                   68%
  16    6400 Shafer Court                               61%                   55%
  17    Walzem Plaza S/C                                78%                   68%
  18    Beckman - Miami                                 97%                    0%
  19    Money Store                                     96%                    0%
  20    Greenwich Portfolio                             63%                   56%
  21    Monte Sano Apts.                                76%                   68%
  22    Pointe West                                     73%                   66%
  23    Accor-M-Six V                                  110%                    0%
  24    Accor-M-Six III                                 99%                    0%
  25    1129 State Street                               69%                   63%
  26    Accor-M-Six VI                                  89%                    0%
  27    Accor-M-Six Penvest II                          99%                    0%
  28    Wasilla Retail Center                           67%                   60%
  29    Accor-M-Six IV                                 104%                    0%
  30    Holiday Inn Sunspree-Padre                      65%                   55%
  31    Accor-M-Six Creditvest I                        99%                    0%
  32    Accor-M-Six Limited Partnership                 88%                    0%
  33    Accor-M-Six Creditvest II                       96%                    0%
  34    Rancho San Marcos                               70%                   63%
  35    Accor-M-Six Penvest I                           96%                    0%
  36    Palm Desert Country Club                        64%                   58%
  37    New City Plaza                                  78%                   70%
  38    Cinemark Pool B                                 97%                    0%
  39    Nordhoff Industrial Complex                     66%                   59%
  40    Seven Corners Apts.                             79%                   70%
  41    Citibank Office Plaza                           66%                   60%
  42    Savannah Apartments                             80%                   70%
  43    Belleville Manor                                76%                   66%
  44    201-213 Fordham Rd.                             66%                   60%
  45    Plantation Club Apartments                      74%                   67%
  46    Silver Pointe SC                                77%                   68%
  47    Central Medical Park                            70%                   63%
  48    Friendly Village MHP                            71%                   62%
  49    Springhill Business Center                      60%                   53%
  50    Pacific Court Office Building                   54%                   46%
  51    Banyan Pool 3                                   44%                   40%
  52    Pride Center                                    48%                   39%
  53    Hidden Harbor                                   75%                   67%
  54    Oshkosh Center II                               74%                   59%
  55    Waterford Plaza                                 72%                   65%
  56    Palm Harbor Apartments                          78%                   69%
  57    Fiserve Building                                70%                   63%
  58    Airport Atrium                                  68%                   62%
  58    Airport Atrium                                  68%                   62%
  58    Airport Atrium                                  68%                   62%
  59    Wicomico                                        71%                   64%
  60    Seven Mobile Home Properties                    84%                   68%
  61    SL-Tulsa                                        74%                   65%
  62    Courtyard Apts.                                 75%                   65%
  63    Old Metairie Village Shopping                   76%                   66%
  64    Willowick Industrial Park                       70%                   63%
  65    Courtney Square Apartments                      77%                   60%
  66    Plaza de la Fiesta III & IV                     68%                   61%
  67    Motorola                                        73%                   66%
  68    Madison Village                                 79%                   70%
  69    K-Mart Shopping Center (Benton Harbor)          58%                   51%
  70    Parkleigh North Apts.                           79%                   69%

               Annex A: Characteristics of the Notes in the Pool

 Loan                                             Loan     Cut-off Date Principal       Monthly          Balloon/Anticipated
   #                     Loan Name                Type           Balance                Payment        Repayment Date Balance
 ----                    ---------                ----     ----------------------       -------        ----------------------
71    Southgate Estates MHP                       Hyper          $ 5,044,555        $    35,241.20          $ 4,460,702
72    7 West 45th St.                             Hyper          $ 4,984,552        $    34,874.39          $ 4,244,302
73    2100 Swift Road                             Hyper          $ 4,734,330        $    36,466.17          $ 4,222,720
74    Westwind Apts.                              Hyper          $ 4,730,000        $    31,188.43          $ 4,092,644
75    Stanford Townhouses                         Hyper          $ 4,694,158        $    31,363.97          $ 4,083,000
76    Mentor Industrial                           Hyper          $ 4,691,155        $    34,640.92          $ 3,784,276
77    New Braeburn                                Hyper          $ 4,671,280        $    32,467.25          $ 4,127,069
78    SL-Mogadore                                 Hyper          $ 4,554,309        $    31,223.02          $ 4,003,179
79    ABFM Industrial 3712Building                Hyper          $ 4,518,966        $    34,794.15          $ 4,079,746
80    1567-1575 Lexington Avenue                  Hyper          $ 4,391,362        $    30,105.34          $ 3,551,472
81    Mason Manor                                 Hyper          $ 4,339,792        $    30,505.24          $ 3,772,510
82    118-40 Metropolitan Ave.                    Hyper          $ 4,119,000        $    28,745.40          $ 3,250,969
83    Clark & Diversey Shopping                   Hyper          $ 4,087,720        $    31,505.32          $ 3,693,405
84    Stanbridge Apartments                       Hyper          $ 3,991,779        $    28,450.04          $ 3,180,225
85    Village Townhomes                           Hyper          $ 3,991,773        $    26,746.55          $ 3,493,774
86    Ventu Park Shopping Center                  Hyper          $ 3,928,007        $    30,274.37          $ 3,549,098
87    Bowen's Wharf                               Hyper          $ 3,872,190        $    27,607.25          $ 3,087,367
88    Muraco Portfolio                            Hyper          $ 3,867,053        $    27,585.77          $ 3,081,831
89    Sherman West Apartments                     Hyper          $ 3,795,644        $    26,025.88          $ 3,340,331
90    Parkside Village Apts.                      Hyper          $ 3,697,701        $    24,665.91          $ 3,212,919
91    Harbor Greens                               Hyper          $ 3,638,747        $    28,162.53          $ 2,993,791
92    710 State Street                            Hyper          $ 3,630,308        $    28,983.93          $ 3,318,757
93    Fleming Foods - OK                          Hyper          $ 3,627,886        $    24,713.78          $ 3,170,083
94    Playa Vista Plaza                           Hyper          $ 3,595,277        $    23,589.33          $ 3,111,903
95    122-126 East 103rd Street                   Hyper          $ 3,592,933        $    24,631.64          $ 2,905,749
96    Stonewall Shopping Center                   Hyper          $ 3,497,864        $    23,473.94          $ 3,044,220
97    Tempo Cabana Apts.                          Hyper          $ 3,492,419        $    22,934.07          $ 3,025,114
98    Westmont Apts.                              Hyper          $ 3,412,540        $    24,449.95          $ 2,313,611
99    Great Western Bank Building                 Hyper          $ 3,378,802        $    24,844.93          $ 2,863,582
100   Chelmsford Crossing                         Hyper          $ 3,376,291        $    26,422.19          $ 2,784,372
101   Safeway Industrial                          Hyper          $ 3,349,078        $    25,534.27          $ 3,026,900
102   Bentley Mills Distribution Facility         Fully          $ 3,298,811        $    31,626.20          $      --
103   Twin Pines                                  Hyper          $ 3,200,000        $    23,731.04          $ 2,602,296
104   Corporate West One                          Hyper          $ 3,131,768        $    25,617.92          $ 2,649,468
105   Ingle West Office Building                  Hyper          $ 3,097,778        $    23,851.60          $ 2,796,689
106   Colony Ridge Apts.                          Hyper          $ 3,089,134        $    22,126.14          $ 2,469,117
107   SL-Lima                                     Hyper          $ 3,087,909        $    23,090.51          $ 2,525,807
108   Collins Nursing Home                        Hyper          $ 3,047,348        $    23,137.74          $ 2,480,242
109   Westgrove Towers                            Hyper          $ 3,000,000        $    19,557.76          $ 2,588,414
110   Apartments of Westgrove                     Hyper          $ 2,992,442        $    20,526.37          $ 2,623,899
111   West Third Street                           Hyper          $ 2,950,000        $    21,551.40          $ 2,366,449
112   Pollyanna Apartments                        Hyper          $ 2,940,339        $    21,534.01          $ 2,629,839
113   Bellemeade Plaza                            Hyper          $ 2,611,526        $    19,415.60          $ 2,115,489
113   Bellemeade Plaza                            Fully          $   192,867        $     7,780.70          $      --
114   Hiawassee Oaks                              Hyper          $ 2,790,502        $    18,987.12          $ 2,442,283
115   Giant Food Store                            Hyper          $ 2,698,413        $    18,327.28          $ 2,356,020
116   Timber Ridge Apts.                          Hyper          $ 2,691,353        $    19,446.26          $ 2,155,945
117   Bird Creek / Comfort Creek                  Hyper          $ 2,680,000        $    19,630.97          $ 2,151,871
118   GRW Building                                Hyper          $ 2,591,802        $    18,929.59          $ 2,190,434
119   University Hills                            Hyper          $ 2,591,271        $    17,701.33          $ 2,270,266
120   Grove Gate Apts                             Hyper          $ 2,547,376        $    18,104.29          $ 2,025,739
121   Colts Neck Shopping Center                  Hyper          $ 2,497,554        $    18,118.52          $ 2,000,596
122   Keosippi Mall                               Hyper          $ 2,468,434        $    19,882.34          $ 2,117,793
123   Pineville Commerce Center                   Hyper          $ 2,395,247        $    17,331.91          $ 1,918,500
124   90-92 Thompson Street                       Hyper          $ 2,394,188        $    16,649.87          $ 2,106,912
125   Walton Manor MHP                            Hyper          $ 2,334,992        $    16,359.94          $ 1,865,418
126   238 E. 111th/204 E. 112th Street            Hyper          $ 2,295,485        $    15,736.88          $ 1,856,450
127   Palmwood Terrace Apartments                 Hyper          $ 2,275,371        $    15,322.33          $ 1,984,227
128   Hartnell Plaza                              Hyper          $ 2,252,738        $    16,333.68          $ 1,899,613
129   Carytown Square                             Hyper          $ 2,244,796        $    15,855.77          $ 1,983,481
130   Oak Creek Apts.                             Hyper          $ 2,242,961        $    15,732.33          $ 1,978,687
131   Hollywood News                              Hyper          $ 2,241,115        $    16,671.23          $ 1,815,065
132   Chateau Apts.                               Hyper          $ 2,202,349        $    14,866.81          $ 1,923,507
133   Miller Road                                 Hyper          $ 2,136,104        $    15,559.53          $ 1,717,431
134   The Kellogg Property                        Hyper          $ 2,075,000        $    13,888.74          $ 1,803,180
135   Maple Lawn III                              Hyper          $ 2,068,087        $    14,169.24          $ 1,813,298
136   Stapley-McKellips Center                    Hyper          $ 2,053,243        $    14,150.77          $ 1,803,062
137   239 S. La Cienega Blvd.                     Hyper          $ 2,031,676        $    14,903.34          $ 1,637,476
138   Sunflower Terrace Apts.                     Hyper          $ 1,989,165        $    14,430.38          $ 1,597,744
139   Yearling                                    Hyper          $ 1,948,403        $    13,283.55          $ 1,706,151
140   Briarwyck Apts.                             Hyper          $ 1,900,000        $    13,211.42          $ 1,497,647
141   H Lazy F MHP                                Hyper          $ 1,796,658        $    13,336.99          $ 1,451,997
142   Bayshore/Rockport Oaks                      Hyper          $ 1,750,000        $    11,443.68          $ 1,511,172
143   Burnhaven                                   Hyper          $ 1,743,404        $    13,410.23          $ 1,578,323
144   Colton Midtown Plaza                        Hyper          $ 1,700,000        $    12,618.19          $ 1,382,883


 Loan                                               Anticipated Repayment        Maturity
   #                Loan Name                                Date                  Date               Rate
 ----               ---------                       --------------------         --------             ----
  71    Southgate Estates MHP                             11-Jul-08              11-Jul-28           7.480% *
  72    7 West 45th St.                                   11-Aug-08              11-May-26           7.270% *
  73    2100 Swift Road                                   11-May-09              11-May-28           8.500% *
  74    Westwind Apts.                                    11-Dec-08              11-Sep-28           6.910% *
  75    Stanford Townhouses                               11-Oct-08              11-Jul-28           7.030% *
  76    Mentor Industrial                                 11-Oct-08              11-Jul-23           7.470% *
  77    New Braeburn                                      11-Jun-08              11-Jun-28           7.420% *
  78    SL-Mogadore                                       11-Sep-08              11-Sep-28           7.300% *
  79    ABFM Industrial 3712Building                      11-Sep-08              11-Jun-28           8.500% *
  80    1567-1575 Lexington Avenue                        11-Jul-08              11-Jul-28           7.280% *
  81    Mason Manor                                       11-May-09              11-May-28           7.530% *
  82    118-40 Metropolitan Ave.                          11-Dec-08              11-Sep-23           6.860% *
  83    Clark & Diversey Shopping                         11-Jul-08              11-Apr-28           8.500% *
  84    Stanbridge Apartments                             11-Oct-08              11-Jul-23           7.070% *
  85    Village Townhomes                                 11-Jun-08              11-Jun-28           7.050% *
  86    Ventu Park Shopping Center                        11-Jul-08              11-Apr-28           8.500% *
  87    Bowen's Wharf                                     11-Sep-08              11-Jun-23           7.060% *
  88    Muraco Portfolio                                  11-Oct-08              11-Jul-23           7.080% *
  89    Sherman West Apartments                           11-Jul-08              11-Jul-28           7.290% *
  90    Parkside Village Apts.                            11-Nov-08              11-Aug-28           7.020% *
  91    Harbor Greens                                     11-Jan-08              11-Oct-22           7.890% *
  92    710 State Street                                  11-Jun-08              11-Jun-28           8.900% *
  93    Fleming Foods - OK                                11-Nov-08              11-Aug-28           7.230% *
  94    Playa Vista Plaza                                 11-Oct-08              11-Jul-28           6.850% *
  95    122-126 East 103rd Street                         11-Jul-08              11-Jul-28           7.280% *
  96    Stonewall Shopping Center                         11-Nov-08              11-Aug-28           7.080% *
  97    Tempo Cabana Apts.                                11-Sep-08              11-Jun-28           6.850% *
  98    Westmont Apts.                                    11-Jun-08              11-Mar-23           7.030% *
  99    Great Western Bank Building                       11-May-08              11-Feb-25           7.650% *
  100   Chelmsford Crossing                               11-May-08              11-Feb-23           8.080% *
  101   Safeway Industrial                                11-Jul-08              11-Jul-28           8.400% *
  102   Bentley Mills Distribution Facility               11-Sep-08              11-Sep-08           7.880%
  103   Twin Pines                                        11-Sep-08              11-Sep-23           7.540% *
  104   Corporate West One                                11-Jun-07              11-Jun-22           8.510% *
  105   Ingle West Office Building                        11-Sep-08              11-Jun-28           8.500% *
  106   Colony Ridge Apts.                                11-Aug-08              11-May-23           7.100% *
  107   SL-Lima                                           11-May-08              11-May-23           7.590% *
  108   Collins Nursing Home                              11-Nov-08              11-Aug-25           7.800% *
  109   Westgrove Towers                                  11-Dec-08              11-Sep-28           6.800% *
  110   Apartments of Westgrove                           11-Aug-08              11-May-28           7.280% *
  111   West Third Street                                 11-Dec-08              11-Sep-23           7.370% *
  112   Pollyanna Apartments                              11-Jan-08              11-Oct-27           7.910% *
  113   Bellemeade Plaza                                  11-Jul-08              11-Apr-23           7.510% *
  113   Bellemeade Plaza                                  11-Jan-01              11-Jan-01           7.510% *
  114   Hiawassee Oaks                                    11-Jul-08              11-Apr-28           7.190% *
  115   Giant Food Store                                  11-Nov-08              11-Aug-28           7.200% *
  116   Timber Ridge Apts.                                11-Sep-08              11-Jun-23           7.210% *
  117   Bird Creek / Comfort Creek                        11-Dec-08              11-Sep-23           7.400% *
  118   GRW Building                                      11-Aug-08              11-May-25           7.610% *
  119   University Hills                                  11-Jul-08              11-Apr-28           7.230% *
  120   Grove Gate Apts                                   11-Nov-08              11-Aug-23           7.050% *
  121   Colts Neck Shopping Center                        11-Nov-08              11-Aug-23           7.280% *
  122   Keosippi Mall                                     11-Nov-08              11-Jan-25           8.670% *
  123   Pineville Commerce Center                         11-Oct-08              11-Jul-23           7.240% *
  124   90-92 Thompson Street                             11-Aug-08              11-May-28           7.420% *
  125   Walton Manor MHP                                  11-Jul-08              11-Jul-23           6.880% *
  126   238 E. 111th/204 E. 112th Street                  11-Jul-08              11-Jul-28           7.280% *
  127   Palmwood Terrace Apartments                       11-Sep-08              11-Jun-28           7.100% *
  128   Hartnell Plaza                                    11-Aug-08              11-May-25           7.530% *
  129   Carytown Square                                   11-Aug-08              11-May-28           7.580% *
  130   Oak Creek Apts.                                   11-Jul-08              11-Apr-28           7.500% *
  131   Hollywood News                                    11-Aug-08              11-May-23           7.530% *
  132   Chateau Apts.                                     11-Jul-08              11-Apr-28           7.110% *
  133   Miller Road                                       11-Aug-08              11-May-23           7.290% *
  134   The Kellogg Property                              11-Dec-08              11-Sep-28           7.060% *
  135   Maple Lawn III                                    11-Jul-08              11-Apr-28           7.260% *
  136   Stapley-McKellips Center                          11-Jul-08              11-Apr-28           7.320% *
  137   239 S. La Cienega Blvd.                           11-Aug-08              11-May-23           7.370% *
  138   Sunflower Terrace Apts.                           11-Jul-08              11-Apr-23           7.230% *
  139   Yearling                                          11-Jul-08              11-Apr-28           7.210% *
  140   Briarwyck Apts.                                   11-Dec-08              11-Sep-23           6.820% *
  141   H Lazy F MHP                                      11-Oct-08              11-Jul-23           7.530% *
  142   Bayshore/Rockport Oaks                            11-Dec-08              11-Sep-28           6.830% *
  143   Burnhaven                                         11-Aug-08              11-Aug-28           8.500% *
  144   Colton Midtown Plaza                              11-Sep-08              11-Sep-23           7.550% *

               Annex A: Characteristics of the Notes in the Pool

 Loan                                                         Additional               Anticipated Remaining  Remaining
   #                     Loan Name           Amortization   Amortization   Seasoning         Term             Lockout      DSCR
 ----                    ---------           ------------   ------------   ---------  ---------------------  ---------     ----
71    Southgate Estates MHP                     360                             2              118               111       1.32
72    7 West 45th St.                           336                             4              119               112       1.47
73    2100 Swift Road                           360                             4              128               127       1.40
74    Westwind Apts.                            360                             0              123               116       1.39
75    Stanford Townhouses                       360                             2              121               114       1.41
76    Mentor Industrial                         300                             2              121               114       1.33
77    New Braeburn                              360                             3              117               113       1.54
78    SL-Mogadore                               360                             0              120               119       1.63
79    ABFM Industrial 3712Building              360                             3              120               113       1.71
80    1567-1575 Lexington Avenue                360              300            2              118               117       1.73
81    Mason Manor                               360                             4              128               121       1.28
82    118-40 Metropolitan Ave.                  300                             0              123               116       1.30
83    Clark & Diversey Shopping                 360                             5              118               111       1.21
84    Stanbridge Apartments                     300                             2              121               114       1.34
85    Village Townhomes                         360                             3              117               116       1.34
86    Ventu Park Shopping Center                360                             5              118               111       1.20
87    Bowen's Wharf                             300                             3              120               113       1.54
88    Muraco Portfolio                          300                             2              121               114       1.37
89    Sherman West Apartments                   360                             2              118               111       1.43
90    Parkside Village Apts.                    360                             1              122               115       1.47
91    Harbor Greens                             289                             0              112               105       1.96
92    710 State Street                          360                             3              117               116       1.29
93    Fleming Foods - OK                        360                             1              122               115       1.27
94    Playa Vista Plaza                         360                             2              121               114       1.90
95    122-126 East 103rd Street                 360              300            2              118               117       1.45
96    Stonewall Shopping Center                 360                             1              122               115       1.38
97    Tempo Cabana Apts.                        360                             3              120               113       1.74
98    Westmont Apts.                            300              240            6              117               110       1.53
99    Great Western Bank Building               324                             7              116               109       1.25
100   Chelmsford Crossing                       300                             7              116               109       1.54
101   Safeway Industrial                        360                             2              118               114       1.24
102   Bentley Mills Distribution Facility       125                             5              120               119       1.00
103   Twin Pines                                300                             0              120               119       2.08
104   Corporate West One                        292                             7              105                98       1.22
105   Ingle West Office Building                360                             3              120               113       1.29
106   Colony Ridge Apts.                        300                             4              119               112       1.79
107   SL-Lima                                   300                             4              116               112       1.38
108   Collins Nursing Home                      324                             1              122               115       1.68
109   Westgrove Towers                          360                             0              123               116       2.20
110   Apartments of Westgrove                   360                             4              119               112       2.09
111   West Third Street                         300                             0              123               116       1.28
112   Pollyanna Apartments                      360                            11              112               105       1.41
113   Bellemeade Plaza                          300                             5              118               111       1.55
113   Bellemeade Plaza                           33                             5               28                27       1.23
114   Hiawassee Oaks                            360                             5              118               111       1.50
115   Giant Food Store                          360                             1              122               115       1.23
116   Timber Ridge Apts.                        300                             3              120               113       1.62
117   Bird Creek / Comfort Creek                300                             0              123               116       1.26
118   GRW Building                              324                             4              119               112       1.32
119   University Hills                          360                             5              118               111       1.54
120   Grove Gate Apts                           300                             1              122               115       1.32
121   Colts Neck Shopping Center                300                             1              122               115       1.67
122   Keosippi Mall                             317                             1              122               115       1.41
123   Pineville Commerce Center                 300                             2              121               114       1.44
124   90-92 Thompson Street                     360                             4              119               112       1.43
125   Walton Manor MHP                          300                             2              118               111       1.99
126   238 E. 111th/204 E. 112th Street          360              300            2              118               117       1.50
127   Palmwood Terrace Apartments               360                             3              120               113       1.59
128   Hartnell Plaza                            324                             4              119               112       1.21
129   Carytown Square                           360                             4              119               112       1.38
130   Oak Creek Apts.                           360                             5              118               111       1.54
131   Hollywood News                            300                             4              119               112       1.51
132   Chateau Apts.                             360                             5              118               111       1.60
133   Miller Road                               300                             4              119               112       1.28
134   The Kellogg Property                      360                             0              123               116       1.41
135   Maple Lawn III                            360                             5              118               111       1.45
136   Stapley-McKellips Center                  360                             5              118               111       1.41
137   239 S. La Cienega Blvd.                   300                             4              119               112       1.29
138   Sunflower Terrace Apts.                   300                             5              118               111       1.83
139   Yearling                                  360                             5              118               111       1.63
140   Briarwyck Apts.                           300                             0              123               116       1.84
141   H Lazy F MHP                              300                             2              121               114       1.69
142   Bayshore/Rockport Oaks                    360                             0              123               116       1.83
143   Burnhaven                                 360                             1              119               118       1.24
144   Colton Midtown Plaza                      300                            17              120               119       1.70

 Loan                                             Cut-off Date      Balloon/ Anticipated Repayment
   #                     Loan Name                    LTV                 Date LTV
 ----                    ---------                ------------      -----------------------------
71    Southgate Estates MHP                           78%                   69%
72    7 West 45th St.                                 49%                   42%
73    2100 Swift Road                                 64%                   57%
74    Westwind Apts.                                  80%                   69%
75    Stanford Townhouses                             72%                   62%
76    Mentor Industrial                               63%                   50%
77    New Braeburn                                    75%                   67%
78    SL-Mogadore                                     75%                   66%
79    ABFM Industrial 3712Building                    57%                   52%
80    1567-1575 Lexington Avenue                      78%                   63%
81    Mason Manor                                     75%                   65%
82    118-40 Metropolitan Ave.                        53%                   42%
83    Clark & Diversey Shopping                       68%                   62%
84    Stanbridge Apartments                           80%                   64%
85    Village Townhomes                               77%                   67%
86    Ventu Park Shopping Center                      67%                   61%
87    Bowen's Wharf                                   58%                   46%
88    Muraco Portfolio                                76%                   60%
89    Sherman West Apartments                         74%                   65%
90    Parkside Village Apts.                          75%                   65%
91    Harbor Greens                                   65%                   53%
92    710 State Street                                62%                   56%
93    Fleming Foods - OK                              73%                   63%
94    Playa Vista Plaza                               43%                   37%
95    122-126 East 103rd Street                       80%                   65%
96    Stonewall Shopping Center                       81%                   71%
97    Tempo Cabana Apts.                              73%                   63%
98    Westmont Apts.                                  68%                   46%
99    Great Western Bank Building                     73%                   62%
100   Chelmsford Crossing                             73%                   61%
101   Safeway Industrial                              68%                   62%
102   Bentley Mills Distribution Facility             97%                    0%
103   Twin Pines                                      75%                   61%
104   Corporate West One                              67%                   57%
105   Ingle West Office Building                      65%                   59%
106   Colony Ridge Apts.                              66%                   53%
107   SL-Lima                                         67%                   55%
108   Collins Nursing Home                            75%                   61%
109   Westgrove Towers                                58%                   50%
110   Apartments of Westgrove                         50%                   44%
111   West Third Street                               74%                   59%
112   Pollyanna Apartments                            79%                   71%
113   Bellemeade Plaza                                44%                   33%
113   Bellemeade Plaza                                44%                   33%
114   Hiawassee Oaks                                  85%                   74%
115   Giant Food Store                                74%                   65%
116   Timber Ridge Apts.                              82%                   65%
117   Bird Creek / Comfort Creek                      72%                   58%
118   GRW Building                                    65%                   55%
119   University Hills                                65%                   57%
120   Grove Gate Apts                                 80%                   63%
121   Colts Neck Shopping Center                      69%                   56%
122   Keosippi Mall                                   69%                   59%
123   Pineville Commerce Center                       67%                   54%
124   90-92 Thompson Street                           65%                   57%
125   Walton Manor MHP                                56%                   45%
126   238 E. 111th/204 E. 112th Street                77%                   62%
127   Palmwood Terrace Apartments                     80%                   70%
128   Hartnell Plaza                                  72%                   60%
129   Carytown Square                                 74%                   65%
130   Oak Creek Apts.                                 75%                   66%
131   Hollywood News                                  74%                   60%
132   Chateau Apts.                                   76%                   66%
133   Miller Road                                     72%                   58%
134   The Kellogg Property                            70%                   61%
135   Maple Lawn III                                  75%                   65%
136   Stapley-McKellips Center                        79%                   69%
137   239 S. La Cienega Blvd.                         80%                   64%
138   Sunflower Terrace Apts.                         79%                   64%
139   Yearling                                        78%                   68%
140   Briarwyck Apts.                                 82%                   64%
141   H Lazy F MHP                                    60%                   49%
142   Bayshore/Rockport Oaks                          80%                   69%
143   Burnhaven                                       73%                   66%
144   Colton Midtown Plaza                            34%                   28%

               Annex A: Characteristics of the Notes in the Pool

 Loan                                             Loan     Cut-off Date Principal       Monthly          Balloon/Anticipated
   #                     Loan Name                Type           Balance                Payment        Repayment Date Balance
 ----                    ---------                ----     ----------------------       -------        ----------------------
145   Sax Drugs                                   Hyper          $ 1,693,119        $    12,463.50          $ 1,366,272
146   Sea-Tac Gardens Apartments                  Hyper          $ 1,692,665        $    11,553.52          $ 1,482,270
147   Cherry Point Mall                           Hyper          $ 1,481,393        $    12,878.99          $ 1,211,569
147   Cherry Point Mall                           Hyper          $   200,000        $     1,745.28          $   162,487
148   The Point                                   Hyper          $ 1,600,000        $    11,855.10          $ 1,289,884
149   311 East 109th Street                       Hyper          $ 1,596,859        $    10,947.40          $ 1,291,443
150   Peachwood Manor MHP                         Hyper          $ 1,576,918        $    10,778.39          $ 1,387,270
151   6972 Sheridan                               Hyper          $ 1,550,000        $    10,353.86          $ 1,346,221
152   Crest Oak Apartments                        Hyper          $ 1,496,274        $    10,314.16          $ 1,319,951
153   1 & 3 Eves                                  Hyper          $ 1,493,190        $    10,818.83          $ 1,334,956
154   Highland Park Townhomes                     Hyper          $ 1,492,180        $    11,016.66          $ 1,205,853
155   Marbach Square                              Hyper          $ 1,482,705        $    11,254.40          $ 1,209,660
156   Sunpointe Gardens Apartments                Hyper          $ 1,455,232        $    10,421.65          $ 1,162,104
157   Airport Executive Park                      Hyper          $ 1,451,197        $    11,071.66          $ 1,200,850
158   Parkside/Pleasant View MHP                  Hyper          $ 1,422,288        $    10,456.58          $ 1,145,575
159   Oakview Apartments                          Hyper          $ 1,400,000        $    10,047.25          $ 1,116,016
160   Expressway Commerce Complex                 Hyper          $ 1,396,600        $     9,702.87          $ 1,228,709
161   Brookside Apartments                        Hyper          $ 1,386,518        $     9,529.44          $ 1,216,387
162   Sundial Shopping Center                     Hyper          $ 1,378,433        $     9,479.64          $ 1,208,242
163   501 State                                   Hyper          $ 1,361,366        $    10,868.97          $ 1,244,535
164   Uniontown Center                            Hyper          $ 1,360,856        $    10,069.48          $ 1,099,219
165   Cypress Creek Bus Pk                        Hyper          $ 1,323,714        $    10,251.02          $ 1,142,679
166   Riverside Estates Mobile Home               Hyper          $ 1,296,006        $     9,539.34          $ 1,044,923
167   Winterhaven East Apartments                 Hyper          $ 1,242,330        $     8,299.50          $ 1,083,522
167   Winterhaven East Apartments                 Hyper          $    50,000        $       339.10          $    42,777
168   Bahamas Apartments                          Hyper          $ 1,271,083        $     9,355.89          $ 1,024,829
169   The Midland Building                        Hyper          $ 1,250,000        $     8,825.93          $ 1,107,094
170   236 & 238-240 East 7th Street               Hyper          $ 1,234,119        $     9,496.71          $ 1,011,571
171   The River Park Center                       Hyper          $ 1,197,772        $     8,891.32          $   967,999
172   Pasadena Plaza Mart                         Hyper          $ 1,194,343        $     9,214.15          $   979,820
173   Pleasant View MHP                           Hyper          $ 1,137,379        $     8,049.25          $ 1,010,044
174   Circuit City-Philadelphia                   Fully          $ 1,111,703        $    13,277.48          $         1
175   Nannette Apartments                         Hyper          $ 1,076,568        $     7,806.31          $   863,471
176   Central Plaza                               Hyper          $   999,470        $     7,005.85          $   879,998
177   Brandenberry Square Apts                    Hyper          $   999,019        $     7,240.96          $   799,986
178   Champion MHP                                Hyper          $   998,143        $     7,409.44          $   806,665
179   East Brunswick Woods                        Hyper          $   936,063        $     7,210.02          $   848,801
180   Circuit City-Harper Woods                   Fully          $   857,600        $    10,242.64          $      --
181   Circuit City-Ridgeland                      Fully          $   794,075        $     9,483.93          $      --
182   1590 Lexington Avenue                       Hyper          $   748,528        $     5,131.59          $   605,365
183   Circuit City-East Lansing                   Fully          $   714,667        $     8,535.54          $      --
184   Circuit City-Frederick                      Fully          $   714,667        $     8,535.54          $      --
185   Circuit City-Green Bay                      Fully          $   714,667        $     8,535.54          $      --
186   Circuit City-Indianapolis                   Fully          $   714,667        $     8,535.54          $      --
187   2156 2nd Avenue                             Hyper          $   598,822        $     4,105.27          $   484,292
188   OCC Financial Plaza                         Hyper          $   598,604        $     4,606.17          $   542,239
189   103 East 102nd Street                       Hyper          $   548,920        $     3,763.17          $   443,933
190   Windgate                                    Hyper          $   530,000        $     3,920.10          $   427,011
191   Circuit City-Jackson,TN                     Fully          $   524,089        $     6,259.39          $      --
192   291 Pleasant                                Hyper          $   479,058        $     3,284.22          $   387,432
193   Circuit City-Kingsport                      Fully          $   476,445        $     5,690.36          $      --
194   Circuit City-Witchita Falls                 Fully          $   476,445        $     5,690.36          $      --

 Loan                                             Anticipated Repayment        Maturity
   #                Loan Name                              Date                  Date               Rate
 ----               ---------                     --------------------         --------             ----
145   Sax Drugs                                         11-Aug-08              11-May-23           7.410% *
146   Sea-Tac Gardens Apartments                        11-Aug-08              11-May-28           7.230% *
147   Cherry Point Mall                                 11-Sep-07              11-Sep-20           8.990% *
147   Cherry Point Mall                                 11-Sep-07              11-Sep-20           8.990% *
148   The Point                                         11-Dec-08              11-Sep-23           7.530% *
149   311 East 109th Street                             11-Jul-08              11-Jul-28           7.280% *
150   Peachwood Manor MHP                               11-Jun-08              11-Jun-28           7.250% *
151   6972 Sheridan                                     11-Dec-08              11-Sep-28           7.040% *
152   Crest Oak Apartments                              11-May-08              11-May-28           7.330% *
153   1 & 3 Eves                                        11-Feb-08              11-Feb-28           7.820% *
154   Highland Park Townhomes                           11-Jul-08              11-Apr-23           7.430% *
155   Marbach Square                                    11-Jul-08              11-Apr-23           7.750% *
156   Sunpointe Gardens Apartments                      11-Sep-08              11-Jun-23           7.110% *
157   Airport Executive Park                            11-Sep-08              11-Dec-23           7.910% *
158   Parkside/Pleasant View MHP                        11-Oct-08              11-Jul-23           7.420% *
159   Oakview Apartments                                11-Dec-08              11-Sep-23           7.170% *
160   Expressway Commerce Complex                       11-Aug-08              11-May-28           7.410% *
161   Brookside Apartments                              11-Aug-08              11-May-28           7.300% *
162   Sundial Shopping Center                           11-Oct-08              11-Jul-28           7.320% *
163   501 State                                         11-Jun-08              11-Jun-28           8.900% *
164   Uniontown Center                                  11-Sep-08              11-Jun-23           7.480% *
165   Cypress Creek Bus Pk                              11-Jan-08              11-Oct-24           8.200% *
166   Riverside Estates Mobile Home                     11-Sep-08              11-Jun-23           7.420% *
167   Winterhaven East Apartments                       11-Apr-08              11-Jan-28           6.980% *
167   Winterhaven East Apartments                       11-Apr-08              11-Jan-28           6.980% *
168   Bahamas Apartments                                11-Sep-08              11-Jun-23           7.420% *
169   The Midland Building                              11-Sep-08              11-Sep-28           7.600% *
170   236 & 238-240 East 7th Street                     11-Jul-08              11-Apr-23           7.910% *
171   The River Park Center                             11-Oct-08              11-Jul-23           7.530% *
172   Pasadena Plaza Mart                               11-Jul-08              11-Apr-23           7.940% *
173   Pleasant View MHP                                 11-May-08              11-May-28           7.600% *
174   Circuit City-Philadelphia                         11-Sep-08              11-Sep-08           7.640%
175   Nannette Apartments                               11-Sep-08              11-Jun-23           7.250% *
176   Central Plaza                                     11-Nov-08              11-Aug-28           7.520% *
177   Brandenberry Square Apts                          11-Nov-08              11-Aug-23           7.270% *
178   Champion MHP                                      11-Oct-08              11-Jul-23           7.530% *
179   East Brunswick Woods                              11-May-08              11-Jun-28           8.500% *
180   Circuit City-Harper Woods                         11-Sep-08              11-Sep-08           7.640%
181   Circuit City-Ridgeland                            11-Sep-08              11-Sep-08           7.640%
182   1590 Lexington Avenue                             11-Jul-08              11-Jul-28           7.280% *
183   Circuit City-East Lansing                         11-Sep-08              11-Sep-08           7.640%
184   Circuit City-Frederick                            11-Sep-08              11-Sep-08           7.640%
185   Circuit City-Green Bay                            11-Sep-08              11-Sep-08           7.640%
186   Circuit City-Indianapolis                         11-Sep-08              11-Sep-08           7.640%
187   2156 2nd Avenue                                   11-Jul-08              11-Jul-28           7.280% *
188   OCC Financial Plaza                               11-Jul-08              11-Jul-28           8.500% *
189   103 East 102nd Street                             11-Jul-08              11-Jul-28           7.280% *
190   Windgate                                          11-Dec-08              11-Sep-23           7.510% *
191   Circuit City-Jackson,TN                           11-Sep-08              11-Sep-08           7.640%
192   291 Pleasant                                      11-Jul-08              11-Jul-28           7.280% *
193   Circuit City-Kingsport                            11-Sep-08              11-Sep-08           7.640%
194   Circuit City-Witchita Falls                       11-Sep-08              11-Sep-08           7.640%

               Annex A: Characteristics of the Notes in the Pool


 Loan                                                         Additional               Anticipated Remaining  Remaining
   #                     Loan Name           Amortization   Amortization   Seasoning         Term             Lockout      DSCR
 ----                    ---------           ------------   ------------   ---------  ---------------------  ---------     ----
145   Sax Drugs                                 300                            4                119              112       1.26
146   Sea-Tac Gardens Apartments                360                            4                119              112       1.50
147   Cherry Point Mall                         276                           12                108              101       1.25
147   Cherry Point Mall                         262                            0                108              101       1.25
148   The Point                                 300                            0                123              116       1.28
149   311 East 109th Street                     360              300           2                118              117       1.52
150   Peachwood Manor MHP                       360                            3                117              110       1.43
151   6972 Sheridan                             360                            0                123              116       1.55
152   Crest Oak Apartments                      360                            4                116              112       1.60
153   1 & 3 Eves                                360                            7                113              112       1.44
154   Highland Park Townhomes                   300                            5                118              111       1.54
155   Marbach Square                            300                            5                118              111       1.67
156   Sunpointe Gardens Apartments              300                            3                120              113       1.28
157   Airport Executive Park                    304                            1                120              113       1.42
158   Parkside/Pleasant View MHP                300                            2                121              114       1.45
159   Oakview Apartments                        300                            0                123              116       1.61
160   Expressway Commerce Complex               360                            4                119              112       1.37
161   Brookside Apartments                      360                            4                119              112       1.31
162   Sundial Shopping Center                   360                            2                121              114       1.89
163   501 State                                 360                            3                117              116       1.34
164   Uniontown Center                          300                            3                120              113       1.62
165   Cypress Creek Bus Pk                      324                           11                112              105       1.48
166   Riverside Estates Mobile Home             300                            3                120              113       1.79
167   Winterhaven East Apartments               360                            8                115              108       1.29
167   Winterhaven East Apartments               352                            0                115              108       1.29
168   Bahamas Apartments                        300                            3                120              113       1.76
169   The Midland Building                      360                            7                120              119       1.90
170   236 & 238-240 East 7th Street             300                            5                118              111       1.60
171   The River Park Center                     300                            2                121              114       2.12
172   Pasadena Plaza Mart                       300                            5                118              111       1.24
173   Pleasant View MHP                         360                            4                116              109       1.61
174   Circuit City-Philadelphia                 123                            3                120              119       1.00
175   Nannette Apartments                       300                            3                120              113       1.30
176   Central Plaza                             360                            1                122              115       1.72
177   Brandenberry Square Apts                  300                            1                122              115       2.02
178   Champion MHP                              300                            2                121              114       2.07
179   East Brunswick Woods                      360                            4                116              115       1.44
180   Circuit City-Harper Woods                 123                            3                120              119       1.00
181   Circuit City-Ridgeland                    123                            3                120              116       1.00
182   1590 Lexington Avenue                     360              300           2                118              117       1.70
183   Circuit City-East Lansing                 123                            3                120              119       1.00
184   Circuit City-Frederick                    123                            3                120              119       1.00
185   Circuit City-Green Bay                    123                            3                120              119       1.00
186   Circuit City-Indianapolis                 123                            3                120              119       1.00
187   2156 2nd Avenue                           360              300           2                118              117       1.36
188   OCC Financial Plaza                       360                            2                118              117       1.24
189   103 East 102nd Street                     360              300           2                118              117       1.41
190   Windgate                                  300                            0                123              116       1.31
191   Circuit City-Jackson,TN                   123                            3                120              119       1.00
192   291 Pleasant                              360              300           2                118              117       1.66
193   Circuit City-Kingsport                    123                            3                120              119       1.00
194   Circuit City-Witchita Falls               123                            3                120              119       1.00

 Loan                                             Cut-off Date      Balloon/ Anticipated Repayment
   #                     Loan Name                    LTV                 Date LTV
 ----                    ---------                ------------      -----------------------------
145   Sax Drugs                                       77%                   62%
146   Sea-Tac Gardens Apartments                      77%                   67%
147   Cherry Point Mall                               62%                   51%
147   Cherry Point Mall                               62%                   51%
148   The Point                                       66%                   53%
149   311 East 109th Street                           80%                   65%
150   Peachwood Manor MHP                             75%                   66%
151   6972 Sheridan                                   70%                   61%
152   Crest Oak Apartments                            62%                   55%
153   1 & 3 Eves                                      65%                   58%
154   Highland Park Townhomes                         71%                   57%
155   Marbach Square                                  71%                   58%
156   Sunpointe Gardens Apartments                    49%                   39%
157   Airport Executive Park                          85%                   71%
158   Parkside/Pleasant View MHP                      62%                   50%
159   Oakview Apartments                              50%                   40%
160   Expressway Commerce Complex                     70%                   61%
161   Brookside Apartments                            73%                   64%
162   Sundial Shopping Center                         55%                   48%
163   501 State                                       62%                   57%
164   Uniontown Center                                72%                   58%
165   Cypress Creek Bus Pk                            60%                   52%
166   Riverside Estates Mobile Home                   70%                   56%
167   Winterhaven East Apartments                     80%                   69%
167   Winterhaven East Apartments                     80%                   69%
168   Bahamas Apartments                              61%                   49%
169   The Midland Building                            45%                   40%
170   236 & 238-240 East 7th Street                   59%                   48%
171   The River Park Center                           47%                   38%
172   Pasadena Plaza Mart                             70%                   58%
173   Pleasant View MHP                               69%                   62%
174   Circuit City-Philadelphia                       96%                    0%
175   Nannette Apartments                             76%                   61%
176   Central Plaza                                   57%                   50%
177   Brandenberry Square Apts                        43%                   35%
178   Champion MHP                                    38%                   31%
179   East Brunswick Woods                            62%                   57%
180   Circuit City-Harper Woods                       96%                    0%
181   Circuit City-Ridgeland                          96%                    0%
182   1590 Lexington Avenue                           79%                   64%
183   Circuit City-East Lansing                       96%                    0%
184   Circuit City-Frederick                          96%                    0%
185   Circuit City-Green Bay                          96%                    0%
186   Circuit City-Indianapolis                       96%                    0%
187   2156 2nd Avenue                                 71%                   58%
188   OCC Financial Plaza                             67%                   60%
189   103 East 102nd Street                           78%                   63%
190   Windgate                                        78%                   63%
191   Circuit City-Jackson,TN                         97%                    0%
192   291 Pleasant                                    80%                   65%
193   Circuit City-Kingsport                          96%                    0%
194   Circuit City-Witchita Falls                     96%                    0%

                                                               Annex B

 Loan  Asset
   #     #           Property Name                          Address                             City               State      Zip
 ----  -----         -------------                          -------                             ----               -----      ---
               Prime Retail III
    1    1     Lighthouse Place                       601 Wabash Street                      Michigan City           IN      46360
    1    2     Finger Lakes Outlet Center             655 Route 318                          Waterloo                NY      13168
    1    3   * Outlets at Gilroy III and IV           681 Leaversly Road, Suite 175          Gilroy                  CA      95020
    1    4     Outlets at Gilroy I, II and V          681 Leaversly Road, Suite 175          Gilroy                  CA      95020
    1    5   * Kittery Outlet Village                 294 U.S. Route 1                       Kittery                 ME      03911

    2    1     Soho Grand Hotel                       310 West Broadway                      New York                NY      10013
               Morgantown Mall and Commons
    3    1     Morgantown Mall                        9500 Mall Road                         Morgantown              WV      26505
    3    2     Morgantown Commons                     9500 Mall Road                         Morgantown              WV      26505

    4    1     5670 Wilshire                          5670 Wilshire                          Los Angeles             CA      90036
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard            4150-4174 Bandini Boulevard            Vernon                  CA      90023
    5    2     Wicks Business Park                    Wicks Business Park                    San Leandro             CA      94577
    5    3     341-345 Baldwin Park                   341-345 Baldwin Park                   Industry                CA      91746
    5    4     Nelson & Stafford, Industry            Nelson & Stafford, Industry            Industry                CA      92841
    5    5     730-780 Baldwin Park                   730-780 Baldwin Park                   Industry                CA      91746

    5    6     2800-2900 Sierra Pine                  2800-2900 Sierra Pine                  Vernon                  CA      90023
    5    7     13240, 13280 Amar Road                 13240, 13280 Amar Road                 Industry                CA      91746
    5    8     Chapman & Western                      Chapman & Western                      Garden Grove            CA      92841
    5    9     15551 Red Hill Avenue                  15551 Red Hill Avenue                  Tustin                  CA      92780
    5   10     1900 Tubeway                           1900 Tubeway                           Commerce                CA      90040
    5   11     3707 S. Hill Street                    3703 S. Hill Street                    Los Angeles             CA      90007
    5   12     2001-2015 Saybrook                     2001-2015 Saybrook                     Commerce                CA      90040
    5   13     2229-2235 E. Magnolia                  2229-2235 E. Magnolia                  Phoenix                 AZ      85034
    5   14     111 N. Hudson Avenue                   111 N. Hudson Avenue                   Industry                CA      91746
    5   15     1444-1446 Factor Ave.                  1444-1446 Factor Ave.                  San Leandro             CA      94577
    5   16     2600 Yates                             2600 Yates                             Commerce                CA      90040

    6    1     Eastland Mall                          5471 Central Avenue                    Charlotte               NC      28212
    7    1   * Airport Industrial                     3375 Koapaka Street                    Honolulu                HI      96819

               Banyan Pool I
    8    1     Colonial Penn Insurance                4002 N. Eisenhower Blvd.               Tampa                   FL      33602
    8    2     Phoenix Business Center                2700 Northeast Expressway              Atlanta                 GA      30345
    8    3     Sand Lake Center                       2407 Sand Lake Road                    Orlando                 FL      32809
    8    4     Avalon Center                          3145 Avalon Ridge Plaza                Norcross                GA      30092
    8    5     Peachtree Point                        3200-3280 Peachtree Industial Blvd.    Norcross                GA      30092
    8    6     Southlake Corporate Center             3000 Corporate Center Drive            Morrow                  GA      30260
    8    7     Newtown Business Center                804,805, 808 &1051 Newtown Circle      Lexington               KY      40505
    8    8     University CC III                      6953 University Blvd.                  Orlando                 FL      32792
    8    9     University CC II                       6903 University Blvd.                  Orlando                 FL      32792
    8   10     Airways Plaza                          3033-3063 Airways Blvd                 Memphis                 TN      38116
    8   11     Technology Center                      4955 Corporate Drive                   Huntsville              AL      35805
    8   12     Park Center                            2430 Sand Lake Road                    Orlando                 FL      32809
    8   13     University CC IV                       7071 University Blvd.                  Orlando                 FL      32792
    8   14     Atrium                                 2345 Sand Lake Road                    Orlando                 FL      32809
    8   15     University CC 1                        7103 University Blvd.                  Orlando                 FL      32792
    8   16     Metric Plaza                           4208-4214 Metric Drive                 Orlando                 FL      32792

               Land Apartments
    9    1     Eastland Apartments                    4243 Forest Creek Court                Kentwood                MI      49512
    9    2     Crown Point Apartments                 11800 Matt Urban Drive                 Holland                 MI      49423
    9    3     Prairie Creek                          1905 Prairie Parkway                   Wyoming                 MI      49509

               Burgandy Properties
   10    1     Mill Pond West                         11701 W. River Hills Dr.               Burnsville              MN      55337
   10    2     Mill Pond East                         2100 East Cliff Road                   Burnsville              MN      55337
   10    3     Pebblebrook 1                          4101 W. 98Th St.                       Bloomington             MN      55437
   10    4     Beach South                            4201-46 Avenue North                   Robbinsdale             MN      55422
   10    5     Pebblebrook II                         9901 Harrison Rd                       Bloomington             MN      55437

   11    1     One Park Plaza                         3250 Wilshire Blvd.                    Los Angeles             CA      90010
   12    1     Beckman Instruments - Brea             200 And 250 S. Kraimer Blvd.           Brea                    CA      92822
   13    1     Sun Life RV Resort                     5055 East University Drive             Mesa                    AZ      85205
   14    1     1400 Union Meeting                     1400 Union Meeting Road                Blue Bell               PA      19422
   15    1     Cliffs of Dunwoody                     7275 Rosswell Road                     Atlanta                 GA      30328
   16    1     6400 Shafer Court                      6400 Shafer Court                      Rosemont                IL      60018
   17    1     Walzem Plaza S/C                       5332-5400 East Walzem Road             San Antonio             TX      78218
   18    1     Beckman - Miami                        11800 Sw 147Th Ave.                    Miami                   FL      33196
   19    1     Money Store Headquarters               707 Third Street                       West Sacramento         CA      95605
               Greenwich Portfolio
   20    1     45 E.Putnam                            45 E. Putnam Ave.                      Greenwich               CT      06830
   20    2     340-350 Greenwich Ave.                 340-350 Greenwich Ave.                 Greenwich               CT      06830
   20    3     116-136 E. Putnam                      116-136 E. Putnam Ave.                 Greenwich               CT      06830

   21    1     Monte Sano Apts.                       125 Ridgegate Place                    Huntsville              AL      35801
   22    1     Pointe West                            3033-3077 Kettering Blvd               Dayton                  OH      45439
               Accor-M-Six V
   23    1     696                                    1530 N. 52Nd Dr.                       Phoenix                 AZ      85043
   23    2     1007                                   2081 N. First Street                   San Jose                CA      95131
   23    3     639                                    1257 De La Torre Blvd                  Salinas                 CA      93905
   23    4     689                                    660 South Palm Canyon Dr               Palm Springs            CA      92262
   23    5     741                                    6015 Iliff Rd Northwest                Albuquerque             NM      87121
   23    6     1257                                   2155 Hanford Road                      Burlington              NC      27215
   23    7     1117                                   7233 Davidson Parkway                  Stockbridge             GA      30281
   23    8     1067                                   4800 Gateway East                      El Paso                 TX      79905
   23    9     1140                                   16884 Northwest Freeway                Houston                 TX      77040
   23   10     1010                                   820 W. Sepulveda Blvd                  Harbor City             CA      90710
   23   11     1160                                   2440 E. Lucky Lane                     Flagstaff               AZ      86004

               Accor-M-Six III
   24    1     103                                    2560 Fontaine Road                     San Jose                CA      95121
   24    2     251                                    7450 Katella Avenue                    Stanton                 CA      90680
   24    3     171                                    1600 S University Dr                   Provo                   UT      84601
   24    4     1111                                   7219 Engle Road                        Middleburg Heights      OH      44130
   24    5     1143                                   4950 S. Outlet Center Drive            Tucson                  AZ      85706
   24    6     334                                    1321 I H 35 North                      San Marcos              TX      78666
   24    7     1150                                   5353 Midland                           Billings                MT      59102
   24    8     1109                                   32700 Barrington Road                  Madison Heights         MI      48071
   24    9     282                                    1505 E. Santa Fe Avenue                Grants                  NM      87020
   24   10     231                                    845 Lantana Street                     Corpus Christi          TX      78408
   24   11     121                                    3810 Patterson Ave                     Winston Salem           NC      27105

   25    1     1129 State Street                      1109 - 1137 State Street               Santa Barbara           CA      93101

               Accor-M-Six VI
   26    1     15                                     176 W Sixth South St                   Salt Lake City          UT      84101
   26    2     471                                    750 Raintree Drive                     Carlsbad                CA      92009
   26    3     346                                    4200 Via Real                          Carpinteria             CA      93013
   26    4     1137                                   13100 Goldenwest                       Westminster             CA      92683
   26    5     1005                                   7850 College Town Drive                Sacramento              CA      95826
   26    6     560                                    2753 Forest Lane                       Dallas                  TX      75234
   26    7     620                                    436 W. I-30 & Beltline                 Garland                 TX      75043
   26    8     1265                                   7501 Interstate 30                     Little Rock             AR      72209
   26    9     128                                    3430 St Vardell Lane                   Charlotte               NC      28210
   26   10     1198                                   3120 Kultgen Freeway                   Waco                    TX      76706
   26   11     1094                                   3950 Parkway Lane                      Hilliard                OH      43026
   26   12     1188                                   4621 E. Rittiman Rd.                   San Antonio             TX      78218
   26   13     292                                    407 West Palmdale Blvd                 Palmdale                CA      93550
   26   14     1182                                   12121 N.E. Expressway                  Oklahoma City           OK      73131

               Accor-M-Six Penvest II
   27    1     142                                    5310 San Bernardo Ave                  Laredo                  TX      78040
   27    2     651                                    2185 S.W. Loop 410                     San Antonio             TX      78227
   27    3     1131                                   330 Goff Mountain Road                 Crosslanes              WV      25313
   27    4     522                                    704 N. Leavitt                         Amherst                 OH      44001
   27    5     1047                                   900 N. Quince Street                   Escondido               CA      92025
   27    6     1120                                   5555 West 34Th Street                  Houston                 TX      77092
   27    7     166                                    1111 East Sheldon St                   Prescott                AZ      86301
   27    8     458                                    546 Mcarthur Dr                        Alexandria              LA      71301
   27    9     1214                                   5120 Hinkleville Road                  Paducah                 KY      42001
   27   10     1110                                   8300 Chicago Road                      Warren                  MI      48093
   27   11     1092                                   3960 Nine Mile Rd.                     Cincinnati              OH      45255
   27   12     1262                                   63950 20Th Avenue                      North Palm Springs      CA      92258
   27   13     484                                    1405 Dunn Rd.                          St. Louis               MO      63138
   27   14     146                                    2749 S Carson St                       Carson City             NV      89701
   27   15     351                                    9400 El Camino Real                    Atascadero              CA      93422
   27   16     4                                      298 Atascadero Rd                      Morro Bay               CA      93442

   28    1     Wasilla Retail Center                  591,595,695 Parks Hwy.                 Wasilla                 AK      99654
               Accor-M-Six IV
   29    1     263                                    3208 El Camino Real                    Santa Clara             CA      95051
   29    2     1127                                   4630 W. Ina Road                       Tucson                  AZ      85741
   29    3     122                                    2626 East Randol Mill Rd               Arlington               TX      76011
   29    4     1132                                   1860 Bowles Avenue                     Fenton                  MO      63026
   29    5     1036                                   502 W. Arrow  Highway                  San Dimas               CA      91773
   29    6     426                                    1000 Shiloh Lane                       Bessemer                AL      35020
   29    7     1250                                   1834 W. Lucas Street                   Florence                SC      29501
   29    8     225                                    3716 Houston Highway                   Victoria                TX      77901
   29    9     1088                                   830 Royal Drive                        Jackson                 MI      49204
   29   10     1237                                   4013 Padre Boulevard                   South Padre Island      TX      78597
   29   11     172                                    201 S Thornton Drive                   Albany                  GA      31705
   29   12     377                                    1417 N Moore Ave                       Moore                   OK      73160
   29   13     440                                    I-95 & U.S. Hwy.17                     Richmond Hill           GA      31324

   30    1     Holiday Inn Sunspree Padre Island      100 Padre Blvd.                        Padre Island            TX      78597
               Accor-M-Six Creditvest I
   31    1     688                                    1310 W Lantana Road                    Lantana                 FL      33462
   31    2     1052                                   17220 Downey Avenue                    Bellflower              CA      90706
   31    3     381                                    9725 Lenexa Dr                         Lenexa                  KS      66215
   31    4     679                                    3708 Plaza Drive                       Oceanside               CA      92056
   31    5     1183                                   7827 N.Davis Highway                   Pensacola               FL      32514
   31    6     107                                    3524-28Th S E                          Toledo                  OH      49512
   31    7     183                                    138 North W W White Road               San Antonio             TX      78219
   31    8     422                                    300 I-20 E.                            Marshall                TX      75670
   31    9     1207                                   2500 Peters Road                       Ft. Pierce              FL      34945
   31   10     1278                                   1911 Julian R.Allsbrook Hwy            Roanoke Rapids          NC      27870
   31   11     1135                                   6880 Sunset Strip Ave.,Nw              North Canton            OH      44720
   31   12     417                                    10885 Harts Rd                         Jacksonville            FL      32218
   31   13     1091                                   3850 Hauck Rd                          Sharonville             OH      45241
   31   14     205                                    4585 Frederica St                      Owensboro               KY      42301
   31   15     794                                    5335 Hearterdowns Blvd                 Toledo                  OH      43614

               Accor-M-Six Limited Partnership
   32    1     1078                                   65 Newbury Street                      Danvers                 MA      01923
   32    2     1268                                   10 Roosevelt Road                      Villa Park              IL      60181
   32    3     775                                    6330 Debonair Lane                     Speedway                IN      46224
   32    4     739                                    2400 Biddle Rd                         Medford                 OR      97504
   32    5     1040                                   1535 Milwaukee Ave                     Glenview                IL      60025
   32    6     253                                    1800 North East Seventh                Grants Pass             OR      97526
   32    7     245                                    52624 Us Hwy 31 N                      South Bend              IN      46637
   32    8     700                                    7707 Lee Hwy                           Chattanooga             TN      37421
   32    9     1059                                   88 Burnett Road                        Chicopee                MA      01020
   32   10     1254                                   8290 Louisiana Street                  Merrillville            IN      46410
   32   11     1283                                   1283 Motel 6 Drive                     Washington              PA      15301
   32   12     156                                    95 Wallace Rd                          Nashville               TN      37211
   32   13     699                                    323 Cartwright Rd                      Goodlettsville          TN      37072
   32   14     784                                    1800 Winnetka Circle                   Rolling Meadows         IL      60008

               Accor-M-Six Creditvest II
   33    1     1267                                   43 Industrial Highway                  Essington               PA      19029
   33    2     476                                    496 N. Catalpa                         Midvale                 UT      84047
   33    3     376                                    825 E Dania Beach Blvd                 Dania                   FL      33004
   33    4     345                                    9638 Plainfield Rd.                    Houston                 TX      77036
   33    5     402                                    3021 Idaho St                          Elko                    NV      89801
   33    6     1142                                   2260 Elkhorn Road                      Lexington               KY      40505
   33    7     371                                    1201 N.W. 31St Ave                     Pompano Beach           FL      33069
   33    8     133                                    6001 Rogers Ave                        Fort Smith              AR      72903
   33    9     1035                                   1473 Holiday Lane                      Fairfield               CA      94533
   33   10     542                                    202 Grace Streeet                      Oxford                  AL      36203
   33   11     1130                                   202 Jellison Blvd.                     Duncanville             TX      75116

   34    1     Rancho San Marcos Village              621-695 Rancho Santa Fe Road           San Marcos              CA      92069
               Accor-M-Six Penvest I
   35    1     294                                    12733 So Hwy 33                        Santa Nella             CA      95322
   35    2     743                                    41900 Moreno Dr.                       Temecula                CA      92590
   35    3     1108                                   38300 Grand River Ave.                 Farmington Hills        MI      48335
   35    4     1136                                   8911 State Hwy. 146                    Baytown                 TX      77520
   35    5     385                                    820 I-45 South                         Conroe                  TX      77304
   35    6     406                                    2800 I-10 Frontage Rd                  Port Allen              LA      70767
   35    7     586                                    1800 Harding Hwy                       Lima                    OH      45804
   35    8     339                                    1607 Interstate 45                     Huntville               TX      77340
   35    9     1200                                   105 Jones Road                         Spartanburg             SC      29303
   35   10     290                                    1540 Hwy 93 South                      Kalispell               MT      59901
   35   11     554                                    1289 E. Dubin-Granville                Columbus                OH      43229
   35   12     1069                                   2324 Austin Parkway                    Flint                   MI      48507
   35   13     158                                    110 West Access Road                   Longview                TX      75601
   35   14     1009                                   1560 East Fourth Street                Ontario                 CA      91764
   35   15     1264                                   1716 Fayetteville Road                 Van Buren               AR      72956

   36    1     Palm Desert Country Club S.C.          42329 Washington St.                   Palm Desert             CA      92211
   37    1     New City Plaza                         Route 304 & Main Street                New City                NY      10956
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown      1545 E. Cheyenne Mountain              Colorado Springs        CO      80906
   38    2     Mishawaka - Movies 10                  910 W. Edison                          Mishawaka               IN      46545

   39    1     Nordhoff Industrial Complex            20500-20680 Chatsworth Dr.             Chatsworth              CA      91311
   40    1     Seven Corners Apts.                    6122 Willston Drive                    Falls Church            VA      22044
   41    1     Citibank Office Plaza                  1699 E. Woodfield Road                 Schaumburg              IL      60173
   42    1     Savannah Apartments                    7201 Hart Lane                         Austin                  TX      78731
   43    1     Belleville Manor                       8701 Belleville Road                   Belleville              MI      48111
   44    1     203 East Fordham Road                  203 East Fordham Road                  Bronx                   NY      10458
   45    1     Plantation Club Apartments             201 Plantation Club Drive              Melbourne               FL      32940
   46    1     Silver Pointe SC                       17015-17325 Silver Parkway             Fenton                  MI      17015
   47    1     Central Medical Park                   2610 N. Duke Street                    Durham                  NC      27704
   48    1     Friendly Village MHP                   4377 W. County Line Road               Greenwood               IN      46142
   49    1     Springhill Business Center             1524 Spring Hill Road                  Mclean                  VA      22102
   50    1     Pacific Court Office Building          1411-1413 5Th Street                   Santa Monica            CA      90401
               Banyan Pool 3
   51    1     Elmhurst                               747 Church Road                        Elmhurst                IL      60126
   51    2     Milwaukee - Commerce                   2485 - 2487 Commerce Road              New Berlin              WI      53146
   51    3     Milwaukee - 160th                      2455 - 2925 South 160Th Street         New Berlin              WI      53146
   51    4     Milwaukee - Whittaker Way              14518 - 1467 Whittaker Way             Menomonee Falls         WI      53051
   51    5     Milwaukee - Ryerson                    15725 - 15793 Ryerson Road             New Berlin              WI      53146

   52    1     Pride Center                           22914-22964 Victory Blvd.              Woodland Hills          CA      91367
   53    1     Hidden Harbor                          1032 Hidden Harbour Drive              Melbourne               FL      32935
   54    1     Oshkosh Center II                      W. 20Th & Koeller                      Oshkosh                 WI      54901
   55    1     Waterford Plaza                        100-10200 6Th Avenue North             Plymouth                MN      55441
   56    1     Palm Harbor Apartments                 2350 Cypress Pond Road                 Palm Harbor             FL      34683
   57    1     Fiserve Building                       912 Fort Duquesne Blvd                 Pittsburgh              PA      15222
               Airport Atrium
   58    1     Airport Atrium                         5007 South Howell Avenue               Milwaukee               WI      53207
   58    2     Sampson 1                              130-150 Edgerton Avenue                Milwaukee               WI      53207
   58    3     Braemar Building                       7201 West 78Th Street                  Bloomington             MN      55439

   59    1     Wicomico                               1601 Wicomico Street                   Baltimore               MD      21230
               Seven Mobile Home Properties
   60    1     Woodside MHP                           Rte 309 And Wolf'S Crossing Road       Orefield                PA      18069
   60    2     Natural Springs MHP                    66 Natural Springs Road                Gettysburg              PA      17325
   60    3     Mountainview East MHP                  201 Rife Road                          Reading Township        PA      17316
   60    4     Progress Ridge MHP                     Nwc 36Th & Marshfield                  Harrisburg              PA      17018
   60    5     Southern Hills MHP                     Mt. Airy Road                          Hopewell Township       PA      16650
   60    6     Sunshine MHP                           Route 16 & Pen Mar Rd.                 Rouzerville             PA      17250
   60    7     Castle Hill MHP                        2581 Old Harrisburg Road               Gettysburg              PA      17325

   61    1     SL-Tulsa                               4477 S. 7-Th East Ave                  Tulsa                   OK      74146
   62    1     The Courtyard Apts.                    14014 Moorpark St.                     Sherman Oaks            CA      91403
   63    1     Old Metairie Village Shopping Center   701 Metairie Road                      Metairie                LA      70005
   64    1     Willowick Industrial Park              1190 Burnett Avenue                    Concord                 CA      94520
   65    1     Courtney Square Apartments             Merry Lane                             Greenville              NC      27858
   66    1     Plaza de la Fiesta III & IV            7126-7148 Pacific Blvd.                Huntington Park         CA      90255
   67    1     Motorola Training Center               1 Nelson C. White Parkway              Mundelein               IL      60060
   68    1     Madison Village                        Hwy 20 & Arlington Drive               Madison                 AL      35758
   69    1     Pipestone Plaza                        1950 Pipestone Road                    Benton Harbor           MI      49022
   70    1     Parkleigh North Apts.                  4187 Beechwold Drive                   Columbus                OH      43224
   71    1     Southgate Estates MHP                  271 Park Office                        Bloomington             IL      61701
   72    1     7 West 45th Street                     7 West 45Th Street                     New York                NY      10009
   73    1     2100 Swift Drive                       2100 Swift Drive                       Oak Brook               IL      60521
   74    1     Westwind Apts.                         2215 Folsom Street                     Eau Claire              WI      54703
   75    1     Stanford Townhouses                    26666 Stanford Dr.                     Southfield              MI      48034
   76    1     Mentor Industrial                      8200 Tyler Blvd.                       Mentor                  OH      44060
   77    1     Braebuurn Colony Apts.                 8917 South Gessner Rd.                 Houston                 TX      77074
   78    1     SL-Mogadore                            3175 Gilchrest Road                    Mogadore                OH      44260
   79    1     ABFM Industrial Building               10001 S. Howell Ave.                   Oak Creek               WI      53154
   80    1     1567-1575 Lexington Avenue             1567-1575 Lextington Avenue            New York                NY      10029
   81    1     Mason Manor MHP                        2179 Hull Road                         Vevay Town              MI      48854
   82    1     118-40 Metropolitan Ave.               118-40 Metropolitan Ave.               Kew Gardens             NY      11415
   83    1     Clark & Diversey Shopping Ctr.         613-623 W. Diversey Parkway            Chicago                 IL      60614
   84    1     Stanbridge Apartments                  38 Jenkins Avenue                      Lansdale                PA      19446
   85    1     Village Townhomes                      1004 West Cook Street                  Santa Maria             CA      93454
   86    1     Ventu Park Shopping Center             579 Ventu Road                         Thousand Oaks           CA      91320
   87    1     Bowen's Wharf                          13 Bowen Wharf. S.                     Newport                 RI      02840
               Muraco Portfolio
   88    1     Lakeview Apts.                         212 Old Liverpool Rd.                  Salina                  NY      13088
   88    2     Oneida Apts.                           580 Seneca Street                      Oneida                  NY      13421
   88    3     Townsquare Apts.                       116 Oswego Street                      Baldwinsville           NY      13027

   89    1     Sherman West Apartments                19050 Sherman Way                      Reseda                  CA      91335
   90    1     Parkside Village Apts.                 4991 Parkside Avenue                   Philadelphia            PA      10031
   91    1     Harbor Greens                          1329-51 Figueroa Place                 Wilmington              CA      90744
   92    1     710 State Street                       710 State Street                       Santa Barbara           CA      93105
   93    1     Flemings Foods Store                   2500 Pennsylvannia Ave                 Oklahoma City           OK      73107
   94    1     Playa Vista Plaza                      12555 W. Jefferson Blvd.               Los Angeles             CA      90094
   95    1     122-126 East 103rd Street              122-126 East 103Rd Street              New York                NY      10029
   96    1     Stonewall SC                           3101 Clays Mill Road                   Lexington               KY      40503
   97    1     Tempo Cabana Apts.                     2010 Curtis Drive                      Atlanta                 GA      30319
   98    1     Westmont Apts                          111 Acklen Park Dr.                    Nashville               TN      37203
   99    1     Great Western Bank Building            1040 Weston Road                       Broward County          FL      33326
  100    1     Chelmsford Crossing                    199 Chelmsford St.                     Chelmsford              MA      01824
  101    1     Safeway Industrial                     5135 Edison Avenue                     Chino                   CA      91710
  102    1     The Bentley Mills Building             14641 Don Julian Road                  City Of Industry        CA      91746
  103    1     Twin Pines Healthcare Center           250 March St.                          Santa Paula             CA      93060
  104    1     Corporate West One                     4300 Commerce Court                    Lisle                   IL      60532
  105    1     Ingle West Office Building             1802 Brightseat Rd.                    Landover                MD      20785
  106    1     Colony Ridge Apts.                     4373 Glenwood Road                     Decatur                 GA      30032
  107    1     SL - Lima                              951 Williams Ave.                      Lima                    OH      45801
  108    1     Collins Nursing Home                   5511 Baum Blvd.                        Pittsburgh              PA      15253
  109    1     Westgrove Towers                       4700 Westgrove St.                     Raleigh                 NC      27606
  110    1   * Apartments of Westgrove                4929 Faber Drive                       Raleigh                 NC      27606
  111    1   * West Third Street                      8 West 3Rd Street                      Winston-Salem           NC      27101
  112    1     Pollyanna Apartments                   247 W. Dickson Ave.                    San Antonio             TX      78214
  113    1     Bellemeade Plaza                       605 Lapalco Blvd                       Gretna                  LA      70056
  114    1     Hiawassee Oaks Apartments              222 North Hiawassee Road               Orlando                 FL      32835
  115    1     Giant Food Store                       4596 New Falls Road                    Levittown               PA      19056
  116    1     Timber Ridge Apts.                     5920 Vermellon Drive                   Ft. Worth               TX      76119
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park            1712 North General Bruce Drive         Temple                  TX      76504
  117    2     Comfort Mobile Home Park               7307 East Riverside Drive              Austin                  TX      78074

  118    1     GRW Building                           801 Corporate Drive                    Lexington               KY      40503
  119    1     University Hills                       2700 O'Connor Boulevard                Irving                  TX      75062
  120    1     Grove Gate Apartments                  2575 Sw 27 Avenue                      Miami                   FL      33134
  121    1     Colts Neck Shopping Center             State Highway 34                       Colts Neck              NJ      07722
  122    1     Keosippi Mall                          Us Route 218                           Keokuk                  IA      52632
  123    1     Pineville Commerce Center              501-591 North Polk Street              Pineville               NC      28134
  124    1     90-92 Thompson Street                  90-92 Thompson Street                  New York                NY      10012
  125    1     Walton Manor MHP                       229 East Walton Blvd.                  Pontiac                 MI      48340
  126    1     238 E. 111th/204 E. 112th Street       238 E. 111Th/204 E. 112Th Street       New York                NY      10029
  127    1     Palmwood Terrace Apts.                 4917 East Thomas Road                  Phoenix                 AZ      85018
  128    1     Hartnell Plaza                         931-969 W. Alisal Street               Salinas                 CA      93901
  129    1     Carytown Square                        3218-3228 West Cary Street             Richmond                VA      23221
  130    1     Oak Creek Apts.                        1777 North Golfview                    Essexville              MI      48732
  131    1     Hollywood News Building                1545 North Wilcox Ave                  Los Angeles             CA      90028
  132    1     Chateau Apts.                          711 W. Wenger Road                     Englewood               CO      45322
  133    1     Miller Road Business Ctr.              821-901 Miller Road                    Garland                 TX      75040
  134    1     The Kellogg Property                   70 S. Kellogg Avenue                   Goleta                  CA      93117
  135    1     Maple Lawn III                         232-234 E. Maple Dr.                   Troy                    MI      48084
  136    1     Stapley-McKellips Center               1239 East Mckellips                    Mesa                    AZ      85203
  137    1     239 S. La Cienega                      239 S. La Cienega Blvd.                Beverly Hills           CA      90212
  138    1     Sunflowers Terrace Apts.               5050 Sunflower Street                  Houston                 TX      77033
  139    1     Yearling                               128-4238 Rickenbacker Ave.             Whitehall               OH      45701
  140    1     Briarwyck Apts.                        10110 Walnut Street                    Dallas                  TX      75243
  141    1     H Lazy F MHP                           5445 County Rd. 154                    Glenwood Springs        CO      81601
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments                    203 East Ransom Road                   Aransas Pass            TX      78336
  142    2     Rockport Oaks Garden Apartments        511 East Hackberry                     Rockport                TX      78382

  143    1     Burnhaven                              14500 Burnhaven Drive                  Burnsville              MN      55306
  144    1     Colton Midtown Plaza                   1820 East First Street                 Santa Ana               CA      92705
  145    1     Sax Drugs                              22525 Wick Road                        Taylor                  MI      48180
  146    1     Sea Tac Gardens Apts.                  3405 South 176 St                      Seattle                 WA      98188
  147    1     Cherry Point Mall                      1300 Egg Harbor Rd.                    Sturgeon Bay            WI      54235
  148    1     The Point                              1902-66 North Main Street              Crown Point             IN      46307
  149    1     311 East 109th Street                   311 East 109Th Street                  New York               NY      10028
  150    1     Peachwood Manor MHP                    6895 S. Broadway                       Haysville               KS      67233
  151    1     6972 Sheridan                          6982 North Sheridan                    Chicago                 IL      60626
  152    1     Crest Oak Apts.                        9900-9930 Bluebird St.                 Coon Rapids             MN      55433
  153    1     1&3 Eves                               1&3 Eves Drive                         Evesham                 NJ      08053
  154    1     Highland Park Townhomes                1404 N. 55Th Drive                     Kansas City             KS      66102
  155    1     Marbach Square SC                      8300 Marbach Rd.                       San Antonio             TX      78227
  156    1     Sunpointe Gardens Apts.                2727 North Oracle                      Tucson                  AZ      85705
  157    1     Airport Executive Park                 2459 Roosevelt Highway                 College Park            GA      30337
               Parkside/Pleasant View MHP
  158    1     Parkside MHP                           2315 Park Lane Se                      Rochester               MN      55904
  158    2     Pleasantview MHP                       9428 Grand Avenue                      Duluth                  MN      55808

  159    1     Oakview Apartments                     608-616 Lincoln Ave.                   St. Paul                MN      55102
  160    1     Expressway Commerce Complex            43466 I-94 Service Drive               Belleville              MI      48111
  161    1     Brookside Apartments                   804 100Th Street Court East            Tacoma                  WA      98445
  162    1     Sundial Shopping Center                5757 Sannibel Drive                    Minnetonka              MN      55343
  163    1     501 State Street                       501 State Street                       Santa Barbara           CA      93101
  164    1     Uniontown Center                       600-686 F Street                       Arcata                  CA      95521
  165    1   * Cypress Creek Business Park            6555 N. Powerline Rd.                  Ft. Lauderdale          FL      33009
  166    1     Riverside Estates MHP                  1891 Access Road                       Newton County           GA      30014
  167    1     Winterhaven East Apartments            3357 North Country Club Road           Tucson                  AZ      85716
  168    1     Bahamas Apartments                     1568 Nome Street                       Aurora                  CO      80010
  169    1     The Midland Building                   206Th Avenue, Des Moines               Iowa                    IA      50309
  170    1     236 & 238-240 East 7th Street          236 & 238-240 E. 7Th St.               New York                NY      10009
  171    1     The River Park Center                  0123 Emma Rd.                          Basalt                  CO      81621
  172    1     Pasadena Plaza Mart                    1418 Spencer Highway                   South Houston           TX      77587
  173    1     Pleasant View MHP                      305 S. Amy Lane                        Harker Heights          TX      76543
  174    1     Circuit City-Philadelphia              7207 Bustleton Aveneue                 Philadelphia            PA      19149
  175    1     Nanette Apartments                     1360 Nanette Circle                    Reno                    NV      89502
  176    1     Central Plaza                          11111 Central Expressway               Dallas                  TX      75230
  177    1     Brandenberry Square Apts               5290 Brandenberry                      Columbus                OH      43228
  178    1     Champion MHP                           Route 5 East                           Elbridge                NY      13060
  179    1     East Brunswick Woods                   758 Route 18                           East Brunswick          NJ      08816
  180    1     Circuit City-Harper Woods              20570 Kelly Road                       Harper Woods            MI      48224
  181    1     Circuit City-Ridgeland                 1055 East Countyline Road              Ridgeland               MS      39157
  182    1     1590 Lexington Avenue                  1590 Lexington Avenue                  New York                NY      10029
  183    1     Circuit City-East Lansing              2655 Grand River Avenue                East Lansing            MI      48823
  184    1     Circuit City-Frederick                 5606 Buckeystown Pike                  Fredrick                MD      21701
  185    1     Circuit City-Green Bay                 1940 West Mason Street                 Green Bay               WI      54303
  186    1     Circuit City-Indianapolis              3670 Moller Road                       Indianapolis            IN      46224
  187    1     2156 2nd Avenue                        2156 2Nd Avenue                        New York                NY      10029
  188    1     OCC Financial Plaza                    7210 Metro Blvd                        Edina                   MN      55439
  189    1     103 East 102nd Street                  103 East 102Nd Street                  New York                NY      10029
  190    1     Windgate MHP                           305 Farm Road 306                      New Braunfels           TX      78130
  191    1     Circuit City-Jackson,TN                1938 Emporium Drive                    Jackson                 TN      38305
  192    1     291 Pleasant                           291 Pleasant                           New York                NY      10029
  193    1     Circuit City-Kingsport                 1740 Idle Hour Road                    Kingsport               TN      37660
  194    1     Circuit City-Witchita Falls            3121 Lawence Road                      Wichita Fallas          TX      76308

                                                               Annex B


 Loan  Asset                                                                   Year Built/              Unit  Cut-off Date Principal
   #     #           Property Name                    Property Type             Renovated       Units   Type         Balance
 ----  -----         -------------                    -------------             ---------       -----   ----         -------
               Prime Retail III
    1    1     Lighthouse Place                      Factory Outlet             1987/1997       490,915 sf        $ 23,424,246
    1    2     Finger Lakes Outlet Center            Factory Outlet             1995            392,688 sf        $ 18,866,176
    1    3   * Outlets at Gilroy III and IV          Factory Outlet             1989/1995       305,207 sf        $ 18,457,096
    1    4     Outlets at Gilroy I, II and V         Factory Outlet             1989/1995       271,875 sf        $ 15,489,862
    1    5   * Kittery Outlet Village                Factory Outlet             1984/1995       130,797 sf        $  5,619,891
                                                                                              ---------           ------------
                                                                                              1,591,482           $ 81,857,269
    2    1     Soho Grand Hotel                      Hotel-Full Service         1996                369 units     $ 60,041,752
               Morgantown Mall and Commons
    3    1     Morgantown Mall                       Retail-Mall                1990/1997       542,005 sf        $ 44,000,000
    3    2     Morgantown Commons                    Retail-Anchored            1991            230,843 sf        $ 14,350,000
                                                                                              ---------           ------------
                                                                                                772,848           $ 58,350,000
    4    1     5670 Wilshire                         Office                     1964/1991       408,061 sf        $ 54,431,011
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard           Industrial                 1971            334,440 sf        $  8,100,000
    5    2     Wicks Business Park                   Industrial                 1980            143,545 sf        $  6,200,000
    5    3     341-345 Baldwin Park                  Industrial                 1970/1997       173,200 sf        $  6,000,000
    5    4     Nelson & Stafford, Industry           Industrial                 1977            199,726 sf        $  6,000,000
    5    5     730-780 Baldwin Park                  Industrial                 1972            204,871 sf        $  5,600,000

    5    6     2800-2900 Sierra Pine                 Industrial                 1969            129,050 sf        $  4,100,000
    5    7     13240, 13280 Amar Road                Industrial                 1963            117,184 sf        $  2,800,000
    5    8     Chapman & Western                     Industrial                 1977/1994        67,754 sf        $  2,700,000
    5    9     15551 Red Hill Avenue                 Industrial                 1970             58,062 sf        $  2,400,000
    5   10     1900 Tubeway                          Industrial                 1963/1994        50,135 sf        $  1,700,000
    5   11     3707 S. Hill Street                   Industrial                 1974             32,926 sf        $  1,600,000
    5   12     2001-2015 Saybrook                    Industrial                 1952             47,000 sf        $  1,500,000
    5   13     2229-2235 E. Magnolia                 Industrial                 1975             39,976 sf        $  1,300,000
    5   14     111 N. Hudson Avenue                  Industrial                 1967/1997        40,000 sf        $  1,200,000
    5   15     1444-1446 Factor Ave.                 Industrial                 1972/1996        30,000 sf        $    900,000
    5   16     2600 Yates                            Industrial                 1953/1996        27,920 sf        $    900,000
                                                                                              ---------           ------------
                                                                                              1,695,789           $ 53,000,000
    6    1     Eastland Mall                         Retail-Anchored            1975            371,512 sf        $ 46,673,225
    7    1   * Airport Industrial                    Industrial                 1988/1992       716,681 sf        $ 39,500,000

               Banyan Pool I
    8    1     Colonial Penn Insurance               Office                     1983/1998        79,179 sf        $  5,057,243
    8    2     Phoenix Business Center               Office                     1979/1996       110,639 sf        $  3,890,305
    8    3     Sand Lake Center                      Office                     1984             70,080 sf        $  3,517,267
    8    4     Avalon Center                         Office                     1997             52,456 sf        $  3,180,546
    8    5     Peachtree Point                       Office                     1982/1996        71,747 sf        $  3,083,415
    8    6     Southlake Corporate Center            Office                     1989             56,199 sf        $  2,860,037
    8    7     Newtown Business Center               Office                     1980             87,113 sf        $  2,753,925
    8    8     University CC III                     Office                     1985             47,985 sf        $  1,879,673
    8    9     University CC II                      Office                     1983             39,168 sf        $  1,782,084
    8   10     Airways Plaza                         Office                     1982/1997        87,777 sf        $  1,738,775
    8   11     Technology Center                     Office                     1990             48,514 sf        $  1,345,984
    8   12     Park Center                           Office                     1982             47,219 sf        $  1,266,565
    8   13     University CC IV                      Office                     1987             19,840 sf        $    813,429
    8   14     Atrium                                Office                     1986             14,005 sf        $    790,395
    8   15     University CC 1                       Office                     1982             20,800 sf        $    436,780
    8   16     Metric Plaza                          Office                     1985             32,000 sf        $    366,869
                                                                                              ---------           ------------
                                                                                                884,721           $ 34,763,291
               Land Apartments
    9    1     Eastland Apartments                   Multifamily                1974/1996           456 units     $ 14,796,698
    9    2     Crown Point Apartments                Multifamily                1994                184 units     $  6,852,162
    9    3     Prairie Creek                         Multifamily                1974/1997           189 units     $  4,965,335
                                                                                              ---------           ------------
                                                                                                    829           $ 26,614,195
               Burgandy Properties
   10    1     Mill Pond West                        Multifamily                1974/1996           156 units     $  4,483,259
   10    2     Mill Pond East                        Multifamily                1972/1996           150 units     $  3,976,975
   10    3     Pebblebrook 1                         Multifamily                1975/1996            84 units     $  3,126,421
   10    4     Beach South                           Multifamily                1969/1996           136 units     $  3,106,054
   10    5     Pebblebrook II                        Multifamily                1978/1996            84 units     $  3,017,231
                                                                                              ---------           ------------
                                                                                                    610           $ 17,709,939
   11    1     One Park Plaza                        Office                     1971/1996       410,437 sf        $ 16,000,000
   12    1     Beckman Instruments - Brea            Office                     1972            576,234 sf        $ 15,441,913
   13    1     Sun Life RV Resort                    Mobile Home Park           1982/1997           765 pads      $ 15,410,802
   14    1     1400 Union Meeting                    Office                     1962/1995       230,889 sf        $ 14,865,488
   15    1     Cliffs of Dunwoody                    Multifamily                1971/1998           412 units     $ 13,976,544
   16    1     6400 Shafer Court                     Office                     1980/1990       174,554 sf        $ 13,048,409
   17    1     Walzem Plaza S/C                      Retail-Anchored            1982/1998       246,608 sf        $ 12,425,236
   18    1     Beckman - Miami                       Office                     1986/1992       568,032 sf        $ 12,196,303
   19    1     Money Store Headquarters              Office                     1998            403,000 sf        $ 12,169,935
               Greenwich Portfolio
   20    1     45 E.Putnam                           Office                     1931             37,000 sf        $  5,180,304
   20    2     340-350 Greenwich Ave.                Office                     1940              9,000 sf        $  4,044,959
   20    3     116-136 E. Putnam                     Office                     1975             21,000 sf        $  2,363,471
                                                                                              ---------           ------------
                                                                                                 67,000           $ 11,588,734
   21    1     Monte Sano Apts.                      Multifamily                1988/1996           324 units     $ 11,184,830
   22    1     Pointe West                           Office                     1988            176,362 sf        $ 10,803,901
               Accor-M-Six V
   23    1     696                                   Hotel-Ltd. Service         1988/1999           147 rooms     $  1,508,536
   23    2     1007                                  Hotel-Ltd. Service         1977/1995            74 rooms     $  1,361,873
   23    3     639                                   Hotel-Ltd. Service         1987/1998           128 rooms     $  1,068,547
   23    4     689                                   Hotel-Ltd. Service         1989/1999           149 rooms     $  1,068,547
   23    5     741                                   Hotel-Ltd. Service         1987/1998           130 rooms     $  1,026,643
   23    6     1257                                  Hotel-Ltd. Service         1975/1999           112 rooms     $    900,931
   23    7     1117                                  Hotel-Ltd. Service         1987/1995           107 rooms     $    796,172
   23    8     1067                                  Hotel-Ltd. Service         1968/1999           200 rooms     $    754,268
   23    9     1140                                  Hotel-Ltd. Service         1983/1996           119 rooms     $    733,316
   23   10     1010                                  Hotel-Ltd. Service         1978/1997            56 rooms     $    586,653
   23   11     1160                                  Hotel-Ltd. Service         1975/1996           103 rooms     $    481,894
                                                                                              ---------           ------------
                                                                                                  1,325           $ 10,287,380
               Accor-M-Six III
   24    1     103                                   Hotel-Ltd. Service         1972/1994           202 rooms     $  2,356,890
   24    2     251                                   Hotel-Ltd. Service         1975/1997           206 rooms     $  1,178,445
   24    3     171                                   Hotel-Ltd. Service         1974/1994           119 rooms     $  1,023,895
   24    4     1111                                  Hotel-Ltd. Service         1984/1997            95 rooms     $    927,301
   24    5     1143                                  Hotel-Ltd. Service         1986/1999           120 rooms     $    830,707
   24    6     334                                   Hotel-Ltd. Service         1980/1999           126 rooms     $    753,432
   24    7     1150                                  Hotel-Ltd. Service         1975/1998           118 rooms     $    714,794
   24    8     1109                                  Hotel-Ltd. Service         1980/1997           100 rooms     $    637,519
   24    9     282                                   Hotel-Ltd. Service         1979/1999           103 rooms     $    579,563
   24   10     231                                   Hotel-Ltd. Service         1973/1997           124 rooms     $    560,244
   24   11     121                                   Hotel-Ltd. Service         1975/1997           103 rooms     $    540,926
                                                                                              ---------           ------------
                                                                                                  1,416           $ 10,103,716
   25    1     1129 State Street                     Retail-Anchored            1925/1992       138,619 sf        $  9,867,824

               Accor-M-Six VI
   26    1     15                                    Hotel-Ltd. Service         1965/1995           109 rooms     $  1,359,012
   26    2     471                                   Hotel-Ltd. Service         1988/1996           160 rooms     $  1,149,933
   26    3     346                                   Hotel-Ltd. Service         1981/1998           124 rooms     $  1,010,547
   26    4     1137                                  Hotel-Ltd. Service         1985/1997           127 rooms     $    871,161
   26    5     1005                                  Hotel-Ltd. Service         1978/1997           118 rooms     $    784,045
   26    6     560                                   Hotel-Ltd. Service         1984/1998           100 rooms     $    679,506
   26    7     620                                   Hotel-Ltd. Service         1988/1999           110 rooms     $    644,660
   26    8     1265                                  Hotel-Ltd. Service         1985/1999           130 rooms     $    592,390
   26    9     128                                   Hotel-Ltd. Service         1973/1995           122 rooms     $    592,390
   26   10     1198                                  Hotel-Ltd. Service         1985/1999           110 rooms     $    540,120
   26   11     1094                                  Hotel-Ltd. Service         1988/1997           104 rooms     $    453,004
   26   12     1188                                  Hotel-Ltd. Service         1987/1994           112 rooms     $    435,581
   26   13     292                                   Hotel-Ltd. Service         1979/1999           103 rooms     $    400,734
   26   14     1182                                  Hotel-Ltd. Service         1984/1993            99 rooms     $    348,465
                                                                                              ---------           ------------
                                                                                                  1,628           $  9,861,548
               Accor-M-Six Penvest II
   27    1     142                                   Hotel-Ltd. Service         1973/1996            94 rooms     $    971,323
   27    2     651                                   Hotel-Ltd. Service         1986/1999           122 rooms     $    952,278
   27    3     1131                                  Hotel-Ltd. Service         1986/1999           111 rooms     $    742,777
   27    4     522                                   Hotel-Ltd. Service         1989                126 rooms     $    742,777
   27    5     1047                                  Hotel-Ltd. Service         1931/1998           131 rooms     $    704,686
   27    6     1120                                  Hotel-Ltd. Service         1989/1996           118 rooms     $    666,594
   27    7     166                                   Hotel-Ltd. Service         1974/1991            79 rooms     $    628,503
   27    8     458                                   Hotel-Ltd. Service         1986/1999           113 rooms     $    609,458
   27    9     1214                                  Hotel-Ltd. Service         1977/1995            80 rooms     $    571,367
   27   10     1110                                  Hotel-Ltd. Service         1970/1999           117 rooms     $    533,276
   27   11     1092                                  Hotel-Ltd. Service         1986/1998           108 rooms     $    476,139
   27   12     1262                                  Hotel-Ltd. Service         1988/1998            96 rooms     $    476,139
   27   13     484                                   Hotel-Ltd. Service         1986/1995            81 rooms     $    457,093
   27   14     146                                   Hotel-Ltd. Service         1973/1999            82 rooms     $    438,048
   27   15     351                                   Hotel-Ltd. Service         1982/1999           117 rooms     $    438,048
   27   16     4                                     Hotel-Ltd. Service         1963/1994            70 rooms     $    419,002
                                                                                              ---------           ------------
                                                                                                  1,645           $  9,827,506
   28    1     Wasilla Retail Center                 Retail-Anchored            1979/1993       124,267 sf        $  9,765,179
               Accor-M-Six IV
   29    1     263                                   Hotel-Ltd. Service         1976/1996           119 rooms     $  1,685,762
   29    2     1127                                  Hotel-Ltd. Service         1985/1999           118 rooms     $  1,218,623
   29    3     122                                   Hotel-Ltd. Service         1973/1994           122 rooms     $  1,015,519
   29    4     1132                                  Hotel-Ltd. Service         1984/1990           109 rooms     $    934,278
   29    5     1036                                  Hotel-Ltd. Service         1985/1997            99 rooms     $    853,036
   29    6     426                                   Hotel-Ltd. Service         1983/1998           121 rooms     $    629,622
   29    7     1250                                  Hotel-Ltd. Service         1987/1999           109 rooms     $    609,312
   29    8     225                                   Hotel-Ltd. Service         1975/1999            52 rooms     $    609,312
   29    9     1088                                  Hotel-Ltd. Service         1988/1998            95 rooms     $    568,691
   29   10     1237                                  Hotel-Ltd. Service         1992/1999            80 rooms     $    426,518
   29   11     172                                   Hotel-Ltd. Service         1974/1997           103 rooms     $    406,208
   29   12     377                                   Hotel-Ltd. Service         1981/1999           121 rooms     $    406,208
   29   13     440                                   Hotel-Ltd. Service         1983/1998           122 rooms     $    385,897
                                                                                              ---------           ------------
                                                                                                  1,370           $  9,748,985
   30    1     Holiday Inn Sunspree Padre Island     Hotel-Full Service         1974/1994           227 rooms     $  9,722,992
               Accor-M-Six Creditvest I
   31    1     688                                   Hotel-Ltd. Service         1988/1999           154 rooms     $  1,069,147
   31    2     1052                                  Hotel-Ltd. Service         1984/1997           155 rooms     $    954,596
   31    3     381                                   Hotel-Ltd. Service         1981/1999           122 rooms     $    916,412
   31    4     679                                   Hotel-Ltd. Service         1988/1996           136 rooms     $    916,412
   31    5     1183                                  Hotel-Ltd. Service         1987/1994           180 rooms     $    859,136
   31    6     107                                   Hotel-Ltd. Service         1972/1994           118 rooms     $    610,941
   31    7     183                                   Hotel-Ltd. Service         1975/1994           101 rooms     $    553,666
   31    8     422                                   Hotel-Ltd. Service         1984/1999           121 rooms     $    553,666
   31    9     1207                                  Hotel-Ltd. Service         1991/1999           120 rooms     $    515,482
   31   10     1278                                  Hotel-Ltd. Service         1984/1997            94 rooms     $    515,482
   31   11     1135                                  Hotel-Ltd. Service         1987/1999            85 rooms     $    496,390
   31   12     417                                   Hotel-Ltd. Service         1983/1997           126 rooms     $    496,390
   31   13     1091                                  Hotel-Ltd. Service         1981/1998           111 rooms     $    458,206
   31   14     205                                   Hotel-Ltd. Service         1974/1999            90 rooms     $    400,930
   31   15     794                                   Hotel-Ltd. Service         1977/1997           100 rooms     $    400,930
                                                                                              ---------           ------------
                                                                                                  1,813           $  9,717,785
               Accor-M-Six Limited Partnership
   32    1     1078                                  Hotel-Ltd. Service         1978/1997           108 rooms     $  1,235,400
   32    2     1268                                  Hotel-Ltd. Service         1982/1996           109 rooms     $    935,375
   32    3     775                                   Hotel-Ltd. Service         1968/1996           147 rooms     $    917,726
   32    4     739                                   Hotel-Ltd. Service         1987/1998           116 rooms     $    900,077
   32    5     1040                                  Hotel-Ltd. Service         1989/1995           134 rooms     $    847,132
   32    6     253                                   Hotel-Ltd. Service         1979/1998           122 rooms     $    794,186
   32    7     245                                   Hotel-Ltd. Service         1975/1994           126 rooms     $    635,349
   32    8     700                                   Hotel-Ltd. Service         1987/1996           126 rooms     $    547,106
   32    9     1059                                  Hotel-Ltd. Service         1972/1995            88 rooms     $    529,457
   32   10     1254                                  Hotel-Ltd. Service         1980/1994           164 rooms     $    494,160
   32   11     1283                                  Hotel-Ltd. Service         1985/1995           101 rooms     $    476,512
   32   12     156                                   Hotel-Ltd. Service         1974                 97 rooms     $    458,863
   32   13     699                                   Hotel-Ltd. Service         1987/1999            94 rooms     $    441,214
   32   14     784                                   Hotel-Ltd. Service         1989/1995           111 rooms     $    423,566
                                                                                              ---------           ------------
                                                                                                  1,643           $  9,636,123
               Accor-M-Six Creditvest II
   33    1     1267                                  Hotel-Ltd. Service         1988/1995           130 rooms     $  1,604,269
   33    2     476                                   Hotel-Ltd. Service         1985/1995           128 rooms     $  1,364,550
   33    3     376                                   Hotel-Ltd. Service         1982                163 rooms     $  1,253,911
   33    4     345                                   Hotel-Ltd. Service         1980/1996           205 rooms     $  1,014,193
   33    5     402                                   Hotel-Ltd. Service         1981/1999           123 rooms     $    958,873
   33    6     1142                                  Hotel-Ltd. Service         1979/1999            98 rooms     $    682,275
   33    7     371                                   Hotel-Ltd. Service         1982/1996           127 rooms     $    645,395
   33    8     133                                   Hotel-Ltd. Service         1973/1995           109 rooms     $    553,196
   33    9     1035                                  Hotel-Ltd. Service         1982/1998            89 rooms     $    534,756
   33   10     542                                   Hotel-Ltd. Service         1972/1998           116 rooms     $    516,316
   33   11     1130                                  Hotel-Ltd. Service         1985/1998            76 rooms     $    460,997
                                                                                              ---------           ------------
                                                                                                  1,364           $  9,588,731
   34    1     Rancho San Marcos Village             Retail-Unanchored          1982            113,027 sf        $  9,491,103
               Accor-M-Six Penvest I
   35    1     294                                   Hotel-Ltd. Service         1978/1998           111 rooms     $    887,298
   35    2     743                                   Hotel-Ltd. Service         1988/1998           135 rooms     $    831,842
   35    3     1108                                  Hotel-Ltd. Service         1985/1997           106 rooms     $    776,386
   35    4     1136                                  Hotel-Ltd. Service         1980/1999           124 rooms     $    739,415
   35    5     385                                   Hotel-Ltd. Service         1981/1996           123 rooms     $    739,415
   35    6     406                                   Hotel-Ltd. Service         1982/1999           132 rooms     $    739,415
   35    7     586                                   Hotel-Ltd. Service         1967/1996            97 rooms     $    683,959
   35    8     339                                   Hotel-Ltd. Service         1980/1999           122 rooms     $    646,988
   35    9     1200                                  Hotel-Ltd. Service         1990/1998           124 rooms     $    628,503
   35   10     290                                   Hotel-Ltd. Service         1979/1999           114 rooms     $    628,503
   35   11     554                                   Hotel-Ltd. Service         1975/1996            89 rooms     $    517,590
   35   12     1069                                  Hotel-Ltd. Service         1988/1999           107 rooms     $    499,105
   35   13     158                                   Hotel-Ltd. Service         1974/1997            78 rooms     $    388,193
   35   14     1009                                  Hotel-Ltd. Service         1972/1999            69 rooms     $    369,707
   35   15     1264                                  Hotel-Ltd. Service         1974/1999            94 rooms     $    369,707
                                                                                              ---------           ------------
                                                                                                  1,625           $  9,446,025
   36    1     Palm Desert Country Club S.C.         Retail-Anchored            1993            129,168 sf        $  9,296,755
   37    1     New City Plaza                        Retail-Anchored            1967/1997       121,274 sf        $  9,021,361
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown     Retail-Quasi-Anchored      1997/1998       109,986 sf        $  5,799,844
   38    2     Mishawaka - Movies 10                 Retail-Quasi-Anchored      1995/1998        62,088 sf        $  3,061,034
                                                                                              ---------           ------------
                                                                                                172,074           $  8,860,878
   39    1     Nordhoff Industrial Complex           Industrial                 1976/1981       184,712 sf        $  8,360,541
   40    1     Seven Corners Apts.                   Multifamily                1945/1996           284 units     $  8,198,171
   41    1     Citibank Office Plaza                 Office                     1979/1997       105,602 sf        $  8,024,402
   42    1     Savannah Apartments                   Multifamily                1974/1996           290 units     $  7,994,922
   43    1     Belleville Manor                      Mobile Home Park           1959/1988           358 pads      $  7,981,228
   44    1     203 East Fordham Road                 Retail-Quasi-Anchored      1930/1987        25,296 sf        $  7,956,903
   45    1     Plantation Club Apartments            Multifamily                1985/1987           216 units     $  7,931,989
   46    1     Silver Pointe SC                      Retail-Anchored            1997             86,141 sf        $  7,703,480
   47    1     Central Medical Park                  Office-Medical Office      1978/1990       106,766 sf        $  7,448,692
   48    1     Friendly Village MHP                  Mobile Home Park           1969/1997           504 pads      $  7,086,000
   49    1     Springhill Business Center            Office                     1974            148,391 sf        $  7,038,428
   50    1     Pacific Court Office Building         Office                     1990/1997        43,540 sf        $  7,000,000
               Banyan Pool 3
   51    1     Elmhurst                              Office                     1982            140,776 sf        $  3,462,866
   51    2     Milwaukee - Commerce                  Office                     1977             67,126 sf        $  1,081,739
   51    3     Milwaukee - 160th                     Office                     1974             67,600 sf        $    936,904
   51    4     Milwaukee - Whittaker Way             Office                     1980             52,800 sf        $    769,438
   51    5     Milwaukee - Ryerson                   Office                     1974/1988       49,280  sf        $    697,020
                                                                                              ---------           ------------
                                                                                                377,582           $  6,947,966
   52    1     Pride Center                          Retail-Anchored            1972/1996       154,187 sf        $  6,750,000
   53    1     Hidden Harbor                         Multifamily                1985                216 units     $  6,647,206
   54    1     Oshkosh Center II                     Retail-Anchored            1997            111,614 sf        $  6,578,864
   55    1     Waterford Plaza                       Retail-Anchored            1993            121,287 sf        $  6,552,811
   56    1     Palm Harbor Apartments                Multifamily                1987/1997           264 units     $  6,501,098
   57    1     Fiserve Building                      Office                     1982/1994       130,789 sf        $  6,395,157
               Airport Atrium
   58    1     Airport Atrium                        Office                     1989/1993        57,530 sf        $  2,901,334
   58    2     Sampson 1                             Industrial                 1973/1987       120,000 sf        $  2,103,467
   58    3     Braemar Building                      Office                     1983/1995        24,337 sf        $  1,378,133
                                                                                              ---------           ------------
                                                                                                201,867           $  6,382,934
   59    1     Wicomico                              Industrial                 1943/1990       364,969 sf        $  6,319,292
               Seven Mobile Home Properties
   60    1     Woodside MHP                          Mobile Home Park           1951/1995            52 pads      $  1,223,475
   60    2     Natural Springs MHP                   Mobile Home Park           1960/1997            63 pads      $  1,161,804
   60    3     Mountainview East MHP                 Mobile Home Park           1972/1986            62 pads      $  1,099,138
   60    4     Progress Ridge MHP                    Mobile Home Park           1952/1996            65 pads      $  1,014,589
   60    5     Southern Hills MHP                    Mobile Home Park           1960/1997            43 pads      $    688,329
   60    6     Sunshine MHP                          Mobile Home Park           1960                 43 pads      $    569,961
   60    7     Castle Hill MHP                       Mobile Home Park           1970/1996            21 pads      $    375,000
                                                                                              ---------           ------------
                                                                                                    349           $  6,132,298
   61    1     SL-Tulsa                              Industrial                 1962/1994       426,403 sf        $  6,100,000
   62    1     The Courtyard Apts.                   Multifamily                1988/1995            80 units     $  5,996,214
   63    1     Old Metairie Village Shopping Center  Retail-Unanchored          1986/1997        84,845 sf        $  5,993,034
   64    1     Willowick Industrial Park             Industrial                 1979/1991       107,358 sf        $  5,860,886
   65    1     Courtney Square Apartments            Multifamily                1980/1994           209 units     $  5,800,000
   66    1     Plaza de la Fiesta III & IV           Retail-Office              1990/1994        48,429 sf        $  5,727,300
   67    1     Motorola Training Center              Office                     1992/1997        85,000 sf        $  5,669,902
   68    1     Madison Village                       Retail-Anchored            1988            153,307 sf        $  5,546,899
   69    1     Pipestone Plaza                       Retail-Anchored            1978/1995       176,532 sf        $  5,496,726
   70    1     Parkleigh North Apts.                 Multifamily                1973/1997           216 units     $  5,426,501
   71    1     Southgate Estates MHP                 Mobile Home Park           1975/1997           369 pads      $  5,044,555
   72    1     7 West 45th Street                    Office                     1913/1990        63,255 sf        $  4,984,552
   73    1     2100 Swift Drive                      Office                     1985/1998        58,000 sf        $  4,734,330
   74    1     Westwind Apts.                        Multifamily                1977/1998           172 units     $  4,730,000
   75    1     Stanford Townhouses                   Multifamily                1978/1997           118 units     $  4,694,158
   76    1     Mentor Industrial                     Industrial                 1962/1988       551,200 sf        $  4,691,155
   77    1     Braebuurn Colony Apts.                Multifamily                1969/1997           275 units     $  4,671,280
   78    1     SL-Mogadore                           Industrial                 1964/1994       353,882 sf        $  4,554,309
   79    1     ABFM Industrial Building              Industrial                 1979/1989       305,000 sf        $  4,518,966
   80    1     1567-1575 Lexington Avenue            Multifamily                1910/1997           132 units     $  4,391,362
   81    1     Mason Manor MHP                       Mobile Home Park           1975/1987           267 pads      $  4,339,792
   82    1     118-40 Metropolitan Ave.              Multifamily                1930/1997            82 units     $  4,119,000
   83    1     Clark & Diversey Shopping Ctr.        Retail-Anchored            1938/1985        19,265 sf        $  4,087,720
   84    1     Stanbridge Apartments                 Multifamily                1972/1997           149 units     $  3,991,779
   85    1     Village Townhomes                     Multifamily                1963/1993           140 units     $  3,991,773
   86    1     Ventu Park Shopping Center            Retail-Anchored            1983             57,898 sf        $  3,928,007
   87    1     Bowen's Wharf                         Retail-Anchored            1960/1997        37,528 sf        $  3,872,190
               Muraco Portfolio
   88    1     Lakeview Apts.                        Multifamily                1984/1998            72 units     $  1,744,041
   88    2     Oneida Apts.                          Multifamily                1971/1997            48 units     $  1,214,255
   88    3     Townsquare Apts.                      Multifamily                1997                 24 units     $    908,758
                                                                                              ---------           ------------
                                                                                                    144           $  3,867,053
   89    1     Sherman West Apartments               Multifamily                1974/1997           134 units     $  3,795,644
   90    1     Parkside Village Apts.                Multifamily                1950/1990           120 units     $  3,697,701
   91    1     Harbor Greens                         Multifamily                1973/1997           204 units     $  3,638,747
   92    1     710 State Street                      Retail-Quasi-Anchored      1925/1992        23,643 sf        $  3,630,308
   93    1     Flemings Foods Store                  Retail-Anchored            1989/1994        60,392 sf        $  3,627,886
   94    1     Playa Vista Plaza                     Office                     1985             86,696 sf        $  3,595,277
   95    1     122-126 East 103rd Street             Multifamily                1910/1997            86 units     $  3,592,933
   96    1     Stonewall SC                          Retail-Anchored            1980/1997        76,836 sf        $  3,497,864
   97    1     Tempo Cabana Apts.                    Multifamily                1965/1996           135 units     $  3,492,419
   98    1     Westmont Apts                         Multifamily                1965/1996           121 units     $  3,412,540
   99    1     Great Western Bank Building           Office                     1988             25,878 sf        $  3,378,802
  100    1     Chelmsford Crossing                   Healthcare-Assisted Living 1997                 66 beds      $  3,376,291
  101    1     Safeway Industrial                    Industrial                 1987/1995       118,273 sf        $  3,349,078
  102    1     The Bentley Mills Building            Industrial                 1967            308,596 sf        $  3,298,811
  103    1     Twin Pines Healthcare Center          Healthcare-Nursing         1969/1996            99 beds      $  3,200,000
  104    1     Corporate West One                    Office                     1977/1994        48,275 sf        $  3,131,768
  105    1     Ingle West Office Building            Office                     1983/1995        54,745 sf        $  3,097,778
  106    1     Colony Ridge Apts.                    Multifamily                1972/1998           212 units     $  3,089,134
  107    1     SL - Lima                             Industrial                 1951/1998       258,000 sf        $  3,087,909
  108    1     Collins Nursing Home                  Healthcare-Nursing         1900/1955            71 beds      $  3,047,348
  109    1     Westgrove Towers                      Multifamily                1987/1996           166 units     $  3,000,000
  110    1   * Apartments of Westgrove               Multifamily                1986                 97 units     $  2,992,442
  111    1   * West Third Street                     Office                     1911/1983        74,648 sf        $  2,950,000
  112    1     Pollyanna Apartments                  Multifamily                1963/1996           176 units     $  2,940,339
  113    1     Bellemeade Plaza                      Retail-Anchored            1981/1992       107,826 sf        $  2,804,393
  114    1     Hiawassee Oaks Apartments             Multifamily                1984                100 units     $  2,790,502
  115    1     Giant Food Store                      Retail-Anchored            1986             40,100 sf        $  2,698,413
  116    1     Timber Ridge Apts.                    Multifamily                1983/1995           212 units     $  2,691,353
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park           Mobile Home Park           1969/1997           183 pads      $  1,696,163
  117    2     Comfort Mobile Home Park              Mobile Home Park           1970/1998            93 pads      $    983,837
                                                                                              ---------           ------------
                                                                                                    276           $  2,680,000
  118    1     GRW Building                          Office                     1979/1996        55,599 sf        $  2,591,802
  119    1     University Hills                      Retail-Unanchored          1959/1992        54,238 sf        $  2,591,271
  120    1     Grove Gate Apartments                 Multifamily                1991                 68 units     $  2,547,376
  121    1     Colts Neck Shopping Center            Retail-Unanchored          1979/1997        33,250 sf        $  2,497,554
  122    1     Keosippi Mall                         Retail-Anchored            1969/1996       173,368 sf        $  2,468,434
  123    1     Pineville Commerce Center             Office                     1986/1994        70,000 sf        $  2,395,247
  124    1     90-92 Thompson Street                 Multifamily                1900/1985            27 units     $  2,394,188
  125    1     Walton Manor MHP                      Mobile Home Park           1950/1997           256 pads      $  2,334,992
  126    1     238 E. 111th/204 E. 112th Street      Multifamily                1908/1997            59 units     $  2,295,485
  127    1     Palmwood Terrace Apts.                Multifamily                1979                100 units     $  2,275,371
  128    1     Hartnell Plaza                        Retail-Anchored            1972/1996        36,000 sf        $  2,252,738
  129    1     Carytown Square                       Retail-Office              1930/1991        29,232 sf        $  2,244,796
  130    1     Oak Creek Apts.                       Multifamily                1974/1996           144 units     $  2,242,961
  131    1     Hollywood News Building               Office                     1931/1978        41,736 sf        $  2,241,115
  132    1     Chateau Apts.                         Multifamily                1974                 86 units     $  2,202,349
  133    1     Miller Road Business Ctr.             Office                     1970/1987        94,514 sf        $  2,136,104
  134    1     The Kellogg Property                  Industrial                 1990/1998        22,200 sf        $  2,075,000
  135    1     Maple Lawn III                        Industrial-Office          1986             37,030 sf        $  2,068,087
  136    1     Stapley-McKellips Center              Retail-Unanchored          1996             23,790 sf        $  2,053,243
  137    1     239 S. La Cienega                     Office-Medical Office      1955/1997        14,000 sf        $  2,031,676
  138    1     Sunflowers Terrace Apts.              Multifamily                1970/1996           160 units     $  1,989,165
  139    1     Yearling                              Multifamily                1965/1996           144 units     $  1,948,403
  140    1     Briarwyck Apts.                       Multifamily                1978/ 1993          112 units     $  1,900,000
  141    1     H Lazy F MHP                          Mobile Home Park           1983/1997            96 pads      $  1,796,658
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments                   Multifamily                1986/1964            64 units     $    923,000
  142    2     Rockport Oaks Garden Apartments       Multifamily                1986/1960            60 units     $    827,000
                                                                                              ---------           ------------
                                                                                                    124           $  1,750,000
  143    1     Burnhaven                             Office                     1980             30,206 sf        $  1,743,404
  144    1     Colton Midtown Plaza                  Office                     1984             59,648 sf        $  1,700,000
  145    1     Sax Drugs                             Retail-Unanchored          1975             27,000 sf        $  1,693,119
  146    1     Sea Tac Gardens Apts.                 Multifamily                1968/1998            62 units     $  1,692,665
  147    1     Cherry Point Mall                     Retail-Anchored            1981/1993       124,470 sf        $  1,681,393
  148    1     The Point                             Retail-Unanchored          1988             40,000 sf        $  1,600,000
  149    1     311 East 109th Street                 Multifamily                1900/1996            34 units     $  1,596,859
  150    1     Peachwood Manor MHP                   Mobile Home Park           1980/1996           132 pads      $  1,576,918
  151    1     6972 Sheridan                         Multifamily                1970/1995            60 units     $  1,550,000
  152    1     Crest Oak Apts.                       Multifamily                1973/1995            60 units     $  1,496,274
  153    1     1&3 Eves                              Office                     1984             33,491 sf        $  1,493,190
  154    1     Highland Park Townhomes               Multifamily                1971/1989           126 units     $  1,492,180
  155    1     Marbach Square SC                     Retail-Anchored            1982/1997        50,150 sf        $  1,482,705
  156    1     Sunpointe Gardens Apts.               Multifamily                1977/1997           164 units     $  1,455,232
  157    1     Airport Executive Park                Office                     1971/1997        59,810 sf        $  1,451,197
               Parkside/Pleasant View MHP
  158    1     Parkside MHP                          Mobile Home Park           1967/1994           118 pads      $  1,008,078
  158    2     Pleasantview MHP                      Mobile Home Park           1957                 82 pads      $    414,210
                                                                                              ---------           ------------
                                                                                                    200           $  1,422,288
  159    1     Oakview Apartments                    Multifamily                1919/1990            77 units     $  1,400,000
  160    1     Expressway Commerce Complex           Industrial                 1980/1995        42,436 sf        $  1,396,600
  161    1     Brookside Apartments                  Multifamily                1992/1996            52 units     $  1,386,518
  162    1     Sundial Shopping Center               Retail-Unanchored          1985/1998        23,832 sf        $  1,378,433
  163    1     501 State Street                      Retail-Anchored            1920/1991        10,776 sf        $  1,361,366
  164    1     Uniontown Center                      Retail-Anchored            1977/1993        26,006 sf        $  1,360,856
  165    1   * Cypress Creek Business Park           Office                     1986             54,600 sf        $  1,323,714
  166    1     Riverside Estates MHP                 Mobile Home Park           1980/1995           153 pads      $  1,296,006
  167    1     Winterhaven East Apartments           Multifamily                1982/1990            40 units     $  1,292,330
  168    1     Bahamas Apartments                    Multifamily                1974/1998            99 units     $  1,271,083
  169    1     The Midland Building                  Office                     1913/1996        83,273 sf        $  1,250,000
  170    1     236 & 238-240 East 7th Street         Multifamily                1900/1996            50 units     $  1,234,119
  171    1     The River Park Center                 Retail-Unanchored          1995             15,091 sf        $  1,197,772
  172    1     Pasadena Plaza Mart                   Retail-Unanchored          1964/1981        48,434 sf        $  1,194,343
  173    1     Pleasant View MHP                     Mobile Home Park           1982/1997           181 pads      $  1,137,379
  174    1     Circuit City-Philadelphia             Retail-Quasi-Anchored      1989             47,913 sf        $  1,111,703
  175    1     Nanette Apartments                    Multifamily                1980/1997            42 units     $  1,076,568
  176    1     Central Plaza                         Retail-Unanchored          1963/1997        16,925 sf        $    999,470
  177    1     Brandenberry Square Apts              Multifamily                1972                 79 units     $    999,019
  178    1     Champion MHP                          Mobile Home Park           1970/1983           171 pads      $    998,143
  179    1     East Brunswick Woods                  Office                     1983             19,545 units     $    936,063
  180    1     Circuit City-Harper Woods             Retail-Quasi-Anchored      1997             27,871 sf        $    857,600
  181    1     Circuit City-Ridgeland                Retail-Quasi-Anchored      1998             32,784 sf        $    794,075
  182    1     1590 Lexington Avenue                 Multifamily                1905/1992            25 units     $    748,528
  183    1     Circuit City-East Lansing             Retail-Quasi-Anchored      1998             27,871 sf        $    714,667
  184    1     Circuit City-Frederick                Retail-Quasi-Anchored      1997             27,431 sf        $    714,667
  185    1     Circuit City-Green Bay                Retail-Quasi-Anchored      1997             28,380 sf        $    714,667
  186    1     Circuit City-Indianapolis             Retail-Quasi-Anchored      1997             33,665 sf        $    714,667
  187    1     2156 2nd Avenue                       Multifamily                1910/1996            12 units     $    598,822
  188    1     OCC Financial Plaza                   Office                     1981             10,368 sf        $    598,604
  189    1     103 East 102nd Street                 Multifamily                1900/1997            10 units     $    548,920
  190    1     Windgate MHP                          Mobile Home Park           1986                 55 pads      $    530,000
  191    1     Circuit City-Jackson,TN               Retail-Quasi-Anchored      1998             33,665 sf        $    524,089
  192    1     291 Pleasant                          Multifamily                1910/1996            16 units     $    479,058
  193    1     Circuit City-Kingsport                Retail-Quasi-Anchored      1998             19,258 sf        $    476,445
  194    1     Circuit City-Witchita Falls           Retail-Quasi-Anchored      1998             21,196 sf        $    476,445

                                                               Annex B

                                                     Cut-off Date
                                                      Principal                    Most Recent
 Loan  Asset                                           Balance        1997           Period         Most Recent         Underwritten
  #      #           Property Name                     / Unit       Revenues        Revenues          Period             Revenues
 ----  -----         -------------                     --------    -----------     -----------       ---------          -----------
               Prime Retail III
    1    1     Lighthouse Place                        $     95    $ 8,289,837     $ 8,980,404       6/15/1998          $ 9,137,831
    1    2     Finger Lakes Outlet Center              $     96    $ 6,766,016     $ 7,276,089       4/30/1998          $ 7,215,263
    1    3   * Outlets at Gilroy III and IV            $    121    $ 8,095,037     $ 8,064,932       6/15/1998          $ 8,133,121
    1    4     Outlets at Gilroy I, II and V           $    114    $ 6,793,647     $ 6,768,383       6/15/1998          $ 6,825,609
    1    5   * Kittery Outlet Village                  $     86    $ 3,350,252     $ 3,461,856       4/30/1998          $ 3,487,034
                                                       --------    -----------     -----------                          -----------
                                                       $    103    $33,294,789     $34,551,664                          $34,798,858
    2    1     Soho Grand Hotel                        $162,715    $31,739,899     $35,063,593       6/30/98            $32,243,552
               Morgantown Mall and Commons
    3    1     Morgantown Mall                         $     81    $ 7,087,483     $ 7,113,780       6/30/98            $ 7,121,492
    3    2     Morgantown Commons                      $     62    $ 2,068,814     $ 2,083,669       6/30/98            $ 2,076,480
                                                       --------    -----------     -----------                          -----------
                                                       $     75    $ 9,156,297     $ 9,197,449                          $ 9,197,972
    4    1     5670 Wilshire                           $    133    $13,209,837     $13,452,727       7/31/98            $11,262,262
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard             $     24    $   924,558     $ 1,327,980       6/30/98            $ 1,118,963
    5    2     Wicks Business Park                     $     43    $   750,371     $   850,590       6/30/98            $   849,992
    5    3     341-345 Baldwin Park                    $     35    $   722,835     $   812,978       6/30/98            $   765,968
    5    4     Nelson & Stafford, Industry             $     30    $   639,749     $   765,221       6/30/98            $   923,164
    5    5     730-780 Baldwin Park                    $     27    $   649,781     $   781,974       6/30/98            $   738,911

    5    6     2800-2900 Sierra Pine                   $     32    $   418,379     $   535,832       6/30/98            $   499,394
    5    7     13240, 13280 Amar Road                  $     24    $   373,760     $   439,042       6/30/98            $   396,827
    5    8     Chapman & Western                       $     40    $   325,084     $   388,446       6/30/98            $   344,237
    5    9     15551 Red Hill Avenue                   $     41    $   255,279     $   348,522       6/30/98            $   327,602
    5   10     1900 Tubeway                            $     34    $   176,803     $   218,642       6/30/98            $   225,905
    5   11     3707 S. Hill Street                     $     49    $   182,500     $   217,451       6/30/98            $   203,293
    5   12     2001-2015 Saybrook                      $     32    $   168,892     $   210,531       6/30/98            $   198,257
    5   13     2229-2235 E. Magnolia                   $     33    $   126,801     $   210,146       6/30/98            $   180,446
    5   14     111 N. Hudson Avenue                    $     30    $    90,223     $   162,979       6/30/98            $   177,485
    5   15     1444-1446 Factor Ave.                   $     30    $   109,138     $   123,487       6/30/98            $   116,687
    5   16     2600 Yates                              $     32    $    89,768     $   122,463       6/30/98            $   114,491
                                                       --------    -----------     -----------                          -----------
                                                       $     31    $ 6,003,921     $ 7,516,284                          $ 7,181,622
    6    1     Eastland Mall                           $    126    $11,294,228     $11,544,602       TTM 6/30/98        $11,724,542
    7    1   * Airport Industrial                      $     98    $12,288,134     $12,463,073       7/31/98            $12,550,191

               Banyan Pool I
    8    1     Colonial Penn Insurance                 $     64    $ 1,741,614     $ 1,746,397       TTM 6/30/1998      $ 1,330,976
    8    2     Phoenix Business Center                 $     35    $   950,748     $ 1,042,248       TTM 6/30/1998      $   994,373
    8    3     Sand Lake Center                        $     50    $   668,880     $   781,148       TTM 6/30/1998      $   834,171
    8    4     Avalon Center                           $     61    $   114,000     $   347,872       TTM 7/31/1998      $   716,711
    8    5     Peachtree Point                         $     43    $   919,355     $   951,431       TTM 6/30/1998      $   951,555
    8    6     Southlake Corporate Center              $     51    $   845,571     $   889,685       TTM 6/30/1998      $   842,624
    8    7     Newtown Business Center                 $     32    $   658,173     $   707,561       TTM 6/30/1998      $   724,723
    8    8     University CC III                       $     39    $   470,626     $   497,220       TTM 6/30/1998      $   528,791
    8    9     University CC II                        $     45    $   446,192     $   471,405       TTM 6/30/1998      $   501,337
    8   10     Airways Plaza                           $     20    $   810,660     $   893,346       TTM 6/30/1998      $   869,923
    8   11     Technology Center                       $     28    $   502,281     $   504,578       TTM 6/30/1998      $   487,792
    8   12     Park Center                             $     27    $   471,791     $   413,503       TTM 6/30/1998      $   489,672
    8   13     University CC IV                        $     41    $   203,664     $   215,172       TTM 6/30/1998      $   228,835
    8   14     Atrium                                  $     56    $   216,172     $   204,059       TTM 7/31/1998      $   148,809
    8   15     University CC 1                         $     21    $   109,360     $   115,539       TTM 6/30/1998      $   122,876
    8   16     Metric Plaza                            $     11    $   170,645     $   179,441       TTM 6/30/1998      $   211,260
                                                       --------    -----------     -----------                          -----------
                                                       $     39    $ 9,299,732     $ 9,960,606                          $ 9,984,428
               Land Apartments
    9    1     Eastland Apartments                     $ 32,449    $ 2,205,275     $ 2,480,292       Ann 10/97-6/98     $ 2,501,191
    9    2     Crown Point Apartments                  $ 37,240    $ 1,230,923     $ 1,291,864       Ann 9/97-6/98      $ 1,308,806
    9    3     Prairie Creek                           $ 26,272    $   890,203     $   964,005       Ann. 10/97-6/98    $ 1,030,966
                                                       --------    -----------     -----------                          -----------
                                                       $ 32,104    $ 4,326,401     $ 4,736,161                          $ 4,840,963
               Burgandy Properties
   10    1     Mill Pond West                          $ 28,739    $ 1,049,828     $ 1,074,484       TTM 4/30/1998      $ 1,059,313
   10    2     Mill Pond East                          $ 26,513    $   976,976     $ 1,012,528       TTM 4/1/1998       $ 1,086,102
   10    3     Pebblebrook 1                           $ 37,219    $   627,058     $   642,351       TTM 4/30/1998      $   645,937
   10    4     Beach South                             $ 22,839    $   866,764     $   864,606       TTM 4/30/1998      $   903,967
   10    5     Pebblebrook II                          $ 35,919    $   629,842     $   642,941       TTM 4/1/1998       $   643,386
                                                       --------    -----------     -----------                          -----------
                                                       $ 29,033    $ 4,150,468     $ 4,236,910                          $ 4,338,705
   11    1     One Park Plaza                          $     39    $ 6,488,545     $ 6,759,476       6/30/98            $ 5,675,555
   12    1     Beckman Instruments - Brea              $    142                                                         $ 7,198,400
   13    1     Sun Life RV Resort                      $ 20,145    $ 2,243,999     $ 2,384,529       6/30/98            $ 2,353,466
   14    1     1400 Union Meeting                      $     64    $ 3,392,399     $ 3,488,966       4/30/98            $ 3,310,674
   15    1     Cliffs of Dunwoody                      $ 33,924    $ 2,620,608     $ 2,615,693       TTM 6/30/98        $ 2,655,394
   16    1     6400 Shafer Court                       $     75    $ 3,430,196     $ 3,546,584       TTM 6/30/98        $ 3,482,795
   17    1     Walzem Plaza S/C                        $     50    $ 1,959,754     $ 2,023,197       5/31/98            $ 2,022,389
   18    1     Beckman - Miami                         $     98                                                         $ 5,016,000
   19    1     Money Store Headquarters                $    214                    $        --                          $ 6,677,563
               Greenwich Portfolio
   20    1     45 E.Putnam                             $    140    $   856,260     $   923,786       6/30/98            $   925,292
   20    2     340-350 Greenwich Ave.                  $    449    $   460,990     $   475,853       6/30/98            $   460,558
   20    3     116-136 E. Putnam                       $    113    $   657,303     $   668,620       6/30/98            $   655,857
                                                       --------    -----------     -----------                          -----------
                                                       $    173    $ 1,974,553     $ 2,068,259                          $ 2,041,707
   21    1     Monte Sano Apts.                        $ 34,521    $ 1,921,484     $ 1,945,943       7/31/98            $ 1,946,614
   22    1     Pointe West                             $     61    $ 2,421,921     $ 2,472,119       6/30/98            $ 2,410,870
               Accor-M-Six V
   23    1     696                                     $ 53,190    $ 1,913,000     $ 1,913,000       YE 12/31/1997      $ 1,913,000
   23    2     1007                                    $ 95,388    $ 1,360,064     $ 1,360,064       YE 12/31/1997      $ 1,360,064
   23    3     639                                     $ 43,269    $ 1,119,850     $ 1,119,850       YE 12/31/1997      $ 1,119,850
   23    4     689                                     $ 37,170    $ 1,183,589     $ 1,183,589       YE 12/31/1997      $ 1,183,589
   23    5     741                                     $ 40,932    $ 1,121,573     $ 1,121,573       YE 12/31/1997      $ 1,121,573
   23    6     1257                                    $ 41,693    $ 1,017,418     $ 1,017,418       YE 12/31/1997      $ 1,017,418
   23    7     1117                                    $ 38,567    $ 1,075,263     $ 1,075,263       YE 12/31/1997      $ 1,075,263
   23    8     1067                                    $ 19,547    $ 1,254,992     $ 1,254,992       YE 12/31/1997      $ 1,254,992
   23    9     1140                                    $ 31,940    $   991,345     $   991,345       YE 12/31/1997      $   991,345
   23   10     1010                                    $ 54,298    $   656,522     $   656,522       YE 12/31/1997      $   656,522
   23   11     1160                                    $ 24,250    $   647,558     $   647,558       YE 12/31/1997      $   647,558
                                                       --------    -----------     -----------                          -----------
                                                       $ 40,242    $12,341,174     $12,341,174                          $12,341,174
               Accor-M-Six III
   24    1     103                                     $ 60,475    $ 3,241,278     $ 3,241,278       YE 12/31/1997      $ 3,241,278
   24    2     251                                     $ 29,650    $ 1,396,329     $ 1,396,329       YE 12/31/1997      $ 1,396,329
   24    3     171                                     $ 44,596    $ 1,113,104     $ 1,113,104       YE 12/31/1997      $ 1,113,104
   24    4     1111                                    $ 50,593    $ 1,103,112     $ 1,103,112       YE 12/31/1997      $ 1,103,112
   24    5     1143                                    $ 35,880    $ 1,116,103     $ 1,116,103       YE 12/31/1997      $ 1,116,103
   24    6     334                                     $ 30,993    $   981,578     $   981,578       YE 12/31/1997      $   981,578
   24    7     1150                                    $ 31,397    $   767,210     $   767,210       YE 12/31/1997      $   767,210
   24    8     1109                                    $ 33,043    $   948,353     $   948,353       YE 12/31/1997      $   948,353
   24    9     282                                     $ 29,164    $   762,028     $   762,028       YE 12/31/1997      $   762,028
   24   10     231                                     $ 23,418    $   918,758     $   918,758       YE 12/31/1997      $   918,758
   24   11     121                                     $ 27,220    $   807,477     $   807,477       YE 12/31/1997      $   807,477
                                                       --------    -----------     -----------                          -----------
                                                       $ 36,983    $13,155,330     $13,155,330                          $13,155,330
   25    1     1129 State Street                       $     71    $ 1,702,153     $ 1,775,190       6/30/98            $ 1,804,493

               Accor-M-Six VI
   26    1     15                                      $ 64,623    $ 1,608,219     $ 1,608,219       YE 12/31/1997      $ 1,608,219
   26    2     471                                     $ 37,251    $ 1,371,234     $ 1,371,234       YE 12/31/1997      $ 1,371,234
   26    3     346                                     $ 42,240    $ 1,318,387     $ 1,318,387       YE 12/31/1997      $ 1,318,387
   26    4     1137                                    $ 35,554    $ 1,080,519     $ 1,080,519       YE 12/31/1997      $ 1,080,519
   26    5     1005                                    $ 34,439    $ 1,152,209     $ 1,152,209       YE 12/31/1997      $ 1,152,209
   26    6     560                                     $ 35,219    $   945,251     $   945,251       YE 12/31/1997      $   945,251
   26    7     620                                     $ 30,376    $   937,412     $   937,412       YE 12/31/1997      $   937,412
   26    8     1265                                    $ 23,619    $   903,566     $   903,566       YE 12/31/1997      $   903,566
   26    9     128                                     $ 25,167    $ 1,096,229     $ 1,096,229       YE 12/31/1997      $ 1,096,229
   26   10     1198                                    $ 25,450    $   825,499     $   825,499       YE 12/31/1997      $   825,499
   26   11     1094                                    $ 22,577    $   841,655     $   841,655       YE 12/31/1997      $   841,655
   26   12     1188                                    $ 20,158    $   786,098     $   786,098       YE 12/31/1997      $   786,098
   26   13     292                                     $ 20,165    $   698,703     $   698,703       YE 12/31/1997      $   698,703
   26   14     1182                                    $ 18,244    $   756,405     $   756,405       YE 12/31/1997      $   756,405
                                                       --------    -----------     -----------                          -----------
                                                       $ 31,396    $ 14,321,386    $14,321,386                          $14,321,386
               Accor-M-Six Penvest II
   27    1     142                                     $ 54,441    $ 1,140,084     $ 1,140,084       YE 12/31/1997      $ 1,140,084
   27    2     651                                     $ 41,124    $ 1,121,020     $ 1,121,020       YE 12/31/1997      $ 1,121,020
   27    3     1131                                    $ 35,255    $   861,487     $   861,487       YE 12/31/1997      $   861,487
   27    4     522                                     $ 31,058    $   931,655     $   931,655       YE 12/31/1997      $   931,655
   27    5     1047                                    $ 28,341    $ 1,156,872     $ 1,156,872       YE 12/31/1997      $ 1,156,872
   27    6     1120                                    $ 29,762    $ 1,029,806     $ 1,029,806       YE 12/31/1997      $ 1,029,806
   27    7     166                                     $ 41,915    $   793,333     $   793,333       YE 12/31/1997      $   793,333
   27    8     458                                     $ 28,415    $   834,490     $   834,490       YE 12/31/1997      $   834,490
   27    9     1214                                    $ 37,628    $   730,923     $   730,923       YE 12/31/1997      $   730,923
   27   10     1110                                    $ 24,014    $   823,175     $   823,175       YE 12/31/1997      $   823,175
   27   11     1092                                    $ 23,227    $   859,369     $   859,369       YE 12/31/1997      $   859,369
   27   12     1262                                    $ 26,131    $   664,950     $   664,950       YE 12/31/1997      $   664,950
   27   13     484                                     $ 29,731    $   736,988     $   736,988       YE 12/31/1997      $   736,988
   27   14     146                                     $ 28,145    $   562,537     $   562,537       YE 12/31/1997      $   562,537
   27   15     351                                     $ 19,725    $   729,189     $   729,189       YE 12/31/1997      $   729,189
   27   16     4                                       $ 31,536    $   753,423     $   753,423       YE 12/31/1997      $   753,423
                                                       --------    -----------     -----------                          -----------
                                                       $ 31,475    $13,729,301     $13,729,301                          $13,729,301
   28    1     Wasilla Retail Center                   $     79    $ 2,119,983     $ 2,098,337       6/30/98            $ 2,147,073
               Accor-M-Six IV
   29    1     263                                     $ 73,424    $ 1,812,781     $ 1,812,781       YE 12/31/1997      $ 1,812,781
   29    2     1127                                    $ 53,527    $ 1,399,593     $ 1,399,593       YE 12/31/1997      $ 1,399,593
   29    3     122                                     $ 43,144    $ 1,271,615     $ 1,271,615       YE 12/31/1997      $ 1,271,615
   29    4     1132                                    $ 44,426    $ 1,175,441     $ 1,175,441       YE 12/31/1997      $ 1,175,441
   29    5     1036                                    $ 44,660    $ 1,017,088     $ 1,017,088       YE 12/31/1997      $ 1,017,088
   29    6     426                                     $ 26,970    $   836,747     $   836,747       YE 12/31/1997      $   836,747
   29    7     1250                                    $ 28,974    $   845,195     $   845,195       YE 12/31/1997      $   845,195
   29    8     225                                     $ 60,733    $   815,059     $   815,059       YE 12/31/1997      $   815,059
   29    9     1088                                    $ 31,027    $   814,093     $   814,093       YE 12/31/1997      $   814,093
   29   10     1237                                    $ 27,634    $   621,159     $   621,159       YE 12/31/1997      $   621,159
   29   11     172                                     $ 20,441    $   494,134     $   494,134       YE 12/31/1997      $   494,134
   29   12     377                                     $ 17,400    $   811,842     $   811,842       YE 12/31/1997      $   811,842
   29   13     440                                     $ 16,395    $   672,319     $   672,319       YE 12/31/1997      $   672,319
                                                       --------    -----------     -----------                          -----------
                                                       $ 36,883    $12,587,066     $12,587,066                          $12,587,066
   30    1     Holiday Inn Sunspree Padre Island       $ 42,833    $ 5,720,486     $ 5,748,420       TTM 4/30/1998      $ 5,573,871
               Accor-M-Six Creditvest I
   31    1     688                                     $ 36,577    $ 1,445,208     $ 1,445,208       YE 12/31/1997      $ 1,445,208
   31    2     1052                                    $ 32,447    $ 1,404,906     $ 1,404,906       YE 12/31/1997      $ 1,404,906
   31    3     381                                     $ 39,575    $ 1,235,523     $ 1,235,523       YE 12/31/1997      $ 1,235,523
   31    4     679                                     $ 35,501    $ 1,302,963     $ 1,302,963       YE 12/31/1997      $ 1,302,963
   31    5     1183                                    $ 25,146    $ 1,080,258     $ 1,080,258       YE 12/31/1997      $ 1,080,258
   31    6     107                                     $ 27,277    $   918,793     $   918,793       YE 12/31/1997      $   918,793
   31    7     183                                     $ 28,881    $   831,775     $   831,775       YE 12/31/1997      $   831,775
   31    8     422                                     $ 24,107    $   797,569     $   797,569       YE 12/31/1997      $   797,569
   31    9     1207                                    $ 22,632    $   856,672     $   856,672       YE 12/31/1997      $   856,672
   31   10     1278                                    $ 28,892    $   678,714     $   678,714       YE 12/31/1997      $   678,714
   31   11     1135                                    $ 30,767    $   688,600     $   688,600       YE 12/31/1997      $   688,600
   31   12     417                                     $ 20,756    $   901,322     $   901,322       YE 12/31/1997      $   901,322
   31   13     1091                                    $ 21,748    $   657,907     $   657,907       YE 12/31/1997      $   657,907
   31   14     205                                     $ 23,470    $   615,910     $   615,910       YE 12/31/1997      $   615,910
   31   15     794                                     $ 21,123    $   722,847     $   722,847       YE 12/31/1997      $   722,847
                                                       --------    -----------     -----------                          -----------
                                                       $ 28,239    $14,138,967     $14,138,967                          $14,138,967
               Accor-M-Six Limited Partnership
   32    1     1078                                    $ 59,289    $ 1,440,832     $ 1,440,832       YE 12/31/1997      $ 1,440,832
   32    2     1268                                    $ 44,478    $ 1,287,258     $ 1,287,258       YE 12/31/1997      $ 1,287,258
   32    3     775                                     $ 32,358    $ 1,353,727     $ 1,353,727       YE 12/31/1997      $ 1,353,727
   32    4     739                                     $ 40,217    $ 1,235,918     $ 1,235,918       YE 12/31/1997      $ 1,235,918
   32    5     1040                                    $ 32,767    $ 1,223,911     $ 1,223,911       YE 12/31/1997      $ 1,223,911
   32    6     253                                     $ 33,741    $ 1,040,341     $ 1,040,341       YE 12/31/1997      $ 1,040,341
   32    7     245                                     $ 26,136    $ 1,111,113     $ 1,111,113       YE 12/31/1997      $ 1,111,113
   32    8     700                                     $ 22,506    $   813,470     $   813,470       YE 12/31/1997      $   813,470
   32    9     1059                                    $ 31,184    $   748,280     $   748,280       YE 12/31/1997      $   748,280
   32   10     1254                                    $ 15,618    $   943,216     $   943,216       YE 12/31/1997      $   943,216
   32   11     1283                                    $ 24,454    $   785,894     $   785,894       YE 12/31/1997      $   785,894
   32   12     156                                     $ 24,519    $   917,010     $   917,010       YE 12/31/1997      $   917,010
   32   13     699                                     $ 24,328    $   706,743     $   706,743       YE 12/31/1997      $   706,743
   32   14     784                                     $ 19,778    $ 1,103,887     $ 1,103,887       YE 12/31/1997      $ 1,103,887
                                                       --------    -----------     -----------                          -----------
                                                       $ 30,399    $14,711,600     $14,711,600                          $14,711,600
               Accor-M-Six Creditvest II
   33    1     1267                                    $ 65,016    $ 1,949,388     $ 1,949,388       YE 12/31/1997      $ 1,949,388
   33    2     476                                     $ 56,165    $ 1,606,699     $ 1,606,699       YE 12/31/1997      $ 1,606,699
   33    3     376                                     $ 40,529    $ 1,756,714     $ 1,756,714       YE 12/31/1997      $ 1,756,714
   33    4     345                                     $ 26,065    $ 1,493,864     $ 1,493,864       YE 12/31/1997      $ 1,493,864
   33    5     402                                     $ 41,072    $   562,537     $   562,537       YE 12/31/1997      $   562,537
   33    6     1142                                    $ 36,679    $   927,830     $   927,830       YE 12/31/1997      $   927,830
   33    7     371                                     $ 26,774    $ 1,005,432     $ 1,005,432       YE 12/31/1997      $ 1,005,432
   33    8     133                                     $ 26,739    $   771,065     $   771,065       YE 12/31/1997      $   771,065
   33    9     1035                                    $ 31,656    $   870,760     $   870,760       YE 12/31/1997      $   870,760
   33   10     542                                     $ 23,450    $   811,125     $   811,125       YE 12/31/1997      $   811,125
   33   11     1130                                    $ 31,957    $   793,067     $   793,067       YE 12/31/1997      $   793,067
                                                       --------    -----------     -----------                          -----------
                                                       $ 37,037    $12,548,481     $12,548,481                          $12,548,481
   34    1     Rancho San Marcos Village               $     84    $ 1,336,813     $ 1,546,754       TTM 7/31/98        $ 1,609,020
               Accor-M-Six Penvest I
   35    1     294                                     $ 42,115    $ 1,020,811     $ 1,020,811       YE 12/31/1997      $ 1,020,811
   35    2     743                                     $ 32,464    $ 1,033,524     $ 1,033,524       YE 12/31/1997      $ 1,033,524
   35    3     1108                                    $ 38,589    $   918,793     $   918,793       YE 12/31/1997      $   918,793
   35    4     1136                                    $ 31,416    $   976,419     $   976,419       YE 12/31/1997      $   976,419
   35    5     385                                     $ 31,672    $ 1,082,973     $ 1,082,973       YE 12/31/1997      $ 1,082,973
   35    6     406                                     $ 29,512    $ 1,081,294     $ 1,081,294       YE 12/31/1997      $ 1,081,294
   35    7     586                                     $ 37,149    $   937,018     $   937,018       YE 12/31/1997      $   937,018
   35    8     339                                     $ 27,940    $   830,644     $   830,644       YE 12/31/1997      $   830,644
   35    9     1200                                    $ 26,704    $   944,515     $   944,515       YE 12/31/1997      $   944,515
   35   10     290                                     $ 29,046    $   679,592     $   679,592       YE 12/31/1997      $   679,592
   35   11     554                                     $ 30,640    $   894,696     $   894,696       YE 12/31/1997      $   894,696
   35   12     1069                                    $ 24,575    $   816,278     $   816,278       YE 12/31/1997      $   816,278
   35   13     158                                     $ 26,221    $   469,026     $   469,026       YE 12/31/1997      $   469,026
   35   14     1009                                    $ 28,229    $   664,827     $   664,827       YE 12/31/1997      $   664,827
   35   15     1264                                    $ 20,721    $   589,743     $   589,743       YE 12/31/1997      $   589,743
                                                       --------    -----------     -----------                          -----------
                                                       $ 30,626    $12,940,153     $12,940,153                          $12,940,153
   36    1     Palm Desert Country Club S.C.           $     72    $ 1,449,423     $ 1,459,355       6/30/98            $ 1,534,826
   37    1     New City Plaza                          $     74    $ 1,646,207     $ 1,699,846       TTM 6/30/98        $ 1,681,505
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown       $    162    $        --     $        --                          $ 1,813,260
   38    2     Mishawaka - Movies 10                   $    151    $        --     $        --                          $   957,000
                                                       --------    -----------     -----------                          -----------
                                                       $    158    $        --     $        --                          $ 2,770,260
   39    1     Nordhoff Industrial Complex             $     45    $ 1,152,581     $ 1,399,665       5/31/98            $ 1,407,615
   40    1     Seven Corners Apts.                     $ 28,867    $ 1,988,752     $ 1,997,446       TTM 2/28/98        $ 2,002,333
   41    1     Citibank Office Plaza                   $     76    $ 2,052,487     $ 2,333,286       5/31/98            $ 2,283,450
   42    1     Savannah Apartments                     $ 27,569    $ 1,803,471     $ 2,056,877       9/97-6/98 Ann      $ 2,095,517
   43    1     Belleville Manor                        $ 22,294    $ 1,262,577     $ 1,291,649       6/30/98            $ 1,310,495
   44    1     203 East Fordham Road                   $    315    $ 1,373,606     $ 1,347,000       Imp 6/30/98        $ 1,302,436
   45    1     Plantation Club Apartments              $ 36,722    $ 1,661,882     $ 1,738,314       TTM 6/30/98        $ 1,733,798
   46    1     Silver Pointe SC                        $     89    $   558,647     $   808,872       imp 5/31/98        $ 1,182,274
   47    1     Central Medical Park                    $     70    $ 1,636,807     $ 1,672,619       5/31/98            $ 1,696,696
   48    1     Friendly Village MHP                    $ 14,060    $ 1,295,793     $ 1,336,865       TTM 6/30/98        $ 1,398,744
   49    1     Springhill Business Center              $     47    $ 1,181,682     $ 1,246,411       TTM 7/31/98        $ 1,362,551
   50    1     Pacific Court Office Building           $    161    $ 1,226,013     $ 1,374,352       6/30/98            $ 1,330,235
               Banyan Pool 3
   51    1     Elmhurst                                $     25    $ 1,280,335     $ 1,149,735       TTM 6/30/98        $   910,716
   51    2     Milwaukee - Commerce                    $     16    $   368,180     $   360,755       TTM 6/30/1998      $   325,499
   51    3     Milwaukee - 160th                       $     14    $   320,673     $   314,206       TTM 6/30/1998      $   283,499
   51    4     Milwaukee - Whittaker Way               $     15    $   261,289     $   256,020       TTM 6/30/1998      $   230,999
   51    5     Milwaukee - Ryerson                     $     14    $   237,536     $   232,745       TTM 6/30/1998      $   209,999
                                                       --------    -----------     -----------                          -----------
                                                       $     18    $ 2,468,013     $ 2,313,461                          $ 1,960,712
   52    1     Pride Center                            $     44    $ 1,562,992     $ 1,466,682       6/30/98            $ 1,415,442
   53    1     Hidden Harbor                           $ 30,774    $ 1,392,734     $ 1,398,721       TTM 6/30/98        $ 1,398,721
   54    1     Oshkosh Center II                       $     59    $        --     $ 1,020,065       6/30/98            $ 1,035,039
   55    1     Waterford Plaza                         $     54    $ 1,395,829     $ 1,390,022       TTM 7/31/98        $ 1,419,641
   56    1     Palm Harbor Apartments                  $ 24,625    $ 1,490,959     $ 1,471,863       6/30/98            $ 1,570,715
   57    1     Fiserve Building                        $     49    $ 1,798,115     $ 1,820,867       TTM 6/30/98        $ 1,722,087
               Airport Atrium
   58    1     Airport Atrium                          $     50    $   744,399     $   842,538       8/97 - 7/98        $   728,704
   58    2     Sampson 1                               $     18    $   474,957     $   472,274       8/1/97 - 7/31/9    $   432,950
   58    3     Braemar Building                        $     57    $   352,457     $   375,930       TTM 6/30/98        $   379,284
                                                       --------    -----------     -----------                          -----------
                                                       $     32    $ 1,571,813     $ 1,690,742                          $ 1,540,938
   59    1     Wicomico                                $     17    $ 1,201,599     $ 1,222,012       TTM 6/30/98        $ 1,192,254
               Seven Mobile Home Properties
   60    1     Woodside MHP                            $ 23,528    $   177,002     $   177,002       12/31/97           $   181,453
   60    2     Natural Springs MHP                     $ 18,441    $   185,798     $   185,798       12/31/97           $   178,075
   60    3     Mountainview East MHP                   $ 17,728    $   183,648     $   184,735       1/31/98            $   175,552
   60    4     Progress Ridge MHP                      $ 15,609    $   191,196     $   191,196       12/31/97           $   195,240
   60    5     Southern Hills MHP                      $ 16,008    $   121,344     $   121,344       12/31/97           $   129,365
   60    6     Sunshine MHP                            $ 13,255    $    84,098     $    84,098       1/31/98            $    84,420
   60    7     Castle Hill MHP                         $ 17,857    $    65,337     $    65,337       12/31/97           $    61,195
                                                       --------    -----------     -----------                          -----------
                                                       $ 17,571    $ 1,008,423     $ 1,009,510                          $ 1,005,300
   61    1     SL-Tulsa                                $     14    $ 1,315,679     $ 1,266,999       7/31/98            $ 1,339,691
   62    1     The Courtyard Apts.                     $ 74,953    $ 1,002,799     $ 1,010,801       TTM 6/30/1998      $ 1,009,486
   63    1     Old Metairie Village Shopping Center    $     71    $ 1,119,577     $ 1,166,436       TTM 4/30/1998      $ 1,120,563
   64    1     Willowick Industrial Park               $     55    $ 1,142,646     $ 1,179,958       TTM 5/30/98        $ 1,224,743
   65    1     Courtney Square Apartments              $ 27,751    $ 1,050,440     $ 1,048,148       5/31/98            $ 1,053,915
   66    1     Plaza de la Fiesta III & IV             $    118    $ 1,042,394     $ 1,055,860       6/30/98            $ 1,098,899
   67    1     Motorola Training Center                $     67    $   713,161     $ 1,069,741       4/30/98            $ 1,016,254
   68    1     Madison Village                         $     36    $   857,135     $   907,488       5/30/98            $   895,369
   69    1     Pipestone Plaza                         $     31    $   969,350     $ 1,060,576       5/30/98            $ 1,046,765
   70    1     Parkleigh North Apts.                   $ 25,123    $ 1,055,185     $ 1,055,082       TTM 5/31/1998      $ 1,099,675
   71    1     Southgate Estates MHP                   $ 13,671    $   860,572     $   866,800       TTM 4/30/98        $   880,694
   72    1     7 West 45th Street                      $     79    $ 1,817,039     $ 1,858,832       6/30/98            $ 1,777,786
   73    1     2100 Swift Drive                        $     82    $        --     $        --                          $   984,897
   74    1     Westwind Apts.                          $ 27,500    $   975,319     $   983,310       6/30/98            $ 1,013,348
   75    1     Stanford Townhouses                     $ 39,781    $ 1,082,610     $ 1,086,952       6/30/98            $ 1,096,920
   76    1     Mentor Industrial                       $      9    $ 1,368,334     $ 1,468,178       7/31/98            $ 1,486,459
   77    1     Braebuurn Colony Apts.                  $ 16,986    $ 1,343,996     $ 1,370,108       TTM 6/30/98        $ 1,426,619
   78    1     SL-Mogadore                             $     13    $   783,876     $   819,679       TTM 6/30/98        $   799,622
   79    1     ABFM Industrial Building                $     15    $ 1,467,922     $ 1,365,397       TTM 7/31/98        $   941,688
   80    1     1567-1575 Lexington Avenue              $ 33,268    $   800,267     $   934,779       6/30/98            $ 1,004,177
   81    1     Mason Manor MHP                         $ 16,254    $   748,638     $   724,607       6/30/98            $   739,602
   82    1     118-40 Metropolitan Ave.                $ 50,232    $   766,283     $   761,947       6/30/98            $   767,432
   83    1     Clark & Diversey Shopping Ctr.          $    212    $   771,683     $   733,242       4/30/98            $   734,953
   84    1     Stanbridge Apartments                   $ 26,790    $   945,394     $   972,184       5/31/98            $ 1,000,883
   85    1     Village Townhomes                       $ 28,513    $   785,853     $   818,504       TTM 4/30/98        $   837,956
   86    1     Ventu Park Shopping Center              $     68    $   619,491     $   612,221       TTM 6/30/98        $   640,395
   87    1     Bowen's Wharf                           $    103    $ 1,115,734     $ 1,150,158       3/30/98            $ 1,132,386
               Muraco Portfolio
   88    1     Lakeview Apts.                          $ 24,223    $   375,180     $   392,956       6/30/98            $   392,182
   88    2     Oneida Apts.                            $ 25,297    $   279,684     $   285,639       6/30/98            $   277,714
   88    3     Townsquare Apts.                        $ 37,865    $   158,779     $   189,328       6/30/98            $   172,376
                                                       --------    -----------     -----------                          -----------
                                                       $ 26,855    $   813,643     $   867,923                          $   842,272
   89    1     Sherman West Apartments                 $ 28,326    $   840,274     $   844,205       TTM 4/30/1998      $   860,665
   90    1     Parkside Village Apts.                  $ 30,814    $   881,493     $   891,959       6/30/98            $   897,062
   91    1     Harbor Greens                           $ 17,837    $   888,807     $ 1,158,441       TTM 7/31/98        $ 1,321,627
   92    1     710 State Street                        $    154    $   501,222     $   531,758       7/31/98            $   585,142
   93    1     Flemings Foods Store                    $     60    $   465,000     $   465,000       4/30/98            $   442,913
   94    1     Playa Vista Plaza                       $     41    $ 1,286,603     $ 1,316,223       TTM 4/30/1998      $ 1,398,595
   95    1     122-126 East 103rd Street               $ 41,778    $   623,062     $   709,325       6/30/98            $   711,673
   96    1     Stonewall SC                            $     46    $   650,756     $   657,456       TTM 5/31/98        $   607,455
   97    1     Tempo Cabana Apts.                      $ 25,870    $   972,269     $   981,606       TTM 2/28/98        $   981,606
   98    1     Westmont Apts                           $ 28,203    $   840,250     $   851,777       TTM 4/30/98        $   851,777
   99    1     Great Western Bank Building             $    131    $   552,604     $   547,113       7/31/98            $   559,876
  100    1     Chelmsford Crossing                     $ 51,156                    $ 1,615,632       imp. 7/31/98       $ 1,633,245
  101    1     Safeway Industrial                      $     28    $   652,646     $   661,776       6/30/98            $   667,279
  102    1     The Bentley Mills Building              $     49                    $        --                          $ 1,300,349
  103    1     Twin Pines Healthcare Center            $ 32,323    $ 3,966,753     $ 4,172,017       5/31/98            $ 4,172,017
  104    1     Corporate West One                      $     65    $   814,213     $   874,394       TTM 6/30/1998      $   844,791
  105    1     Ingle West Office Building              $     57    $   917,275     $   941,137       TTM 3/31/98        $   890,211
  106    1     Colony Ridge Apts.                      $ 14,571    $ 1,029,196     $ 1,091,998       TTM 6/30/1998      $ 1,158,257
  107    1     SL - Lima                               $     12    $   582,286     $   576,120       Ann.4/1-6/30/98    $   537,664
  108    1     Collins Nursing Home                    $ 42,920    $ 3,978,657     $ 4,112,843       TTM 4/30/98        $ 4,112,843
  109    1     Westgrove Towers                        $ 18,072    $   966,008     $   996,570       5/31/98            $ 1,000,925
  110    1   * Apartments of Westgrove                 $ 30,850    $   907,735     $   924,467       TTM 4/30/1998      $   898,465
  111    1   * West Third Street                       $     40    $   918,723     $   920,258       6/30/98            $   864,419
  112    1     Pollyanna Apartments                    $ 16,706    $   733,514     $   761,970       TTM 6/20/98        $   827,628
  113    1     Bellemeade Plaza                        $     26    $   793,232     $   814,257       TTM 6/30/98        $   816,862
  114    1     Hiawassee Oaks Apartments               $ 27,905    $   646,057     $   650,342       TTM 6/30/98        $   658,298
  115    1     Giant Food Store                        $     67    $   332,028     $   326,670       4/30/98            $   315,731
  116    1     Timber Ridge Apts.                      $ 12,695    $   783,191     $   831,783       TTM 4/30/1998      $   858,217
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park             $  9,269    $   344,607     $   364,154       TTM 6/30/98        $   366,063
  117    2     Comfort Mobile Home Park                $ 10,579    $   243,405     $   234,565       TTM 6/30/98        $   234,006
                                                       --------    -----------     -----------                          -----------
                                                       $  9,710    $   588,012     $   598,719                          $   600,069
  118    1     GRW Building                            $     47    $   628,536     $   640,497       TTM 4/30/1998      $   603,495
  119    1     University Hills                        $     48    $   547,442     $   552,107       6/30/98            $   523,186
  120    1     Grove Gate Apartments                   $ 37,461    $   532,887     $   543,472       TTM 5/30/98        $   532,665
  121    1     Colts Neck Shopping Center              $     75    $   574,922     $   586,588       TTM 5/31/98        $   560,447
  122    1     Keosippi Mall                           $     14    $   810,024     $   824,385       4/30/98            $   804,046
  123    1     Pineville Commerce Center               $     34    $   419,769     $   429,384       4/30/98            $   453,016
  124    1     90-92 Thompson Street                   $ 88,674    $   384,035     $   425,032       TTM 4/30/1998      $   423,715
  125    1     Walton Manor MHP                        $  9,121    $   751,782     $   781,759       TTM 4/30/98        $   842,424
  126    1     238 E. 111th/204 E. 112th Street        $ 38,907    $   366,436     $   448,012       6/30/98            $   473,497
  127    1     Palmwood Terrace Apts.                  $ 22,754    $   521,161     $   530,043       TTM 5/31/1998      $   541,364
  128    1     Hartnell Plaza                          $     63    $   418,248     $   398,077       TTM 5/31/98        $   368,566
  129    1     Carytown Square                         $     77    $   407,654     $   417,065       TTM 3/31/1998      $   402,682
  130    1     Oak Creek Apts.                         $ 15,576    $   616,539     $   619,454       Imp TTM 6/30/98    $   628,473
  131    1     Hollywood News Building                 $     54    $   487,009     $   489,893       TTM 4/30/1998      $   502,772
  132    1     Chateau Apts.                           $ 25,609    $   468,362     $   457,102       imp 7/31/98        $   534,984
  133    1     Miller Road Business Ctr.               $     23    $   355,245     $   361,430       TTM 3/31/1998      $   370,625
  134    1     The Kellogg Property                    $     93    $   319,187     $   323,682       7/31/98            $   308,735
  135    1     Maple Lawn III                          $     56    $   333,952     $   366,915       4/30/98            $   354,074
  136    1     Stapley-McKellips Center                $     86    $   319,980     $   335,703       4/30/98            $   336,137
  137    1     239 S. La Cienega                       $    145    $   339,970     $   341,917       TTM 7/31/98        $   344,333
  138    1     Sunflowers Terrace Apts.                $ 12,432    $   951,458     $   988,532       6/30/98            $   949,993
  139    1     Yearling                                $ 13,531    $   543,119     $   565,786       TTM 6/30/98        $   600,532
  140    1     Briarwyck Apts.                         $ 16,964    $   599,165     $   618,204       7/31/98            $   631,277
  141    1     H Lazy F MHP                            $ 18,715    $   425,000     $   426,321       TTM 4/30/98        $   428,200
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments                     $ 14,422    $   296,910     $   308,234       6/30/98            $   315,717
  142    2     Rockport Oaks Garden Apartments         $ 13,783    $   245,869     $   249,117       5/30/98            $   282,954
                                                       --------    -----------     -----------                          -----------
                                                       $ 14,113    $   542,779     $   557,351                          $   598,671
  143    1     Burnhaven                               $     58    $   505,168     $   529,515       7/31/98            $   484,429
  144    1     Colton Midtown Plaza                    $     29                    $   598,841       TTM 7/31/98        $   717,475
  145    1     Sax Drugs                               $     63    $   266,193     $   305,805       4/30/98            $   289,464
  146    1     Sea Tac Gardens Apts.                   $ 27,301    $   343,710     $   345,728       TTM 3/31/1998      $   353,131
  147    1     Cherry Point Mall                       $     14    $   486,449     $   522,254       7/30/98            $   523,094
  148    1     The Point                               $     40    $   374,924     $   382,932       4/30/98            $   367,913
  149    1     311 East 109th Street                   $ 46,966    $   201,392     $   297,125       6/30/98            $   292,158
  150    1     Peachwood Manor MHP                     $ 11,946    $   235,260     $   246,486       TTM 4/30/1998      $   260,903
  151    1     6972 Sheridan                           $ 25,833    $   334,913     $   353,907       6/17/98            $   365,498
  152    1     Crest Oak Apts.                         $ 24,938    $   354,712     $   364,888       TTM 4/30/98        $   387,085
  153    1     1&3 Eves                                $     45    $   385,971     $   377,944       TTM 6/30/98        $   375,704
  154    1     Highland Park Townhomes                 $ 11,843    $   560,291     $   597,507       TTM 6/30/98        $   558,318
  155    1     Marbach Square SC                       $     30    $   366,708     $   369,031       TTM 4/30/1998      $   371,305
  156    1     Sunpointe Gardens Apts.                 $  8,873    $   584,082     $   579,720       4/30/98            $   590,195
  157    1     Airport Executive Park                  $     24    $   363,697     $   446,184       TTM 5/31/98        $   456,894
               Parkside/Pleasant View MHP
  158    1     Parkside MHP                            $  8,543    $   266,465     $   265,677       TTM 3/11/98        $   271,399
  158    2     Pleasantview MHP                        $  5,051    $   182,818     $   188,039       TTM 3/11/98        $   188,039
                                                       --------    -----------     -----------                          -----------
                                                       $  7,111    $   449,283     $   453,716                          $   459,438
  159    1     Oakview Apartments                      $ 18,182    $   428,310     $   438,212       6/30/98            $   447,812
  160    1     Expressway Commerce Complex             $     33    $   199,868     $   248,858       6/30/98            $   249,627
  161    1     Brookside Apartments                    $ 26,664    $   306,793     $   305,516       6/20/98            $   318,942
  162    1     Sundial Shopping Center                 $     58    $   407,053     $   407,379       3/31/98            $   392,285
  163    1     501 State Street                        $    126    $   233,532     $   255,462       TTM 3/31/1998      $   240,561
  164    1     Uniontown Center                        $     52    $   324,245     $   333,261       TTM 3/31/1998      $   329,826
  165    1   * Cypress Creek Business Park             $     24    $   465,957     $   479,562       Imp TTM            $   509,878
  166    1     Riverside Estates MHP                   $  8,471    $   291,830     $   326,400       TTM 4/30/1998      $   352,348
  167    1     Winterhaven East Apartments             $ 32,308    $   252,598     $   252,664       7/31/98            $   261,886
  168    1     Bahamas Apartments                      $ 12,839    $   422,866     $   438,625       TTM 6/30/98        $   457,646
  169    1     The Midland Building                    $     15    $   569,687     $   673,049       7/31/98            $   743,333
  170    1     236 & 238-240 East 7th Street           $ 24,682    $   308,623     $   317,996       4/30/98            $   338,681
  171    1     The River Park Center                   $     79    $   364,873     $   368,577       4/30/98            $   350,254
  172    1     Pasadena Plaza Mart                     $     25    $   277,561     $   289,743       2/28/98            $   284,155
  173    1     Pleasant View MHP                       $  6,284    $   201,484     $   206,243       TTM 3/31/98        $   229,045
  174    1     Circuit City-Philadelphia               $    145                                                         $   604,100
  175    1     Nanette Apartments                      $ 25,633    $   226,864     $   228,434       TTM 5/31/1998      $   227,521
  176    1     Central Plaza                           $     59    $   158,500     $   199,760       TTM 6/30/98        $   219,546
  177    1     Brandenberry Square Apts                $ 12,646    $   379,708     $   387,712       TTM 5/31/98        $   406,548
  178    1     Champion MHP                            $  5,837    $   469,515     $   472,099       4/30/98            $   457,912
  179    1     East Brunswick Woods                    $     48    $   260,165     $   289,249       5/31/98            $   279,422
  180    1     Circuit City-Harper Woods               $    192                                                         $   466,020
  181    1     Circuit City-Ridgeland                  $    151                                                         $   431,500
  182    1     1590 Lexington Avenue                   $ 29,941    $   151,557     $   183,112       6/30/98            $   182,372
  183    1     Circuit City-East Lansing               $    160                                                         $   388,350
  184    1     Circuit City-Frederick                  $    162                                                         $   388,350
  185    1     Circuit City-Green Bay                  $    157                                                         $   388,350
  186    1     Circuit City-Indianapolis               $    132                                                         $   388,350
  187    1     2156 2nd Avenue                         $ 49,902    $   109,567     $   116,696       6/30/98            $   122,502
  188    1     OCC Financial Plaza                     $     58    $   173,244     $   173,244       5/31/98            $   164,387
  189    1     103 East 102nd Street                   $ 54,892    $   112,659     $   104,794       6/30/98            $   104,584
  190    1     Windgate MHP                            $  9,636    $    92,231     $    93,366       TTM 5/31/98        $    94,135
  191    1     Circuit City-Jackson,TN                 $     97                                                         $   284,790
  192    1     291 Pleasant                            $ 29,941    $    89,620     $   102,521       6/30/98            $   100,200
  193    1     Circuit City-Kingsport                  $    154                                                         $   258,900
  194    1     Circuit City-Witchita Falls             $    140                                                         $   258,900

                                                                                                                             Net
                                                                      Most Recent                                            Cash
 Loan  Asset                                                            Period       Underwritten     Net Cash      NOI      Flow
   #     #           Property Name                      1997 NOI          NOI            NOI            Flow        DSCR     DSCR
 ----  -----         -------------                     -----------    -----------    ------------   -----------     ----     ----
               Prime Retail III
    1    1     Lighthouse Place                        $ 6,496,068    $ 7,077,933    $ 7,027,170    $ 6,425,113     1.66     1.54
    1    2     Finger Lakes Outlet Center              $ 4,984,451    $ 5,423,095    $ 5,422,252    $ 4,953,974     1.66     1.54
    1    3   * Outlets at Gilroy III and IV            $ 5,707,534    $ 5,685,643    $ 5,589,176    $ 5,235,433     1.66     1.54
    1    4     Outlets at Gilroy I, II and V           $ 4,789,968    $ 4,771,597    $ 4,690,638    $ 4,393,764     1.66     1.54
    1    5   * Kittery Outlet Village                  $ 2,249,591    $ 2,323,616    $ 2,157,990    $ 1,988,485     1.66     1.54
                                                       -----------    -----------   ------------    -----------     ----     ----
                                                       $24,227,612    $25,281,884    $24,887,226    $22,996,769     1.66     1.54
    2    1     Soho Grand Hotel                        $13,249,354    $14,922,445    $12,426,229    $10,814,051     2.14     1.86
               Morgantown Mall and Commons
    3    1     Morgantown Mall                         $ 5,124,721    $ 5,087,784    $ 4,842,207    $ 4,598,520     1.45     1.38
    3    2     Morgantown Commons                      $ 1,916,696    $ 1,912,476    $ 1,819,809    $ 1,747,411     1.45     1.38
                                                       -----------    -----------    -----------   ------------     ----     ----
                                                       $ 7,041,417    $ 7,000,260    $ 6,662,016    $ 6,345,931     1.45     1.38
    4    1     5670 Wilshire                           $ 9,188,139    $ 9,397,859    $ 7,201,947    $ 6,417,325     1.43     1.28
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard             $   817,914    $ 1,118,958    $   898,983    $   783,718     1.34     1.19
    5    2     Wicks Business Park                     $   651,226    $   656,660    $   661,824    $   598,701     1.34     1.19
    5    3     341-345 Baldwin Park                    $   623,696    $   693,759    $   641,884    $   572,926     1.34     1.19
    5    4     Nelson & Stafford, Industry             $   563,590    $   556,821    $   695,241    $   616,323     1.34     1.19
    5    5     730-780 Baldwin Park                    $   552,330    $   645,127    $   596,971    $   536,868     1.34     1.19

    5    6     2800-2900 Sierra Pine                   $   395,526    $   466,378    $   428,361    $   379,796     1.34     1.19
    5    7     13240, 13280 Amar Road                  $   323,461    $   349,524    $   303,271    $   261,496     1.34     1.19
    5    8     Chapman & Western                       $   296,090    $   329,945    $   285,393    $   257,234     1.34     1.19
    5    9     15551 Red Hill Avenue                   $   229,688    $   274,546    $   259,775    $   235,139     1.34     1.19
    5   10     1900 Tubeway                            $   164,926    $   178,842    $   184,654    $   165,493     1.34     1.19
    5   11     3707 S. Hill Street                     $   167,912    $   188,662    $   173,891    $   159,244     1.34     1.19
    5   12     2001-2015 Saybrook                      $   158,096    $   179,325    $   166,732    $   148,582     1.34     1.19
    5   13     2229-2235 E. Magnolia                   $    89,350    $   154,952    $   125,840    $   110,279     1.34     1.19
    5   14     111 N. Hudson Avenue                    $    65,905    $   120,012    $   132,933    $   117,540     1.34     1.19
    5   15     1444-1446 Factor Ave.                   $   103,395    $   108,880    $   101,257    $    89,552     1.34     1.19
    5   16     2600 Yates                              $    80,425    $   102,301    $    93,692    $    83,022     1.34     1.19
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 5,283,530    $ 6,124,692    $ 5,750,702    $ 5,115,913     1.34     1.19
    6    1     Eastland Mall                           $ 5,657,865    $ 5,866,962    $ 6,035,738    $ 5,632,905     1.40     1.31
    7    1   * Airport Industrial                      $ 8,284,072    $ 8,426,488    $ 8,109,704    $ 7,665,917     1.40     1.33

               Banyan Pool I
    8    1     Colonial Penn Insurance                 $ 1,208,013    $ 1,223,508    $   813,549    $   679,364     2.10     1.72
    8    2     Phoenix Business Center                 $   694,678    $   764,050    $   714,051    $   577,906     2.10     1.72
    8    3     Sand Lake Center                        $   477,029    $   588,426    $   620,678    $   529,663     2.10     1.72
    8    4     Avalon Center                           $    87,000    $   260,050    $   582,927    $   491,643     2.10     1.72
    8    5     Peachtree Point                         $   491,674    $   584,157    $   562,752    $   446,430     2.10     1.72
    8    6     Southlake Corporate Center              $   573,424    $   578,091    $   525,258    $   437,922     2.10     1.72
    8    7     Newtown Business Center                 $   501,620    $   543,051    $   549,531    $   442,262     2.10     1.72
    8    8     University CC III                       $   344,374    $   369,706    $   390,520    $   335,893     2.10     1.72
    8    9     University CC II                        $   326,494    $   350,511    $   370,245    $   318,454     2.10     1.72
    8   10     Airways Plaza                           $   332,276    $   407,929    $   387,813    $   255,127     2.10     1.72
    8   11     Technology Center                       $   333,958    $   321,685    $   275,256    $   220,193     2.10     1.72
    8   12     Park Center                             $   338,401    $   283,605    $   358,148    $   302,444     2.10     1.72
    8   13     University CC IV                        $   149,028    $   159,990    $   168,997    $   145,358     2.10     1.72
    8   14     Atrium                                  $   151,795    $   145,319    $    91,254    $    76,507     2.10     1.72
    8   15     University CC 1                         $    80,022    $    85,909    $    90,745    $    78,052     2.10     1.72
    8   16     Metric Plaza                            $   112,367    $   121,364    $   154,431    $   121,948     2.10     1.72
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 6,202,153    $ 6,787,351    $ 6,656,155    $ 5,459,166     2.10     1.72
               Land Apartments
    9    1     Eastland Apartments                     $ 1,325,024    $ 1,642,527    $ 1,621,170    $ 1,507,170     1.30     1.21
    9    2     Crown Point Apartments                  $   695,819    $   758,964    $   743,790    $   697,790     1.30     1.21
    9    3     Prairie Creek                           $   569,348    $   612,652    $   631,601    $   584,351     1.30     1.21
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 2,590,191    $ 3,014,143    $ 2,996,561    $ 2,789,311     1.30     1.21
               Burgandy Properties
   10    1     Mill Pond West                          $   487,555    $   494,999    $   514,718    $   475,718     1.40     1.30
   10    2     Mill Pond East                          $   432,908    $   460,724    $   557,551    $   520,051     1.40     1.30
   10    3     Pebblebrook 1                           $   354,993    $   365,548    $   363,252    $   342,252     1.40     1.30
   10    4     Beach South                             $   360,262    $   352,751    $   388,371    $   354,371     1.40     1.30
   10    5     Pebblebrook II                          $   339,933    $   359,788    $   363,131    $   342,131     1.40     1.30
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 1,975,651    $ 2,033,810    $ 2,187,023    $ 2,034,523     1.40     1.30
   11    1     One Park Plaza                          $ 3,212,235    $ 3,615,370    $ 2,549,198    $ 2,015,029     2.03     1.61
   12    1     Beckman Instruments - Brea                                            $ 7,198,400    $ 7,198,400     1.00     1.00
   13    1     Sun Life RV Resort                      $ 1,651,146    $ 1,714,424    $ 1,587,506    $ 1,549,256     1.25     1.22
   14    1     1400 Union Meeting                      $ 2,135,340    $ 2,226,134    $ 2,005,276    $ 1,692,900     1.46     1.23
   15    1     Cliffs of Dunwoody                      $ 1,526,538    $ 1,578,445    $ 1,575,118    $ 1,484,478     1.30     1.23
   16    1     6400 Shafer Court                       $ 1,632,278    $ 1,866,608    $ 1,746,806    $ 1,521,762     1.45     1.26
   17    1     Walzem Plaza S/C                        $ 1,511,987    $ 1,559,067    $ 1,548,197    $ 1,363,858     1.53     1.35
   18    1     Beckman - Miami                                                       $ 5,016,000    $ 5,016,000     1.00     1.00
   19    1     Money Store Headquarters                                              $ 6,677,563    $ 6,677,563     1.00     1.00
               Greenwich Portfolio
   20    1     45 E.Putnam                             $   629,021    $   739,212    $   695,557    $   652,094     1.47     1.39
   20    2     340-350 Greenwich Ave.                  $   410,544    $   419,726    $   398,647    $   377,334     1.47     1.39
   20    3     116-136 E. Putnam                       $   483,038    $   496,732    $   481,816    $   454,164     1.47     1.39
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 1,522,603    $ 1,655,670    $ 1,576,020    $ 1,483,592     1.47     1.39
   21    1     Monte Sano Apts.                        $ 1,235,489    $ 1,315,807    $ 1,248,581    $ 1,167,581     1.27     1.18
   22    1     Pointe West                             $ 1,622,544    $ 1,715,644    $ 1,488,849    $ 1,205,011     1.49     1.21
               Accor-M-Six V
   23    1     696                                     $ 1,259,639    $ 1,259,639    $   960,160    $   472,560     1.00     1.00
   23    2     1007                                    $   999,034    $   999,034    $   851,368    $   237,887     1.00     1.00
   23    3     639                                     $   671,706    $   671,706    $   530,436    $   411,481     1.00     1.00
   23    4     689                                     $   630,135    $   630,135    $   449,337    $   478,989     1.00     1.00
   23    5     741                                     $   623,298    $   623,298    $   523,298    $   417,910     1.00     1.00
   23    6     1257                                    $   553,781    $   553,781    $   428,781    $   360,046     1.00     1.00
   23    7     1117                                    $   567,353    $   567,353    $   381,074    $   343,972     1.00     1.00
   23    8     1067                                    $   503,012    $   503,012    $   318,012    $   642,939     1.00     1.00
   23    9     1140                                    $   475,013    $   475,013    $   431,013    $   382,548     1.00     1.00
   23   10     1010                                    $   416,320    $   416,320    $   142,458    $   180,023     1.00     1.00
   23   11     1160                                    $   334,428    $   334,428    $   242,391    $   331,113     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 7,033,719    $ 7,033,719    $ 5,258,327    $ 4,259,468     1.00     1.00
               Accor-M-Six III
   24    1     103                                     $ 2,091,231    $ 2,091,231    $ 1,585,324    $   596,788     1.00     1.00
   24    2     251                                     $   777,787    $   777,787    $  (363,063)   $   608,605     1.00     1.00
   24    3     171                                     $   673,306    $   673,306    $   537,306    $   351,573     1.00     1.00
   24    4     1111                                    $   635,774    $   635,774    $  (112,226)   $   280,667     1.00     1.00
   24    5     1143                                    $   593,545    $   593,545    $   376,908    $   354,527     1.00     1.00
   24    6     334                                     $   506,074    $   506,074    $   487,074    $   372,254     1.00     1.00
   24    7     1150                                    $   429,944    $   429,944    $   369,944    $   348,619     1.00     1.00
   24    8     1109                                    $   473,543    $   473,543    $  (390,278)   $   295,439     1.00     1.00
   24    9     282                                     $   418,364    $   418,364    $   376,364    $   304,303     1.00     1.00
   24   10     231                                     $   434,328    $   434,328    $  (153,672)   $   366,345     1.00     1.00
   24   11     121                                     $   433,894    $   433,894    $  (828,106)   $   304,303     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 7,467,790    $ 7,467,790    $ 1,885,575    $ 4,183,422     1.00     1.00
   25    1     1129 State Street                       $ 1,217,342    $ 1,291,389    $ 1,326,237    $ 1,228,081     1.45     1.35

               Accor-M-Six VI
   26    1     15                                      $ 1,008,105    $ 1,008,105    $   947,105    $   273,381     1.00     1.00
   26    2     471                                     $   789,018    $   789,018    $   636,636    $   401,293     1.00     1.00
   26    3     346                                     $   758,693    $   758,693    $   602,795    $   311,002     1.00     1.00
   26    4     1137                                    $   638,736    $   638,736    $   163,916    $   318,526     1.00     1.00
   26    5     1005                                    $   689,895    $   689,895    $  (130,113)   $   295,953     1.00     1.00
   26    6     560                                     $   419,557    $   419,557    $  (488,443)   $   250,808     1.00     1.00
   26    7     620                                     $   464,255    $   464,255    $   395,255    $   275,889     1.00     1.00
   26    8     1265                                    $   417,987    $   417,987    $   222,307    $   326,050     1.00     1.00
   26    9     128                                     $   610,218    $   610,218    $   526,218    $   305,986     1.00     1.00
   26   10     1198                                    $   364,584    $   364,584    $   294,584    $   275,889     1.00     1.00
   26   11     1094                                    $   403,984    $   403,984    $  (320,016)   $   260,840     1.00     1.00
   26   12     1188                                    $   334,160    $   334,160    $   312,160    $   280,905     1.00     1.00
   26   13     292                                     $   302,792    $   302,792    $   193,321    $   258,332     1.00     1.00
   26   14     1182                                    $   277,708    $   277,708    $   251,708    $   248,300     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 7,479,692    $ 7,479,692    $ 3,607,432    $ 4,083,153     1.00     1.00
               Accor-M-Six Penvest II
   27    1     142                                     $   774,622    $   774,622    $   756,622    $   235,468     1.00     1.00
   27    2     651                                     $   668,126    $   668,126    $   658,126    $   305,607     1.00     1.00
   27    3     1131                                    $   455,566    $   455,566    $   389,566    $   278,052     1.00     1.00
   27    4     522                                     $   531,003    $   531,003    $   283,003    $   315,627     1.00     1.00
   27    5     1047                                    $   614,281    $   614,281    $   452,020    $   328,152     1.00     1.00
   27    6     1120                                    $   510,077    $   510,077    $   435,077    $   295,587     1.00     1.00
   27    7     166                                     $   466,504    $   466,504    $   349,492    $   197,893     1.00     1.00
   27    8     458                                     $   341,655    $   341,655    $   179,102    $   283,062     1.00     1.00
   27    9     1214                                    $   401,954    $   401,954    $   325,437    $   200,398     1.00     1.00
   27   10     1110                                    $   379,029    $   379,029    $   247,312    $   293,082     1.00     1.00
   27   11     1092                                    $   343,325    $   343,325    $   168,325    $   270,538     1.00     1.00
   27   12     1262                                    $   320,820    $   320,820    $  (148,723)   $   240,478     1.00     1.00
   27   13     484                                     $   350,332    $   350,332    $   324,332    $   202,903     1.00     1.00
   27   14     146                                     $   284,284    $   284,284    $   281,284    $   205,408     1.00     1.00
   27   15     351                                     $   244,220    $   244,220    $   150,206    $   293,082     1.00     1.00
   27   16     4                                       $   285,907    $   285,907    $   145,562    $   175,348     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 6,971,705    $ 6,971,705    $ 4,996,741    $ 4,120,687     1.00     1.00
   28    1     Wasilla Retail Center                   $ 1,385,464    $ 1,376,948    $ 1,345,576    $ 1,282,001     1.55     1.48
               Accor-M-Six IV
   29    1     263                                     $ 1,323,047    $ 1,323,047    $ 1,103,710    $   350,620     1.00     1.00
   29    2     1127                                    $   855,696    $   855,696    $   672,608    $   347,673     1.00     1.00
   29    3     122                                     $   679,411    $   679,411    $   656,411    $   359,459     1.00     1.00
   29    4     1132                                    $   654,945    $   654,945    $   618,945    $   321,156     1.00     1.00
   29    5     1036                                    $   576,566    $   576,566    $  (415,262)   $   291,692     1.00     1.00
   29    6     426                                     $   381,058    $   381,058    $   287,113    $   356,513     1.00     1.00
   29    7     1250                                    $   449,930    $   449,930    $   410,930    $   321,156     1.00     1.00
   29    8     225                                     $   448,086    $   448,086    $   339,086    $   153,212     1.00     1.00
   29    9     1088                                    $   411,848    $   411,848    $   269,842    $   279,907     1.00     1.00
   29   10     1237                                    $   329,148    $   329,148    $   279,148    $   235,711     1.00     1.00
   29   11     172                                     $    77,925    $    77,925    $(1,145,319)   $   303,478     1.00     1.00
   29   12     377                                     $   292,697    $   292,697    $   268,697    $   356,513     1.00     1.00
   29   13     440                                     $   281,276    $   281,276    $   138,233    $   359,459     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 6,761,633    $ 6,761,633    $ 3,484,142    $ 4,036,547     1.00     1.00
   30    1     Holiday Inn Sunspree Padre Island       $ 2,048,257    $ 2,169,118    $ 2,078,441    $ 1,606,609     2.03     1.57
               Accor-M-Six Creditvest I
   31    1     688                                     $   762,812    $   762,812    $   561,208    $   346,109     1.00     1.00
   31    2     1052                                    $   780,376    $   780,376    $   584,521    $   348,357     1.00     1.00
   31    3     381                                     $   679,861    $   679,861    $   507,812    $   274,191     1.00     1.00
   31    4     679                                     $   776,538    $   776,538    $   594,697    $   305,655     1.00     1.00
   31    5     1183                                    $   657,916    $   657,916    $   507,142    $   404,544     1.00     1.00
   31    6     107                                     $   432,319    $   432,319    $   304,195    $   265,201     1.00     1.00
   31    7     183                                     $   443,667    $   443,667    $   402,078    $   226,994     1.00     1.00
   31    8     422                                     $   391,317    $   391,317    $   351,439    $   271,943     1.00     1.00
   31    9     1207                                    $   344,872    $   344,872    $   225,356    $   269,696     1.00     1.00
   31   10     1278                                    $   344,692    $   344,692    $   310,756    $   211,262     1.00     1.00
   31   11     1135                                    $   308,138    $   308,138    $   273,708    $   191,034     1.00     1.00
   31   12     417                                     $  (215,151)   $  (215,151)   $  (340,852)   $   283,180     1.00     1.00
   31   13     1091                                    $   238,944    $   238,944    $   206,049    $   249,468     1.00     1.00
   31   14     205                                     $   281,172    $   281,172    $   195,255    $   202,272     1.00     1.00
   31   15     794                                     $   329,717    $   329,717    $   293,575    $   224,746     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 6,557,190    $ 6,557,190    $ 4,976,936    $ 4,074,652     1.00     1.00
               Accor-M-Six Limited Partnership
   32    1     1078                                    $   814,974    $   814,974    $   130,139    $   262,264     1.00     1.00
   32    2     1268                                    $   746,998    $   746,998    $   594,734    $   264,693     1.00     1.00
   32    3     775                                     $   728,219    $   728,219    $   607,200    $   356,971     1.00     1.00
   32    4     739                                     $   796,357    $   796,357    $   774,357    $   281,691     1.00     1.00
   32    5     1040                                    $   660,233    $   660,233    $   438,728    $   325,402     1.00     1.00
   32    6     253                                     $   628,050    $   628,050    $   270,050    $   296,261     1.00     1.00
   32    7     245                                     $   630,906    $   630,906    $   497,391    $   305,975     1.00     1.00
   32    8     700                                     $   379,579    $   379,579    $   278,579    $   305,975     1.00     1.00
   32    9     1059                                    $   324,515    $   324,515    $   218,449    $   213,697     1.00     1.00
   32   10     1254                                    $   378,863    $   378,863    $   236,761    $   398,253     1.00     1.00
   32   11     1283                                    $   390,044    $   390,044    $   343,044    $   245,266     1.00     1.00
   32   12     156                                     $   388,498    $   388,498    $   121,498    $   235,552     1.00     1.00
   32   13     699                                     $   315,660    $   315,660    $   315,660    $   228,267     1.00     1.00
   32   14     784                                     $   344,648    $   344,648    $   106,076    $   269,549     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 7,527,544    $ 7,527,544    $ 4,932,666    $ 3,989,817     1.00     1.00
               Accor-M-Six Creditvest II
   33    1     1267                                    $ 1,279,713    $ 1,279,713    $ 1,209,713    $   383,189     1.00     1.00
   33    2     476                                     $ 1,112,583    $ 1,112,583    $ 1,067,583    $   377,294     1.00     1.00
   33    3     376                                     $ 1,020,808    $ 1,020,808    $   792,633    $   480,460     1.00     1.00
   33    4     345                                     $   716,652    $   716,652    $   650,652    $   604,260     1.00     1.00
   33    5     402                                     $   284,284    $   284,284    $   281,284    $   362,556     1.00     1.00
   33    6     1142                                    $   431,811    $   431,811    $   308,647    $   288,866     1.00     1.00
   33    7     371                                     $   490,359    $   490,359    $   143,200    $   374,347     1.00     1.00
   33    8     133                                     $   413,757    $   413,757    $   322,842    $   321,290     1.00     1.00
   33    9     1035                                    $   432,079    $   432,079    $   343,218    $   262,337     1.00     1.00
   33   10     542                                     $   331,667    $   331,667    $  (317,992)   $   341,923     1.00     1.00
   33   11     1130                                    $   352,589    $   352,589    $   254,589    $   224,018     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 6,866,302    $ 6,866,302    $ 5,056,369    $ 4,020,540     1.00     1.00
   34    1     Rancho San Marcos Village               $   898,626    $ 1,179,506    $ 1,179,867    $ 1,105,851     1.35     1.26
               Accor-M-Six Penvest I
   35    1     294                                     $   658,814    $   658,814    $   542,396    $   270,548     1.00     1.00
   35    2     743                                     $   524,777    $   524,777    $   120,253    $   329,045     1.00     1.00
   35    3     1108                                    $   432,319    $   432,319    $   303,134    $   258,362     1.00     1.00
   35    4     1136                                    $   425,646    $   425,646    $   314,646    $   302,234     1.00     1.00
   35    5     385                                     $   573,028    $   573,028    $   525,028    $   299,797     1.00     1.00
   35    6     406                                     $   613,440    $   613,440    $   463,718    $   321,733     1.00     1.00
   35    7     586                                     $   539,322    $   539,322    $   511,322    $   236,425     1.00     1.00
   35    8     339                                     $   410,909    $   410,909    $   344,909    $   297,360     1.00     1.00
   35    9     1200                                    $   534,561    $   534,561    $   489,561    $   302,234     1.00     1.00
   35   10     290                                     $   344,197    $   344,197    $   332,197    $   277,861     1.00     1.00
   35   11     554                                     $   406,391    $   406,391    $   356,391    $   216,926     1.00     1.00
   35   12     1069                                    $   403,688    $   403,688    $   251,508    $   260,799     1.00     1.00
   35   13     158                                     $   127,041    $   127,041    $(1,122,959)   $   190,115     1.00     1.00
   35   14     1009                                    $   291,395    $   291,395    $   158,907    $   168,179     1.00     1.00
   35   15     1264                                    $   260,701    $   260,701    $   180,957    $   229,113     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 6,546,229    $ 6,546,229    $ 3,771,969    $ 3,960,732     1.00     1.00
   36    1     Palm Desert Country Club S.C.           $ 1,059,553    $ 1,127,525    $ 1,150,017    $ 1,076,733     1.34     1.25
   37    1     New City Plaza                          $ 1,048,882    $ 1,044,479    $   984,970    $   911,469     1.23     1.14
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown       $        --    $        --    $ 1,813,260    $ 1,813,260     1.00     1.00
   38    2     Mishawaka - Movies 10                   $        --    $        --    $   957,000    $   957,000     1.00     1.00
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $        --    $        --    $ 2,770,260    $ 2,770,260     1.00     1.00
   39    1     Nordhoff Industrial Complex             $   925,341    $ 1,160,110    $ 1,118,984    $   973,079     1.44     1.26
   40    1     Seven Corners Apts.                     $ 1,028,450    $ 1,006,069    $ 1,008,331    $   937,331     1.39     1.30
   41    1     Citibank Office Plaza                   $   944,279    $ 1,188,684    $ 1,152,286    $   944,057     1.55     1.27
   42    1     Savannah Apartments                     $   726,648    $ 1,014,946    $ 1,027,920    $   955,420     1.62     1.50
   43    1     Belleville Manor                        $   869,075    $   885,694    $   901,863    $   883,963     1.34     1.31
   44    1     203 East Fordham Road                   $ 1,109,643    $ 1,090,071    $   960,418    $   907,466     1.31     1.24
   45    1     Plantation Club Apartments              $   919,612    $   908,690    $   936,599    $   882,599     1.28     1.21
   46    1     Silver Pointe SC                        $   394,753    $   649,664    $   918,559    $   835,458     1.41     1.28
   47    1     Central Medical Park                    $ 1,173,930    $ 1,136,809    $ 1,049,564    $   879,685     1.56     1.31
   48    1     Friendly Village MHP                    $   848,593    $   870,412    $   926,602    $   901,402     1.60     1.56
   49    1     Springhill Business Center              $   958,771    $   988,515    $ 1,058,924    $   934,191     1.70     1.50
   50    1     Pacific Court Office Building           $   995,206    $ 1,144,906    $ 1,020,000    $   913,285     1.87     1.67
               Banyan Pool 3
   51    1     Elmhurst                                $   969,542    $   855,525    $   624,549    $   510,373     2.01     1.66
   51    2     Milwaukee - Commerce                    $   245,392    $   236,928    $   202,050    $   169,113     2.01     1.66
   51    3     Milwaukee - 160th                       $   213,728    $   206,356    $   175,989    $   147,292     2.01     1.66
   51    4     Milwaukee - Whittaker Way               $   174,149    $   168,142    $   143,390    $   120,016     2.01     1.66
   51    5     Milwaukee - Ryerson                     $   158,317    $   152,857    $   130,355    $   109,105     2.01     1.66
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 1,761,128    $ 1,619,808    $ 1,276,333    $ 1,055,899
   52    1     Pride Center                            $ 1,263,740    $ 1,141,608    $ 1,069,906    $   976,315     1.81     1.65
   53    1     Hidden Harbor                           $   784,777    $   767,263    $   763,441    $   709,441     1.30     1.21
   54    1     Oshkosh Center II                       $        --    $   894,553    $   858,374    $   808,054     1.50     1.42
   55    1     Waterford Plaza                         $   752,850    $   778,847    $   795,748    $   728,016     1.31     1.20
   56    1     Palm Harbor Apartments                  $   719,989    $   700,778    $   783,047    $   717,047     1.42     1.30
   57    1     Fiserve Building                        $ 1,023,198    $ 1,021,152    $   886,518    $   756,880     1.50     1.28
               Airport Atrium
   58    1     Airport Atrium                          $   498,667    $   555,036    $   426,993    $   311,823     1.62     1.28
   58    2     Sampson 1                               $   382,517    $   382,289    $   326,566    $   278,410     1.62     1.28
   58    3     Braemar Building                        $   171,595    $   226,402    $   203,678    $   165,773     1.62     1.28
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $ 1,052,779    $ 1,163,727    $   957,237    $   756,006     1.62     1.28
   59    1     Wicomico                                $   894,808    $   930,843    $   923,597    $   769,578     1.58     1.32
               Seven Mobile Home Properties
   60    1     Woodside MHP                            $   133,945    $   133,945    $   138,371    $   135,771     1.34     1.31
   60    2     Natural Springs MHP                     $   152,194    $   152,194    $   140,585    $   137,435     1.34     1.31
   60    3     Mountainview East MHP                   $   135,634    $   135,929    $   128,833    $   125,683     1.34     1.31
   60    4     Progress Ridge MHP                      $   115,298    $   115,298    $   119,568    $   116,318     1.34     1.31
   60    5     Southern Hills MHP                      $    85,777    $    85,777    $    84,073    $    81,923     1.34     1.31
   60    6     Sunshine MHP                            $    84,098    $    68,319    $    66,957    $    64,807     1.34     1.31
   60    7     Castle Hill MHP                         $    49,712    $    49,712    $    44,682    $    43,590     1.34     1.31
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $   756,658    $   741,174    $   723,069    $   705,527     1.34     1.31
   61    1     SL-Tulsa                                $   886,049    $   847,206    $   905,357    $   757,596     1.80     1.51
   62    1     The Courtyard Apts.                     $   717,599    $   717,589    $   671,369    $   651,369     1.41     1.36
   63    1     Old Metairie Village Shopping Center    $   846,341    $   889,449    $   838,580    $   728,680     1.71     1.48
   64    1     Willowick Industrial Park               $   776,637    $   798,745    $   810,618    $   685,013     1.51     1.28
   65    1     Courtney Square Apartments              $   747,389    $   747,876    $   718,387    $   666,137     1.47     1.37
   66    1     Plaza de la Fiesta III & IV             $   760,948    $   767,612    $   786,341    $   714,580     1.50     1.36
   67    1     Motorola Training Center                $   518,163    $   858,581    $   779,781    $   663,863     1.49     1.27
   68    1     Madison Village                         $   736,812    $   779,669    $   754,006    $   697,866     1.64     1.52
   69    1     Pipestone Plaza                         $   676,306    $   787,800    $   682,748    $   682,748     1.53     1.53
   70    1     Parkleigh North Apts.                   $   651,882    $   652,757    $   670,166    $   616,166     1.56     1.44
   71    1     Southgate Estates MHP                   $   584,319    $   605,471    $   566,504    $   557,279     1.34     1.32
   72    1     7 West 45th Street                      $   909,852    $   852,129    $   734,128    $   614,049     1.75     1.47
   73    1     2100 Swift Drive                        $        --    $        --    $   704,854    $   611,532     1.61     1.40
   74    1     Westwind Apts.                          $   538,069    $   544,378    $   573,209    $   520,351     1.53     1.39
   75    1     Stanford Townhouses                     $   560,801    $   567,564    $   561,783    $   531,725     1.49     1.41
   76    1     Mentor Industrial                       $   609,664    $   767,286    $   742,961    $   553,130     1.79     1.33
   77    1     Braebuurn Colony Apts.                  $   611,659    $   630,174    $   670,632    $   601,882     1.72     1.54
   78    1     SL-Mogadore                             $   757,747    $   801,813    $   709,187    $   609,380     1.89     1.63
   79    1     ABFM Industrial Building                $ 1,384,717    $ 1,344,966    $   902,130    $   715,451     2.16     1.71
   80    1     1567-1575 Lexington Avenue              $   468,806    $   593,538    $   659,146    $   624,796     1.82     1.73
   81    1     Mason Manor MHP                         $   494,959    $   454,638    $   482,921    $   469,571     1.32     1.28
   82    1     118-40 Metropolitan Ave.                $   535,949    $   536,150    $   467,594    $   447,094     1.36     1.30
   83    1     Clark & Diversey Shopping Ctr.          $   537,509    $   520,881    $   496,595    $   459,026     1.31     1.21
   84    1     Stanbridge Apartments                   $   430,528    $   488,102    $   494,457    $   457,207     1.45     1.34
   85    1     Village Townhomes                       $   418,150    $   458,978    $   466,464    $   431,464     1.45     1.34
   86    1     Ventu Park Shopping Center              $   458,074    $   464,526    $   473,891    $   437,566     1.30     1.20
   87    1     Bowen's Wharf                           $   635,514    $   660,496    $   586,049    $   509,240     1.77     1.54
               Muraco Portfolio
   88    1     Lakeview Apts.                          $   236,601    $   280,498    $   224,674    $   206,674     1.48     1.37
   88    2     Oneida Apts.                            $   180,235    $   189,860    $   164,537    $   152,537     1.48     1.37
   88    3     Townsquare Apts.                        $   134,621    $   158,719    $   101,787    $    95,787     1.48     1.37
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $   551,457    $   629,077    $   490,998    $   454,998     1.48     1.37
   89    1     Sherman West Apartments                 $   523,867    $   526,132    $   479,727    $   446,227     1.54     1.43
   90    1     Parkside Village Apts.                  $   429,645    $   483,509    $   466,068    $   436,068     1.57     1.47
   91    1     Harbor Greens                           $   187,070    $   650,990    $   712,561    $   661,561     2.11     1.96
   92    1     710 State Street                        $   411,125    $   438,121    $   479,375    $   448,919     1.38     1.29
   93    1     Flemings Foods Store                    $   457,903    $   456,222    $   376,345    $   376,345     1.27     1.27
   94    1     Playa Vista Plaza                       $   701,018    $   710,634    $   751,506    $   539,038     2.65     1.90
   95    1     122-126 East 103rd Street               $   448,514    $   506,097    $   450,425    $   428,430     1.52     1.45
   96    1     Stonewall SC                            $   506,914    $   506,457    $   455,013    $   387,681     1.62     1.38
   97    1     Tempo Cabana Apts.                      $   495,585    $   513,344    $   511,312    $   477,562     1.86     1.74
   98    1     Westmont Apts                           $   506,523    $   494,047    $   480,967    $   449,755     1.64     1.53
   99    1     Great Western Bank Building             $   426,085    $   441,652    $   414,129    $   371,656     1.39     1.25
  100    1     Chelmsford Crossing                                    $   447,445    $   505,702    $   489,020     1.59     1.54
  101    1     Safeway Industrial                      $   485,562    $   455,252    $   444,538    $   380,125     1.45     1.24
  102    1     The Bentley Mills Building                                            $ 1,300,349    $ 1,300,349     1.00     1.00
  103    1     Twin Pines Healthcare Center            $   517,148    $   707,871    $   615,949    $   591,199     2.16     2.08
  104    1     Corporate West One                      $   486,429    $   542,014    $   466,516    $   376,458     1.52     1.22
  105    1     Ingle West Office Building              $   456,679    $   521,421    $   465,407    $   370,313     1.63     1.29
  106    1     Colony Ridge Apts.                      $   439,996    $   505,349    $   536,236    $   476,414     2.02     1.79
  107    1     SL - Lima                               $   521,363    $   543,164    $   472,200    $   382,653     1.70     1.38
  108    1     Collins Nursing Home                    $   585,227    $   705,670    $   501,662    $   466,162     1.81     1.68
  109    1     Westgrove Towers                        $   500,000    $   568,299    $   559,976    $   516,484     2.39     2.20
  110    1   * Apartments of Westgrove                 $   556,309    $   572,447    $   542,064    $   514,037     2.20     2.09
  111    1   * West Third Street                       $   520,264    $   484,322    $   426,063    $   331,917     1.65     1.28
  112    1     Pollyanna Apartments                    $   289,073    $   328,176    $   407,894    $   363,894     1.58     1.41
  113    1     Bellemeade Plaza                        $   548,074    $   529,053    $   555,086    $   470,314     1.91     1.55
  114    1     Hiawassee Oaks Apartments               $   333,129    $   366,371    $   366,860    $   341,860     1.61     1.50
  115    1     Giant Food Store                        $   324,623    $   320,391    $   302,055    $   271,161     1.37     1.23
  116    1     Timber Ridge Apts.                      $   352,067    $   453,352    $   430,757    $   377,757     1.85     1.62
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park             $   185,355    $   224,195    $   187,275    $   178,125     1.32     1.26
  117    2     Comfort Mobile Home Park                $   148,795    $   167,193    $   123,735    $   119,085     1.32     1.26
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $   334,150    $   391,388    $   311,010    $   297,210     1.32     1.26
  118    1     GRW Building                            $   389,593    $   405,595    $   365,086    $   300,090     1.61     1.32
  119    1     University Hills                        $   395,508    $   384,147    $   368,813    $   326,883     1.74     1.54
  120    1     Grove Gate Apartments                   $   347,213    $   346,607    $   303,921    $   286,921     1.40     1.32
  121    1     Colts Neck Shopping Center              $   437,084    $   440,395    $   402,189    $   362,813     1.85     1.67
  122    1     Keosippi Mall                           $   501,125    $   502,113    $   467,912    $   336,857     1.96     1.41
  123    1     Pineville Commerce Center               $   357,280    $   367,777    $   298,556    $   298,556     1.44     1.44
  124    1     90-92 Thompson Street                   $   261,634    $   302,000    $   296,154    $   286,286     1.48     1.43
  125    1     Walton Manor MHP                        $   334,870    $   376,314    $   402,606    $   389,806     2.05     1.99
  126    1     238 E. 111th/204 E. 112th Street        $   198,801    $   288,858    $   297,829    $   282,824     1.58     1.50
  127    1     Palmwood Terrace Apts.                  $   301,444    $   307,827    $   317,973    $   292,973     1.73     1.59
  128    1     Hartnell Plaza                          $   305,269    $   285,924    $   258,536    $   236,655     1.32     1.21
  129    1     Carytown Square                         $   313,343    $   319,230    $   302,487    $   261,968     1.59     1.38
  130    1     Oak Creek Apts.                         $   311,159    $   342,146    $   327,230    $   291,230     1.73     1.54
  131    1     Hollywood News Building                 $   390,824    $   378,739    $   372,246    $   301,578     1.86     1.51
  132    1     Chateau Apts.                           $   290,497    $   244,414    $   309,645    $   285,884     1.74     1.60
  133    1     Miller Road Business Ctr.               $   290,581    $   296,975    $   295,360    $   239,410     1.58     1.28
  134    1     The Kellogg Property                    $   264,240    $   279,161    $   249,952    $   234,570     1.50     1.41
  135    1     Maple Lawn III                          $   266,038    $   299,155    $   272,017    $   246,013     1.60     1.45
  136    1     Stapley-McKellips Center                $   263,074    $   280,750    $   268,069    $   238,936     1.58     1.41
  137    1     239 S. La Cienega                       $   282,038    $   288,073    $   255,898    $   231,521     1.43     1.29
  138    1     Sunflowers Terrace Apts.                $   389,204    $   443,184    $   357,731    $   317,731     2.07     1.83
  139    1     Yearling                                $   243,319    $   284,275    $   295,073    $   259,073     1.85     1.63
  140    1     Briarwyck Apts.                         $   289,766    $   312,275    $   319,548    $   291,548     2.02     1.84
  141    1     H Lazy F MHP                            $   282,159    $   287,807    $   278,902    $   270,298     1.74     1.69
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments                     $   183,503    $   185,046    $   150,174    $   134,174     2.07     1.83
  142    2     Rockport Oaks Garden Apartments         $   133,578    $   124,637    $   134,456    $   117,100     2.07     1.83
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $   317,081    $   309,683    $   284,630    $   251,274     2.07     1.83
  143    1     Burnhaven                               $   248,743    $   280,985    $   240,414    $   199,048     1.49     1.24
  144    1     Colton Midtown Plaza                    $        --    $   238,004    $   341,502    $   257,914     2.26     1.70
  145    1     Sax Drugs                               $   201,891    $   238,956    $   204,707    $   188,820     1.37     1.26
  146    1     Sea Tac Gardens Apts.                   $   227,021    $   239,981    $   225,253    $   207,753     1.62     1.50
  147    1     Cherry Point Mall                       $   296,805    $   347,002    $   318,950    $   218,820     1.82     1.25
  148    1     The Point                               $   278,366    $   273,062    $   242,518    $   182,781     1.70     1.28
  149    1     311 East 109th Street                   $   126,448    $   224,685    $   208,060    $   199,361     1.58     1.52
  150    1     Peachwood Manor MHP                     $   176,963    $   189,426    $   191,210    $   184,610     1.48     1.43
  151    1     6972 Sheridan                           $   189,541    $   200,312    $   207,162    $   192,162     1.67     1.55
  152    1     Crest Oak Apts.                         $   194,644    $   193,508    $   212,975    $   197,975     1.72     1.60
  153    1     1&3 Eves                                $   231,367    $   246,120    $   229,160    $   186,793     1.77     1.44
  154    1     Highland Park Townhomes                 $   224,025    $   276,968    $   234,556    $   203,056     1.77     1.54
  155    1     Marbach Square SC                       $   275,625    $   283,098    $   271,071    $   225,820     2.01     1.67
  156    1     Sunpointe Gardens Apts.                 $   209,016    $   199,306    $   201,274    $   160,110     1.61     1.28
  157    1     Airport Executive Park                  $   227,752    $   283,484    $   251,137    $   188,080     1.89     1.42
               Parkside/Pleasant View MHP
  158    1     Parkside MHP                            $   114,283    $   117,760    $   122,734    $   113,574     1.55     1.45
  158    2     Pleasantview MHP                        $    60,307    $    75,809    $    72,143    $    68,043     1.55     1.45
                                                       -----------    -----------    -----------    -----------     ----     ----
                                                       $   174,590    $   193,569    $   194,877    $   181,617     1.55     1.45
  159    1     Oakview Apartments                      $   194,915    $   200,389    $   213,672    $   194,422     1.77     1.61
  160    1     Expressway Commerce Complex             $   157,042    $   191,355    $   182,342    $   159,653     1.57     1.37
  161    1     Brookside Apartments                    $   143,528    $   145,014    $   162,263    $   149,263     1.42     1.31
  162    1     Sundial Shopping Center                 $   280,006    $   283,119    $   253,598    $   214,868     2.23     1.89
  163    1     501 State Street                        $   187,114    $   210,987    $   188,133    $   174,900     1.44     1.34
  164    1     Uniontown Center                        $   215,234    $   224,818    $   222,702    $   195,583     1.84     1.62
  165    1   * Cypress Creek Business Park             $   237,732    $   203,660    $   256,577    $   181,975     2.09     1.48
  166    1     Riverside Estates MHP                   $   150,200    $   213,423    $   212,656    $   205,006     1.86     1.79
  167    1     Winterhaven East Apartments             $   108,895    $   136,683    $   144,342    $   133,829     1.39     1.29
  168    1     Bahamas Apartments                      $   217,889    $   227,013    $   222,852    $   198,102     1.98     1.76
  169    1     The Midland Building                    $   109,362    $   216,680    $   304,940    $   201,351     2.88     1.90
  170    1     236 & 238-240 East 7th Street           $   177,836    $   194,837    $   197,009    $   182,009     1.73     1.60
  171    1     The River Park Center                   $   266,245    $   266,106    $   247,833    $   225,839     2.32     2.12
  172    1     Pasadena Plaza Mart                     $   199,680    $   217,531    $   189,165    $   137,227     1.71     1.24
  173    1     Pleasant View MHP                       $   128,911    $   137,052    $   161,260    $   155,635     1.67     1.61
  174    1     Circuit City-Philadelphia                                             $   604,100    $   604,100     1.00     1.00
  175    1     Nanette Apartments                      $   139,533    $   138,259    $   133,659    $   122,100     1.43     1.30
  176    1     Central Plaza                           $   109,022    $   147,672    $   162,799    $   144,246     1.94     1.72
  177    1     Brandenberry Square Apts                $   189,973    $   203,741    $   201,376    $   175,306     2.32     2.02
  178    1     Champion MHP                            $   228,694    $   230,179    $   192,217    $   183,667     2.16     2.07
  179    1     East Brunswick Woods                    $   128,515    $   161,522    $   154,301    $   124,273     1.78     1.44
  180    1     Circuit City-Harper Woods                                             $   466,020    $   466,020     1.00     1.00
  181    1     Circuit City-Ridgeland                                                $   431,500    $   431,500     1.00     1.00
  182    1     1590 Lexington Avenue                   $    77,191    $   112,121    $   111,454    $   104,784     1.81     1.70
  183    1     Circuit City-East Lansing                                             $   388,350    $   388,350     1.00     1.00
  184    1     Circuit City-Frederick                                                $   388,350    $   388,350     1.00     1.00
  185    1     Circuit City-Green Bay                                                $   388,350    $   388,350     1.00     1.00
  186    1     Circuit City-Indianapolis                                             $   388,350    $   388,350     1.00     1.00
  187    1     2156 2nd Avenue                         $    77,060    $    81,525    $    69,930    $    66,780     1.42     1.36
  188    1     OCC Financial Plaza                     $    98,008    $    91,380    $    81,384    $    68,701     1.47     1.24
  189    1     103 East 102nd Street                   $    71,697    $    72,979    $    66,162    $    63,519     1.47     1.41
  190    1     Windgate MHP                            $    73,296    $    70,672    $    64,608    $    61,858     1.37     1.31
  191    1     Circuit City-Jackson,TN                                               $   284,790    $   284,790     1.00     1.00
  192    1     291 Pleasant                            $    59,806    $    74,258    $    69,473    $    65,473     1.76     1.66
  193    1     Circuit City-Kingsport                                                $   258,900    $   258,900     1.00     1.00
  194    1     Circuit City-Witchita Falls                                           $   258,900    $   258,900     1.00     1.00

                                                               Annex B

                                                                                        Balloon/
                                                                                       Anticipated               1998
  Loan  Asset                                                                           Repayment     1998    Occupancy Underwritten
    #     #          Property Name                              Value          LTV      Date LTV    Occupancy   Period   Occupancy
  ----  ----         -------------                              ------         ----    ---------    ---------   ------   ---------
               Prime Retail III
    1    1     Lighthouse Place                              $  81,500,000      57%        52%       97%           6/1/98      95%
    1    2     Finger Lakes Outlet Center                    $  59,000,000      57%        52%       97%           6/1/98      95%
    1    3   * Outlets at Gilroy III and IV                  $  55,900,000      57%        52%       96%           6/1/98      95%
    1    4     Outlets at Gilroy I, II and V                 $  59,500,000      57%        52%       96%           6/1/98      95%
    1    5   * Kittery Outlet Village                        $  30,000,000      57%        52%      100%           6/1/98      95%
                                                             -------------     ---        ---
                                                    Hard     $ 285,900,000      57%        52%
    2    1     Soho Grand Hotel                     Hard     $ 105,000,000      57%        48%       94%          6/30/98      85%
               Morgantown Mall and Commons
    3    1     Morgantown Mall                               $  55,000,000      80%        70%       82%          6/30/98      82%
    3    2     Morgantown Commons                            $  18,000,000      80%        70%       98%          6/30/98      90%
                                                             -------------     ---        ---
                                                    Hard     $  73,000,000      80%        70%
    4    1     5670 Wilshire                        Hard     $  75,000,000      73%        66%       93%          7/31/98       0%
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard                   $  11,970,000      75%        66%      100%           8/4/98      95%
    5    2     Wicks Business Park                           $   8,295,000      75%        66%       96%           8/4/98      95%
    5    3     341-345 Baldwin Park                          $   6,678,000      75%        66%      100%           8/4/98      95%
    5    4     Nelson & Stafford, Industry                   $   8,316,000      75%        66%      100%           8/4/98      95%
    5    5     730-780 Baldwin Park                          $   8,190,000      75%        66%      100%           8/4/98      95%

    5    6     2800-2900 Sierra Pine                         $   4,725,000      75%        66%      100%           8/4/98      95%
    5    7     13240, 13280 Amar Road                        $   3,822,000      75%        66%      100%           8/4/98      95%
    5    8     Chapman & Western                             $   3,622,500      75%        66%      100%           8/4/98      89%
    5    9     15551 Red Hill Avenue                         $   3,990,000      75%        66%      100%           8/4/98      95%
    5   10     1900 Tubeway                                  $   2,005,500      75%        66%      100%           8/4/98      95%
    5   11     3707 S. Hill Street                           $   1,785,000      75%        66%      100%           8/4/98      95%
    5   12     2001-2015 Saybrook                            $   1,921,500      75%        66%      100%           8/4/98      95%
    5   13     2229-2235 E. Magnolia                         $   1,459,500      75%        66%      100%           8/4/98      95%
    5   14     111 N. Hudson Avenue                          $   1,533,000      75%        66%      100%           8/4/98      95%
    5   15     1444-1446 Factor Ave.                         $   1,302,000      75%        66%      100%           8/4/98      95%
    5   16     2600 Yates                                    $   1,134,000      75%        66%      100%           8/4/98      10%
                                                             -------------     ---        ---
                                                    Hard     $  70,749,000      75%        66%
    6    1     Eastland Mall                        Hard     $  64,000,000      73%        66%       90%          7/31/98      89%
    7    1   * Airport Industrial                   Hard     $  85,000,000      82%        68%       90%          7/31/98      90%

               Banyan Pool I
    8    1     Colonial Penn Insurance                       $   7,300,000      56%        51%      100%          6-30-98      93%
    8    2     Phoenix Business Center                       $   6,000,000      56%        51%       94%          6-30-98      93%
    8    3     Sand Lake Center                              $   7,193,300      56%        51%      100%          6-30-98      93%
    8    4     Avalon Center                                 $   5,300,000      56%        51%       94%          6-30-98      94%
    8    5     Peachtree Point                               $   5,000,000      56%        51%       92%          6-30-98      92%
    8    6     Southlake Corporate Center                    $   4,800,000      56%        51%       95%          6-25-98      93%
    8    7     Newtown Business Center                       $   4,400,000      56%        51%      100%          6-30-98      95%
    8    8     University CC III                             $   3,694,900      56%        51%       94%          6-30-98      94%
    8    9     University CC II                              $   2,882,300      56%        51%       94%          6-30-98      94%
    8   10     Airways Plaza                                 $   3,120,000      56%        51%       97%          6-30-98      88%
    8   11     Technology Center                             $   3,000,000      56%        51%      100%          6-30-98      95%
    8   12     Park Center                                   $   2,990,300      56%        51%       85%          6-30-98      85%
    8   13     University CC IV                              $   1,572,100      56%        51%       94%          6-30-98      94%
    8   14     Atrium                                        $   1,216,400      56%        51%       81%          6-30-98      81%
    8   15     University CC 1                               $   1,751,500      56%        51%       94%          6-30-98      94%
    8   16     Metric Plaza                                  $   1,599,200      56%        51%      100%          6-30-98      93%
                                                             - -----------     ---        ---
                                                    Hard     $  61,820,000      56%        51%
               Land Apartments
    9    1     Eastland Apartments                           $  18,750,000      78%        69%       92%           7/1/98      92%
    9    2     Crown Point Apartments                        $   9,200,000      78%        69%       98%           7/1/98      95%
    9    3     Prairie Creek                                 $   6,300,000      78%        69%       88%           7/1/98      88%
                                                             - -----------     ---        ---
                                                    Soft     $  34,250,000      78%        69%
               Burgandy Properties
   10    1     Mill Pond West                                $   5,607,843      76%        68%       91%           4/1/98      91%
   10    2     Mill Pond East                                $   5,392,157      76%        68%       91%           4/1/98      91%
   10    3     Pebblebrook 1                                 $   3,825,000      76%        68%       99%           4/1/98      95%
   10    4     Beach South                                   $   4,550,000      76%        68%       95%           4/1/98      94%
   10    5     Pebblebrook II                                $   3,825,000      76%        68%      100%           4/1/98      95%
                                                             - -----------     ---        ---
                                                    Soft     $  23,200,000      76%        68%
   11    1     One Park Plaza                       Hard     $  26,000,000      62%        53%       88%          6/30/98      87%
   12    1     Beckman Instruments - Brea           Hard     $  82,900,000      98%         0%      100%           9/1/98     100%
   13    1     Sun Life RV Resort                            $  19,830,000      78%        69%       85%          6/30/98      95%
   14    1     1400 Union Meeting                   Hard     $  21,000,000      71%        64%      100%          3/31/98      93%
   15    1     Cliffs of Dunwoody                   Soft     $  18,450,000      76%        68%       92%        5/31/1998      83%
   16    1     6400 Shafer Court                    Hard     $  21,400,000      61%        55%       92%          5/26/98      93%
   17    1     Walzem Plaza S/C                     Hard     $  15,900,000      78%        68%       93%           6/1/98      93%
   18    1     Beckman - Miami                      Hard     $  57,000,000      97%         0%      100%           9/1/98     100%
   19    1     Money Store Headquarters             Hard     $  89,250,000      96%         0%      100%           9/1/98     100%
               Greenwich Portfolio
   20    1     45 E.Putnam                                   $   7,500,000      63%        56%      100%          7/21/98      95%
   20    2     340-350 Greenwich Ave.                        $   4,300,000      63%        56%      100%          7/21/98      95%
   20    3     116-136 E. Putnam                             $   6,700,000      63%        56%      100%          7/21/98      95%
                                                              ------------     ---        ---
                                                             $  18,500,000      63%        56%
   21    1     Monte Sano Apts.                      Soft    $  14,725,000      76%        68%       93%          8/10/98      93%
   22    1     Pointe West                           Hard    $  14,700,000      73%        66%       93%        8/17/1998      93%
               Accor-M-Six V
   23    1     696                                           $   7,200,000     110%         0%       86%    YE 12/31/1997      86%
   23    2     1007                                          $   6,500,000     110%         0%       100%   YE 12/31/1997     100%
   23    3     639                                           $   5,100,000     110%         0%       73%    YE 12/31/1997      73%
   23    4     689                                           $   5,100,000     110%         0%       57%    YE 12/31/1997      57%
   23    5     741                                           $   4,900,000     110%         0%       69%    YE 12/31/1997      69%
   23    6     1257                                          $   4,300,000     110%         0%       72%    YE 12/31/1997      72%
   23    7     1117                                          $   2,400,000     110%         0%       80%    YE 12/31/1997      80%
   23    8     1067                                          $   3,600,000     110%         0%       53%    YE 12/31/1997      53%
   23    9     1140                                          $   3,500,000     110%         0%       59%    YE 12/31/1997      59%
   23   10     1010                                          $   2,800,000     110%         0%       80%    YE 12/31/1997      80%
   23   11     1160                                          $   2,300,000     110%         0%       48%    YE 12/31/1997      48%
                                                             -------------     ----         --
                                                    Hard     $  47,700,000     110%         0%
               Accor-M-Six III
   24    1     103                                           $  12,200,000      99%         0%       94%    YE 12/31/1997      94%
   24    2     251                                           $   6,100,000      99%         0%       59%    YE 12/31/1997      59%
   24    3     171                                           $   5,300,000      99%         0%       70%    YE 12/31/1997      70%
   24    4     1111                                          $   2,900,000      99%         0%       76%    YE 12/31/1997      76%
   24    5     1143                                          $   4,300,000      99%         0%       63%    YE 12/31/1997      63%
   24    6     334                                           $   3,100,000      99%         0%       66%    YE 12/31/1997      66%
   24    7     1150                                          $   2,800,000      99%         0%       51%    YE 12/31/1997      51%
   24    8     1109                                          $   3,700,000      99%         0%       70%    YE 12/31/1997      70%
   24    9     282                                           $   4,800,000      99%         0%       67%    YE 12/31/1997      67%
   24   10     231                                           $   3,900,000      99%         0%       65%    YE 12/31/1997      65%
   24   11     121                                           $   3,000,000      99%         0%       62%    YE 12/31/1997      62%
                                                             -------------      ---         --
                                                    Hard     $  52,100,000      99%         0%
   25    1     1129 State Street                    Hard     $  14,200,000      69%        63%       94%          6/30/98      94%

               Accor-M-Six VI
   26    1     15                                            $   7,800,000      89%         0%       86%    YE 12/31/1997      86%
   26    2     471                                           $   6,600,000      89%         0%       65%    YE 12/31/1997      65%
   26    3     346                                           $   5,800,000      89%         0%       75%    YE 12/31/1997      75%
   26    4     1137                                          $   5,000,000      89%         0%       68%    YE 12/31/1997      68%
   26    5     1005                                          $   4,500,000      89%         0%       72%    YE 12/31/1997      72%
   26    6     560                                           $   3,900,000      89%         0%       76%    YE 12/31/1997      76%
   26    7     620                                           $   3,700,000      89%         0%       77%    YE 12/31/1997      77%
   26    8     1265                                          $   3,400,000      89%         0%       56%    YE 12/31/1997      56%
   26    9     128                                           $   3,400,000      89%         0%       69%    YE 12/31/1997      69%
   26   10     1198                                          $   3,100,000      89%         0%       67%    YE 12/31/1997      67%
   26   11     1094                                          $   2,600,000      89%         0%       62%    YE 12/31/1997      62%
   26   12     1188                                          $   2,500,000      89%         0%       57%    YE 12/31/1997      57%
   26   13     292                                           $   2,300,000      89%         0%       65%    YE 12/31/1997      65%
   26   14     1182                                          $   2,000,000      89%         0%       67%    YE 12/31/1997      67%
                                                             --------------     ---         --
                                                    Hard     $  56,600,000      89%         0%
               Accor-M-Six Penvest II
   27    1     142                                           $   3,900,000      99%         0%       86%    YE 12/31/1997      86%
   27    2     651                                           $   2,500,000      99%         0%       66%    YE 12/31/1997      66%
   27    3     1131                                          $   2,300,000      99%         0%       63%    YE 12/31/1997      63%
   27    4     522                                           $   3,000,000      99%         0%       56%    YE 12/31/1997      56%
   27    5     1047                                          $   2,200,000      99%         0%       72%    YE 12/31/1997      72%
   27    6     1120                                          $   3,300,000      99%         0%       64%    YE 12/31/1997      64%
   27    7     166                                           $   3,700,000      99%         0%       68%    YE 12/31/1997      68%
   27    8     458                                           $   3,500,000      99%         0%       67%    YE 12/31/1997      67%
   27    9     1214                                          $   3,200,000      99%         0%       67%    YE 12/31/1997      67%
   27   10     1110                                          $   2,300,000      99%         0%       59%    YE 12/31/1997      59%
   27   11     1092                                          $   5,100,000      99%         0%       67%    YE 12/31/1997      67%
   27   12     1262                                          $   2,400,000      99%         0%       53%    YE 12/31/1997      53%
   27   13     484                                           $   3,900,000      99%         0%       69%    YE 12/31/1997      69%
   27   14     146                                           $   5,000,000      99%         0%       61%    YE 12/31/1997      61%
   27   15     351                                           $   2,500,000      99%         0%       55%    YE 12/31/1997      55%
   27   16     4                                             $   2,800,000      99%         0%       76%    YE 12/31/1997      76%
                                                             -------------      ---         --
                                                    Hard     $  51,600,000      99%         0%
   28    1     Wasilla Retail Center                         $  14,500,000      67%        60%       97%          7/18/98      95%
               Accor-M-Six IV
   29    1     263                                           $   8,300,000     104%         0%       99%    YE 12/31/1997      99%
   29    2     1127                                          $   6,000,000     104%         0%       77%    YE 12/31/1997      77%
   29    3     122                                           $   5,000,000     104%         0%       78%    YE 12/31/1997      78%
   29    4     1132                                          $   4,600,000     104%         0%       74%    YE 12/31/1997      74%
   29    5     1036                                          $   4,200,000     104%         0%       70%    YE 12/31/1997      70%
   29    6     426                                           $   3,100,000     104%         0%       61%    YE 12/31/1997      61%
   29    7     1250                                          $   3,000,000     104%         0%       64%    YE 12/31/1997      64%
   29    8     225                                           $   3,000,000     104%         0%       91%    YE 12/31/1997      91%
   29    9     1088                                          $   2,800,000     104%         0%       66%    YE 12/31/1997      66%
   29   10     1237                                          $   2,100,000     104%         0%       77%    YE 12/31/1997      77%
   29   11     172                                           $   2,000,000     104%         0%       60%    YE 12/31/1997      60%
   29   12     377                                           $   2,000,000     104%         0%       70%    YE 12/31/1997      70%
   29   13     440                                           $   1,900,000     104%         0%       57%    YE 12/31/1997      57%
                                                             -------------    ----         --
                                                    Hard     $  48,000,000     104%         0%
   30     1    Holiday Inn Sunspree Padre Island    Hard     $  15,000,000      65%        55%       62%    TTM 4/30/1998      61%
               Accor-M-Six Creditvest I
   31     1    688                                           $   5,600,000      99%         0%       70%    YE 12/31/1997      70%
   31     2    1052                                          $   5,000,000      99%         0%       64%    YE 12/31/1997      64%
   31     3    381                                           $   4,800,000      99%         0%       75%    YE 12/31/1997      75%
   31     4    679                                           $   4,800,000      99%         0%       72%    YE 12/31/1997      72%
   31     5    1183                                          $   4,500,000      99%         0%       73%    YE 12/31/1997      73%
   31     6    107                                           $   3,200,000      99%         0%       63%    YE 12/31/1997      63%
   31     7    183                                           $   2,900,000      99%         0%       65%    YE 12/31/1997      65%
   31     8    422                                           $   2,900,000      99%         0%       61%    YE 12/31/1997      61%
   31     9    1207                                          $   2,700,000      99%         0%       59%    YE 12/31/1997      59%
   31    10    1278                                          $   2,700,000      99%         0%       58%    YE 12/31/1997      58%
   31    11    1135                                          $   2,600,000      99%         0%       65%    YE 12/31/1997      65%
   31    12    417                                           $   2,600,000      99%         0%       61%    YE 12/31/1997      61%
   31    13    1091                                          $   2,400,000      99%         0%       52%    YE 12/31/1997      52%
   31    14    205                                           $   2,100,000      99%         0%       60%    YE 12/31/1997      60%
   31    15    794                                           $   2,100,000      99%         0%       60%    YE 12/31/1997      60%
                                                             -------------      ---         --
                                                    Hard     $  50,900,000      99%         0%
               Accor-M-Six Limited Partnership
   32    1     1078                                          $   2,800,000      88%         0%       68%    YE 12/31/1997      68%
   32    2     1268                                          $   3,300,000      88%         0%       79%    YE 12/31/1997      79%
   32    3     775                                           $   3,600,000      88%         0%       54%    YE 12/31/1997      54%
   32    4     739                                           $   4,500,000      88%         0%       76%    YE 12/31/1997      76%
   32    5     1040                                          $   4,800,000      88%         0%       79%    YE 12/31/1997      79%
   32    6     253                                           $   7,000,000      88%         0%       66%    YE 12/31/1997      66%
   32    7     245                                           $   5,300,000      88%         0%       56%    YE 12/31/1997      56%
   32    8     700                                           $   2,500,000      88%         0%       66%    YE 12/31/1997      66%
   32    9     1059                                          $   3,000,000      88%         0%       61%    YE 12/31/1997      61%
   32   10     1254                                          $   5,200,000      88%         0%       65%    YE 12/31/1997      65%
   32   11     1283                                          $   5,100,000      88%         0%       59%    YE 12/31/1997      59%
   32   12     156                                           $   2,700,000      88%         0%       60%    YE 12/31/1997      60%
   32   13     699                                           $   2,600,000      88%         0%       62%    YE 12/31/1997      62%
   32   14     784                                           $   3,800,000      88%         0%       63%    YE 12/31/1997      63%
                                                             -------------     ---         --
                                                    Hard     $  56,200,000      88%         0%
               Accor-M-Six Creditvest II
   33    1     1267                                          $   8,700,000      96%         0%       79%    YE 12/31/1997      79%
   33    2     476                                           $   7,400,000      96%         0%       79%    YE 12/31/1997      79%
   33    3     376                                           $   6,800,000      96%         0%       75%    YE 12/31/1997      75%
   33    4     345                                           $   5,500,000      96%         0%       54%    YE 12/31/1997      54%
   33    5     402                                           $   5,200,000      96%         0%       61%    YE 12/31/1997      61%
   33    6     1142                                          $   3,700,000      96%         0%       80%    YE 12/31/1997      80%
   33    7     371                                           $   3,500,000      96%         0%       57%    YE 12/31/1997      57%
   33    8     133                                           $   3,000,000      96%         0%       59%    YE 12/31/1997      59%
   33    9     1035                                          $   2,900,000      96%         0%       80%    YE 12/31/1997      80%
   33   10     542                                           $   2,800,000      96%         0%       67%    YE 12/31/1997      67%
   33   11     1130                                          $   2,500,000      96%         0%       86%    YE 12/31/1997      86%
                                                              ------------     ---         --
                                                    Hard     $  52,000,000      96%         0%
   34    1     Rancho San Marcos Village            Hard     $  13,600,000      70%        63%       94%           7/6/98      94%
               Accor-M-Six Penvest
   35    1     294                                           $   4,800,000      96%         0%       75%    YE 12/31/1997      75%
   35    2     743                                           $   4,500,000      96%         0%       64%    YE 12/31/1997      64%
   35    3     1108                                          $   4,200,000      96%         0%       63%    YE 12/31/1997      63%
   35    4     1136                                          $   4,000,000      96%         0%       67%    YE 12/31/1997      67%
   35    5     385                                           $   3,500,000      96%         0%       75%    YE 12/31/1997      75%
   35    6     406                                           $   4,000,000      96%         0%       72%    YE 12/31/1997      72%
   35    7     586                                           $   3,700,000      96%         0%       73%    YE 12/31/1997      73%
   35    8     339                                           $   2,100,000      96%         0%       64%    YE 12/31/1997      64%
   35    9     1200                                          $   3,400,000      96%         0%       64%    YE 12/31/1997      64%
   35   10     290                                           $   3,400,000      96%         0%       41%    YE 12/31/1997      41%
   35   11     554                                           $   2,800,000      96%         0%       76%    YE 12/31/1997      76%
   35   12     1069                                          $   2,700,000      96%         0%       62%    YE 12/31/1997      62%
   35   13     158                                           $   4,000,000      96%         0%       61%    YE 12/31/1997      61%
   35   14     1009                                          $   2,000,000      96%         0%       76%    YE 12/31/1997      76%
   35   15     1264                                          $   2,000,000      96%         0%       52%    YE 12/31/1997      52%
                                                              ------------     ---         --
                                                    Hard     $  51,100,000      96%         0%
   36    1     Palm Desert Country Club S.C.                 $  14,450,000      64%        58%       97%           6/1/98      96%
   37    1     New City Plaza                                $  11,500,000      78%        70%       79%           6/1/98      87%
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown             $  18,000,000      97%         0%      100%           9/1/98     100%
   38    2     Mishawaka - Movies 10                         $   9,500,000      97%         0%      100%           9/1/98     100%
                                                              ------------     ---         --
                                                    Hard     $  27,500,000      97%         0%
   39    1     Nordhoff Industrial Complex                   $  12,725,000      66%        59%      100%          7/13/98      90%
   40    1     Seven Corners Apts.                           $  10,400,000      79%        70%       99%          2/11/98      95%
   41    1     Citibank Office Plaza                Hard     $  12,100,000      66%        60%       99%           5/1/98      94%
   42    1     Savannah Apartments                  Soft     $  10,010,000      80%        70%       95%        5/20/1998      90%
   43    1     Belleville Manor                              $  10,450,000      76%        66%       98%          6/25/98      95%
   44    1     203 East Fordham Road                Hard     $  12,000,000      66%        60%      100%           6/1/98      95%
   45    1     Plantation Club Apartments           Soft     $  10,700,000      74%        67%       95%        6/22/1998      95%
   46    1     Silver Pointe SC                              $  10,000,000      77%        68%       94%           7/1/98      92%
   47    1     Central Medical Park                          $  10,700,000      70%        63%       89%          3/20/98      90%
   48    1     Friendly Village MHP                          $  10,000,000      71%        62%       88%          6/30/98      88%
   49    1     Springhill Business Center           Hard     $  11,800,000      60%        53%       91%          7/22/98      86%
   50    1     Pacific Court Office Building                 $  13,000,000      54%        46%      100%          6/30/98      93%
               Banyan Pool 3
   51    1     Elmhurst                                      $   8,000,000      44%        40%       68%          6/30/98      68%
   51    2     Milwaukee - Commerce                          $   2,390,000      44%        40%       82%           8/1/98      82%
   51    3     Milwaukee - 160th                             $   2,070,000      44%        40%       82%           8/1/98      82%
   51    4     Milwaukee - Whittaker Way                     $   1,700,000      44%        40%       82%           8/1/98      82%
   51    5     Milwaukee - Ryerson                           $   1,540,000      44%        40%       82%           8/1/98      82%
                                                              ------------     ---        ---
                                                    Hard     $  15,700,000      44%        40%
   52    1     Pride Center                                  $  14,000,000      48%        39%       92%           6/1/98      89%
   53    1     Hidden Harbor                                 $   8,900,000      75%        67%       98%          1/25/98      94%
   54    1     Oshkosh Center II                             $   8,900,000      74%        59%       98%           7/1/98      95%
   55    1     Waterford Plaza                      Hard     $   9,100,000      72%        65%       81%          8/10/98      88%
   56    1     Palm Harbor Apartments                        $   8,300,000      78%        69%       93%           8/3/98      91%
   57    1     Fiserve Building                     Hard     $   9,150,000      70%        63%      100%          4/30/98      95%
               Airport Atrium
   58    1     Airport Atrium                                $   4,300,000      68%        62%       95%          1/31/98      85%
   58    2     Sampson 1                                     $   3,100,000      68%        62%      100%           9/1/98      95%
   58    3     Braemar Building                              $   2,000,000      68%        62%      100%           4/1/98      93%
                                                              ------------     ---        ---
                                                    Hard     $   9,400,000      68%        62%
   59    1     Wicomico                             Hard     $   8,900,000      71%        64%       99%          6/30/98      95%
               Seven Mobile Home Properties
   60    1     Woodside MHP                                  $   1,500,000      84%        68%       96%           3/1/98      90%
   60    2     Natural Springs MHP                           $   1,375,000      84%        68%       94%           3/1/98      94%
   60    3     Mountainview East MHP                         $   1,300,000      84%        68%      100%           3/1/98      95%
   60    4     Progress Ridge MHP                            $   1,200,000      84%        68%       95%           3/1/98      90%
   60    5     Southern Hills MHP                            $     815,000      84%        68%       91%           3/1/98      91%
   60    6     Sunshine MHP                                  $     675,000      84%        68%       80%           3/1/98      80%
   60    7     Castle Hill MHP                               $     445,000      84%        68%      100%           3/1/98      95%
                                                              ------------     ---        ---
                                                             $   7,310,000      84%        68%
   61    1     SL-Tulsa                             Hard     $   8,250,000      74%        65%       97%          7/31/98      94%
   62    1     The Courtyard Apts.                           $   8,000,000      75%        65%      100%          7/16/98      95%
   63    1     Old Metairie Village Shopping Center          $   7,900,000      76%        66%       96%        4/30/1998      94%
   64    1     Willowick Industrial Park                     $   8,400,000      70%        63%       95%         7/1/1998      94%
   65    1     Courtney Square Apartments                    $   7,500,000      77%        60%       94%           5/9/98      94%
   66    1     Plaza de la Fiesta III & IV                   $   8,400,000      68%        61%      100%           6/1/98      95%
   67    1     Motorola Training Center             Hard     $   7,800,000      73%        66%      100%           9/1/98      95%
   68    1     Madison Village                      Hard     $   7,000,000      79%        70%       97%          5/29/98      97%
   69    1     Pipestone Plaza                      Hard     $   9,400,000      58%        51%      100%           6/4/98      94%
   70    1     Parkleigh North Apts.                         $   6,850,000      79%        69%       97%          5/31/98      95%
   71    1     Southgate Estates MHP                         $   6,500,000      78%        69%       89%        4/16/1998      90%
   72    1     7 West 45th Street                            $  10,200,000      49%        42%       97%           5/5/98      93%
   73    1     2100 Swift Drive                     Hard     $   7,400,000      64%        57%      100%           6/1/98      94%
   74    1     Westwind Apts.                                $   5,925,000      80%        69%       97%          3/17/98      95%
   75    1     Stanford Townhouses                           $   6,550,000      72%        62%       96%        6/30/1998      95%
   76    1     Mentor Industrial                             $   7,500,000      63%        50%       84%          7/31/98      85%
   77    1     Braebuurn Colony Apts.               Soft     $   6,200,000      75%        67%      100%        6/26/1998      93%
   78    1     SL-Mogadore                          Hard     $   6,100,000      75%        66%      100%         8/1/1998      96%
   79    1     ABFM Industrial Building             Soft     $   7,900,000      57%        52%      100%           7/1/98      95%
   80    1     1567-1575 Lexington Avenue           Soft     $   5,600,000      78%        63%       94%           6/5/98      94%
   81    1     Mason Manor MHP                               $   5,825,000      75%        65%       87%          6/25/98      86%
   82    1     118-40 Metropolitan Ave.                      $   7,800,000      53%        42%       98%           7/1/98      95%
   83    1     Clark & Diversey Shopping Ctr.                $   6,000,000      68%        62%      100%         6/1/1998      95%
   84    1     Stanbridge Apartments                Soft     $   5,000,000      80%        64%       97%           6/1/98      93%
   85    1     Village Townhomes                    Soft     $   5,200,000      77%        67%       98%          5/30/98      87%
   86    1     Ventu Park Shopping Center                    $   5,850,000      67%        61%       92%        2/24/1998      92%
   87    1     Bowen's Wharf                                 $   6,700,000      58%        46%       99%           5/1/98      95%
               Muraco Portfolio
   88    1     Lakeview Apts.                                $   2,300,000      76%        60%       97%           6/1/98      95%
   88    2     Oneida Apts.                                  $   1,600,000      76%        60%      100%           6/1/98      95%
   88    3     Townsquare Apts.                              $   1,200,000      76%        60%      100%           6/1/98      95%
                                                              ------------     ---        ---
                                                             $   5,100,000      76%        60%
   89    1     Sherman West Apartments                       $   5,100,000      74%        65%       96%           3/6/98      95%
   90    1     Parkside Village Apts.                        $   4,947,000      75%        65%       96%           5/1/98      94%
   91    1     Harbor Greens                                 $   5,600,000      65%        53%       94%           7/1/98      94%
   92    1     710 State Street                     Hard     $   5,900,000      62%        56%      100%         5/1/1998      95%
   93    1     Flemings Foods Store                 Hard     $   5,000,000      73%        63%      100%          6/30/98      95%
   94    1     Playa Vista Plaza                             $   8,350,000      43%        37%       91%           7/7/98      85%
   95    1     122-126 East 103rd Street            Soft     $   4,500,000      80%        65%       91%           6/5/98      91%
   96    1     Stonewall SC                                  $   4,300,000      81%        71%       95%           6/3/98      95%
   97    1     Tempo Cabana Apts.                            $   4,800,000      73%        63%      100%          3/12/98      95%
   98    1     Westmont Apts                                 $   5,000,000      68%        46%       90%        5/31/0998      93%
   99    1     Great Western Bank Building                   $   4,600,000      73%        62%       96%          7/31/98      93%
  100    1     Chelmsford Crossing                           $   4,600,000      73%        61%       96%          7/31/98      90%
  101    1     Safeway Industrial                            $   4,900,000      68%        62%       88%          6/30/98      89%
  102    1     The Bentley Mills Building           Hard     $  15,300,000      97%         0%      100%           6/1/98     100%
  103    1     Twin Pines Healthcare Center         Hard     $   4,250,000      75%        61%       94%          5/31/98      93%
  104    1     Corporate West One                            $   4,650,000      67%        57%      100%          6/30/98      94%
  105    1     Ingle West Office Building                    $   4,750,000      65%        59%       94%           4/8/98      92%
  106    1     Colony Ridge Apts.                            $   4,700,000      66%        53%       96%        3/25/1998      93%
  107    1     SL - Lima                            Hard     $   4,600,000      67%        55%      100%          6/30/98      97%
  108    1     Collins Nursing Home                          $   4,070,000      75%        61%       89%      TTM 4/30/98      89%
  109    1     Westgrove Towers                              $   5,160,000      58%        50%       94%          6/24/98      90%
  110    1   * Apartments of Westgrove                       $   6,000,000      50%        44%       94%          5/27/98      94%
  111    1   * West Third Street                             $   4,000,000      74%        59%       82%          6/30/98      84%
  112    1     Pollyanna Apartments                          $   3,700,000      79%        71%       98%          7/24/98      95%
  113    1     Bellemeade Plaza                              $   6,400,000      44%        33%       84%         6/1/1998      94%
  114    1     Hiawassee Oaks Apartments            Soft     $   3,300,000      85%        74%       99%          6/11/98      95%
  115    1     Giant Food Store                     Hard     $   3,650,000      74%        65%      100%         9/1/1998      95%
  116    1     Timber Ridge Apts.                            $   3,300,000      82%        65%       95%        4/30/1998      91%
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park                   $   2,340,000      72%        58%       91%           6/1/98      94%
  117    2     Comfort Mobile Home Park                      $   1,370,000      72%        58%      100%           6/1/98      95%
                                                              ------------     ---        ---
                                                             $   3,710,000      72%        58%
  118    1     GRW Building                                  $   4,000,000      65%        55%      100%          3/31/98      94%
  119    1     University Hills                              $   4,000,000      65%        57%       80%           7/1/98      83%
  120    1     Grove Gate Apartments                         $   3,200,000      80%        63%       97%        6/23/1998      95%
  121    1     Colts Neck Shopping Center                    $   3,600,000      69%        56%      100%          6/19/98      95%
  122    1     Keosippi Mall                                 $   3,600,000      69%        59%       88%           6/1/98      88%
  123    1     Pineville Commerce Center                     $   3,552,000      67%        54%       98%         6/3/1998      90%
  124    1     90-92 Thompson Street                         $   3,700,000      65%        57%      100%        6/11/1998      95%
  125    1     Walton Manor MHP                              $   4,150,000      56%        45%       92%        5/12/1998      90%
  126    1     238 E. 111th/204 E. 112th Street     Soft     $   3,000,000      77%        62%       89%           6/5/98      89%
  127    1     Palmwood Terrace Apts.                        $   2,850,000      80%        70%       97%        5/31/1998      94%
  128    1     Hartnell Plaza                                $   3,150,000      72%        60%       94%           2/1/98      94%
  129    1     Carytown Square                               $   3,050,000      74%        65%      100%           3/1/98      95%
  130    1     Oak Creek Apts.                               $   3,000,000      75%        66%       97%           6/1/98      95%
  131    1     Hollywood News Building                       $   3,025,000      74%        60%       89%        4/30/1998      89%
  132    1     Chateau Apts.                                 $   2,900,000      76%        66%       94%          5/26/98      87%
  133    1     Miller Road Business Ctr.                     $   2,975,000      72%        58%      100%        3/31/1998      95%
  134    1     The Kellogg Property                          $   2,950,000      70%        61%      100%           6/1/98      95%
  135    1     Maple Lawn III                                $   2,775,000      75%        65%      100%           3/1/98      95%
  136    1     Stapley-McKellips Center                      $   2,600,000      79%        69%       95%          2/28/98      95%
  137    1     239 S. La Cienega                    Hard     $   2,550,000      80%        64%       93%          6/15/98      93%
  138    1     Sunflowers Terrace Apts.                      $   2,510,000      79%        64%      100%           5/1/98      95%
  139    1     Yearling                                      $   2,500,000      78%        68%       99%           7/1/98      95%
  140    1     Briarwyck Apts.                               $   2,325,000      82%        64%       99%          7/31/98      95%
  141    1     H Lazy F MHP                                  $   2,980,000      60%        49%      100%         6/5/1998      95%
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments                           $   1,150,000      80%        69%       90%           6/1/98      90%
  142    2     Rockport Oaks Garden Apartments               $   1,030,000      80%        69%       94%           6/1/98      90%
                                                              ------------     ---        ---
                                                             $   2,180,000      80%        69%
  143    1     Burnhaven                            Hard     $   2,400,000      73%        66%       98%          7/31/98      90%
  144    1     Colton Midtown Plaza                 Hard     $   5,000,000      34%        28%       74%         8/1/1998      74%
  145    1     Sax Drugs                                     $   2,200,000      77%        62%      100%           7/1/98      95%
  146    1     Sea Tac Gardens Apts.                         $   2,200,000      77%        67%      100%           4/1/98      95%
  147    1     Cherry Point Mall                             $   2,700,000      62%        51%       84%           6/1/98      87%
  148    1     The Point                                     $   2,435,000      66%        53%       83%          12/1/97      85%
  149    1     311 East 109th Street                Soft     $   2,000,000      80%        65%      100%           6/5/98      95%
  150    1     Peachwood Manor MHP                           $   2,100,000      75%        66%      100%        4/30/1998      95%
  151    1     6972 Sheridan                                 $   2,200,000      70%        61%      100%          6/17/98      95%
  152    1     Crest Oak Apts.                      Soft     $   2,400,000      62%        55%       91%         4/1/1998      91%
  153    1     1&3 Eves                             Hard     $   2,300,000      65%        58%      100%        6/30/1998      95%
  154    1     Highland Park Townhomes                       $   2,100,000      71%        57%       90%          6/30/98      90%
  155    1     Marbach Square SC                             $   2,100,000      71%        58%      100%        1/27/1998      95%
  156    1     Sunpointe Gardens Apts.                       $   3,000,000      49%        39%       66%        4/30/1998      66%
  157    1     Airport Executive Park                        $   1,700,000      85%        71%       97%           5/5/98      92%
               Parkside/Pleasant View MHP
  158    1     Parkside MHP                                  $   1,400,000      62%        50%       94%        4/23/1998      91%
  158    2     Pleasantview MHP                              $     900,000      62%        50%       92%        4/23/1998      93%
                                                              ------------     ---        ---
                                                             $   2,300,000      62%        50%
  159    1     Oakview Apartments                            $   2,800,000      50%        40%       93%          7/13/98      93%
  160    1     Expressway Commerce Complex                   $   2,000,000      70%        61%      100%           6/1/98      95%
  161    1     Brookside Apartments                          $   1,900,000      73%        64%       94%          6/24/98      94%
  162    1     Sundial Shopping Center                       $   2,500,000      55%        48%       94%          5/19/98      94%
  163    1     501 State Street                     Hard     $   2,200,000      62%        57%      100%         5/1/1998      95%
  164    1     Uniontown Center                              $   1,900,000      72%        58%       78%           5/1/98      78%
  165    1   * Cypress Creek Business Park                   $   2,200,000      60%        52%       96%          5/20/98      93%
  166    1     Riverside Estates MHP                         $   1,850,000      70%        56%      100%           3/1/98      89%
  167    1     Winterhaven East Apartments                   $   1,625,000      80%        69%       97%          6/19/98      89%
  168    1     Bahamas Apartments                            $   2,100,000      61%        49%       94%        4/30/1998      92%
  169    1     The Midland Building                 Hard     $   2,750,000      45%        40%      78%           6/30/98      68%
  170    1     236 & 238-240 East 7th Street                 $   2,100,000      59%        48%       97%          5/31/98      95%
  171    1     The River Park Center                         $   2,560,000      47%        38%       96%           5/1/98      93%
  172    1     Pasadena Plaza Mart                           $   1,700,000      70%        58%      100%           2/1/98      90%
  173    1     Pleasant View MHP                             $   1,640,000      69%        62%       93%         3/1/1998      93%
  174    1     Circuit City-Philadelphia            Hard     $   7,100,000      96%         0%      100%           9/1/98     100%
  175    1     Nanette Apartments                            $   1,425,000      76%        61%       98%           6/3/98      90%
  176    1     Central Plaza                                 $   1,750,000      57%        50%      100%        5/31/1998      90%
  177    1     Brandenberry Square Apts                      $   2,300,000      43%        35%       93%         7/6/1998      90%
  178    1     Champion MHP                                  $   2,600,000      38%        31%       98%        5/31/1998      95%
  179    1     East Brunswick Woods                 Hard     $   1,500,000      62%        57%       88%           6/1/98      88%
  180    1     Circuit City-Harper Woods            Hard     $   5,470,000      96%         0%      100%           9/1/98     100%
  181    1     Circuit City-Ridgeland               Hard     $   5,100,000      96%         0%      100%           9/1/98     100%
  182    1     1590 Lexington Avenue                Soft     $     950,000      79%        64%      100%           6/5/98      95%
  183    1     Circuit City-East Lansing            Hard     $   4,600,000      96%         0%      100%           9/1/98     100%
  184    1     Circuit City-Frederick               Hard     $   4,560,000      96%         0%      100%           9/1/98     100%
  185    1     Circuit City-Green Bay               Hard     $   4,600,000      96%         0%      100%           9/1/98     100%
  186    1     Circuit City-Indianapolis            Hard     $   4,600,000      96%         0%      100%           9/1/98     100%
  187    1     2156 2nd Avenue                      Soft     $     840,000      71%        58%      100%           6/5/98      95%
  188    1     OCC Financial Plaza                  Hard     $     900,000      67%        60%      100%          6-30-98      95%
  189    1     103 East 102nd Street                Soft     $     700,000      78%        63%      100%           6/5/98      95%
  190    1     Windgate MHP                                  $     680,000      78%        63%       95%           6/1/98      93%
  191    1     Circuit City-Jackson,TN              Hard     $   3,340,000      97%         0%      100%           9/1/98     100%
  192    1     291 Pleasant                         Soft     $     600,000      80%        65%      100%           6/5/98      95%
  193    1     Circuit City-Kingsport               Hard     $   3,040,000      96%         0%      100%           9/1/98     100%
  194    1     Circuit City-Witchita Falls          Hard     $   3,040,000      96%         0%      100%           9/1/98     100%


                                                               Annex B

                                                           Audit/          Audit/
                                                           Agreed          Agreed            U/W           Actual
                                                            Upon            Upon           Ongoing        Ongoing
 Loan  Asset                                             Procedures       Procedures       Capital        Capital        Reserve
  #      #           Property Name                        Upfront          Forward         Reserve        Reserve         Units
 ----  -----         -------------                        -------          -------         -------        -------         -----
               Prime Retail III
    1    1     Lighthouse Place                             Yes              Yes            $0.15          $0.15         $psf
    1    2     Finger Lakes Outlet Center                   Yes              Yes            $0.15          $0.15         $psf
    1    3   * Outlets at Gilroy III and IV                 Yes              Yes            $0.21          $0.21         $psf
    1    4     Outlets at Gilroy I, II and V                Yes              Yes            $0.21          $0.21         $psf
    1    5   * Kittery Outlet Village                       Yes              Yes            $0.37          $0.37         $psf

    2    1     Soho Grand Hotel                             Yes              Yes              5%            5%           % revenue
               Morgantown Mall and Commons
    3    1     Morgantown Mall                              Yes              Yes            $0.15          $0.15         $psf
    3    2     Morgantown Commons                           Yes              Yes            $0.15          $0.15         $psf

    4    1     5670 Wilshire                                Yes              Yes            $0.20          $0.20         $psf
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard                  Yes              Yes            $0.15          $0.15         $psf
    5    2     Wicks Business Park                          Yes              Yes            $0.15          $0.15         $psf
    5    3     341-345 Baldwin Park                         Yes              Yes            $0.15          $0.15         $psf
    5    4     Nelson & Stafford, Industry                  Yes              Yes            $0.15          $0.15         $psf
    5    5     730-780 Baldwin Park                         Yes              Yes            $0.15          $0.15         $psf

    5    6     2800-2900 Sierra Pine                        Yes              Yes            $0.15          $0.15         $psf
    5    7     13240, 13280 Amar Road                       Yes              Yes            $0.15          $0.15         $psf
    5    8     Chapman & Western                            Yes              Yes            $0.15          $0.15         $psf
    5    9     15551 Red Hill Avenue                        Yes              Yes            $0.15          $0.15         $psf
    5   10     1900 Tubeway                                 Yes              Yes            $0.15          $0.15         $psf
    5   11     3707 S. Hill Street                          Yes              Yes            $0.15          $0.15         $psf
    5   12     2001-2015 Saybrook                           Yes              Yes            $0.15          $0.15         $psf
    5   13     2229-2235 E. Magnolia                        Yes              Yes            $0.15          $0.15         $psf
    5   14     111 N. Hudson Avenue                         Yes              Yes            $0.15          $0.15         $psf
    5   15     1444-1446 Factor Ave.                        Yes              Yes            $0.15          $0.15         $psf
    5   16     2600 Yates                                   Yes              Yes            $0.15          $0.15         $psf

    6    1     Eastland Mall                                Yes              Yes            $0.15          $0.15         $psf
    7    1   * Airport Industrial                           Yes              Yes            $0.15          $0.15         $psf

               Banyan Pool I
    8    1     Colonial Penn Insurance                      Yes              Yes            $0.20          $0.20         $psf
    8    2     Phoenix Business Center                      Yes              Yes            $0.20          $0.20         $psf
    8    3     Sand Lake Center                             Yes              Yes            $0.29          $0.29         $psf
    8    4     Avalon Center                                Yes              Yes            $0.20          $0.20         $psf
    8    5     Peachtree Point                              Yes              Yes            $0.35          $0.35         $psf
    8    6     Southlake Corporate Center                   Yes              Yes            $0.20          $0.20         $psf
    8    7     Newtown Business Center                      Yes              Yes            $0.25          $0.25         $psf
    8    8     University CC III                            Yes              Yes            $0.20          $0.20         $psf
    8    9     University CC II                             Yes              Yes            $0.20          $0.20         $psf
    8   10     Airways Plaza                                Yes              Yes            $0.60          $0.60         $psf
    8   11     Technology Center                            Yes              Yes            $0.20          $0.20         $psf
    8   12     Park Center                                  Yes              Yes            $0.23          $0.23         $psf
    8   13     University CC IV                             Yes              Yes            $0.20          $0.20         $psf
    8   14     Atrium                                       Yes              Yes            $0.24          $0.24         $psf
    8   15     University CC 1                              Yes              Yes            $0.20          $0.20         $psf
    8   16     Metric Plaza                                 Yes              Yes            $0.21          $0.21         $psf

               Land Apartments
    9    1     Eastland Apartments                          No               Yes             $250          $250          $/unit
    9    2     Crown Point Apartments                       No               Yes             $250          $250          $/unit
    9    3     Prairie Creek                                No               Yes             $250          $250          $/unit

               Burgandy Properties
   10    1     Mill Pond West                               Yes              Yes             $250          $250          $/unit
   10    2     Mill Pond East                               Yes              Yes             $250          $250          $/unit
   10    3     Pebblebrook 1                                Yes              Yes             $250          $250          $/unit
   10    4     Beach South                                  Yes              Yes             $250          $250          $/unit
   10    5     Pebblebrook II                               Yes              Yes             $250          $250          $/unit

   11    1     One Park Plaza                               Yes              Yes            $0.20          $0.25         $psf
   12    1     Beckman Instruments - Brea                   NA               NA               NA            NA           $psf
   13    1     Sun Life RV Resort                           No               No              $50            $50          $/unit
   14    1     1400 Union Meeting                           No               No             $0.19          $0.20         $psf
   15    1     Cliffs of Dunwoody                           Yes              Yes             $220          $220          $/unit
   16    1     6400 Shafer Court                            No               Yes            $0.20          $0.20         $psf
   17    1     Walzem Plaza S/C                             No               No             $0.18          $0.18         $psf
   18    1     Beckman - Miami                              NA               NA               NA            NA           $psf
   19    1     Money Store Headquarters                     NA               NA               NA            NA           $psf
               Greenwich Portfolio
   20    1     45 E.Putnam                                  No               No             $0.22          $0.22         $psf
   20    2     340-350 Greenwich Ave.                       No               No             $0.41          $0.41         $psf
   20    3     116-136 E. Putnam                            No               No             $0.15          $0.15         $psf

   21    1     Monte Sano Apts.                             No               No              $250          $250          $/unit
   22    1     Pointe West                                  No               Yes            $0.20          $0.20         $psf
               Accor-M-Six V
   23    1     696                                          NA               NA               NA            NA           % revenue
   23    2     1007                                         NA               NA               NA            NA           % revenue
   23    3     639                                          NA               NA               NA            NA           % revenue
   23    4     689                                          NA               NA               NA            NA           % revenue
   23    5     741                                          NA               NA               NA            NA           % revenue
   23    6     1257                                         NA               NA               NA            NA           % revenue
   23    7     1117                                         NA               NA               NA            NA           % revenue
   23    8     1067                                         NA               NA               NA            NA           % revenue
   23    9     1140                                         NA               NA               NA            NA           % revenue
   23   10     1010                                         NA               NA               NA            NA           % revenue
   23   11     1160                                         NA               NA               NA            NA           % revenue

               Accor-M-Six III
   24    1     103                                          NA               NA               NA            NA           % revenue
   24    2     251                                          NA               NA               NA            NA           % revenue
   24    3     171                                          NA               NA               NA            NA           % revenue
   24    4     1111                                         NA               NA               NA            NA           % revenue
   24    5     1143                                         NA               NA               NA            NA           % revenue
   24    6     334                                          NA               NA               NA            NA           % revenue
   24    7     1150                                         NA               NA               NA            NA           % revenue
   24    8     1109                                         NA               NA               NA            NA           % revenue
   24    9     282                                          NA               NA               NA            NA           % revenue
   24   10     231                                          NA               NA               NA            NA           % revenue
   24   11     121                                          NA               NA               NA            NA           % revenue

   25    1     1129 State Street                            Yes              Yes            $0.15          $0.15         $psf

               Accor-M-Six VI
   26    1     15                                           NA               NA               NA            NA           % revenue
   26    2     471                                          NA               NA               NA            NA           % revenue
   26    3     346                                          NA               NA               NA            NA           % revenue
   26    4     1137                                         NA               NA               NA            NA           % revenue
   26    5     1005                                         NA               NA               NA            NA           % revenue
   26    6     560                                          NA               NA               NA            NA           % revenue
   26    7     620                                          NA               NA               NA            NA           % revenue
   26    8     1265                                         NA               NA               NA            NA           % revenue
   26    9     128                                          NA               NA               NA            NA           % revenue
   26   10     1198                                         NA               NA               NA            NA           % revenue
   26   11     1094                                         NA               NA               NA            NA           % revenue
   26   12     1188                                         NA               NA               NA            NA           % revenue
   26   13     292                                          NA               NA               NA            NA           % revenue
   26   14     1182                                         NA               NA               NA            NA           % revenue

               Accor-M-Six Penvest II
   27    1     142                                          NA               NA               NA            NA           % revenue
   27    2     651                                          NA               NA               NA            NA           % revenue
   27    3     1131                                         NA               NA               NA            NA           % revenue
   27    4     522                                          NA               NA               NA            NA           % revenue
   27    5     1047                                         NA               NA               NA            NA           % revenue
   27    6     1120                                         NA               NA               NA            NA           % revenue
   27    7     166                                          NA               NA               NA            NA           % revenue
   27    8     458                                          NA               NA               NA            NA           % revenue
   27    9     1214                                         NA               NA               NA            NA           % revenue
   27   10     1110                                         NA               NA               NA            NA           % revenue
   27   11     1092                                         NA               NA               NA            NA           % revenue
   27   12     1262                                         NA               NA               NA            NA           % revenue
   27   13     484                                          NA               NA               NA            NA           % revenue
   27   14     146                                          NA               NA               NA            NA           % revenue
   27   15     351                                          NA               NA               NA            NA           % revenue
   27   16     4                                            NA               NA               NA            NA           % revenue

   28    1     Wasilla Retail Center                        No               No             $0.15          $0.15         $psf
               Accor-M-Six IV
   29    1     263                                          NA               NA               NA            NA           % revenue
   29    2     1127                                         NA               NA               NA            NA           % revenue
   29    3     122                                          NA               NA               NA            NA           % revenue
   29    4     1132                                         NA               NA               NA            NA           % revenue
   29    5     1036                                         NA               NA               NA            NA           % revenue
   29    6     426                                          NA               NA               NA            NA           % revenue
   29    7     1250                                         NA               NA               NA            NA           % revenue
   29    8     225                                          NA               NA               NA            NA           % revenue
   29    9     1088                                         NA               NA               NA            NA           % revenue
   29   10     1237                                         NA               NA               NA            NA           % revenue
   29   11     172                                          NA               NA               NA            NA           % revenue
   29   12     377                                          NA               NA               NA            NA           % revenue
   29   13     440                                          NA               NA               NA            NA           % revenue

   30    1     Holiday Inn Sunspree Padre Island            No               No               5%            5%           % revenue
               Accor-M-Six Creditvest I
   31    1     688                                          NA               NA               NA            NA           % revenue
   31    2     1052                                         NA               NA               NA            NA           % revenue
   31    3     381                                          NA               NA               NA            NA           % revenue
   31    4     679                                          NA               NA               NA            NA           % revenue
   31    5     1183                                         NA               NA               NA            NA           % revenue
   31    6     107                                          NA               NA               NA            NA           % revenue
   31    7     183                                          NA               NA               NA            NA           % revenue
   31    8     422                                          NA               NA               NA            NA           % revenue
   31    9     1207                                         NA               NA               NA            NA           % revenue
   31   10     1278                                         NA               NA               NA            NA           % revenue
   31   11     1135                                         NA               NA               NA            NA           % revenue
   31   12     417                                          NA               NA               NA            NA           % revenue
   31   13     1091                                         NA               NA               NA            NA           % revenue
   31   14     205                                          NA               NA               NA            NA           % revenue
   31   15     794                                          NA               NA               NA            NA           % revenue

               Accor-M-Six Limited Partnership
   32    1     1078                                         NA               NA               NA            NA           % revenue
   32    2     1268                                         NA               NA               NA            NA           % revenue
   32    3     775                                          NA               NA               NA            NA           % revenue
   32    4     739                                          NA               NA               NA            NA           % revenue
   32    5     1040                                         NA               NA               NA            NA           % revenue
   32    6     253                                          NA               NA               NA            NA           % revenue
   32    7     245                                          NA               NA               NA            NA           % revenue
   32    8     700                                          NA               NA               NA            NA           % revenue
   32    9     1059                                         NA               NA               NA            NA           % revenue
   32   10     1254                                         NA               NA               NA            NA           % revenue
   32   11     1283                                         NA               NA               NA            NA           % revenue
   32   12     156                                          NA               NA               NA            NA           % revenue
   32   13     699                                          NA               NA               NA            NA           % revenue
   32   14     784                                          NA               NA               NA            NA           % revenue

               Accor-M-Six Creditvest II
   33    1     1267                                         NA               NA               NA            NA           % revenue
   33    2     476                                          NA               NA               NA            NA           % revenue
   33    3     376                                          NA               NA               NA            NA           % revenue
   33    4     345                                          NA               NA               NA            NA           % revenue
   33    5     402                                          NA               NA               NA            NA           % revenue
   33    6     1142                                         NA               NA               NA            NA           % revenue
   33    7     371                                          NA               NA               NA            NA           % revenue
   33    8     133                                          NA               NA               NA            NA           % revenue
   33    9     1035                                         NA               NA               NA            NA           % revenue
   33   10     542                                          NA               NA               NA            NA           % revenue
   33   11     1130                                         NA               NA               NA            NA           % revenue

   34    1     Rancho San Marcos Village                    No               Yes            $0.15          $0.15         $psf
               Accor-M-Six Penvest I
   35    1     294                                          NA               NA               NA            NA           % revenue
   35    2     743                                          NA               NA               NA            NA           % revenue
   35    3     1108                                         NA               NA               NA            NA           % revenue
   35    4     1136                                         NA               NA               NA            NA           % revenue
   35    5     385                                          NA               NA               NA            NA           % revenue
   35    6     406                                          NA               NA               NA            NA           % revenue
   35    7     586                                          NA               NA               NA            NA           % revenue
   35    8     339                                          NA               NA               NA            NA           % revenue
   35    9     1200                                         NA               NA               NA            NA           % revenue
   35   10     290                                          NA               NA               NA            NA           % revenue
   35   11     554                                          NA               NA               NA            NA           % revenue
   35   12     1069                                         NA               NA               NA            NA           % revenue
   35   13     158                                          NA               NA               NA            NA           % revenue
   35   14     1009                                         NA               NA               NA            NA           % revenue
   35   15     1264                                         NA               NA               NA            NA           % revenue

   36    1     Palm Desert Country Club S.C.                No               No             $0.15          $0.15         $psf
   37    1     New City Plaza                               No               No             $0.15          $0.15         $psf
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown            NA               NA               NA            NA           $psf
   38    2     Mishawaka - Movies 10                        NA               NA               NA            NA           $psf

   39    1     Nordhoff Industrial Complex                  No               No             $0.20          $0.20         $psf
   40    1     Seven Corners Apts.                          No               Yes             $250          $250          $/unit
   41    1     Citibank Office Plaza                        No               Yes            $0.25          $0.25         $psf
   42    1     Savannah Apartments                          Yes              Yes             $250          $250          $/unit
   43    1     Belleville Manor                             No               No             $50.00         $0.00         $/unit
   44    1     203 East Fordham Road                        No               No             $0.20          $0.20         $psf
   45    1     Plantation Club Apartments                   Yes              Yes             $250          $250          $/unit
   46    1     Silver Pointe SC                             No               No             $0.15          $0.15         $psf
   47    1     Central Medical Park                         Yes              No             $0.20          $0.20         $psf
   48    1     Friendly Village MHP                         No               No              $50            $0           $/unit
   49    1     Springhill Business Center                   No               Yes            $0.15          $0.15         $psf
   50    1     Pacific Court Office Building                No               No             $0.33          $0.33         $psf
               Banyan Pool 3
   51    1     Elmhurst                                     Yes              Yes            $0.27          $0.27         $psf
   51    2     Milwaukee - Commerce                         Yes              Yes            $0.17          $0.17         $psf
   51    3     Milwaukee - 160th                            Yes              Yes            $0.23          $0.23         $psf
   51    4     Milwaukee - Whittaker Way                    Yes              Yes            $0.15          $0.15         $psf
   51    5     Milwaukee - Ryerson                          Yes              Yes            $0.25          $0.25         $psf

   52    1     Pride Center                                 No               No             $0.22          $0.22         $psf
   53    1     Hidden Harbor                                Yes              Yes             $250          $250          $/unit
   54    1     Oshkosh Center II                            No               No             $0.15          $0.15         $psf
   55    1     Waterford Plaza                              Yes              Yes            $0.20          $0.20         $psf
   56    1     Palm Harbor Apartments                       No               No              $250          $250          $/unit
   57    1     Fiserve Building                             No               Yes            $0.20          $0.20         $psf
               Airport Atrium                               No               Yes
   58    1     Airport Atrium                               No               Yes            $0.22          $0.22         $psf
   58    2     Sampson 1                                    No               Yes            $0.15          $0.15         $psf
   58    3     Braemar Building                             No               Yes            $0.20          $0.20         $psf

   59    1     Wicomico                                     No               Yes            $0.15          $0.15         $psf
               Seven Mobile Home Properties
   60    1     Woodside MHP                                 No               No              $50            $50          $/unit
   60    2     Natural Springs MHP                          No               No              $50            $50          $/unit
   60    3     Mountainview East MHP                        No               No              $50            $50          $/unit
   60    4     Progress Ridge MHP                           No               No              $50            $50          $/unit
   60    5     Southern Hills MHP                           No               No              $50            $50          $/unit
   60    6     Sunshine MHP                                 No               No              $50            $50          $/unit
   60    7     Castle Hill MHP                              No               No              $52            $52          $/unit

   61    1     SL-Tulsa                                     No               Yes            $0.15          $0.15         $psf
   62    1     The Courtyard Apts.                          No               No              $250          $250          $/unit
   63    1     Old Metairie Village Shopping Center         No               No             $0.15          $0.15         $psf
   64    1     Willowick Industrial Park                    Yes              No             $0.21          $0.21         $psf
   65    1     Courtney Square Apartments                   No               No              $250          $250          $/unit
   66    1     Plaza de la Fiesta III & IV                  No               No             $0.15          $0.15         $psf
   67    1     Motorola Training Center                     No               Yes            $0.20          $0.20         $psf
   68    1     Madison Village                              No               Yes            $0.20          $0.20         $psf
   69    1     Pipestone Plaza                              No               No             $0.15          $0.15         $psf
   70    1     Parkleigh North Apts.                        No               No              $250          $250          $/unit
   71    1     Southgate Estates MHP                        No               No             $50.00         $0.00         $/unit
   72    1     7 West 45th Street                           No               No             $0.20          $0.20         $psf
   73    1     2100 Swift Drive                             No               Yes            $0.23          $0.23         $psf
   74    1     Westwind Apts.                               No               No              $307          $307          $/unit
   75    1     Stanford Townhouses                          No               No              $255          $255          $/unit
   76    1     Mentor Industrial                            No               No             $0.10          $0.10         $psf
   77    1     Braebuurn Colony Apts.                       No               Yes             $250          $250          $/unit
   78    1     SL-Mogadore                                  No               Yes            $0.15          $0.15         $psf
   79    1     ABFM Industrial Building                     No               No             $0.20          $0.20         $psf
   80    1     1567-1575 Lexington Avenue                   No               No              $250          $250          $/unit
   81    1     Mason Manor MHP                              No               No              $50            $0           $/unit
   82    1     118-40 Metropolitan Ave.                     No               No              $250          $250          $/unit
   83    1     Clark & Diversey Shopping Ctr.               No               No             $0.15          $0.09         $psf
   84    1     Stanbridge Apartments                        No               No              $250          $250          $/unit
   85    1     Village Townhomes                            Yes              Yes             $250          $250          $/unit
   86    1     Ventu Park Shopping Center                   No               No             $0.15          $0.15         $psf
   87    1     Bowen's Wharf                                No               No             $0.28          $0.28         $psf
               Muraco Portfolio
   88    1     Lakeview Apts.                               No               No              $250          $250          $/unit
   88    2     Oneida Apts.                                 No               No              $250          $250          $/unit
   88    3     Townsquare Apts.                             No               No              $250          $250          $/unit

   89    1     Sherman West Apartments                      No               No              $250          $250          $/unit
   90    1     Parkside Village Apts.                       No               No              $250          $250          $/unit
   91    1     Harbor Greens                                No               No              $250          $250          $/unit
   92    1     710 State Street                             Yes              Yes            $0.15          $0.15         $psf
   93    1     Flemings Foods Store                         No               No             $0.27          $0.27         $psf
   94    1     Playa Vista Plaza                            No               No             $0.15          $0.15         $psf
   95    1     122-126 East 103rd Street                    No               No              $250          $250          $/unit
   96    1     Stonewall SC                                 No               No             $0.20          $0.20         $psf
   97    1     Tempo Cabana Apts.                           No               No              $250          $250          $/unit
   98    1     Westmont Apts                                No               No              $258          $258          $/unit
   99    1     Great Western Bank Building                  No               No             $0.26          $0.26         $psf
  100    1     Chelmsford Crossing                          No               No              $250          $250          $psf
  101    1     Safeway Industrial                           Yes              No             $0.15          $0.15         $psf
  102    1     The Bentley Mills Building                   NA               NA               NA            NA           $psf
  103    1     Twin Pines Healthcare Center                 No               Yes             $250          $250          $psf
  104    1     Corporate West One                           No               No             $0.20          $0.20         $psf
  105    1     Ingle West Office Building                   No               No             $0.20          $0.20         $psf
  106    1     Colony Ridge Apts.                           No               No              $282          $282          $/unit
  107    1     SL - Lima                                    No               Yes            $0.15          $0.15         $psf
  108    1     Collins Nursing Home                         No               No              $500          $500          $psf
  109    1     Westgrove Towers                             No               No              $262          $262          $/unit
  110    1   * Apartments of Westgrove                      No               No              $289          $289          $/unit
  111    1   * West Third Street                            No               No             $0.22          $0.22         $psf
  112    1     Pollyanna Apartments                         No               No              $250          $250          $/unit
  113    1     Bellemeade Plaza                             No               No             $0.23          $0.23         $psf
  114    1     Hiawassee Oaks Apartments                    No               No              $250          $250          $/unit
  115    1     Giant Food Store                             No               No             $0.21          $0.21         $psf
  116    1     Timber Ridge Apts.                           No               No              $250          $250          $/unit
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park                  No               No             $50.00         $0.00         $/unit
  117    2     Comfort Mobile Home Park                     No               No             $50.00         $0.00         $/unit

  118    1     GRW Building                                 No               No             $0.21          $0.21         $psf
  119    1     University Hills                             No               No             $0.15          $0.15         $psf
  120    1     Grove Gate Apartments                        No               No              $250          $250          $/unit
  121    1     Colts Neck Shopping Center                   No               No             $0.22          $0.22         $psf
  122    1     Keosippi Mall                                No               No             $0.19          $0.19         $psf
  123    1     Pineville Commerce Center                    No               No             $0.17          $0.17         $psf
  124    1     90-92 Thompson Street                        No               No              $250          $250          $/unit
  125    1     Walton Manor MHP                             No               No              $50            $0           $/unit
  126    1     238 E. 111th/204 E. 112th Street             No               No              $250          $250          $/unit
  127    1     Palmwood Terrace Apts.                       No               No              $250          $250          $/unit
  128    1     Hartnell Plaza                               No               No             $0.20          $0.20         $psf
  129    1     Carytown Square                              No               No             $0.17          $0.17         $psf
  130    1     Oak Creek Apts.                              No               No              $250          $250          $/unit
  131    1     Hollywood News Building                      No               No             $0.51          $0.51         $psf
  132    1     Chateau Apts.                                No               No              $276          $276          $/unit
  133    1     Miller Road Business Ctr.                    No               No             $0.22          $0.20         $psf
  134    1     The Kellogg Property                         No               No             $0.15          $0.15         $psf
  135    1     Maple Lawn III                               No               No             $0.15          $0.15         $psf
  136    1     Stapley-McKellips Center                     No               No             $0.12          $0.12         $psf
  137    1     239 S. La Cienega                            No               No             $0.20          $0.20         $psf
  138    1     Sunflowers Terrace Apts.                     No               No              $250          $250          $/unit
  139    1     Yearling                                     No               No              $250          $250          $/unit
  140    1     Briarwyck Apts.                              No               No              $250          $250          $/unit
  141    1     H Lazy F MHP                                 No               No              $50            $0           $/unit
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments                          No               No              $250          $250          $/unit
  142    2     Rockport Oaks Garden Apartments              No               No              $289          $289          $/unit

  143    1     Burnhaven                                    No               Yes            $0.20          $0.20         $psf
  144    1     Colton Midtown Plaza                         No               No             $0.20          $0.20         $psf
  145    1     Sax Drugs                                    No               No             $0.15          $0.15         $psf
  146    1     Sea Tac Gardens Apts.                        No               No              $250          $250          $/unit
  147    1     Cherry Point Mall                            No               No             $0.28          $0.28         $psf
  148    1     The Point                                    No               No             $0.16          $0.16         $psf
  149    1     311 East 109th Street                        No               No              $252          $252          $/unit
  150    1     Peachwood Manor MHP                          No               No              $50            $0           $/unit
  151    1     6972 Sheridan                                No               No              $250          $250          $/unit
  152    1     Crest Oak Apts.                              Yes              Yes             $250          $250          $/unit
  153    1     1&3 Eves                                     No               Yes            $0.31          $0.31         $psf
  154    1     Highland Park Townhomes                      No               No              $250          $250          $/unit
  155    1     Marbach Square SC                            No               No             $0.28          $0.28         $psf
  156    1     Sunpointe Gardens Apts.                      No               No              $251          $251          $/unit
  157    1     Airport Executive Park                       No               No             $0.27          $0.27         $psf
               Parkside/Pleasant View MHP
  158    1     Parkside MHP                                 No               No              $78            $50          $/unit
  158    2     Pleasantview MHP                             No               No              $50            $50          $/unit

  159    1     Oakview Apartments                           No               No              $250          $250          $/unit
  160    1     Expressway Commerce Complex                  No               No             $0.15          $0.15         $psf
  161    1     Brookside Apartments                         No               No              $250          $250          $/unit
  162    1     Sundial Shopping Center                      No               No             $0.17          $0.17         $psf
  163    1     501 State Street                             Yes              Yes            $0.15          $0.15         $psf
  164    1     Uniontown Center                             No               No             $0.26          $0.26         $psf
  165    1   * Cypress Creek Business Park                  No               No             $0.20          $0.20         $psf
  166    1     Riverside Estates MHP                        No               No              $50            $50          $psf
  167    1     Winterhaven East Apartments                  No               No              $263          $263          $/unit
  168    1     Bahamas Apartments                           No               No              $250          $250          $/unit
  169    1     The Midland Building                         No               Yes            $0.20          $0.20         $psf
  170    1     236 & 238-240 East 7th Street                No               No              $300          $300          $/unit
  171    1     The River Park Center                        No               No             $0.20          $0.20         $psf
  172    1     Pasadena Plaza Mart                          No               No             $0.20          $0.20         $psf
  173    1     Pleasant View MHP                            No               No              $31            $0           $/unit
  174    1     Circuit City-Philadelphia                    NA               NA               NA            NA           $psf
  175    1     Nanette Apartments                           No               No              $275          $275          $/unit
  176    1     Central Plaza                                No               No             $0.15          $0.15         $psf
  177    1     Brandenberry Square Apts                     No               No              $330          $330          $/unit
  178    1     Champion MHP                                 No               No              $50            $0           $/unit
  179    1     East Brunswick Woods                         No               Yes            $0.26          $0.26         $psf
  180    1     Circuit City-Harper Woods                    NA               NA               NA            NA           $psf
  181    1     Circuit City-Ridgeland                       NA               NA               NA            NA           $psf
  182    1     1590 Lexington Avenue                        No               No              $250          $250          $/unit
  183    1     Circuit City-East Lansing                    NA               NA               NA            NA           $psf
  184    1     Circuit City-Frederick                       NA               NA               NA            NA           $psf
  185    1     Circuit City-Green Bay                       NA               NA               NA            NA           $psf
  186    1     Circuit City-Indianapolis                    NA               NA               NA            NA           $ psf
  187    1     2156 2nd Avenue                              No               No              $250          $250          $/unit
  188    1     OCC Financial Plaza                          No               Yes            $0.20          $0.20         $psf
  189    1     103 East 102nd Street                        No               No              $250          $250          $/unit
  190    1     Windgate MHP                                 No               No              $50            $0           $/unit
  191    1     Circuit City-Jackson,TN                      NA               NA               NA            NA           $psf
  192    1     291 Pleasant                                 No               No              $250          $250          $/unit
  193    1     Circuit City-Kingsport                       NA               NA               NA            NA           $psf
  194    1     Circuit City-Witchita Falls                  NA               NA               NA            NA           $psf

                                                               Annex B

                                                                                    Lease       % of
 Loan  Asset                                                                      Expiration   Total
   #     #           Property Name                       Tenant 1                    Date        SF               Tenant 2
 ----  -----         -------------                       --------                 ----------   -----              --------
               Prime Retail III
    1    1     Lighthouse Place                       Spiegal Inc.                   2006        5%                Levi's
    1    2     Finger Lakes Outlet Center             VF Factory Outlet              2005        7%             Liz Claiborne
    1    3   * Outlets at Gilroy III and IV           VF Factory Outlet              2004        8%          Springmaid-Wamsutta
    1    4     Outlets at Gilroy I, II and V          Nike                           2005        5%                 Gap
    1    5   * Kittery Outlet Village                 Old Navy                       2000       16%                Lenox

    2    1     Soho Grand Hotel
               Morgantown Mall and Commons
    3    1     Morgantown Mall                        Elder Beerman                  2010       13%              Proffitts
    3    2     Morgantown Commons                     K-Mart                         2021       58%               Phar-Mor

    4    1     5670 Wilshire                          E Entertainment                2001       30%       Sec and Exchange Commision
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard            JS Knitting                    2000       15%           Koral Industries
    5    2     Wicks Business Park                    Lucent                         2001       12%         Davis Liquid Crytals
    5    3     341-345 Baldwin Park                   JOICO                          2001      100%
    5    4     Nelson & Stafford, Industry            Cross Freight                  2003       24%            Treasure Chest
    5    5     730-780 Baldwin Park                   Warehouse Tech                 1999       47%

    5    6     2800-2900 Sierra Pine                  Beggs and Cobb                 2001      100%
    5    7     13240, 13280 Amar Road                 GPS                            1999       82%            Warehouse Tech
    5    8     Chapman & Western                      Pilkington Aerospace           1999      100%
    5    9     15551 Red Hill Avenue                  Pacific Office Group           2000       72%
    5   10     1900 Tubeway                           Mackie                         2002      100%
    5   11     3707 S. Hill Street                    DHL Airways                    2000      100%
    5   12     2001-2015 Saybrook                     Lee-X                          1999      100%
    5   13     2229-2235 E. Magnolia                  Airborne                       1998      100%
    5   14     111 N. Hudson Avenue                   Royal Computer                 2000      100%
    5   15     1444-1446 Factor Ave.                  Tender Loving Things           1999      100%
    5   16     2600 Yates                             David Textiles                 1999      100%

    6    1     Eastland Mall                          Harris Teeter                  2001        9%               Dillards
    7    1   * Airport Industrial

               Banyan Pool I
    8    1     Colonial Penn Insurance                Colonial Penn Insurance Co.    2000      100%
    8    2     Phoenix Business Center                Viacom                         2006       21%                 GSA
    8    3     Sand Lake Center                       Corinthian College             2003       45%              Island One
    8    4     Avalon Center                          Home Wireless Network          2004       41%          Greentree Financial
    8    5     Peachtree Point
    8    6     Southlake Corporate Center             Georgia Depart. of Revenue     2001       19%
    8    7     Newtown Business Center                Mas Hamilton                   1998       37%            Airborne Freight
    8    8     University CC III                      Avnet                          1999       21%
    8    9     University CC II                       Universal Systems              2000       26%
    8   10     Airways Plaza                          Federal Express                1999       87%
    8   11     Technology Center                      Nichols Research Group         2001       65%
    8   12     Park Center
    8   13     University CC IV                       Micro Design                   2000      105%
    8   14     Atrium
    8   15     University CC 1
    8   16     Metric Plaza                           U.S. Postal Service            2002       50%            Ocean Optics

               Land Apartments
    9    1     Eastland Apartments
    9    2     Crown Point Apartments
    9    3     Prairie Creek

               Burgandy Properties
   10    1     Mill Pond West
   10    2     Mill Pond East
   10    3     Pebblebrook 1
   10    4     Beach South
   10    5     Pebblebrook II

   11    1     One Park Plaza                         DMJM                           2001       29%             McKay & Bryne
   12    1     Beckman Instruments - Brea             Beckman                        2018      100%
   13    1     Sun Life RV Resort
   14    1     1400 Union Meeting                     Certaineed                     1999       43%             Landis GYR
   15    1     Cliffs of Dunwoody
   16    1     6400 Shafer Court                      Alumni Holidays                2005        9%             Miller & Co.
   17    1     Walzem Plaza S/C                       Service Merchandise            2002       26%             Solo Serve
   18    1     Beckman - Miami                        Beckman                        2018      100%
   19    1     Money Store Headquart                  Money Store                    2019       54%
               Greenwich Portfolio
   20    1     45 E.Putnam
   20    2     340-350 Greenwich Ave.
   20    3     116-136 E. Putnam

   21    1     Monte Sano Apts.
   22    1     Pointe West                            Ameritech                      2002        7%           L. M. Berry Inc.
               Accor-M-Six V
   23    1     696
   23    2     1007
   23    3     639
   23    4     689
   23    5     741
   23    6     1257
   23    7     1117
   23    8     1067
   23    9     1140
   23   10     1010
   23   11     1160

               Accor-M-Six III
   24    1     103
   24    2     251
   24    3     171
   24    4     1111
   24    5     1143
   24    6     334
   24    7     1150
   24    8     1109
   24    9     282
   24   10     231
   24   11     121

   25    1     1129 State Street                      Longs Drugs                    2016       21%

               Accor-M-Six VI
   26    1     15
   26    2     471
   26    3     346
   26    4     1137
   26    5     1005
   26    6     560
   26    7     620
   26    8     1265
   26    9     128
   26   10     1198
   26   11     1094
   26   12     1188
   26   13     292
   26   14     1182

               Accor-M-Six Penvest II
   27    1     142
   27    2     651
   27    3     1131
   27    4     522
   27    5     1047
   27    6     1120
   27    7     166
   27    8     458
   27    9     1214
   27   10     1110
   27   11     1092
   27   12     1262
   27   13     484
   27   14     146
   27   15     351
   27   16     4

   28    1     Wasilla Retail Center                  Carrs                          2010       49%                 Sears
               Accor-M-Six IV
   29    1     263
   29    2     1127
   29    3     122
   29    4     1132
   29    5     1036
   29    6     426
   29    7     1250
   29    8     225
   29    9     1088
   29   10     1237
   29   11     172
   29   12     377
   29   13     440

   30    1     Holiday Inn Sunspree Padre Island
               Accor-M-Six Creditvest I
   31    1     688
   31    2     1052
   31    3     381
   31    4     679
   31    5     1183
   31    6     107
   31    7     183
   31    8     422
   31    9     1207
   31   10     1278
   31   11     1135
   31   12     417
   31   13     1091
   31   14     205
   31   15     794

               Accor-M-Six Limited Partnership
   32    1     1078
   32    2     1268
   32    3     775
   32    4     739
   32    5     1040
   32    6     253
   32    7     245
   32    8     700
   32    9     1059
   32   10     1254
   32   11     1283
   32   12     156
   32   13     699
   32   14     784

               Accor-M-Six Creditvest II
   33    1     1267
   33    2     476
   33    3     376
   33    4     345
   33    5     402
   33    6     1142
   33    7     371
   33    8     133
   33    9     1035
   33   10     542
   33   11     1130

   34    1     Rancho San Marcos Village              Von's                          2012       33%            24 Hour Fitness
               Accor-M-Six Penvest I
   35    1     294
   35    2     743
   35    3     1108
   35    4     1136
   35    5     385
   35    6     406
   35    7     586
   35    8     339
   35    9     1200
   35   10     290
   35   11     554
   35   12     1069
   35   13     158
   35   14     1009
   35   15     1264

   36    1     Palm Desert Country Club S.C.          Lucky Stores                   2013       39%            Sav-On Drugs
   37    1     New City Plaza                         Shop Rite                      2015       46%              Rite Aid
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown      Cinemark                       2018      100%
   38    2     Mishawaka - Movies 10                  Cinemark                       2018      100%

   39    1     Nordhoff Industrial Complex            Balfab Inc.                    2002       33%          Electro Adapter
   40    1     Seven Corners Apts.
   41    1     Citibank Office Plaza                  McGladrey & Pullen             2002       47%           Merrill Lynch
   42    1     Savannah Apartments
   43    1     Belleville Manor
   44    1     203 East Fordham Road                  Rocky Kim                      2007       47%        Payless Shoe Source
   45    1     Plantation Club Apartments
   46    1     Silver Pointe SC                       Sears                          2007       25%            Fashion Bug
   47    1     Central Medical Park                   Triangle Orthopedic Assoc.     2007       13%              Durham
   48    1     Friendly Village MHP
   49    1     Springhill Business Center             NTB                            1998       10%        Hurleys Auto Radio
   50    1     Pacific Court Office Building
               Banyan Pool 3
   51    1     Elmhurst                               Hatchell & Associates          2001        8%            MFS Telecom
   51    2     Milwaukee - Commerce                   ABB                            2002       99%
   51    3     Milwaukee - 160th                      National Service               2000       17%          Precision Color
   51    4     Milwaukee - Whittaker Way              Lippert Corp.                  2001       18%            RoAn Corp.
   51    5     Milwaukee - Ryerson                    JC Media                       2000       25%             PCS Prime

   52    1     Pride Center                           Lucky Market                   2015       29%               Sears
   53    1     Hidden Harbor
   54    1     Oshkosh Center II                      Roundy's Grocery Store         2017       59%             OfficeMax
   55    1     Waterford Plaza                        Rainbow Foods                  2009       53%          Big Top Liquors
   56    1     Palm Harbor Apartments
   57    1     Fiserve Building                       Fiserv                         2004      100%
               Airport Atrium
   58    1     Airport Atrium                         Northern Computer              2000       35%            OccuCenters
   58    2     Sampson 1                              Terminal Warehouse             2000       54%       Trailwood Transportation
   58    3     Braemar Building                       Burnet Realty                  2000       49%         Providers Choice

   59    1     Wicomico                               Eastern Standard               2009       59%               PICO
               Seven Mobile Home Properties
   60    1     Woodside MHP
   60    2     Natural Springs MHP
   60    3     Mountainview East MHP
   60    4     Progress Ridge MHP
   60    5     Southern Hills MHP
   60    6     Sunshine MHP
   60    7     Castle Hill MHP

   61    1     SL-Tulsa                               Whmer Inc.                     2000       21%         Jean Marie Creations
   62    1     The Courtyard Apts.
   63    1     Old Metairie Village Shopping Center   David Briggs Enterprises, Inc. 1999       16%           Blockbuster Video
   64    1     Willowick Industrial Park              Wolco                          2000        4%          Entertainment Publ.
   65    1     Courtney Square Apartments
   66    1     Plaza de la Fiesta III & IV
   67    1     Motorola Training Center               Motorola                       2002      100%
   68    1     Madison Village                        Kmart                          2013       56%              Winn Dixie
   69    1     Pipestone Plaza                        Kmart                          2013       59%          Factory Card Outlet
   70    1     Parkleigh North Apts.
   71    1     Southgate Estates MHP
   72    1     7 West 45th Street
   73    1     2100 Swift Drive                       USN Communications, Inc.       2008      100%
   74    1     Westwind Apts.
   75    1     Stanford Townhouses
   76    1     Mentor Industrial                      Donray Companies               2001       30%           Horsburgh & Scott
   77    1     Braebuurn Colony Apts.
   78    1     SL-Mogadore                            Acron Storage                  2008      100%
   79    1     ABFM Industrial Building               ABFM Industrial                2008      100%
   80    1     1567-1575 Lexington Avenue
   81    1     Mason Manor MHP
   82    1     118-40 Metropolitan Ave.
   83    1     Clark & Diversey Shopping Ctr.         Record Town - Coconuts         2001       46%            Nine West Group
   84    1     Stanbridge Apartments
   85    1     Village Townhomes
   86    1     Ventu Park Shopping Center             Hughes Supermarket             2007       57%
   87    1     Bowen's Wharf                          Chart House                    2003       18%
               Muraco Portfolio
   88    1     Lakeview Apts.
   88    2     Oneida Apts.
   88    3     Townsquare Apts.

   89    1     Sherman West Apartments
   90    1     Parkside Village Apts.
   91    1     Harbor Greens
   92    1     710 State Street                       Beaveridge                     2000       37%
   93    1     Flemings Foods Store                   Fleming Foods                  2009       99%
   94    1     Playa Vista Plaza                      Playa Capital Corp             2000       28%          City National Bank
   95    1     122-126 East 103rd Street
   96    1     Stonewall SC                           Foodtown                       2000       28%               Rite-Aid
   97    1     Tempo Cabana Apts.
   98    1     Westmont Apts
   99    1     Great Western Bank Building            Great Western Bank             2008       22%
  100    1     Chelmsford Crossing
  101    1     Safeway Industrial                     R. Danielson                   2000       16%            Calvary Chapel
  102    1     The Bentley Mills Building             Bently Mills                   2015      100%
  103    1     Twin Pines Healthcare Center
  104    1     Corporate West One                     Maryland Casualty              2000       28%         Paddock Publications
  105    1     Ingle West Office Building             Washington Homes               2000       45%           PG County Private
  106    1     Colony Ridge Apts.
  107    1     SL - Lima                              Bell & Weaver                  2003      100%
  108    1     Collins Nursing Home
  109    1     Westgrove Towers
  110    1   * Apartments of Westgrove
  111    1   * West Third Street                      Forsythe County MIS            2000       17%
  112    1     Pollyanna Apartments
  113    1     Bellemeade Plaza                       Gordon's of Gretna             2005       20%             K&B Drugstore
  114    1     Hiawassee Oaks Apartments
  115    1     Giant Food Store                       Giant Food Store               2006      100%
  116    1     Timber Ridge Apts.
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park
  117    2     Comfort Mobile Home Park

  118    1     GRW Building                           GRW Engineers                  2003       59%
  119    1     University Hills
  120    1     Grove Gate Apartments
  121    1     Colts Neck Shopping Center             Medical Associates             1998       26%
  122    1     Keosippi Mall                          Heilig Meyers                  2004       21%            Dollar General
  123    1     Pineville Commerce Center              Cornerstone Church             2000        9%           Sherwin Williams
  124    1     90-92 Thompson Street
  125    1     Walton Manor MHP
  126    1     238 E. 111th/204 E. 112th Street
  127    1     Palmwood Terrace Apts.
  128    1     Hartnell Plaza                         Fairway Grocery                2000       64%            M. Mikes Pizza
  129    1     Carytown Square                        Maxperts                       1999       21%
  130    1     Oak Creek Apts.
  131    1     Hollywood News Building                Imagic                         2001       54%
  132    1     Chateau Apts.
  133    1     Miller Road Business Ctr.              Jumpking                       2001       72%
  134    1     The Kellogg Property                   Acroamatics Telemetry          2000       63%
  135    1     Maple Lawn III                         Ameritech                      2001       55%               Panasonic
  136    1     Stapley-McKellips Center               Tot's Unlimited                2006       29%
  137    1     239 S. La Cienega                      Mooswsa Heikali                2000       31%       Jon S. Rokhsarzadeh, DDS
  138    1     Sunflowers Terrace Apts.
  139    1     Yearling
  140    1     Briarwyck Apts.
  141    1     H Lazy F MHP
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments
  142    2     Rockport Oaks Garden Apartments

  143    1     Burnhaven                              Morgan Stanley                 2001       23%               IMC, Inc
  144    1     Colton Midtown Plaza
  145    1     Sax Drugs                              Sax Drugs                      2009       39%
  146    1     Sea Tac Gardens Apts.
  147    1     Cherry Point Mall                      Dunhams Sporting               2002       14%             Bay Furniture
  148    1     The Point
  149    1     311 East 109th Street
  150    1     Peachwood Manor MHP
  151    1     6972 Sheridan
  152    1     Crest Oak Apts.
  153    1     1&3 Eves                               Electronic Warfare Assoc.      1999       31%
  154    1     Highland Park Townhomes
  155    1     Marbach Square SC                      Thrift Junction                1999       50%
  156    1     Sunpointe Gardens Apts.
  157    1     Airport Executive Park                 Advanced Multimedia            2000        7%         HBC Inc. (OK's Golf)
               Parkside/Pleasant View MHP
  158    1     Parkside MHP
  158    2     Pleasantview MHP

  159    1     Oakview Apartments
  160    1     Expressway Commerce Complex            I-94 Marine                    1999       31%             Hobart Corp.
  161    1     Brookside Apartments
  162    1     Sundial Shopping Center                Twin City Stores               2000       19%       Sundial Wine and Spirits
  163    1     501 State Street                       S.B. Brewing Company           2000       49%         Fig & Haley Billiards
  164    1     Uniontown Center                       Round Table Pizza              2003       13%              Arcata Pet
  165    1   * Cypress Creek Business Park            Gold Coast Autotronics         1999       11%         Sound Mortgage Corp.
  166    1     Riverside Estates MHP
  167    1     Winterhaven East Apartments
  168    1     Bahamas Apartments
  169    1     The Midland Building                   Polk County Attourney's Off.   2000       17%     Polk county Adnimistration
  170    1     236 & 238-240 East 7th Street
  171    1     The River Park Center
  172    1     Pasadena Plaza Mart                    Bally's Healthclub             2002       61%
  173    1     Pleasant View MHP
  174    1     Circuit City-Philadelphia              Circuit City
  175    1     Nanette Apartments
  176    1     Central Plaza                          Cindi's Restaurant & NY Deli   2003       34%
  177    1     Brandenberry Square Apts
  178    1     Champion MHP
  179    1     East Brunswick Woods                   Dezine Healthcare Solutions    2000       41%
  180    1     Circuit City-Harper Woods              Circuit City
  181    1     Circuit City-Ridgeland                 Circuit City
  182    1     1590 Lexington Avenue
  183    1     Circuit City-East Lansing              Circuit City
  184    1     Circuit City-Frederick                 Circuit City
  185    1     Circuit City-Green Bay                 Circuit City
  186    1     Circuit City-Indianapolis              Circuit City
  187    1     2156 2nd Avenue
  188    1     OCC Financial Plaza                    Life Rate Systems              2001      100%
  189    1     103 East 102nd Street
  190    1     Windgate MHP
  191    1     Circuit City-Jackson,TN                Circuit City
  192    1     291 Pleasant
  193    1     Circuit City-Kingsport                 Circuit City
  194    1     Circuit City-Witchita Falls            Circuit City

                                                               Annex B

                                                          Lease          % of                                      Lease       % of
 Loan  Asset                                            Expiration      Total                                    Expiration    Total
   #     #           Property Name                         Date           SF                 Tenant 3               Date        SF
 ----  -----         -------------                         ----           --                 --------               ----        --
               Prime Retail III
    1    1     Lighthouse Place                            2006           3%               Bass Company             2004         2%
    1    2     Finger Lakes Outlet Center                  2010           3%                  Reebok                2000         2%
    1    3   * Outlets at Gilroy III and IV                2002           4%              Espirit Direct            2002         3%
    1    4     Outlets at Gilroy I, II and V               2005           4%                  Reebok                2000         4%
    1    5   * Kittery Outlet Village                      2002           9%              Corning/Revere            2001         8%

    2    1     Soho Grand Hotel
               Morgantown Mall and Commons
    3    1     Morgantown Mall                             2011          16%                  Sears                 2005        16%
    3    2     Morgantown Commons                          2006          18%                OfficeMax               2011        10%

    4    1     5670 Wilshire                               2002           9%            Singapore Airlines          2000         7%
               Shidler Industrial Portfolio
    5    1     4150-4174 Bandini Boulevard                 2001          12%
    5    2     Wicks Business Park                         2000          12%
    5    3     341-345 Baldwin Park
    5    4     Nelson & Stafford, Industry                 2001          24%
    5    5     730-780 Baldwin Park

    5    6     2800-2900 Sierra Pine
    5    7     13240, 13280 Amar Road                      1999          18%
    5    8     Chapman & Western
    5    9     15551 Red Hill Avenue
    5   10     1900 Tubeway
    5   11     3707 S. Hill Street
    5   12     2001-2015 Saybrook
    5   13     2229-2235 E. Magnolia
    5   14     111 N. Hudson Avenue
    5   15     1444-1446 Factor Ave.
    5   16     2600 Yates

    6    1     Eastland Mall                               2005          43%                  Sears               expired       52%
    7    1   * Airport Industrial

               Banyan Pool I
    8    1     Colonial Penn Insurance
    8    2     Phoenix Business Center                     2001          24%                  Inacom                2000        23%
    8    3     Sand Lake Center                            2002          27%             ITEC Productions           1998        27%
    8    4     Avalon Center                               2004          29%
    8    5     Peachtree Point
    8    6     Southlake Corporate Center
    8    7     Newtown Business Center                     1998          28%
    8    8     University CC III
    8    9     University CC II
    8   10     Airways Plaza
    8   11     Technology Center
    8   12     Park Center
    8   13     University CC IV
    8   14     Atrium
    8   15     University CC 1
    8   16     Metric Plaza                                2003          31%

               Land Apartments
    9    1     Eastland Apartments
    9    2     Crown Point Apartments
    9    3     Prairie Creek

               Burgandy Properties
   10    1     Mill Pond West
   10    2     Mill Pond East
   10    3     Pebblebrook 1
   10    4     Beach South
   10    5     Pebblebrook II

   11    1     One Park Plaza                              2000           3%                 Portals                2000         2%
   12    1     Beckman Instruments - Brea
   13    1     Sun Life RV Resort
   14    1     1400 Union Meeting                          2006          11%
   15    1     Cliffs of Dunwoody
   16    1     6400 Shafer Court                           2003           7%         Lincoln Financial Group        2001         6%
   17    1     Walzem Plaza S/C                            2006          15%                MacFrugals              2006        10%
   18    1     Beckman - Miami
   19    1     Money Store Headquarters
               Greenwich Portfolio
   20    1     45 E.Putnam
   20    2     340-350 Greenwich Ave.
   20    3     116-136 E. Putnam

   21    1     Monte Sano Apts.
   22    1     Pointe West                                 1998           7%
               Accor-M-Six V
   23    1     696
   23    2     1007
   23    3     639
   23    4     689
   23    5     741
   23    6     1257
   23    7     1117
   23    8     1067
   23    9     1140
   23   10     1010
   23   11     1160

               Accor-M-Six III
   24    1     103
   24    2     251
   24    3     171
   24    4     1111
   24    5     1143
   24    6     334
   24    7     1150
   24    8     1109
   24    9     282
   24   10     231
   24   11     121

   25    1     1129 State Street

               Accor-M-Six VI
   26    1     15
   26    2     471
   26    3     346
   26    4     1137
   26    5     1005
   26    6     560
   26    7     620
   26    8     1265
   26    9     128
   26   10     1198
   26   11     1094
   26   12     1188
   26   13     292
   26   14     1182

               Accor-M-Six Penvest II
   27    1     142
   27    2     651
   27    3     1131
   27    4     522
   27    5     1047
   27    6     1120
   27    7     166
   27    8     458
   27    9     1214
   27   10     1110
   27   11     1092
   27   12     1262
   27   13     484
   27   14     146
   27   15     351
   27   16     4

   28    1     Wasilla Retail Center                       2001          17%
               Accor-M-Six IV
   29    1     263
   29    2     1127
   29    3     122
   29    4     1132
   29    5     1036
   29    6     426
   29    7     1250
   29    8     225
   29    9     1088
   29   10     1237
   29   11     172
   29   12     377
   29   13     440

   30    1     Holiday Inn Sunspree Padre Island
               Accor-M-Six Creditvest I
   31    1     688
   31    2     1052
   31    3     381
   31    4     679
   31    5     1183
   31    6     107
   31    7     183
   31    8     422
   31    9     1207
   31   10     1278
   31   11     1135
   31   12     417
   31   13     1091
   31   14     205
   31   15     794

               Accor-M-Six Limited Partnership
   32    1     1078
   32    2     1268
   32    3     775
   32    4     739
   32    5     1040
   32    6     253
   32    7     245
   32    8     700
   32    9     1059
   32   10     1254
   32   11     1283
   32   12     156
   32   13     699
   32   14     784

               Accor-M-Six Creditvest II
   33    1     1267
   33    2     476
   33    3     376
   33    4     345
   33    5     402
   33    6     1142
   33    7     371
   33    8     133
   33    9     1035
   33   10     542
   33   11     1130

   34    1     Rancho San Marcos Village                   2012          21%
               Accor-M-Six Penvest I
   35    1     294
   35    2     743
   35    3     1108
   35    4     1136
   35    5     385
   35    6     406
   35    7     586
   35    8     339
   35    9     1200
   35   10     290
   35   11     554
   35   12     1069
   35   13     158
   35   14     1009
   35   15     1264

   36    1     Palm Desert Country Club S.C.               2013          17%
   37    1     New City Plaza                              2001           5%
               Cinemark Pool B
   38    1     Colorado Springs, CO - Tinseltown
   38    2     Mishawaka - Movies 10

   39    1     Nordhoff Industrial Complex                 2002          28%
   40    1     Seven Corners Apts.
   41    1     Citibank Office Plaza                       2003          15%
   42    1     Savannah Apartments
   43    1     Belleville Manor
   44    1     203 East Fordham Road                       1999          32%
   45    1     Plantation Club Apartments
   46    1     Silver Pointe SC                            2007           9%             Hollywood Video            2002         9%
   47    1     Central Medical Park                        2007          10%
   48    1     Friendly Village MHP
   49    1     Springhill Business Center                  1999           7%          Pardove International         2002         7%
   50    1     Pacific Court Office Building
               Banyan Pool 3
   51    1     Elmhurst                                    1999          10%
   51    2     Milwaukee - Commerce
   51    3     Milwaukee - 160th                           1998          14%
   51    4     Milwaukee - Whittaker Way                   2002          18%
   51    5     Milwaukee - Ryerson                         2010          25%

   52    1     Pride Center                                2004          21%
   53    1     Hidden Harbor
   54    1     Oshkosh Center II                           2012          21%
   55    1     Waterford Plaza                             1999           6%
   56    1     Palm Harbor Apartments
   57    1     Fiserve Building
               Airport Atrium
   58    1     Airport Atrium                              2001          13%
   58    2     Sampson 1                                   2001          46%
   58    3     Braemar Building                            2002          19%

   59    1     Wicomico                                    1998           9%
               Seven Mobile Home Properties
   60    1     Woodside MHP
   60    2     Natural Springs MHP
   60    3     Mountainview East MHP
   60    4     Progress Ridge MHP
   60    5     Southern Hills MHP
   60    6     Sunshine MHP
   60    7     Castle Hill MHP

   61    1     SL-Tulsa                                    2003          19%             United Warehouse           2000        15%
   62    1     The Courtyard Apts.
   63    1     Old Metairie Village Shopping Center        2000           7%
   64    1     Willowick Industrial Park                   2002           5%             Ecenberger-Gaddd           2001         4%
   65    1     Courtney Square Apartments
   66    1     Plaza de la Fiesta III & IV
   67    1     Motorola Training Center
   68    1     Madison Village                             2007          23%
   69    1     Pipestone Plaza                             2007           7%              JoAnn Fabrics             2003         6%
   70    1     Parkleigh North Apts.
   71    1     Southgate Estates MHP
   72    1     7 West 45th Street
   73    1     2100 Swift Drive
   74    1     Westwind Apts.
   75    1     Stanford Townhouses
   76    1     Mentor Industrial                           2002          13%
   77    1     Braebuurn Colony Apts.
   78    1     SL-Mogadore
   79    1     ABFM Industrial Building
   80    1     1567-1575 Lexington Avenue
   81    1     Mason Manor MHP
   82    1     118-40 Metropolitan Ave.
   83    1     Clark & Diversey Shopping Ctr.              2004          21%
   84    1     Stanbridge Apartments
   85    1     Village Townhomes
   86    1     Ventu Park Shopping Center
   87    1     Bowen's Wharf
               Muraco Portfolio
   88    1     Lakeview Apts.
   88    2     Oneida Apts.
   88    3     Townsquare Apts.

   89    1     Sherman West Apartments
   90    1     Parkside Village Apts.
   91    1     Harbor Greens
   92    1     710 State Street
   93    1     Flemings Foods Store
   94    1     Playa Vista Plaza                           2006          11%
   95    1     122-126 East 103rd Street
   96    1     Stonewall SC                                2008          14%
   97    1     Tempo Cabana Apts.
   98    1     Westmont Apts
   99    1     Great Western Bank Building
  100    1     Chelmsford Crossing
  101    1     Safeway Industrial                          1999           5%              Cavalry Chapel            1999        10%
  102    1     The Bentley Mills Building
  103    1     Twin Pines Healthcare Center
  104    1     Corporate West One                          2001          31%
  105    1     Ingle West Office Building                  2000          39%
  106    1     Colony Ridge Apts.
  107    1     SL - Lima
  108    1     Collins Nursing Home
  109    1     Westgrove Towers
  110    1   * Apartments of Westgrove
  111    1   * West Third Street
  112    1     Pollyanna Apartments
  113    1     Bellemeade Plaza                            2001          17%
  114    1     Hiawassee Oaks Apartments
  115    1     Giant Food Store
  116    1     Timber Ridge Apts.
               Bird Creek Comfort Creek
  117    1     Bird Creek Mobile Home Park
  117    2     Comfort Mobile Home Park

  118    1     GRW Building
  119    1     University Hills
  120    1     Grove Gate Apartments
  121    1     Colts Neck Shopping Center
  122    1     Keosippi Mall                               1999           9%                  Stage                 2007         8%
  123    1     Pineville Commerce Center                   2003           7%               Aqua Export              2000        12%
  124    1     90-92 Thompson Street
  125    1     Walton Manor MHP
  126    1     238 E. 111th/204 E. 112th Street
  127    1     Palmwood Terrace Apts.
  128    1     Hartnell Plaza                              2002           9%
  129    1     Carytown Square
  130    1     Oak Creek Apts.
  131    1     Hollywood News Building
  132    1     Chateau Apts.
  133    1     Miller Road Business Ctr.
  134    1     The Kellogg Property
  135    1     Maple Lawn III                              1999          45%
  136    1     Stapley-McKellips Center
  137    1     239 S. La Cienega                           2001          16%             Richard Hill, DC           2000        10%
  138    1     Sunflowers Terrace Apts.
  139    1     Yearling
  140    1     Briarwyck Apts.
  141    1     H Lazy F MHP
               Bayshore/Rockport Oaks
  142    1     Bayshore Apartments
  142    2     Rockport Oaks Garden Apartments

  143    1     Burnhaven                                   2001          20%
  144    1     Colton Midtown Plaza
  145    1     Sax Drugs
  146    1     Sea Tac Gardens Apts.
  147    1     Cherry Point Mall                           2000          11%
  148    1     The Point
  149    1     311 East 109th Street
  150    1     Peachwood Manor MHP
  151    1     6972 Sheridan
  152    1     Crest Oak Apts.
  153    1     1&3 Eves
  154    1     Highland Park Townhomes
  155    1     Marbach Square SC
  156    1     Sunpointe Gardens Apts.
  157    1     Airport Executive Park                      2000           3%           Outreach Ministries          2001         3%
               Parkside/Pleasant View MHP
  158    1     Parkside MHP
  158    2     Pleasantview MHP

  159    1     Oakview Apartments
  160    1     Expressway Commerce Complex                 2001          28%
  161    1     Brookside Apartments
  162    1     Sundial Shopping Center                     2000          15%
  163    1     501 State Street                            2001          32%
  164    1     Uniontown Center                            2000          12%
  165    1   * Cypress Creek Business Park                 1999           7%
  166    1     Riverside Estates MHP
  167    1     Winterhaven East Apartments
  168    1     Bahamas Apartments
  169    1     The Midland Building                        2000           7%
  170    1     236 & 238-240 East 7th Street
  171    1     The River Park Center
  172    1     Pasadena Plaza Mart
  173    1     Pleasant View MHP
  174    1     Circuit City-Philadelphia
  175    1     Nanette Apartments
  176    1     Central Plaza
  177    1     Brandenberry Square Apts
  178    1     Champion MHP
  179    1     East Brunswick Woods
  180    1     Circuit City-Harper Woods
  181    1     Circuit City-Ridgeland
  182    1     1590 Lexington Avenue
  183    1     Circuit City-East Lansing
  184    1     Circuit City-Frederick
  185    1     Circuit City-Green Bay
  186    1     Circuit City-Indianapolis
  187    1     2156 2nd Avenue
  188    1     OCC Financial Plaza
  189    1     103 East 102nd Street
  190    1     Windgate MHP
  191    1     Circuit City-Jackson,TN
  192    1     291 Pleasant
  193    1     Circuit City-Kingsport
  194    1     Circuit City-Witchita Falls

                            Annex C: Premium Loans

                                            Cut-off      Cut-off      Anticipated Repayment                    Cut-off Date
                 Loan Name                 Date LTV        PTV            Date LTV/PLTV           DSCR       Principal Balance
                 ---------                 --------      -------      ---------------------       ----       -----------------
  1 Prime Retail III                          57%          63%                  52%               1.54         $  81,857,269
  2 Soho Grand Hotel                          57%          63%                  48%               1.86         $  60,041,752
  4 5670 Wilshire Building                    73%          80%                  66%               1.28         $  54,431,011
  6 Eastland Mall                             73%          76%                  66%               1.31         $  46,673,225
  8 Banyan Pool I                             56%          62%                  51%               1.72         $  34,763,291
 10 Burgandy Properties                       76%          80%                  68%               1.30         $  17,709,939
 14 1400 Union Meeting Road                   71%          76%                  64%               1.23         $  14,865,488
 15 Cliffs of Dunwoody                        76%          80%                  68%               1.23         $  13,976,544
 16 6400 Shafer Court                         61%          67%                  55%               1.26         $  13,048,409
 20 Greenwich Portfolio                       63%          69%                  56%               1.39         $  11,588,734
 21 Monte Sano Apts.                          76%          80%                  68%               1.18         $  11,184,830
 22 Pointe West                               73%          80%                  66%               1.21         $  10,803,901
 25 1129 State Street                         69%          75%                  63%               1.35         $   9,867,824
 28 Wasilla Retail Center                     67%          74%                  60%               1.48         $   9,765,179
 30 Holiday Inn Sunspree-Padre                65%          75%                  55%               1.57         $   9,722,992
 34 Rancho San Marcos                         70%          76%                  63%               1.26         $   9,491,103
 36 Palm Desert Country Club                  64%          71%                  58%               1.25         $   9,296,755
 39 Nordhoff Industrial Complex               66%          72%                  59%               1.26         $   8,360,541
 40 Seven Corners Apts.                       79%          84%                  70%               1.30         $   8,198,171
 41 Citibank Office Plaza                     66%          73%                  60%               1.27         $   8,024,402
 44 201-213 Fordham Rd.                       66%          71%                  60%               1.24         $   7,956,903
 49 Springhill Business Center                60%          64%                  53%               1.50         $   7,038,428
 51 Banyan Pool 3                             44%          49%                  40%               1.66         $   6,947,966
 53 Hidden Harbor                             75%          80%                  67%               1.21         $   6,647,206
 55 Waterford Plaza                           72%          77%                  65%               1.20         $   6,552,811
 57 Fiserve Building                          70%          77%                  63%               1.28         $   6,395,157
 58 Airport Atrium                            68%          75%                  62%               1.28         $   2,900,911
 58 Airport Atrium                            68%          75%                  62%               1.28         $   2,103,161
 58 Airport Atrium                            68%          75%                  62%               1.28         $   1,378,863
 59 Wicomico                                  71%          76%                  64%               1.32         $   6,319,292
 64 Willowick Industrial Park                 70%          75%                  63%               1.28         $   5,860,886
 66 Plaza de la Fiesta III & IV               68%          75%                  61%               1.36         $   5,727,300
 67 Motorola                                  73%          79%                  66%               1.27         $   5,669,902
 73 2100 Swift Road                           64%          70%                  57%               1.40         $   4,734,330
 78 SL-Mogadore                               75%          80%                  66%               1.63         $   4,554,309
 79 ABFM Industrial 3712Building              57%          63%                  52%               1.71         $   4,518,966
 83 Clark & Diversey Shopping                 68%          75%                  62%               1.21         $   4,087,720
 86 Ventu Park Shopping Center                67%          73%                  61%               1.20         $   3,928,007
 92 710 State Street                          62%          68%                  56%               1.29         $   3,630,308
101 Safeway Industrial                        68%          73%                  62%               1.24         $   3,349,078
105 Ingle West Office Building                65%          71%                  59%               1.29         $   3,097,778
122 Keosippi Mall                             69%          75%                  59%               1.41         $   2,468,434
143 Burnhaven                                 73%          79%                  66%               1.24         $   1,743,404
163 501 State                                 62%          68%                  57%               1.34         $   1,361,366
179 East Brunswick Woods                      62%          68%                  57%               1.44         $     936,063
188 OCC Financial Plaza                       67%          72%                  60%               1.24         $     598,604
                                             ----         ----                 ----              -----         -------------
              Total / Weighted Average:       66%          71%                  59%               1.43         $ 554,178,514

                                                                   Base                           Base
                 Loan Name                        Premium          Rate            Rate       Amortization       Amortization
                 ---------                        -------          ----            ----       ------------       ------------
  1 Prime Retail III                               110%           6.990%          8.400%           316                360
  2 Soho Grand Hotel                               110%           6.950%          8.500%           273                300
  4 5670 Wilshire Building                         110%           7.035%          8.500%           314                360
  6 Eastland Mall                                  104%           7.840%          8.500%           335                360
  8 Banyan Pool I                                  110%           6.950%          8.380%           315                360
 10 Burgandy Properties                            104%           7.380%          8.000%           338                360
 14 1400 Union Meeting Road                        107%           7.410%          8.500%           323                360
 15 Cliffs of Dunwoody                             105%           7.050%          7.800%           334                360
 16 6400 Shafer Court                              110%           7.090%          8.500%           315                360
 20 Greenwich Portfolio                            110%           7.000%          8.430%           309                349
 21 Monte Sano Apts.                               106%           7.160%          8.000%           331                360
 22 Pointe West                                    109%           7.240%          8.500%           319                360
 25 1129 State Street                              107%           7.440%          8.500%           324                360
 28 Wasilla Retail Center                          110%           6.650%          8.080%           316                360
 30 Holiday Inn Sunspree-Padre                     115%           7.250%          9.500%           265                300
 34 Rancho San Marcos                              109%           7.267%          8.500%           319                360
 36 Palm Desert Country Club                       109%           7.140%          8.500%           316                360
 39 Nordhoff Industrial Complex                    108%           7.280%          8.500%           320                360
 40 Seven Corners Apts.                            106%           7.140%          8.000%           330                360
 41 Citibank Office Plaza                          109%           7.180%          8.500%           317                360
 44 201-213 Fordham Rd.                            107%           7.520%          8.500%           326                300
 49 Springhill Business Center                     107%           7.080%          8.025%           328                360
 51 Banyan Pool 3                                  110%           6.950%          8.380%           315                360
 53 Hidden Harbor                                  107%           7.020%          8.000%           327                360
 55 Waterford Plaza                                106%           7.560%          8.500%           327                360
 57 Fiserve Building                               109%           7.160%          8.500%           317                360
 58 Airport Atrium                                 110%           7.060%          8.500%           314                360
 58 Airport Atrium                                 110%           7.060%          8.500%           314                360
 58 Airport Atrium                                 110%           7.060%          8.500%           316                360
 59 Wicomico                                       107%           7.460%          8.500%           325                360
 64 Willowick Industrial Park                      107%           7.325%          8.400%           324                360
 66 Plaza de la Fiesta III & IV                    110%           7.010%          8.440%           315                354
 67 Motorola                                       109%           7.160%          8.500%           312                360
 73 2100 Swift Road                                110%           7.190%          8.500%           323                360
 78 SL-Mogadore                                    108%           7.090%          7.300%           324                360
 79 ABFM Industrial 3712Building                   110%           7.000%          8.500%           313                360
 83 Clark & Diversey Shopping                      110%           7.090%          8.500%           315                360
 86 Ventu Park Shopping Center                     109%           7.260%          8.500%           319                360
 92 710 State Street                               110%           7.440%          8.900%           313                360
101 Safeway Industrial                             107%           7.325%          8.400%           324                360
105 Ingle West Office Building                     108%           7.340%          8.500%           321                360
122 Keosippi Mall                                  110%           7.150%          8.670%           283                317
143 Burnhaven                                      109%           7.210%          8.500%           318                360
163 501 State                                      110%           7.440%          8.900%           313                360
179 East Brunswick Woods                           109%           7.160%          8.500%           317                360
188 OCC Financial Plaza                            109%           7.270%          8.500%           320                360
                                                  -----           ------          ------         -----              -----
              Total / Weighted Average:            109%           7.163%          8.414%           315                351

                                                                         ANNEX D

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Capco America Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D7 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depositary Trust Company ('DTC'), Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING


     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date

(which would be the preceding day when settlement occured in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants can elect not to pre-posititon funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is no completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from A DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exception for Non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing for 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS DATED SEPTEMBER 2, 1998

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                    CAPCO AMERICA SECURITIZATION CORPORATION
            (FORMERLY KNOWN AS NOMURA ASSET SECURITIES CORPORATION)
                                   DEPOSITOR

     The Certificates offered hereby and by Supplements to this Prospectus (the 'Offered Certificates') will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the 'Trust Fund') consisting of a segregated pool of mortgage loans secured by liens on retail, office, multifamily, hotel, mobile home park, industrial, senior housing/healthcare and mixed retail properties (the 'Mortgage Loans', or sometimes referred to herein as the 'Mortgage Assets'). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, 'Credit Support'), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, 'Cash Flow Agreements'). See 'Description of the Trust Funds', 'Description of the Certificates' and 'Description of Credit Support'.

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or (vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See 'Description of the Certificates'.

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

     The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption 'Yield Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption 'Special Considerations' herein and such information as may be set forth under the caption 'Risk Factors and Other Special Considerations' in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more 'real estate mortgage investment conduits' for federal income tax purposes. See also 'Federal Income Tax Consequences' herein.

     PROSPECTIVE INVESTORS SHOULD REVIEW THE DISCUSSION OF MATERIAL RISKS APPEARING UNDER THE CAPTION 'SPECIAL CONSIDERATIONS' HEREIN COMMENCING ON PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                     NOMURA SECURITIES INTERNATIONAL, INC.

                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 2, 1998

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the 'Trust Assets'); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a site on the World Wide Web (the 'Web') at 'http://www.sec.gov' at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval

('EDGAR') system.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the 'Certificateholders') upon request to their respective DTC participants. See 'Description of the Certificates--Reports to Certificateholders' and 'Description of the Agreements Evidence as to Compliance'. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefore should be available at the Commission's site on the Web.
                                       2

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center--Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See 'Financial Information' herein.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Supplement.......................................................   2
Available Information.......................................................   2
Incorporation of Certain Information by Reference...........................   3
Summary of Prospectus.......................................................   8
Special Considerations......................................................  13
Limited Liquidity...........................................................  13
Limited Assets..............................................................  13
Average Life of Certificates; Prepayments; Yields...........................  13
Limited Nature of Ratings...................................................  14
Risks Associated with Certain Mortgage Loans and Mortgaged Properties.......  14
Retail Properties...........................................................  15
Office Properties...........................................................  15
Multifamily Properties......................................................  15
Hotel Properties............................................................  16
Balloon Payments............................................................  16
Obligor Default.............................................................  17
Mortgagor Type..............................................................  17
Junior Mortgage Loans.......................................................  17
Credit Support Limitations..................................................  17
Enforceability..............................................................  18
Environmental Risks.........................................................  18
Limited Liquidity and Market Value..........................................  18
ERISA Considerations........................................................  19
Certain Federal Tax Considerations Regarding Residual Certificates..........  19
Certain Federal Tax Considerations Regarding Original Issue Discount........  19
Consent.....................................................................  19
Book-Entry Registration.....................................................  19
Description of the Trust Funds..............................................  20
Mortgage Assets.............................................................  20
Mortgage Loans..............................................................  20
Default and Loss Considerations with Respect to the Mortgage Loans..........  20
Mortgage Loan Information in Prospectus Supplements.........................  21
Mortgage Underwriting Standards and Procedures..............................  22
Payment Provisions of the Mortgage Loans....................................  22
MBS.........................................................................  23
Collection Accounts.........................................................  24
Credit Support..............................................................  24
Cash Flow Agreements........................................................  24
Use of Proceeds.............................................................  24
Yield Considerations........................................................  25
General.....................................................................  25
Pass-Through Rate...........................................................  25
Timing of Payment of Interest and Principal.................................  25
Principal Prepayments.......................................................  25
Prepayments--Maturity and Weighted Average Life.............................  26

Other Factors Affecting Weighted Average Life...............................  27
Type of Mortgage Loan.......................................................  27
Foreclosures and Payment Plans..............................................  27
Due-on-Sale and Due-on-Encumbrance Clauses..................................  27
The Depositor...............................................................  27
Description of the Certificates.............................................  28

                                                                            PAGE
                                                                            ----
General.....................................................................  28
Distributions...............................................................  29
Available Funds.............................................................  30
Distributions of Interest on the Certificates...............................  30
Distributions of Principal of the Certificates..............................  31
Distributions on the Certificates of Prepayment Premiums or in Respect of
  Equity Participations.....................................................  31
Allocation of Losses and Shortfalls.........................................  31
Advances in Respect of Delinquencies........................................  31
Reports to Certificateholders...............................................  32
Termination.................................................................  33
Book-Entry Registration and Definitive Certificates.........................  34
Description of the Agreements...............................................  35
Assignment of Mortgage Assets; Repurchases..................................  35
Representations and Warranties; Repurchases.................................  36
Payments on Mortgage Assets; Deposits to Collection Account.................  37
Collection and Other Servicing Procedures...................................  38
Special Servicers...........................................................  39
Sub-Servicers...............................................................  39
Realization Upon Defaulted Whole Loans......................................  39
Hazard Insurance Policies...................................................  41
Due-on-Sale and Due-on-Encumbrance Provisions...............................  42
Retained Interest; Servicing Compensation and Payment of Expenses...........  42
Evidence as to Compliance...................................................  42
Certain Matters Regarding a Master Servicer, a Special Servicer and the
  Depositor.................................................................  43
Event of Default............................................................  43
Rights Upon Event of Default................................................  44
Amendment...................................................................  44
Duties of the Trustee.......................................................  45
The Trustee.................................................................  45
Description of Credit Support...............................................  46
General.....................................................................  46
Subordinate Certificates....................................................  46
Cross-Support Provisions....................................................  46
Insurance or Guarantees with Respect to the Mortgage Assets.................  46
Letter of Credit............................................................  47
Insurance Policies and Surety Bonds.........................................  47
Certificate Guarantee Insurance.............................................  47
Reserve Funds...............................................................  47
Certain Legal Aspects of Mortgage Loans.....................................  48
General.....................................................................  48
Types of Mortgage Instruments...............................................  48
Leases and Rents............................................................  48
Personalty..................................................................  49
Installment Contracts.......................................................  49
Junior Mortgages; Rights of Senior Mortgages or Beneficiaries...............  49

Subordinate Financing.......................................................  50
Foreclosure.................................................................  51
Judicial Foreclosure........................................................  51
Non-Judicial Foreclosure/Power of Sale......................................  51
Limitations on Lender's Rights..............................................  51
Rights of Redemption........................................................  53
Anti-Deficiency Legislation.................................................  53
Leasehold Risks.............................................................  54

                                                                            PAGE
                                                                            ----
Bankruptcy Laws.............................................................  54
Environmental Legislation...................................................  56
Due-on-Sale and Due-on-Encumbrance..........................................  57
Acceleration on Default.....................................................  57
Default Interest, Prepayment Charges and Prepayments........................  57
Applicability of Usury Laws.................................................  58
Alternative Mortgage Instruments............................................  58
Soldiers' and Sailors' Civil Relief Act of 1940.............................  58
Forfeitures in Drug and RICO Proceedings....................................  59
Certain Laws and Regulations................................................  59
Type of Mortgaged Property..................................................  59
Americans with Disabilities Act.............................................  59
Federal Income Tax Consequences.............................................  60
Federal Income Tax Consequences for REMIC Certificates......................  60
General.....................................................................  60
Status of REMIC Certificates................................................  60
Qualification as a REMIC....................................................  61
Taxation of Regular Certificates............................................  62
General.....................................................................  62
Original Issue Discount.....................................................  63
Acquisition Premium.........................................................  64
Variable Rate Regular Certificates..........................................  65
Deferred Interest...........................................................  66
Market Discount.............................................................  66
Premium.....................................................................  66
Election to Treat All Interest Under the Constant Yield Method..............  67
Sale or Exchange of Regular Certificates....................................  67
Treatment of Losses.........................................................  67
Taxation of Residual Certificates...........................................  68
Taxation of REMIC Income....................................................  68
Basis and Losses............................................................  69
Treatment of Certain Items of REMIC Income and Expense......................  70
Limitations on Offset or Exemption of REMIC Income..........................  70
Tax-Related Restrictions on Transfer of Residual Certificates...............  71
Sale or Exchange of a Residual Certificate..................................  73
Mark to Market Regulations..................................................  73
Taxes That May Be Imposed on the REMIC Pool.................................  73
Prohibited Transactions.....................................................  73
Contributions to the REMIC Pool After the Startup Day.......................  74
Net Income from Foreclosure Property........................................  74
Liquidation of the REMIC Pool...............................................  74
Administrative Matters......................................................  74
Limitations on Deduction of Certain Expenses................................  75
Taxation of Certain Foreign Investors.......................................  75
Regular Certificates........................................................  75
Residual Certificates.......................................................  76
Backup Withholding..........................................................  76

Reporting Requirements......................................................  76
Federal Income Tax Consequences for Certificates as to Which No REMIC
  Election Is Made..........................................................  77
Standard Certificates.......................................................  77
General.....................................................................  77
Tax Status..................................................................  77
Premium and Discount........................................................  78

                                                                            PAGE
                                                                            ----
Recharacterization of Servicing Fees........................................  78
Sale or Exchange of Standard Certificates...................................  79
Stripped Certificates.......................................................  79
General.....................................................................  79
Status of Stripped Certificates.............................................  80
Taxation of Stripped Certificates...........................................  80
Reporting Requirements and Backup Withholding...............................  81
Taxation of Certain Foreign Investors.......................................  82
ERISA Considerations........................................................  83
General.....................................................................  83
Certain Requirements Under ERISA............................................  83
General.....................................................................  83
Parties in Interest/Disqualified Persons....................................  83
Delegation of Fiduciary Duty................................................  83
Administrative Exemptions...................................................  84
Governmental Plans..........................................................  84
Unrelated Business Taxable Income; Residual Certificates....................  84
Legal Investment............................................................  84
Method of Distribution......................................................  86
Legal Matters...............................................................  87
Financial Information.......................................................  87
Rating......................................................................  87
Index of Principal Definitions..............................................  88

                             SUMMARY OF PROSPECTUS

     The following summary of material information does not contain all the material information regarding the Certificates and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of
  Certificates..... Mortgage Pass-Through Certificates, issuable in series (the
                    'Certificates').

Depositor.......... CAPCO America Securitization Corporation, a wholly-owned subsidiary of The Capital Company of America LLC. See 'The Depositor'.

Master Servicer.... The master servicer (the 'Master Servicer'), if any, for each series of Certificates will be named in the related Prospectus Supplement. See 'Description of the Agreements--Collection and Other Servicing Procedures'.

Special Servicer... The special servicer (the 'Special Servicer'), if any, for each series of Certificates will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See 'Description of the Agreements--Special Servicer'.

Trustee............ The trustee (the 'Trustee') for each series of Certificates will be named in the related Prospectus Supplement. See 'Description of the Agreements--The Trustee'.

Issuer............. The issuer of each series of Certificates will be the related Trust Fund.

The Trust Assets... Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

   (a) Mortgage
     Assets........ The Mortgage Assets with respect to each series of
                    Certificates will consist of a pool of multifamily and commercial mortgage loans (the 'Mortgage Loans'). Except to the extent described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the 'Multifamily Properties') or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, industrial plants, mixed use or other types of commercial properties (the 'Commercial Properties' and together with Multifamily Properties, the 'Mortgaged Properties'). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and (v) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See 'Description of the Trust Funds--Mortgage Assets'.

  (b) Collection
     Account....... Each Trust Fund will include one or more accounts
                    (collectively, the 'Collection Account') established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related Prospectus Supplement. See 'Description of the Agreements--Payments on Mortgage Assets; Deposits to Collection Account'.

  (c) Credit
     Support....... If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See 'Special Considerations--Credit Support Limitations' and 'Description of Credit Support'.

  (d) Cash Flow
     Agreements.... If so provided in the related Prospectus Supplement, the
                    Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See 'Description of the Trust Funds--Cash Flow Agreements'.

Description of
  Certificates..... Each series of Certificates evidencing an interest in a
                    Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as 'Agreements'. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a 'Certificate Balance') and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a 'Pass-Through Rate'). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior (collectively, 'Senior Certificates') or subordinate (collectively, 'Subordinate Certificates') to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, 'Stripped Principal Certificates'); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, 'Stripped Interest Certificates'); (iv) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, 'Accrual Certificates'); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See 'Special Considerations-- Limited Assets' and 'Description of the Certificates'. The Offered Certificates will not be listed on any securities exchange and will not be quoted in an automated quotation system of a registered securities association. This fact may limit the liquidity of the Offered Certificates. See 'Special Considerations--Limited Liquidity and Market Value'.

Distributions of
  Interest on
  Certificates..... Interest on each class of Offered Certificates (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a 'Distribution Date').

                    Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See 'Special Considerations--Average Life of Certificates; Prepayments; Yields', 'Yield Considerations', and 'Description of the Certificates--Distributions of Interest on the Certificates'.

Distributions of
  Principal of
  Certificates..... The initial aggregate Certificate Balance of the
                    Certificates of each series (other than certain classes of Stripped Interest Certificates) will generally not exceed the outstanding principal balance of the Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the 'Cut-off Date'), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See 'Description of the Certificates--Distributions of Principal of the Certificates'.

Advances........... In connection with a series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See 'Description of the Certificates--Advances in Respect of Delinquencies'. Purchasers of any series of Certificates will be advised of any advances relating to such Certificates by means of the report to be delivered to Certificateholders in connection with each distribution. See 'Description of the Certificates--Reports to Certificateholders'.

Termination........ A series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund under the circumstances and in the manner set forth therein. See 'Description of the Certificates--Termination'.

Registration of
  Certificates..... If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See 'Special

                    Considerations--Book-Entry Registration' and 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'.

Special
  Considerations... An investment in the Offered Certificates may include certain material risks. See 'Special Considerations' herein and 'Risk Factors and Other Special Considerations' in the related Prospectus Supplement.

Federal Income Tax
  Consequences..... The federal income tax consequences to Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more 'real estate mortgage investment conduits' (each, a 'REMIC') under the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See 'Federal Income Tax Consequences'.

ERISA
  Considerations... A fiduciary of an employee benefit plan or other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or
                    Section 4975 of the Code (each a 'Plan'), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other pensions acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See 'ERISA Considerations' herein and in the related Prospectus Supplement.

Legal Investment... The related Prospectus Supplement will specify whether the
                    Offered Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See 'Legal Investment' herein and in the related Prospectus Supplement.

Rating............. At the date of issuance, as to each series, each class of
                    Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a 'Rating Agency'). See 'Rating' herein and in the related Prospectus Supplement.

                             SPECIAL CONSIDERATIONS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in 'Risk Factors and Other Special Considerations' in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading 'Description of the Certificates--Reports to Certificateholders,' '--Book-Entry Registration and Definitive Certificates' and 'Description of the Agreements--Evidence as to Compliance' for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

     A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates are significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates are at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See 'Yield Considerations' herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See 'Description of Credit Support' and 'Rating'.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES


     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See 'Description of the Trust Funds--Mortgage Assets'. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

     It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the

Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

RETAIL PROPERTIES

     Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is 'anchored' or 'unanchored' is also an important distinction. Retail properties that are anchored have traditionally been percived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rent collectible at the retail properties included in the Mortgaged Properties.

OFFICE PROPERTIES

     Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space of a new tenant is often more costly than for other property types.

MULTIFAMILY PROPERTIES

     Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state 'Unfair and Deceptive Practices Acts' and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The housing and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

HOTEL PROPERTIES

     Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms are generally rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.


     Hotel properties may be franchises of national or regional hotel chains. The viability of any such hotel property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the mortgage may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Master Servicer or Special Servicer) or purchaser of such hotel property would be entitled to the rights under any liquor license for such hotel property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

BALLOON PAYMENTS

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer will be provided in the related Prospectus Supplement.

MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. Partnerships, corporations and certain other types of organizations generally limit the liability of the beneficial owners of such organizations for the obligations of such organizations, and therefore limit the recourse of a lender to the assets of such beneficial owners. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior Mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of any Trust Fund (and therefore the Certificateholders), as beneficiary under a junior Mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgage or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the Trust Fund's junior Mortgage unless the Servicer or the Special Servicer asserts the Trust Fund's subordinate interest in the Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. See 'Certain Legal Aspects of Mortgage Loans--Junior Mortgages; Rights of Senior Mortgages or Beneficiaries' herein.

CREDIT SUPPORT LIMITATIONS


     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a 'Covered Trust'), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See '--Limited Nature of Ratings,' 'Description of the Certificates' and 'Description of Credit Support'.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See 'Certain Legal Aspects of Mortgage Loans-- Leases and Rents'.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner's or operator's ability to use such property as collateral for a loan. In certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.


     The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as certain other federal and state laws, provide that a secured lender (such as the Trust Fund) may be liable, as an 'owner' or 'operator,' of the real property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) under certain conditions the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis that not taking such actions. See 'Certain Legal Aspects of Mortgage Loans--Environmental Legislation'.

LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the Offered Certificates. In addition, the Offered Certificates will not be listed on any securities exchange and will not be quoted in an automated quotation system of a registered securities association. While the underwriter with respect to a series of Certificates may intend to make a secondary market in the related Offered Certificates, underwriters are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for any series of Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificates at any time.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See 'ERISA Considerations'.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in 'Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates'. Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as 'excess inclusion' income to such holder which
(i) generally, will not be subject to offset by losses from other activities,
(ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with 'original issue discount' for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See 'Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates'.

CONSENT

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ('Voting Rights') will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See 'Description of the Agreements--Events of Default,' '--Rights Upon Event of Default' and '--Amendment'.

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as 'Certificateholders' (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'.

                         DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

     The primary assets of each Trust Fund (the 'Mortgage Assets') will include Multifamily and Commercial Loans (collectively, the 'Mortgage Loans'). The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a 'Mortgage Asset Seller'), which prior holder may or may not be the originator of such Mortgage Loan and may be an affiliate of the Depositor.

MORTGAGE LOANS

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ('Multifamily Properties' and the related loans, 'Multifamily Loans') or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, industrial plants, mixed use or other types of commercial properties ('Commercial Properties' and the related loans, 'Commercial Loans') located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ('Cooperatives'). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the 'Originator') other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The 'Debt Service Coverage Ratio' of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. 'Net Operating Income' is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ('Net Leases'); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such 'net of expense' provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

     While the duration of leases and the existence of any 'net of expense' provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The 'Value' of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See 'Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties,' '--Balloon Payments,' '--Mortgagor Default' and '--Mortgagor Type'.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the

Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ('ARM Loans'), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under 'Description of the Trust Funds--Mortgage Assets--Default and Loss Considerations with Respect to the Mortgage Loans' above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ('FHA'), a division of the United States Department of Housing and Urban Development ('HUD'), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

     The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a 'Lock-out Period' and the date of expiration thereof, a 'Lock-out Date') or require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ('Equity Participations'), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

     Any mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the 'MBS') will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an 'MBS Agreement'). A seller (the 'MBS Issuer') and/or servicer (the 'MBS Servicer') of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the 'MBS Trustee'), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

     The MBS Issuer of any MBS may include the Depositor or an affiliate of the Depositor. Any MBS (i) will have been issued in an offering exempt from the registration requirements of the 1933 Act and, if offered in a private placement, will have been held by persons other than the issuer of such MBS or its affiliates for at least two years or (ii) will have been issued in an offering registered under the 1933 Act, and thus may include one or more Classes of Certificates.

     Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.


     Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under 'Description of Credit Support' may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under 'Description of the Trust Funds--Mortgage Assets--Mortgage Loan Information in Prospectus Supplements' and (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

COLLECTION ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the 'Collection Account') established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See 'Risk Factors--Credit Support Limitations' and 'Description of Credit Support'.

CASH FLOW AGREEMENTS

     The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor primarily to the purchase of Trust Assets. Any remaining proceeds will be used by the Depositor for general corporate purposes (such as paying its allocable share of rent, administrative expenses and the cost of services rendered by employees of its affiliates) and transaction-specific expenses (including, but not limited to, obtaining any external credit enhancement, establishing any reserve funds and paying other costs incurred in connection with structuring and issuing the Certificates). The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See 'Risk
Factors--Average Life of Certificates; Prepayments; Yields'.

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See 'Description of the Trust Funds'.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each life of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  Type of Mortgage Loan

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceeds, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include 'due-on-sale' clauses or 'due-on-encumbrance' clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See 'Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance' and 'Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions'.

                                 THE DEPOSITOR


     Capco America Securitization Corporation, the Depositor, formerly known as Nomura Asset Securities Corporation, a Delaware corporation, was organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. Capco America Securitization Corporation is a wholly owned subsidiary of The Capital Company of America LLC ('CCA'), which is in turn a wholly-owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc. ('NHA'), a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. It is currently contemplated that, upon the occurrence of certain events, approximately 30% of the direct or indirect equity in CCA will be transferred to current senior management of CCA and that NHA will own, directly or indirectly, approximately 70% of the remaining equity in CCA. The Depositor maintains its principal office at Two World Financial Center--Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, 'Senior Certificates') or subordinate (collectively, 'Subordinate Certificates') Certificates. Each series may consist of one or more of the types of Certificates described below.

     Types of Certificates classified by interest payments can include:

CATEGORY OF CLASS         DEFINITION
-----------------         ----------
Ascending Rate........... Certificates that have predetermined Pass-Through
                          Rates that change one or more times on dates
                          determined before issuance.

Fixed Rate............... Certificates with Pass-Through Rates that are fixed throughout the life of such Certificates.

Floating Rate............ Certificates with Pass-Through Rates that are reset periodically based on an index and that vary directly
                          with changes in the index.

Inverse Floating Rate.... Certificates with Pass-Through Rates that are reset periodically based on an index and that vary inversely
                          with changes in the index.

Stripped Interest........ Certificates that receive some or all of the interest payments made on the underlying Mortgage Loans or
                          other Trust Fund assets and little or no principal.
                          Stripped Interest Certificates have either a nominal
                          or a notional principal amount. A nominal principal
                          amount represents actual principal that will be paid
                          on the class. It is referred to as nominal since it is
                          extremely small compared to other classes of
                          Certificates. A notional principal amount is the
                          amount used as a reference to calculate the amount of
                          interest due on a Stripped Interest Certificate that
                          is not entitled to any principal.

Stripped Principal....... Certificates that do not receive any interest.

WAC (or Weighted Average
  Coupon)................ Certificates whose Pass-Through Rate represents a blended interest rate that may change from period to
                          period.


Accrual.................. Certificates that accrete all or a portion of their interest, which is added to the outstanding principal
                          balance. This accretion may continue until the class
                          of Certificates begins receiving principal payments,
                          until some other event has occurred or until the class
                          is retired.

     Types of Certificates classified by allocation of principal distributions can include:

PAC (or Planned
  Amortization Class).... Certificates that are designed to receive principal payments using a predetermined schedule derived by
                          assuming two constant prepayment rates for the
                          underlying Mortgage Loans. A PAC schedule will reflect
                          a 'structuring range' both above and below the
                          Prepayment Assumption for the related series. The PAC
                          Certificates in any series may include two or more
                          'types'. The PAC Certificates within any type have a
                          single structuring range. The different types have
                          different structuring ranges and/or different
                          principal payment priorities.

Scheduled................ Certificates that are designed to receive principal payments using a predetermined schedule, but that are
                          not designated as PAC or TAC Certificates. Classes
                          consisting of both PAC and TAC components are also
                          designated as Scheduled Classes.

Sequential Pay........... Certificates that receive principal payments in a prescribed sequence, that do not have predetermined
                          schedules and that under all circumstances receive
                          payments of principal continuously from the first
                          Distribution Date on which they receive principal
                          until they are retired. Sequential Pay Certificates
                          may receive principal payments

CATEGORY OF CLASS         DEFINITION
-----------------         ----------
                          concurrently with one or more other classes of
                          Sequential Pay Certificates. A single class of
                          Certificates that receives principal payments before
                          or after all other classes in the same series may be
                          identified as a Sequential Pay Certificate.

Sticky Jump/Non-Sticky
  Jump................... Certificates whose principal payment priorities change temporarily or permanently upon the occurrence of one
                          or more 'trigger' events. A Sticky Jump Certificate
                          'jumps' to its new priority on the first Distribution
                          Date when the trigger condition is met and retains
                          ('sticks' to) that priority until retired. If the
                          principal payment change is not permanent, the
                          Certificate is referred to as a Non-Sticky Jump.

Strip.................... Certificates that receive a constant proportion, or
                          'strip', of the principal payments on the underlying
                          Mortgage Loans or other Trust Fund assets.

Support (or Companion)... Certificates that receive principal payments on any
                          Payment Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes.

TAC (or Targeted
  Amortization Class).... Certificates that are designed to receive principal payments using a predetermined schedule derived by
                          assuming a single constant prepayment rate for the
                          underlying Mortgage Loans. The TAC Certificates in any
                          series may include two or more 'types'. The different
                          types have different principal payment priorities
                          and/or have schedules that are derived from different
                          assumed prepayment rates.

Index Allocation Class... Certificates whose principal payment allocations are based on the value of an index.

     The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.


     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ('Definitive Certificates') or in book-entry form ('Book-Entry Certificates'), as provided in the related Prospectus Supplement. See 'Risk Factors--Book-Entry Registration' and 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'. Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See 'Risk Factors--Limited Liquidity' and '--Limited Assets'.

DISTRIBUTIONS

     Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the 'Record Date'), and the amount of each distribution will be determined (the 'Determination Date') as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. 'Available Funds' for each Distribution Date will generally equal the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

               (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a 'Collection Period' with respect to any Distribution Date will usually commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

               (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

               (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (iii) all advances made by a Master Servicer with respect to such Distribution Date;

          (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

          (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through

Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), 'Accrued Certificate Interest' will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

The Accrued Certificate Interest on each class of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See 'Risk Factors--Average Life of Certificates; Prepayments; Yields' and 'Yield Considerations'.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a 'Certificate Balance' which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See 'Description of

Credit Support' for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See 'Description of Credit Support'.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, 'Related Proceeds'); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the Master Servicer shall determine that such advance (a 'Nonrecoverable Advance') is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

          (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof,
     (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure,
     (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

          (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of liquidation proceeds received,
     (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

          (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

          (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

          (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xix) as to any series which incudes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable. In the case of information furnished pursuant to subclauses
     (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See 'Description of the Certificates--Book-Entry Registration and Definitive Certificates'.

TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Balance of a series of Certificates by a specified percentage (which percentage will exceed 90%), certain parties (which may include the Depositor, the Servicer, the Special Servicer, the holders of certain Classes of Certificates or such other party as is identified therein) will have the option to effect an early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein; provided, however, that the Trustee will not be permitted to accept any bid for the purchase of the assets of such Trust Fund which is less than the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund, (ii) the aggregate amount of unreimbursed advances, if any, with interest thereon at the rate specified in the related Prospectus Supplement and (iii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee. Upon the termination of a Trust Fund and the sale of the assets of the Trust Fund neither the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Special Servicer nor the holders of any Class of Certificates will have any liability with respect to the sale of the assets of the Trust Fund; provided however that the foregoing will not limit or otherwise affect any Certificateholders rights under any of the federal securities laws. In the event that the fair market value of any REO Properties included in the Trust Fund at the time of any such termination is less than the principal balance of the related Mortgage Loans, a Realized Loss may occur in connection with such termination.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ('DTC').

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ('Cede'), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only 'Certificateholder' (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement. Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the

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

certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term 'Certificate' refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Nomura Asset Securities Corporation, Two World Financial Center--Building B, 21st Floor, New York, New York 10281-1198. Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset

Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under '--Representations and Warranties; Repurchases', neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the 'Warranting Party') covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the 'Purchase Price' will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

     The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ('BIF') or the Savings Association Insurance Fund ('SAIF') of the Federal Deposit Insurance Corporation ('FDIC') (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ('Permitted Investments'). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

          (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, 'Insurance Proceeds') and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under 'Description of Credit Support';

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

          (v) any advances made as described under 'Description of the Certificates--Advances in Respect of Delinquencies';

          (vi) any amounts paid under any Cash Flow Agreement, as described under 'Description of the Trust Funds--Cash Flow Agreements';

          (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under 'Description of the Agreements--Assignment of Mortgage Assets; Repurchases' and '--Representations and Warranties; Repurchases', exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under 'Description of the Certificates--Termination';

          (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under '--Hazard Insurance Policies'; and

          (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

     The Agreement for a series of Certificates may provide that a special trust account (the 'REO Account') will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under 'Description of Credit Support'. Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See 'Description of Credit Support'.

     Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or
(ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, generally in the event that a Mortgage Loan is in default or if certain events occur that indicate that a default is imminent, a special servicer (the 'Special Servicer') may be appointed to perform certain servicing functions in connection with such Mortgage Loan. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

     A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a 'Sub-Servicer'), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a 'Sub-Servicing Agreement') will be consistent with the terms of the related Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See '--Retained Interest, Servicing Compensation and Payment of Expenses'.

     The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See 'Certain Legal Aspects of Mortgage Loans'.

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

     If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an 'owner' or an 'operator' within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust Fund); and

          (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).

     If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

     The limitations imposed by the Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See 'Certain Legal Aspects of Mortgage Loans--Foreclosure'.

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See '--Hazard Insurance Policies' and 'Description of Credit Support'.

HAZARD INSURANCE POLICIES

     Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.


     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under 'Description of the Agreements--Collection and Other Servicing Procedures'.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance'.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A 'Retained Interest' in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or

Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit

Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

     The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

     The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

     If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

     Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will, in general, consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or
(iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which one or more REMIC elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place or incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See 'Special Considerations--Credit Support Limitations'.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees, or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

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

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

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     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See 'Description of the Trust Funds--Mortgage Assets'.

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as 'mortgages'. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, 'mortgagor' includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term 'mortgagee' means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ('UCC'); generally these rates are either assigned by the mortgagor, which remains entitled to

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collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute 'fixtures' under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

     The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted

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senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a 'future advance' clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a 'credit limit' amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

SUBORDINATE FINANCING

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the

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junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the

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specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent 'fair consideration' ('reasonably equivalent value' under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See '--Environmental Legislation'. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

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     The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their 'equity of redemption'. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a

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judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the 'Bankruptcy Code'), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

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
     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary 'based on the equities of the case.' Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute 'cash collateral' under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is 'adequately protected' as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with 'adequate assurance' of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of 'substantive consolidation' or to the (predominantly state law) doctrine of 'piercing the corporate veil', a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the first bankrupt entity extended to the second and the rights of creditors of the second entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a 'special purpose entity', 'single purpose entity' or 'bankruptcy-remote entity' in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

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
ENVIRONMENTAL LEGISLATION

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Such environmental risks may give rise to (i) a diminution in value of property securing any Mortgage Loan,
(ii) limitation on the ability to foreclose against such property, or (iii) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a 'superlien') including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of 'owner or operator' any person 'who, without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest' ('secured-creditor exemption').

     A lender may lose its secured-creditor exemption and be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Also, if the lender takes title to or possession of the property, the secured-creditor exemption may be deemed to be unavailable under certain circumstances, and the lender may be liable to the government or private parties for clean-up or other remedial costs pursuant to CERCLA.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 ('Conservation Act') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. The lender will be deemed to have participated in the management of a Mortgaged Property if it actually participates in the operational affairs of the property or the borrower. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decisionmaking control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of all operational functions of the Mortgaged Property. The Conservation Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a Mortgaged Property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the Mortgaged Property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Conservation Act are subject to terms and conditions that have not been clarified by the courts.


     The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. Liability under CERCLA extends to the investigation and remediation of releases of 'hazardous substances.' The definition of 'hazardous substances' under CERCLA specifically excludes petroleum products. Therefore a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ('RCRA'), which governs the operation and management of underground petroleum storage tanks. Under the Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In some states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup
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costs could become a liability of the Trust Fund and occasion a loss to
Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a 'Phase I assessment' as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See 'Description of the Agreements-- Realization Upon Defaulted Whole Loans'.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under 'Description of the Agreements--Collection and Other Servicing Procedures'.

ACCELERATION ON DEFAULT

     Some of the Mortgage Loans included in a Trust Fund will include a 'debt-acceleration' clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the 'NCUA') with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's

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period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'Crime Control Act'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property', including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the 'ADA'), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent 'readily achievable.' In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The 'readily achievable' standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the 'readily achievable' standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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                        FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft as to the matters discussed herein. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), as well as regulations (the 'REMIC Regulations') promulgated by the U.S. Department of Treasury (the 'Treasury') on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a 'holder' or 'Certificateholder' in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a 'REMIC Pool'. For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as 'REMIC Certificates' and will consist of one or more Classes of 'Regular Certificates' and one Class of 'Residual Certificates' in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, tax counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be 'regular interests' in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be 'residual interests' in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to 'REMIC' or 'REMIC Pool' herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See '--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made'. For purposes of this discussion, unless otherwise specified, the term 'Mortgage Loans' will be used to refer to Mortgage Loans, MBS and Installment Contracts.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute 'a regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as 'loans . . . secured by an interest in real property which is . . . residential real property' or 'loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care' (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests

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
described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting 'loans . . . secured by an interest in real property' for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent 'qualified mortgages,' within the meaning of Code Section 860G(a)(3), for other REMICs and 'permitted assets,' within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute 'Government securities' within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the 'SBJPA of 1996') repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of 'qualifying real property loans' in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must 'recapture' a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in 'residential loans' under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments'. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide 'reasonable arrangements' to prevent its residual interest from being held by 'disqualified organizations' and must furnish applicable tax information to transferors or agents that violate this requirement. See 'Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations'.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general,
(i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a 'defective obligation' within a two-year period thereafter. A 'defective obligation' includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is 'defective' as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as 'single family residences' within the meaning of Code Section 25(e)(10) may be treated as 'qualified mortgages' of a REMIC. Under

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Code Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of 'single family residence'.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced 'promptly and appropriately' as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the 'Service').

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the '1986 Act') indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

  General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the 'Regular Certificateholder') as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrual market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

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  Original Issue Discount

     Accrual Certificates will be, and other Classes of Regular Certificates may be, issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the 'OID Regulations'), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ('Random Lot Certificates')) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the 'stated redemption price at maturity' of the Regular Certificate over its 'issue price'. The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute 'qualified stated interest'. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an 'interest only' class, or a class on which interest is substantially disproportionate to its principal amount (a so-called 'super-premium' class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the 'Prepayment Assumption') and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de

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minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See 'Election to Treat All Interest Under the Constant Yield Method'.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the 'daily portions,' as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of

Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, It is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the 'pro rata prepayment' rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively,

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such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading 'Election to Treat All Interest Under the Constant Yield Method'.

  Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more 'qualified floating rates',
(b) a single fixed rate and one or more qualified floating rates, (c) a single 'objective rate', or (d) a single fixed rate and a single objective rate that is a 'qualified inverse floating rate'. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly 'front-loaded' or 'back-loaded' within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear 'contingent interest' within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under 'Original Issue Discount' with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

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  Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

  Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, 'market discount' is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See 'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which such election may be deemed to be made.


     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under 'Original Issue Discount') remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See 'Original Issue Discount' above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a 'capital asset' within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under 'Market Discount' are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See

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'Election to Treat All Interest Under the Constant Yield Method' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) 'interest' includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under

Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

  Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income

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if it reasonably appears that the interest will be uncollectible, the Internal
Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating 'negative' original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

  TAXATION OF REMIC INCOME

     Generally, the 'daily portions' of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ('Residual Certificateholders'), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual

Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income, includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans (reduced by amortization of any premium on the Mortgage Loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is

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

particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of 'excess inclusions' below under 'Limitations on Offset or Exemption of REMIC Income'. The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  BASIS AND LOSSES

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual

Certificateholders described above under 'Taxation of REMIC Income', the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See 'Treatment of Certain Items of REMIC Income and Expense--Market Discount' below regarding the basis of Mortgage Loans to the REMIC Pool and 'Sale or Exchange of a Residual Certificate' below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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

Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under 'Taxation of Regular Certificates-- Original Issue Discount' and '--Variable Rate Regular Certificates', without regard to the de minimis rule described therein, and '--Premium'.

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under 'Taxation of Regular Certificates--Deferred Interest'.

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under 'Taxation of Regular Certificates--Market Discount'.

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under 'Taxation of Regular Certificates--Premium', a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the 'excess inclusion', is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net

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operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section
511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under 'Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors'), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See 'Taxation of Certain Foreign Investors--Residual Certificates' below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a 'Pass-Through Entity' (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an 'electing large partnership' holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.


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

     For these purposes, (i) 'Disqualified Organization' means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) 'Pass-Through Entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity and (iii) an 'electing large partnership' means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a 'noneconomic residual interest' (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under 'Foreign Investors') is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a 'noneconomic residual interest' unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under 'Disqualified Organizations'. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading 'Disqualified Organizations'. The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has 'tax avoidance potential' to a 'foreign person' will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a 'U.S. Person' (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the

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

time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under 'Taxation of Residual Certificates--Basis and Losses') of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under

Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark to Market Regulations

     Prospective purchasers of the Residual Certificates should also be aware that on January 3, 1995, the Service issued final regulations (the 'Mark to Market Regulations') under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for

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
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

  Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property', determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as 'foreclosure property' for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL


     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as 'tax matters person', as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

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LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to annual adjustments for post-1991 inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private MBS or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered 'portfolio interest' and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term 'Non-U.S. Person' means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the 'New Regulations') which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

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
  Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as 'portfolio interest', subject to the conditions described in 'Regular Certificates' above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in 'registered form' within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an 'excess inclusion'. See 'Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income'. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See 'Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors' above concerning the disregard of certain transfers having 'tax avoidance potential'. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a 'backup' withholding tax under Code Section 3406 of 31% on 'reportable payments' (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see 'Limitations on Deduction of Certain Expenses' above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under 'Status of REMIC Certificates'.

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                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

  General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as 'Stripped Certificates', as described below, as a REMIC (Certificates of such a series hereinafter referred to as 'Standard Certificates'), in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a 'Standard Certificateholder') in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under 'Recharacterization of Servicing Fees'. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard

Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the 'stripped bond' and 'stripped coupon' rules of the Code, as described below under 'Stripped Certificates' and 'Recharacterization of Servicing Fees', respectively.

  Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, Standard Certificates will have the following status for federal income tax purposes:

          1. A Standard Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) will be considered to represent 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a real estate investment trust will be considered to represent 'real estate assets' within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered 'interest on obligations secured by mortgages on real property' to such extent within the meaning of Code Section 856(c)(3)(B).

          3. A Standard Certificate owned by a REMIC will be considered to represent an 'obligation . . . which is principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of 'qualified mortgages' within the meaning of Code Section 860G(a)(3).

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          4. A Certificate owned by a 'financial asset securitization investment trust' within the meaning of Code Section 860L(c) will be considered to represent 'permitted assets' within the meaning of Code Section 860L(c) to the extent that the assets of the Trust Estate consist of 'debt instruments' or other permitted assets within the meaning of Code Section 860L(c).

  Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Premium'.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of 'teaser rates' on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount', except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ('excess servicing') will cause the Mortgage Loans to be treated under the 'stripped bond' rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right

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to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as 'stripped coupons' and 'stripped bonds'. Subject to the de minimis rule discussed below under '--Stripped Certificates', each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See 'Stripped Certificates' below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a 'conversion transaction' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-Term Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES

  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as 'Stripped Certificates'.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see 'Standard Certificates--Recharacterization of Servicing Fees' above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own 'stripped bonds' with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or 'stripped coupons' with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under 'Standard Certificates--Recharacterization of Servicing Fees'. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The

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holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under 'Standard Certificates--General', subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a 'taxable mortgage pool' within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under 'Taxation of Stripped Certificates--Possible Alternative Characterizations,' the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates --Market Discount,' without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, tax counsel to the Depositor, Stripped Certificates owned by applicable holders should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A), 'obligation[s] principally secured by an interest in real property' within the meaning of Code
Section 860G(a)(3)(A), and 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See 'Standard Certificates--Tax Status' above.

  Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under 'General', each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a 'Stripped Certificateholder') in any taxable year likely will be computed generally as described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-- Original Issue Discount' and '--Variable Rate Regular Certificates'. However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under 'General', the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

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     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are 'contingent' within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under 'Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Sale or Exchange of Regular Certificates'. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such

Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted

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from the reporting requirements. The amounts required to be reported by the
Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under 'Federal Income Tax Consequences for REMIC Certificates--Backup Withholding'.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be 'portfolio interest' and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under 'Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates'.

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                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested, which are subject to ERISA and the Code (all of which are hereinafter referred to for purposes of this discussion as 'Plans') and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

  General

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in 'Yield Considerations' herein.

  Parties in Interest/Disqualified Persons

     Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called 'parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become 'parties in interest' or 'disqualified persons' with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a 'prohibited transaction' within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

  Delegation of Fiduciary Duty

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term 'plan assets.'

     The U.S. Department of Labor (the 'Department') has published final regulations (the 'Regulations') concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an 'equity interest' (such as a Certificate) in such an entity.

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     Certain exceptions are provided in the Regulations whereby an investing
Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered 'plan assets' if less than 25% of the value of all classes of equity interests are held by 'benefit plan investors,' which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

     A governmental plan as defined in Section 3 (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ('Similar Law'). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to 'unrelated business taxable income' as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a 'Disqualified Organization,' which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption 'Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations.'

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Offered Certificates will specify which, if any, of the Classes of Offered Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ('SMMEA'). The appropriate characterization of those Offered Certificates not qualifying as 'mortgage related securities' ('Non-SMMEA Certificates') under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only Classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans secured by first liens on Mortgaged Properties and originated by certain types of Originators as specified in SMMEA, will be 'mortgage related securities' for purposes of SMMEA. As 'mortgage related securities,' such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depositary institutions and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities' secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of 'mortgage related security' to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified Originator requirements for 'mortgage related securities,' but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by such legislation will be authorized to invest in Offered Certificates qualifying as 'mortgage related securities' only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the 'OCC') has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5) concerning 'safety and soundness' and retention of credit information, certain 'Type IV securities,' defined in 12 C.F.R. Section 1.2(l) to include certain 'commercial mortgage-related securities' and 'residential mortgage-related securities.' As so defined, 'commercial mortgage-related security' and 'residential mortgage-related security' mean, in relevant part, 'mortgage related security' within the meaning of SMMEA, provided that, in the case of a 'commercial mortgage-related security,' it 'represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.' In the absence of any rule or administrative interpretation by the OCC defining the term 'numerous obligors,' no representation is made as to whether any Class of Offered Certificates will qualify as 'commercial mortgage-related securities,' and thus as 'Type IV securities,' for investment by national banks. The Nation Credit Union Administration (the 'NCUA') has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in certain 'mortgage related securities' under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the 'investment pilot program' described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the 'Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities' (the '1998 Policy Statement') of the Federal Financial Institutions Examination Council (the 'FFIEC'), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and the NCUA, effective October 1, 1998. The 1998 Policy Statement set forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain 'high-risk mortgage securities,' except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Offered Certificates identified in the Prospectus Supplement as 'mortgage related securities,' no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

     The Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through any combination of these methods:

          1. Negotiated firm commitment underwriting and public reoffering by underwriters;


          2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

          3. Direct placements by the Depositor to institutional investors.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ('Nomura') acting as underwriter with other underwriters, if any, named therein. Capco America Securitization Corporation, the Depositor, is a wholly-owned subsidiary of The Capital Company of America LLC ('Capital America'). Nomura and Capital America are both wholly-owned subsidiaries of Nomura Holding America Inc. See 'The Depositor' herein.

     In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the '1933 Act').

     Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of

Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

     The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     All or part of any Class of Certificates may be reacquired by the Depositor or acquired by an affiliate of the Depositor in a secondary market transaction or from an affiliate (including Nomura). Such Certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of Certificates offered pursuant to this Prospectus and a Prospectus Supplement.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
----                                                   -------------------------
1933 Act..............................................                   86
1986 Act..............................................                   62
Accrual Certificates..................................                   10
Accrued Certificate Interest..........................                   30
ADA...................................................                   59
ARM Loans.............................................                   22
Bankruptcy Code.......................................                   54
BIF...................................................                   37
Book-Entry Certificates...............................                   29
Capital America.......................................                   86
Cash Flow Agreements..................................                    1
Cede..................................................                2, 34
Certificate Balance...................................               10, 31
Certificateholders....................................                2, 19
Certificates..........................................                    8
Code..................................................               11, 60
Collection Account....................................                9, 24
Collection Period.....................................                   30
Commercial Loans......................................                   20
Commercial Properties.................................                8, 20
Commission............................................                    2
Cooperatives..........................................                   20
Covered Trust.........................................                   17
CPR...................................................                   26
Credit Support........................................             1, 9, 24
Crime Control Act.....................................                   59
Cut-off Date..........................................                   10
Debt Service Coverage Ratio...........................                   20
Definitive Certificates...............................               29, 34
Department............................................                   83
Determination Date....................................                   29
Disqualified Organization.............................               72, 84
Distribution Date.....................................                   10
DTC...................................................                2, 34
EDGAR.................................................                    2
Equity Participations.................................                   23
ERISA.................................................               11, 83
Exchange Act..........................................                    2
FDIC..................................................                   37
FHA...................................................                   22
HUD...................................................                   22
Indirect Participants.................................                   34
Insurance Proceeds....................................                   37
L/C Bank..............................................                   47

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
----                                                   -------------------------
Liquidation Proceeds..................................                   37
Loan-to-Value Ratio...................................                   21
Lock-out Date.........................................                   23
Lock-out Period.......................................                   23
Master Servicer.......................................                    8
MBS...................................................                   23
MBS Agreement.........................................                   23
MBS Issuer............................................                   23
MBS Servicer..........................................                   23
MBS Trustee...........................................                   23
Mortgage Asset Seller.................................                   20
Mortgage Assets.......................................                1, 20
Mortgage Loans........................................         1, 8, 20, 60
Mortgage Notes........................................                   20
Mortgage Rate.........................................                8, 22
Mortgaged Properties..................................                    8
Mortgages.............................................                   20
Multifamily Loans.....................................                   20
Multifamily Properties................................                8, 20
NCUA..................................................               58, 85
Net Leases............................................                   21
Net Operating Income..................................                   20
Nomura................................................                   86
Non-SMMEA Certificates................................                   84
Nonrecoverable Advance................................                   31
Offered Certificates..................................                    1
OID Regulations.......................................                   63
Originator............................................                   20
Participants..........................................                   34
Pass-Through Entity...................................               71, 72
Pass-Through Rate.....................................                   10
Permitted Investments.................................                   37
Plan..................................................                   11
Prepayment Assumption.................................                   63
Prepayment Premium....................................                   23
Random Lot Certificates...............................                   63
Rating Agency.........................................                   12
Record Date...........................................                   29
Regular Certificateholder.............................                   62
Regular Certificates..................................               60, 76
Regulations...........................................                   83
Related Proceeds......................................                   31
Relief Act............................................                   58
REMIC.................................................               11, 60
REMIC Certificates....................................                   60
REMIC Pool............................................                   60

                                                       PAGE(S) ON WHICH TERM IS
TERM                                                   DEFINED IN THE PROSPECTUS
----                                                   -------------------------
REMIC Regulations.....................................                   60
REO Account...........................................                   38
Residual Certificateholders...........................                   68
Residual Certificates.................................                   60
RICO..................................................                   59
SAIF..................................................                   37
Senior Certificates...................................               10, 28
Service...............................................                   62
Similar Law...........................................                   84
SMMEA.................................................                   84
SPA...................................................                   26
Special Servicer......................................                8, 39
Standard Certificateholder............................                   77
Standard Certificates.................................                   77
Stripped Certificateholder............................                   80
Stripped Certificates.................................               77, 79
Stripped Interest Certificates........................                   10
Stripped Principal Certificates.......................                   10
Sub-Servicer..........................................                   39
Sub-Servicing Agreement...............................                   39
Subordinate Certificates..............................               10, 28
Title V...............................................                   58
Title VIII............................................                   58
Treasury..............................................                   60
Trust Assets..........................................                    2
Trust Fund............................................                    1
Trustee...............................................                    8
U.S. Person...........................................               72, 73
UCC...................................................                   48
Value.................................................                   21
Voting Rights.........................................                   19
Warranting Party......................................                   36
Web...................................................                    2